As filed with the Securities and Exchange Commission on April 20, 2022
Registration No. 333-263488

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-effective Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Athene Annuity and Life Company
(Exact name of registrant as specified in its charter)

Iowa	6311	42-0175020
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification Number)

7700 Mills Civic Parkway
West Des Moines, IA 50266-3862
(888) 266-8489

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Blaine Doerrfeld
Athene Annuity and Life Company
7700 Mills Civic Parkway
West Des Moines, IA 50266-3862
(888) 266-8489
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen E. Roth, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, N.W.
Washington, DC
20001-3980

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the
Securities Act registration statement number of earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,”
Large accelerated filer ☐		Accelerated filer ☐
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Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for
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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Athene® Amplify 2.0 NF
Single Purchase Payment Index-Linked
Deferred Annuity Contract
Issued by:
Athene Annuity and Life Company
7700 Mills Civic Parkway
West Des Moines, IA 50266-3862
Tel. (888) 266-8489

    This prospectus describes the Athene® Amplify 2.0 NF Single Purchase Payment Index-Linked Deferred Annuity Contract (the Contract) issued by Athene Annuity and Life Company (the Company, we or us) that is designed for retirement or other long-term investment purposes. The Company does not allow additional Purchase Payments after the initial Purchase Payment.
The Contract offers index-linked investment options (Index-Linked Segment Options) that provide returns (Segment Credits) based on the performance of a broad-based index or indices (the Reference Index). Segment Credits are paid by the Company and are subject to its claims paying ability. We calculate Segment Credits based on the changes in the value of the Reference Index for Index-Linked Segment Options. Currently the Index-Linked Segment Options calculate Segment Credits based on the S&P 500® Price Return Index (S&P 500® Index), the Russell 2000® Price Return Index (Russell 2000® Index), the MSCI EAFE Price Return Index (MSCI EAFE Index), the Nasdaq-100® Price Return Index (Nasdaq-100® Index), the Shiller Barclays CAPE® US Mid-Month Sector TR Net Index (Shiller Barclays CAPE® Index), or a weighted average return of the S&P 500®, Russell 2000®, and MSCI EAFE indices (the Performance Blend Segment Option) that is available in a Buffer Segment Option with a 6-year Segment Term Period. Additionally, the Contract offers a Fixed Segment Option that determines Segment Credits at a guaranteed interest rate. Segment Credits for Index-Linked Segment Options may be positive or negative, while Segment Credits for the Fixed Segment Option will always be positive.
    All Index-Linked Segment Options are Buffer Segment Options. Buffer Segment Options include a Buffer Rate, which establishes the maximum amount of negative index performance on a Segment End Date that we will absorb before applying negative Segment Credits to the Segment Option. Index-Linked Segment Options will have a Cap Rate and a Participation Rate. A Cap Rate establishes the maximum positive Index performance that may be applied to a specified time period for that Segment Option. A Participation Rate is multiplied by positive Index performance after the application of the Cap to determine the amount of Segment Credits applied to the Segment Option.
    Segment Credits applied to Index-Linked Segment Options on the Segment End Date will fluctuate in value based on the performance of the Reference Index, and you may lose money, including your principal and previously credited Segment Credits. Depending on the performance of the Reference Index and the Segment Option you select, such losses may be significant.
    The risk of loss becomes greater if you take a Withdrawal or surrender the Contract. The Interest Adjustment, which applies to all Withdrawals and surrenders during the first six Contract Years, will be negative and reduce proceeds payable on Withdrawal or surrender if interest rates have risen since your Contract Date. The Equity Adjustment, which applies to Withdrawals and surrenders from Index-Linked Segment Options before the Segment End Date, may be negative even when the value of the Reference Index has increased or has declined less than the Buffer Rate for a Buffer Segment Option. This Contract is not intended for someone who is seeking complete protection from downside risk or someone who plans to take Withdrawals in excess of the annual Free Withdrawal amount or surrender the Contract during the first six Contract Years. During the first six Contract Years, the Withdrawal Charge will further reduce proceeds payable on a Withdrawal greater than the Free Withdrawal amount or on a surrender of the Contract. Even if Segment Credits are positive, the deduction of fees and charges, Withdrawal Charges, and any applicable Equity Adjustments or Interest Adjustments, may reduce your Cash Surrender Value below your Purchase Payment and previously credited Segment Credits, or below the protection provided by the Buffer Rate. Withdrawals or surrenders may be subject to income tax and to an additional 10% federal tax penalty if made before the Owner is age 59 1/2. Withdrawals will also reduce the amount of any potential positive Segment Credits due to the reduction in Contract Value associated with a Withdrawal.
    The Company is not an investment advisor and does not provide any investment advice to you with respect to the Contract. Athene Securities LLC (Athene Securities) is the distributing underwriter for the Contract and does not provide any investment advice to you with respect to the Contract. Prospective purchasers may apply to purchase a Contract through broker-dealers or other financial institutions that have entered into a selling agreement with Athene Securities.
    The Contract is a complex insurance and investment vehicle. Before you invest, you should speak with your Financial Professional about the Contract’s features, benefits, risks, and fees and whether the Contract is appropriate for you based on your financial situation and objectives.
    The prospectus describes all material rights and obligations under the Contract, including material state variations. You should study this prospectus and retain it along with a copy of the Contract for future reference.
    All guarantees under the Contract are obligations of the Company and are subject to its creditworthiness and financial strength.
    For additional information on risks associated with owning the Contract see Section 4 “Contract Risk Factors” on page 14.
    Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
    This prospectus is not an offer to sell those securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
    This Contract is not a bank deposit and is not insured by the FDIC or NCUSIF.
    This Contract is a security. It involves investment risk and may lose value.
The date of this prospectus is April 29, 2022

1. Glossary
    Accumulation Phase: The period of time between the Contract Date and the Annuity Date, unless the Contract is terminated.

    Administrative Office: Mail Processing Center, P.O. Box 1555, Des Moines, IA 50306-1555; (888) 266-8489.

    Aggregate Index Change: Used in the calculation of the Segment Credit on the Performance Blend Segment Option. This Segment Option uses three indices in its calculation. On the Segment End Date, we calculate the Index Change for each of these indices. The Aggregate Index Change is the sum of the Index Change for the best performing index multiplied by Index Allocation Percentage 1 (50%) plus the Index Change for the second best performing index multiplied by Index Allocation Percentage 2 (30%) plus the Index Change for the third best performing index multiplied by Index Allocation Percentage 3 (20%).

    Annuitant, Joint Annuitant: The Annuitant is the natural person named on the Contract schedule whose life determines the Annuity Payments made under your Contract. We will allow you to name two natural persons on the application as Joint Annuitants.

    Annuity Date: The Contract Anniversary on or first following the later of the Annuitant attaining age 95, or the 10th Contract Anniversary. In the case of Joint Annuitants, the Annuity Date will be set based on the age of the older Joint Annuitant. You may select an earlier Annuity Date, which may be any time after the Contract Date, by Notice provided to us. The revised Annuity Date must be at least 10 days after our receipt of your Notice.

    Annual Interest Rate: The annual rate used to calculate Segment Credits on the Fixed Segment Option.

    Annuity Payments: Payments paid to you or your designated payee in accordance with the terms and conditions of the Settlement Option elected by the Owner. The payments are made by us and commence on the Annuity Date.

    Annuity Phase: The phase of the Contract when Annuity Payments are being made.

    Bailout Rate: The threshold rate(s) set for each Segment Option for use in the initial Segment Term Period bailout provision, provided at the time of application and printed in your Contract schedule. The Fixed Segment Option will have a Bailout Annual Interest Rate. Each Index-Linked Segment Option will have a Bailout Cap Rate and a Bailout Participation Rate. If the Annual Interest Rate, Cap Rate, or Participation Rate set at the first Segment Start Date is less than the corresponding Bailout Rate for a Segment Option to which you have allocated funds, you may cancel your Contract during the first sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals.

    Beneficiary: The person(s) or entity(ies) named by the Owner to receive the Death Benefit.

    Buffer Rate: The amount of negative Index Change or Milestone Index Change that we will absorb when calculating Segment Credits for a Buffer Segment Option. A negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate. For Milestone Lock Segment Options, a negative Milestone Credit Percentage will be used in the calculation of the Segment Credit if the final Milestone Index Change is negative in excess of the Buffer Rate.

    Buffer Segment Option: An Index-Linked Segment Option that includes a Buffer Rate.

    Business Day: Any day of the week except for Saturday, Sunday, and U.S. Federal holidays where U.S. stock exchanges are closed. Our Business Day ends at 4:00 p.m. Eastern Time.

    Cap Rate: The maximum positive Index Change or Milestone Index Change that will be used in the calculation of Segment Credits that may be applied to a Segment Option on the Segment End Date. There is one Cap Rate per Segment Term Period, which applies to the entire Segment Term Period.

    Cash Surrender Value: The Interim Value adjusted for any applicable Withdrawal Charge. You may surrender your Contract by making a written request to our Administrative Office at any time before the Annuity Date and before the Death Benefit becomes payable.

    Company (“we”, “us”, “our”, “ours”): Athene Annuity and Life Company.

    Contract: The Single Purchase Payment Index-Linked Deferred Annuity Contract described by this prospectus.

    Contract Anniversary: Any twelve-month anniversary of the Contract Date. For example, if the Contract Date is January 19, 2021, then the first Contract Anniversary is January 19, 2022.

    Contract Date: The date your Contract is issued, as shown on the Contract schedule.

    Contract Value: The Contract Value at any time is equal to the sum of the Segment Values.

    Contract Year: The twelve-month period that begins on the Contract Date and each Contract Anniversary. For example, if the Contract Date is January 19, 2021, then the first Contract Year is the twelve-month period between January 19, 2021 and January 18, 2022.

Crediting Method: Used to determine the calculation of the Segment Credits. Crediting Methods include the Point-to-Point Crediting Method, Milestone Lock Crediting Method, and Fixed Crediting Method. Each Crediting Method has distinct methodology to calculate Segment Credits.

    Death Benefit: During the Withdrawal Charge Period, the Death Benefit will be equal to the greater of the Interim Value or the Purchase Payment less net proceeds from prior Withdrawals. After the Withdrawal Charge Period, the Death Benefit will be equal to the Interim Value. The Death Benefit will be calculated as of the date of death. If the Owner is changed or an additional Owner is added during the Withdrawal Charge Period, the Death Benefit will equal the Interim Value.

    Equity Adjustment: A positive or negative adjustment to Segment Value that is applied to any Withdrawal from an Index-Linked Segment Option on a day other than a Segment End Date. The Equity Adjustment is equal to zero on the Segment End Date. The Equity Adjustment does not apply to the Fixed Segment Option.

Financial Professional: A registered representative of a broker-dealer that has a selling agreement with our principal underwriter, Athene Securities.

Fixed Crediting Method: The Crediting Method in which Segment Credits are determined daily based on the declared Annual Interest Rate.

    Fixed Segment Option: The Segment Option that calculates Segment Credits daily based on the Fixed Crediting Method. The Fixed Segment Option does not include a Reference Index.

    Free Withdrawal: A Withdrawal amount on which no Withdrawal Charge applies. An Interest Adjustment and Equity Adjustment will still apply.

    Good Order: A request, including an application, is in Good Order if it contains all the information we require to process the request. Good Order also includes delivering information on the correct form, with any required certifications, guarantees, and/or signatures to our Administrative Office.

    Holding Account: An account that holds the Purchase Payment until it is allocated to the Segment Options according to the Segment Allocation Percentages you select. Interest is credited daily to the Holding Account at the Holding Account Fixed Interest Rate.

    Holding Account Fixed Interest Rate: The annual rate used to calculate interest credited on amounts held in the Holding Account.

    Index Allocation Percentage: The percentage used to calculate the portion of Index Change from each index that will be used in the Aggregate Index Change for our Performance Blend Segment Option.

    Index Change: The percentage change in the Index Price of the Reference Index for the selected Segment Option, as measured from the Segment Start Date to the Segment End Date.

    Index-Linked Segment Option: Any Segment Option that is not the Fixed Segment Option. An Index-Linked Segment Option includes a Reference Index.

    Index Price: The Index Price for any date, including any Segment Start Date, Segment End Date, Observation Date, Annuity Date or date of death is the closing price of the Reference Index on that date. The closing price of the Reference Index is the price determined and published by the provider of the Reference Index at the end of each Business Day. Any change in price after the closing price has been published will not be reflected.

    Interim Value: The Interim Value at any time is equal to the sum of the Segment Interim Values.

    Interest Adjustment: A positive or negative adjustment to Segment Value that is applied to any Withdrawal during the first six years of the Contract, including Withdrawals taken on a Segment End Date. The Interest Adjustment approximates the change in value of debt instruments supporting the Contract, which we sell to fund the Withdrawal. The Interest Adjustment does not apply to any Withdrawal taken after the first six Contract Years.

    IRA Account: The traditional Roth or other Individual Retirement Account established for the Owner and the Owner’s beneficiaries, through which a Contract may be purchased.

Milestone Credit Percentage: Used in the calculation of the Segment Credit and the Segment Interim Value on Milestone Lock Segment Options. If the Milestone Index Change is greater than or equal to the Milestone Threshold at the current Observation Date, or if the Segment End Date is reached, a Milestone Credit Percentage is determined based on the performance of the Reference Index and the applicable Cap Rate, Participation Rate, and Buffer Rate. The final Milestone Credit Percentage will be determined on the Segment End Date, and may be negative.

Milestone Date: Used to determine the beginning Index Price when determining the Milestone Index Change. The initial Milestone Date is the Segment Start Date. If the Milestone Index Change is greater than or equal to the Milestone Threshold at an Observation Date, a subsequent Milestone Date will be established as of that Observation Date.

Milestone Index Change: Used in the calculation of the Segment Credit on Milestone Lock Segment Options. It is the percentage change in the Index Price of the Reference Index for the selected Segment Option, as measured from the most recent Milestone Date to the current Observation Date.

Milestone Lock Crediting Method: A Crediting Method in which the Segment Credit is determined based on the performance of the Reference Index and the applicable Cap Rate, Participation Rate, Milestone Threshold, and Buffer Rate. The Reference Index performance is determined by observing the Index Price on selected Observation Dates.

Milestone Lock Segment Option: A sub-type of the Buffer Segment Option that calculates Segment Credits based on the Milestone Lock Crediting Method.

Milestone Threshold: The minimum Milestone Index Change needed in order to determine a Milestone Credit Percentage on the Milestone Lock Crediting Method. The Milestone Threshold will not change once your Contract is issued.

Non-Qualified Contract: A Contract that is not qualified for special tax treatment under sections of the Internal Revenue Code.

    Notice, Notify, Notifying: Requests and information that you sign and that we receive and accept at our Administrative Office in any form offered by and acceptable to us.

Observation Date: A measuring point for calculating Segment Credits for Milestone Lock Segment Options. The first Observation Date occurs one year after the initial Milestone Date. Subsequent Observation Dates occur one year after the preceding Observation Date. The final Observation Date will occur on the Segment End Date.

    Owner (“you”, “your”): The Contract Owner named in the application, or their successor or assignee if you provide Notice and the Company has acknowledged the assignment. If no Owner is named on the application, the Annuitant will be the Owner. If Joint Owners are named, all references to Owner shall mean the Joint Owners. The Joint Owner must be the Owner’s spouse.

    Participation Rate: A percentage that is multiplied by any positive Index Change or Milestone Index Change, after the application of the Cap Rate, in the calculation of the Segment Credit. This percentage will not be less than 100%. There is one Participation Rate per Segment Term Period, which applies to the entire Segment Term Period.

    Performance Blend Segment Option: A sub-type of the Buffer Segment Option that calculates Segment Credits based on the Point-to-Point Crediting Method. This Segment Option calculates an Aggregate Index Change using three underlying indices, rather than an Index Change based on a single underlying index.

Performance Lock: A feature that allows you to capture the Performance Lock Value during the Segment Term Period of an Index-Linked Segment Option to which funds are currently allocated. Only one Performance Lock may be exercised per Segment Term Period for each Index-Linked Segment Option. A Performance Lock may not be applied retroactively and can only be exercised for the entire Segment Value. When a Performance Lock is exercised, the locked Index-Linked Segment Option will not receive a Segment Credit on the Segment End Date. Instead, the Performance Lock Value for that Segment Option will be transferred on the Performance Lock Date to the one-year Fixed Segment Option, where it will accrue interest daily for the remainder of the one-year Fixed Segment Term Period.

Performance Lock Date: The Performance Lock Date is the Business Day on which a Performance Lock request is received in Good Order by us.

     Performance Lock Value: The Performance Lock Value for an Index-Linked Segment Option on any Business Day during a Segment Term Period other than the Segment Start Date and Segment End Date is equal to the Segment Value plus the Equity Adjustment. Both the Segment Value and the Equity Adjustment used will be based on values as of the end of that Business Day after all other transactions have been recorded. The Performance Lock Value is only used in determining a Performance Lock and cannot be used in other transactions. There is no Performance Lock Value for the Fixed Segment Option.

Point-to-Point Crediting Method: A Crediting Method in which the Segment Credit is determined based on the performance of the Reference Index and the applicable Cap Rate, Participation Rate, and Buffer Rate. The Reference Index performance is determined by observing the Index Price only on the Segment Start Date and Segment End Date.

    Premium Tax: The amount of tax, if any, charged by the state or municipality in which your Contract is issued.

    Purchase Payment: The amount you pay to us under your Contract, as shown on the Contract schedule. The Purchase Payment is due on the Contract Date. We may limit the amount of Purchase Payment that we will accept for your Contract.

    Qualified Contract: A Contract that qualifies for special tax benefits under the Internal Revenue Code, such as a Section 408(b) Individual Retirement Annuity.

    Reference Index: The index or indices used in the calculation of the Segment Credit for a Segment Option.

    Right to Cancel Period: The period of time you may examine your Contract after you receive it. The Right to Cancel Period may vary according to state law.

    Securities Act: The Securities Act of 1933, as amended.

    Segment Credit: The amount we credit to each Segment Option according to the terms of the Segment Option and Crediting Method. Segment Credits are credited to the Fixed Segment Option daily based on the Annual Interest Rate. Segment Credits on the Fixed Segment Option cannot be negative. Segment Credits are credited to Index-Linked Segment Options on the Segment End Date based on the performance of the Reference Index subject to the applicable Cap Rate, Participation Rate, Milestone Threshold, and Buffer Rate. Segment Credits on Index-Linked Segment Options may be negative amounts, which will reduce the Segment Value.

    Segment End Date: The last day of a Segment Term Period. The Segment Credit for Index-Linked Segment Options is calculated and applied to the Segment Value on the Segment End Date. The next Segment Start Date coincides with the Segment End Date.

    Segment Options: Segment Options include Buffer Segment Options and the Fixed Segment Option available under your Contract. Each Segment Option will have a Segment Term Period. Each Buffer Segment Option will also have a Reference Index, a Cap Rate, a Participation Rate, and a Buffer Rate. The Performance Blend Segment Option will also have Index Allocation Percentages. Milestone Lock Segment Options will also have a Milestone Threshold and Observation Dates. The Segment Options available on the first Segment Start Date following your Contract Date will be shown on the Contract schedule.

    Segment Interim Value: The Segment Value adjusted for any applicable Equity Adjustment and Interest Adjustment.

    Segment Start Date: The first date of a Segment Term Period.

    Segment Term Period: The Segment Term Period for each Segment Option will be shown on the Contract schedule. The Segment Term Period ends on the Segment End Date. Upon expiration of each Segment Term Period, a new Segment Term Period will begin. Please see the section “Setting Your Segment Start Date, Segment End Date, and Observation Dates” for further details.

     Segment Value : On the initial Segment Start Date, the Segment Value is equal to the portion of the Purchase Payment plus any Holding Account interest allocated to the Segment Option. On any other day, the Segment Value is equal to the Segment Value on the Segment Start Date increased by Segment Credits applied to the Segment Option, increased by amounts transferred from another Segment Option, decreased by amounts transferred into another Segment Option, and decreased by Withdrawals from the Segment Option. Segment Credits are applied daily to the Fixed Segment Option and are applied to Index-Linked Segment Options only on the Segment End Date. Except for a transfer to the Fixed Segment Option due to the exercise of a Performance Lock, transfers between Segment Options will occur only on a Segment End Date.

    Separate Account: The segregated account, established by the Company under Iowa Law in which we hold reserves for our obligations under the Contract. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we may conduct. As Owner of the Contract, you do not participate in the performance of assets held in the Separate Account and do not have any direct claim on them. The Separate Account is not registered under the Investment Company Act of 1940.

    Settlement Option: An option available under the Contract for receiving Annuity Payments, which we guarantee as to the dollar amount.

    Spouses: Individuals who are recognized as legally married under Federal law.

    Underlying IRA Holder: The natural person who is treated under the Internal Revenue Code as having a beneficial interest in the assets of a custodial or trusteed IRA Account.

    Withdrawal: Unless otherwise specified, it is a Withdrawal of any type taken under your Contract, including a partial Withdrawal, a surrender of your Contract, payment of a Death Benefit or the application of Interim Value to a Settlement Option. Withdrawal refers to the amount of Contract Value withdrawn for such benefits prior to the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments.

    Withdrawal Charge: The charge we assess when you surrender the Contract or make a partial withdrawal during the first six Contract Years. The Withdrawal Charge is assessed on the Contract Value on any amounts withdrawn. The Withdrawal Charge does not apply to the Free Withdrawal amount.

    Withdrawal Charge Period: The Contract years during which you pay a Withdrawal Charge on amounts withdrawn. The Withdrawal Charge Period ends when the Withdrawal Charge Rate declines to 0% in the Withdrawal Charge Rate schedule set forth in your Contract schedule.

    Withdrawal Charge Rate: The percentage used to calculate the Withdrawal Charge.

2. At a Glance Product Summary
General Product Description and Purpose
    Athene® Amplify 2.0 NF is a Single Purchase Payment Index-Linked Deferred Annuity Contract that may help you accumulate retirement savings. The Contract is intended for long term investment purposes and is designed for people who are looking for a level of protection for their principal while providing potentially higher returns than are available on traditional fixed annuities. This Contract is not intended for someone who is seeking complete protection from downside risk or someone who plans to take Withdrawals in excess of the annual Free Withdrawal amount or surrender the Contract during the first six Contract Years.
    The Contract can be owned in the following ways:
•Sole Owner who is an individual or trust with a natural person as grantor.
•Sole Owner who is an individual and his or her spouse as the Joint Owner or trust with a natural person and his or her spouse as grantors (available for Non-Qualified Contract only).

    The Contract has an Accumulation Phase and an Annuity Phase. During the Accumulation Phase, you may allocate your Contract Value to available Segment Options that offer different levels of protection against investment loss. The Annuity Phase begins when you apply the Interim Value to a Settlement Option. Please see the “Annuity Phase” section for more details on the Annuity Phase. The following is a brief description of the key features related to the Contract. See the Glossary in the preceding pages for more detailed explanations of the terms in this section.

    The Company is not an investment advisor and does not provide any investment advice to you in connection with the Contract.

    Premium Taxes may be applicable in certain states. Premium Tax applicability and rates vary by state and may change. We reserve the right to deduct such tax from the Purchase Payment when received or from the Contract Value of your Contract upon any Withdrawal from your Contract or upon the surrender of your Contract, the election of a Settlement Option, or the payment of a Death Benefit.

The Contract may not be available through all selling broker-dealers. Some selling broker-dealers may not offer and/or limit the offering of certain features or options as well as limit the availability of contracts, based on issue age or other criteria established by the selling broker-dealer.

Purchase Payment
•Minimum Purchase Payment: $10,000 (amounts less than this threshold may be accepted at the sole discretion of the Company)
•Maximum Purchase Payment: $1,000,000 (amounts exceeding this threshold may be accepted at the sole discretion of the Company)

Issue Ages
•Minimum Issue Age: 0
•Maximum Issue Age: 84
•These issue age limitations apply to Owners (if natural persons) and Annuitants

Segment Options
    The Contract offers Buffer Segment Options and the Fixed Segment Option, which provide different levels of protection against investment losses. Each Segment Option will have a Segment Term Period. In addition, each Index-Linked Segment Option will have a Reference Index, a Cap Rate, a Participation Rate, and a Buffer Rate. The Performance Blend Segment Option will also have Index Allocation Percentages. Milestone Lock Segment Options will also have a Milestone Threshold and Observation Dates. The Fixed Segment Option will have an Annual Interest Rate. Segment Credits for the Fixed Segment Option may not be negative. Segment Credits applied to Index-Linked Segment Options on Segment End Dates may be negative if the value of the Reference Index declines.
•Buffer Segment Options -
The Buffer Rate establishes the amount of loss attributable to negative index performance that we will absorb before we apply a negative Segment Credit to Buffer Segment Options on a Segment End Date.

A Segment Option using the Point-to-Point Crediting Method captures performance of the Reference Index from the Segment Start Date to the Segment End Date (subject to the applicable Cap Rate and Participation Rate). The value of the Reference Index at intermediate points during the Segment Term Period are not reflected in the determination of Segment Credits. The Cap Rate and Participation Rate are established at the beginning of the Segment Term Period and do not change for the length of the Segment Term Period. A Segment Option using the Point-to-Point Crediting Method calculates Segment Credits based on the percentage change in the value of the Reference Index as measured from the Segment Start Date to the Segment End Date. A negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate. Please see the "Fundamentals of the Point-to-Point Crediting Method" section for examples demonstrating the mechanics of the Point-to-Point Crediting Method.

Milestone Lock Segment Options (only available with a six-year Segment Term Period) combine elements of the six-year and one-year Buffer Segment Options using the Point-to-Point Crediting Method. They guarantee a Cap Rate and Participation Rate for the full six-year Segment Term Period while also allowing the buffer protection to reset at intermediate points during the Segment Term Period if the index performance exceeds a predefined threshold percentage. Milestone Lock Segment Options provide the potential to capture gains (subject to the applicable Cap Rate and Participation Rate) and reset the buffer protection when the Reference Index performance exceeds a pre-defined threshold (the Milestone Threshold) at particular intermediate points (Observation Dates) during the Segment Term Period. The Cap Rate, Participation Rate, Milestone Threshold, and Observation Dates are established at the beginning of the Segment Term Period and do not change for the length of the Segment Term Period, which in the case of Milestone Lock Segment Options is one six-year period available only at the start of the Contract. The Milestone Threshold is the minimum Milestone Index Change required to capture a Milestone Credit Percentage on an Observation Date. The interval between Observation Dates is one year.

Milestone Lock Segment Options calculate Segment Credits based on any Milestone Credit Percentages that have been determined during the Segment Term Period. A Milestone Credit Percentage will be calculated on the Segment End Date and each time the Milestone Index Change is greater than or equal to the Milestone Threshold during the Segment Term Period.

The Segment Credit for Milestone Lock Segment Options may be negative even if the Segment Option captures positive index performance through Milestone Credit Percentages on one or more Observation Dates as a result of index performance having exceeded the Milestone Threshold on those dates.

At the end of the six-year Segment Term Period, the Segment Credit percentage is calculated as follows:
•Add one to each Milestone Credit Percentage; then
•Multiply each of these sums together; then
•Subtract one from the result.

If Reference Index performance does not exceed the Milestone Threshold on any Observation Date, the Milestone Lock Crediting Method will operate the same as the Point-to-Point Crediting Method. The Segment Credit will not be any lower than a Segment Credit for a six-year Buffer Segment Option using the Point-to-Point Crediting Method with equivalent Buffer Rate, Cap Rate, and Participation Rate. Please see the “Fundamentals of the Milestone Lock Crediting Method” section for examples demonstrating the mechanics of the Milestone Lock Crediting Method.
Theoretically, for a Segment Option with a 10% Buffer Rate, the negative Segment Credit percentage may be as low as -90%, which could lead to a substantial loss of principal and previously credited Segment Credits. Any applicable Withdrawal Charges, Interest Adjustments, and Equity Adjustments could also result in a loss of principal greater than 90%.

•Fixed Segment Option -
The Fixed Segment Option credits interest daily at a declared Annual Interest Rate. The daily rate is calculated as [(1+Annual Interest Rate) ^ (1/365)-1].

The following table shows the Index-Linked Segment Options that are currently available. In addition to the Index-Linked Segment Options, there is a Fixed Segment Option with a 1-year Segment Term Period currently available.

Segment Options		Buffer Rates Available
Crediting Method	Indices	1-year Segment Term Period	2-year Segment Term Period	6-year Segment Term Period
Point-to-Point	S&P 500®	10%, 20%	10%, 20%	10%, 20%
	Shiller Barclays CAPE®	10%	10%	10%
	Nasdaq-100®	10%	10%	10%
	Russell 2000®	10%	10%	10%
	MSCI EAFE	10%	10%	10%
	Performance Blend (S&P 500®, Russell 2000®, MSCI EAFE)[1]	Not Available	Not Available	10%
Milestone Lock	S&P 500®	Not Available	Not Available	10%
1 Index performance is based on a weighted average return of the S&P 500®, Russell 2000®, and MSCI EAFE indices. See the "About the Indices" section of this prospectus for further details.

The Buffer Rates offered on available Index-Linked Segment Options are stated in your Contract schedule and will not change after the Issue Date. Available Buffer Segment Options will always include a Buffer Rate between 5% and 30%.

You may elect a Segment Option with a six-year Segment Term Period only during the first Contract Year. The Performance Blend Segment Option and Milestone Lock Segment Option are available only with a six-year Segment Term Period. After the first six Contract Years, you will be limited to One-Year Segment

Options upon renewal. Six-Year Segment Options are not available for renewal. Two-Year Segment Options are not available for renewal after the first six Contract Years.

•Declaration of Rates -
Each Index-Linked Segment Option will have a Cap Rate and Participation Rate. The Cap Rate is the maximum positive Index Change or Milestone Index Change we will use to calculate the Segment Credit on a Segment End Date. If the Index Change or Milestone Index Change is positive, we will multiply the lesser of the Index Change and the Cap Rate by the Participation Rate. The Fixed Segment Option will have an Annual Interest Rate. For the initial Segment Term Period, we will determine the Cap Rate, Participation Rate, and Annual Interest Rate for each Segment Option on the Segment Start Date. You will not know the applicable rates at the time you purchase your Contract. But if the declared Cap Rate, Participation Rate or Annual Interest Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel your Contract during the first sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals. See the section “Initial Segment Term Period Bailout Provision” for additional information. After the initial Segment Term Period has ended, we will notify you of the Cap Rate, Participation Rate, and Annual Interest Rate for each available Segment Option at least fifteen calendar days prior to the new Segment Start Date. The Cap Rate, Participation Rate, and Annual Interest Rate may be higher, lower, or the same as the Cap Rate, Participation Rate, and Annual Interest Rate offered during the previous Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will not be less than the minimum Cap Rate, the minimum Participation Rate, or the minimum Annual Interest Rate shown for each Segment Option in the Contract schedule.
•Transfers -
On each Segment End Date, you will have the option of transferring all or part of your Segment Value among the available Segment Options. We will send you a letter at least fifteen calendar days prior to the Segment End Date advising you that your Segment Option is expiring and stating the new Cap Rate, Participation Rate, and Annual Interest Rate, as applicable, that will be available for the next Segment Term Period. You will have the choice of continuing in the Segment Option with the new Cap Rate, Participation Rate, and Annual Interest Rate or transferring your Segment Value to another Segment Option with the same Segment Start Date. See the section “Transfers Between Segment Options by Request” for additional information. If a Performance Lock was not exercised and you do not inform us that you want to move all or part of your Segment Value to another Segment Option at least two Business Days prior to the next Segment Start Date, you will stay in the current Segment Option, subject to the new Cap Rate, Participation Rate, and Annual Interest Rate, as applicable. If you do not wish to allocate your Segment Value to any available Segment Option, you may surrender the Contract for the Cash Surrender Value on any date. Such surrender would be subject to any applicable Withdrawal Charge, Interest Adjustment, and Equity Adjustment.
•Initial Segment Term Period Bailout Provision -
For the initial Segment Term Period, if the declared Cap Rate, Participation Rate, or Annual Interest Rate for a Segment Option to which you have allocated Contract Value is less than the Bailout Rate we specified in your Contract schedule for the Segment Option, you may cancel the Contract during the first 60 days after your Contract Date and receive your Purchase Payment less any Withdrawals. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply if you exercise this provision.

Performance Lock
This feature will be available to new and existing contracts under this Prospectus beginning on July 11, 2022, subject to state approval. It allows you to capture the Performance Lock Value during the Segment Term Period of an Index-Linked Segment Option to which funds are currently allocated. You may exercise a Performance Lock at any time during the Segment Term Period up to two Business Days prior to the end of the given Segment Term Period. Only one Performance Lock may be exercised per Segment Term Period for each Index-Linked Segment Option. However, you may exercise a Performance Lock at different times for each Index-Linked Segment Option so long as you do so up to two Business Days prior to the end of the Segment Term Period for that Segment Option. A Performance Lock may not be applied retroactively and can only be exercised for the entire Segment Value.

We will use the Performance Lock Value calculated at the end of the Business Day we receive your request in Good Order. Once a Performance Lock is exercised, the locked Index-Linked Segment Option will not receive a Segment Credit on the Segment End Date. Instead, the Performance Lock Value for that Segment Option will be transferred on the Performance Lock Date to the one-year Fixed Segment Option, where it will accrue interest daily for the remainder of the one-year Fixed Segment Term Period. This means that the Segment Term Period for any Index-Linked Segment Option for which you exercise a Performance Lock will conclude at the end of the current one-year Fixed Segment Term Period, even if the original Segment End Date was later. At the end of the current one-year Fixed Segment Term Period, the Fixed Segment Value will automatically be re-allocated proportionately to each Index-Linked Segment Option for which a Performance Lock was exercised, unless you instruct otherwise. Please see the “Performance Lock” section for additional information.

We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will also not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.

Setting Your Segment Start Date, Segment End Date, and Observation Dates
    There are two dates each month when a new Segment Term Period may start. Your initial Segment Term Period will start on the 8th or 22nd day of the month, at which time your Purchase Payment plus any Holding Account interest will be allocated to the Segment Option(s) you have selected. Contracts which have been issued through the end of the Business Day prior to a scheduled Segment Start Date will participate in that Segment Start Date. Contracts which have been issued on or after a scheduled Segment Start Date will participate in the following Segment Start Date.

    If the intended date for the initial Segment Start Date is not a Business Day, the Index Price from the prior Business Day will be used. If the date for the Segment End Date is not a Business Day, the Index Price from the prior Business Day will be used. For Milestone Lock Segment Options, if the date for an Observation Date is not a Business Day, the Index Price from the prior Business Day will be used. The Segment End Date for maturing Segments will coincide with the next Segment Start Date. Below are some examples showing the effect holidays and weekends have on selecting the Index Prices for the Segment Start Date, Observation Dates, and Segment End Date.

If Segment End Date is scheduled on a holiday:	Segment End Date Index Price will be from:	Next Segment Start Date Index Price will be from:
Wednesday, the 8th	Tuesday, the 7th	Tuesday, the 7th
If Segment End Date is scheduled on a weekend:	Segment End Date Index Price will be from:	Next Segment Start Date Index Price will be from:
Saturday, the 22nd	Friday, the 21st	Friday, the 21st

If initial Segment Start Date is scheduled on a holiday:	Initial Segment Start Date Index Price will be from:
Friday, the 22nd	Thursday, the 21st
If initial Segment Start Date is scheduled on a weekend:	Initial Segment Start Date Index Price will be from:
Sunday, the 8th	Friday, the 6th

If an Observation Date is scheduled on a holiday:	The Observation Date Index Price will be from:
Thursday, the 8th	Wednesday, the 7th
If an Observation Date is scheduled on a weekend:	The Observation Date Index Price will be from:
Sunday, the 22nd	Friday, the 20th

Accessing Your Contract Value
    During the Accumulation Phase before any Death Benefit becomes payable, you may access your Contract Value by surrendering the Contract or taking a partial Withdrawal. Proceeds payable on a partial Withdrawal or surrender may be reduced by any applicable Interest Adjustment, Equity Adjustment or Withdrawal Charge. If you surrender your Contract or if you take a partial Withdrawal in excess of the Free Withdrawal amount during the first six Contract Years, a maximum Withdrawal Charge of 8% will apply. Your Contract Value will be reduced by the amount of the Withdrawal and this reduction will reduce the potential positive Segment Credits you may receive. You may request a partial Withdrawal or surrender up to 60 days in advance of the day that the partial Withdrawal or surrender will occur. Withdrawals or surrenders may be subject to income tax and to an additional 10% federal tax penalty if made before the Owner is age 59 1/2.

Interim Value Calculation
    Any Withdrawal, including any Free Withdrawal amount, will also be subject to an Interim Value calculation comprised of two components: an Interest Adjustment and an Equity Adjustment, each of which may increase or decrease your Withdrawal proceeds. An Interest Adjustment will apply if you take a Withdrawal at any time during the first six Contract Years, including Withdrawals taken on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date. See the “Contract Values” section for additional information about how Interim Values are calculated. Even if Segment Credits are positive, the deduction of Withdrawal Charges and any applicable Equity Adjustments or Interest Adjustments may reduce your Cash Surrender Value below your Purchase Payment and previously credited Segment Credits, or below the protection provided by the Buffer Rate.

Death Benefit
    If an Owner dies before the Annuity Phase of the Contract, we will pay the Death Benefit. During the Withdrawal Charge Period, the Death Benefit is equal to the greater of:
1.The Purchase Payment less net proceeds from prior Withdrawals; or
2.The Interim Value on the date of death.

    Withdrawal Charges will not be applied in determining the Death Benefit payable to your Beneficiary. After the Withdrawal Charge Period, the Death Benefit will be equal to the Interim Value on the date of death. Net proceeds from prior Withdrawals are equal to the Contract Value withdrawn after the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments.
    If the Owner is changed or a new Owner is added during the Withdrawal Charge Period, the Death Benefit will be equal to the Interim Value on the date of death.

    See the “Death Benefit” section for more information.

Settlement Options Description
    The Annuity Phase commences when you or your designated payee begin receiving Annuity Payments under the Contract on the Annuity Date, according to the Settlement Option you select. You may select Annuity Payments based on the life of the Annuitant or Joint Annuitant, on the life subject to period certain or any other option acceptable to the Company. See the "Annuity Phase" section for information on available Settlement Options. The Annuity Phase ends when we make the last payment under your selected Settlement Option.

Right to Cancel
    After you receive your Contract, you may examine it for 20 days (the "Right to Cancel Period"), or longer if required by state law (in some states, up to 30 days, or longer for replacement annuity Contracts), during which time you may cancel your Contract for any reason by Notifying us at our Administrative Office. Please see Appendix C to examine any applicable variations in your state.

    If you exercise your right to cancel, the Contract will terminate and we will refund your Purchase Payment less any Withdrawals, unless applicable state or federal law requires otherwise. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply if you exercise your right to cancel your Contract during this period.

3. Contract Charges
    You will pay the following charges when purchasing, owning, and taking a Withdrawal from the Contract.

Withdrawal Charges
    If, during the first six Contract Years, you surrender your Contract or make a partial Withdrawal from your Contract in excess of the Free Withdrawal amount, we will assess a Withdrawal Charge. The Withdrawal Charge offsets promotion and distribution expenses and investment risks born by the Company.

    The amount of the Withdrawal Charge depends on the length of time you have owned your Contract and the amount you withdraw. The Contract provides a Free Withdrawal privilege that allows you to withdraw 10% of your Contract Value as of the previous Contract Anniversary annually without incurring a Withdrawal Charge.

Contract Year	1	2	3	4	5	6	7+
Withdrawal Charge Rate	8%	8%	7%	6%	5%	4%	0%

    Withdrawal Charges may vary by state, please see Appendix C.

    For purposes of calculating the Withdrawal Charge, we treat the Contract Year in which we receive your Purchase Payment as “Contract Year 1”.

    We will deduct the Withdrawal Charge as a percentage of the Contract Value being withdrawn, excluding the Free Withdrawal amount, as applicable. The Withdrawal Charge will be calculated as the Contract Value associated with the Withdrawal multiplied by the applicable Withdrawal Charge Rate. An Interest Adjustment and Equity Adjustment will apply and may increase or decrease the amount paid to the Owner upon Withdrawal or surrender.

    On surrender, you will receive the Interim Value reduced by any applicable Withdrawal Charges. Free Withdrawal amounts do not apply to surrenders. If you surrender your Contract, a Withdrawal Charge will be applied to any Free Withdrawal amounts previously taken in the same Contract Year.

    We will not assess the Withdrawal Charge on:
•Free Withdrawal amounts;
•Death Benefit proceeds;
•Partial Withdrawals taken as Required Minimum Distributions under the Internal Revenue Code (see the “Required Minimum Distribution” section below);
•Withdrawals taken after the sixth Contract Year;
•A qualifying Withdrawal under the Confinement Waiver (see the “Confinement Waiver” section below);
•A qualifying Withdrawal under the Terminal Illness Waiver (see the “Terminal Illness Waiver” section below);
•The application of the Interim Value to a Settlement Option;
•Payments during the Annuity Phase; or
•Withdrawals taken under the initial Segment Term Period bailout provision (See the “Initial Segment Term Period Bailout Provision” section below).

    During the Accumulation Phase, you are entitled to a Free Withdrawal amount each year. We also reserve the right to waive the Withdrawal Charge in certain circumstances. For information on Free Withdrawal amounts and Withdrawal Charge waivers, see the “Contract Values” section. Any Free Withdrawal amount not used in a Contract Year may not be carried forward to a future Contract Year.

Withdrawals or surrenders may be subject to income tax and to an additional 10% federal tax penalty if made before the Owner is age 59 1/2.

Premium Tax
Premium Tax………………………………………..3.5%
(as a percentage of the Purchase Payment)

    We may be required to pay state Premium Taxes, currently ranging from 0% to 3.5%, in connection with a Purchase Payment or values under the Contract. Depending upon applicable state law, we may deduct charges for the Premium Taxes we incur with respect to your Purchase Payment, from amounts withdrawn or from the amount applied under a Settlement Option. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Purchase Payment, depending on applicable state law. Premium Tax is not currently deducted, but we reserve the right to do so in the future. The maximum charge we may deduct if we exercise the right in accordance with state law is currently 3.5%.

4. Contract Risk Factors
    Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

Risk of Loss
    Amounts allocated to Index-Linked Segment Options will fluctuate in value based on the performance of the Reference Index. You may lose money, including your principal and previously credited Segment Credits. Such losses may be substantial, depending on the performance of the Reference Index and the Index-Linked Segment Options to which you allocate your Purchase Payment. Due to negative index performance, Segment Credits on Index-Linked Segment Options may be negative after application of the Buffer Rate, and you bear the portion of the loss that exceeds the Buffer Rate.

Potential for Significant Loss on Buffer Segment Options
    If there is a steep decline in the Reference Index, the risk of loss due to negative Segment Credits could be significant on a Buffer Segment Option. Theoretically, for a Segment Option with a 10% Buffer Rate, the negative Segment Credit percentage may be as low as -90%, which could lead to a substantial loss of principal and previously credited Segment Credits. Any applicable Withdrawal Charges, Interest Adjustments, and Equity Adjustments could also result in a loss of principal greater than 90%. Please see the “Fundamentals of the Point-to-Point Crediting Method” and "Fundamentals of the Milestone Lock Crediting Method" sections for further details.

The risk of loss on the Performance Blend Segment Option may differ from other Buffer Segment Options using the Point-to-Point Crediting Method based on a single Reference Index because the Segment Credit applied on the Performance Blend Segment Option is based on the ranked and weighted performance of three indices, which may have different returns.

Index Performance Used to Calculate Segment Credits is Based Only on the Segment Start Date, Segment End Date, and Milestone Dates
    The Index Change or Aggregate Index Change used in the determination of Segment Credits for Index-Linked Segment Options using the Point-to-Point Crediting Method reflects only the difference in the value of the Reference Index on the Segment Start Date and the Segment End Date. Therefore, the Segment Credit will be different than and could be significantly lower than the performance of the Reference Index at intermediate points during or through most of the Segment Term Period.

The Milestone Index Change used in the determination of Segment Credits for Milestone Lock Segment Options reflects only the difference in the value of the Reference Index on dates used to determine the Milestone Credit Percentages. Therefore, the Segment Credit will be different than and could be significantly lower than the performance of the Reference Index at intermediate points between dates used to determine the Milestone Credit Percentages. Even if positive Milestone Credit Percentages are determined during the Segment Term Period, a final negative Milestone Credit Percentage on the Segment End Date could lead to an overall negative Segment Credit.

Withdrawal Increases Risk of Loss
    The risk of loss becomes greater if you take a Withdrawal or surrender the Contract. The Interest Adjustment, which applies to all Withdrawals and surrenders during the first six Contract Years, will be negative if interest rates have risen since your Contract Date. The Equity Adjustment, which applies to Withdrawals and surrenders from Index-Linked Segment Options before the Segment End Date, may be negative even when the value of the Reference Index has increased or has declined less than the Buffer Rate for a Buffer Segment Option. During the first six Contract Years, the Withdrawal Charge will further reduce proceeds payable on a Withdrawal greater than the Free Withdrawal amount or on a surrender of the Contract.

Liquidity Risk
    We designed the Contract to be a long-term investment, which you can use to help build and provide income for retirement. As such, it is not suitable as a short-term investment vehicle. You may withdraw up to 10% of your Contract Value annually without incurring a Withdrawal Charge; however, this amount may still be subject to an Interest Adjustment and Equity Adjustment. An Interest Adjustment will apply if you take a Withdrawal at any time during the first six Contract Years, including on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date.

    Segment Credits for Index-Linked Segment Options are credited to the Segment Value on the Segment End Date. The method we use to calculate Interim Value on Withdrawals taken from an Index-Linked Segment Option on any day other than a Segment End Date may result in an amount that is less than the amount you would receive if you waited until the Segment End Date to withdraw funds. Even if the performance of the Reference Index has been positive during the Segment Term Period, or losses are within the Buffer Rate for a Buffer Segment Option, the Interim Value adjustment may be negative until the Segment End Date.

Changes to Cap Rates, Participation Rates, Buffer Rates, Milestone Thresholds, and Annual Interest Rates
    The Buffer Rate and Milestone Threshold on available Index-Linked Segment Options are stated in your Contract schedule and will not change after the Issue Date. Cap Rates, Participation Rates, and Annual Interest Rates may vary from one Segment Term Period to another. The Cap Rate may limit your participation in any increases in the underlying Reference Index associated with a Segment Option and could cause your returns to be lower than if you had invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Reference Index.

    We declare a Cap Rate for each new Segment Term Period for Index-Linked Segment Options. The Cap Rate for a new Segment Term Period may be higher, lower, or equal to the Cap Rate for the current Segment Term Period. If it is lower, it will reduce the amount of positive Segment Credit you may receive. You risk the possibility that the Cap Rate declared for a new Segment Term Period will be lower than you would find acceptable.

    We declare a Participation Rate for each new Segment Term Period for Index-Linked Segment Options. The Participation Rate for a new Segment Term Period may be higher, lower, or equal to the Participation Rate for the current Segment Term Period. If it is lower, it will reduce the amount of positive Segment Credit you may receive. You risk the possibility that the Participation Rate declared for a new Segment Term Period will be lower than you would find acceptable.

    We declare an Annual Interest Rate for each new Segment Term Period for the Fixed Segment Option. The Annual Interest Rate for a new Segment Term Period may be higher, lower, or equal to the Annual Interest Rate for the current Segment Term Period. If it is lower, it will reduce the amount of Segment Credit you will receive. You risk the possibility that the Annual Interest Rate declared for a new Segment Term Period will be lower than you would find acceptable.

Risks Associated with Performance Lock

If a Performance Lock is exercised:
•You will no longer participate in the performance of the Reference Index, whether positive or negative, for the remainder of the Segment Term Period for the locked Index-Linked Segment Option.
• You will not receive a Segment Credit for the locked Index-Linked Segment Option at the end of its current Segment Term Period. Instead, the Performance Lock Value for that Segment Option will be transferred on the Performance Lock Date to the one-year Fixed Segment Option and earn daily interest for the remainder of the current one-year Fixed Segment Term Period. The Annual Interest Rate for the Fixed Segment Option may be as low as 0.15%.
•It is irrevocable for the remainder of the Segment Term Period.
•We will lock-in the next calculated Performance Lock Value after we receive your request in Good Order. As this value is calculated at the end of the Business Day, this means you won't be able to determine your Performance Lock Value in advance. Therefore, your Performance Lock Value may be higher or lower than it was at the point in time you requested a Performance Lock.
•We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will also not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.
•There may not be an optimal time to exercise a Performance Lock during a Segment Term Period. It may be better for you if you do not exercise a Performance Lock. It is impossible to know with certainty whether or not a Performance Lock should be exercised.
• If a Performance Lock is exercised when your Performance Lock Value has declined from the amount invested in the Segment Option on the Segment Start Date, you will lock in any loss and may receive less than the full protection of the Buffer. It is possible that you would have realized less of a loss or no loss if the Performance Lock had occurred at a later time, or if the Segment Option was not locked. Because the Performance Lock Value is based on the Equity Adjustment, the Performance Lock Value may be less than the Segment Value on the Segment Start Date even when the value of the Reference Index has increased or has declined by less than the Buffer Rate.
• Withdrawals from the one-year Fixed Segment Option do not receive an Equity Adjustment. Thus, any Withdrawals taken from the Fixed Segment Option after the exercise of a Performance Lock will also not receive an Equity Adjustment (though any applicable Interest Adjustment and Withdrawal Charges will still apply). Therefore, net proceeds from Withdrawals may be lower than they would have been if the Performance Lock had not been exercised and Withdrawals had been taken from an Index-Linked Segment Option.

Risks Associated with Indices
    Index-Linked Segment Options do not directly participate in the returns of the underlying securities of any Reference Index. Price return indices do not include dividends that may become payable on the underlying securities, and would have a higher Index Change if the dividends from the underlying securities were included.

    The historical performance of the indices does not guarantee future results. The S&P 500® Index, the Russell 2000® Index, the MSCI EAFE Index, the Nasdaq-100® Index, and the Shiller Barclays CAPE® Index are each comprised of a collection of equity securities. For each index, the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. During periods of market stress, the component securities may move in the same direction, causing the index to go up or down rapidly and unpredictably. In addition, the value of the component securities may decline for reasons directly related to the issuers of the securities.

S&P 500® Price Return Index
    The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies, especially during periods of economic expansion. See the “About the Indices” section for more information.

Russell 2000® Price Return Index
    The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. See the “About the Indices” section for more information.

MSCI EAFE Price Return Index
    The MSCI EAFE Index is an equity index that captures large and mid-cap representation across developed markets around the world. The securities comprising the MSCI EAFE Price Return Index are subject to the risks related to investments in foreign markets (e.g. increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). In general, foreign markets may be less liquid, more volatile, and subject to less government supervision than domestic markets. See the “About the Indices” section for more information.

Nasdaq-100® Price Return Index
The Nasdaq-100® Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The Nasdaq Stock Market, including companies across all major industry groups except the financial industry. To the extent that the Nasdaq-100® Index is comprised of securities issued by companies in a particular sector, that company’s securities may not perform as well as companies in other sectors or the market as a whole. For example, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Also, any component securities issued by non-U.S. companies (including related depository receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). See the “About the Indices” section for more information.

Shiller Barclays CAPE® US Mid-Month Sector TR Net Index
The Shiller Barclays CAPE® US Mid-Month Sector TR Net Index ("Shiller Barclays CAPE® Index") tracks the performance of certain US Sector Exchange Traded Funds (“Sector ETFs”) that invest in large-capitalization US companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies, especially during periods of economic expansion. Because the index tracks the performance of ETFs rather than equity securities of companies in the selected US Sectors, the index is subject to risks associated with investments in ETFs whose prices are determined by exchange trading and may diverge from the value of the equity securities held by the ETF. ETF performance is also impacted by the deduction of management fees and other ETF expenses.

Each month, the Shiller Barclays CAPE® Index will track the performance of a portfolio of equally weighted Sector ETFs that invest in four of 11 major US Sectors. Consequently, amplified losses may occur if a particular industry or market sector performs poorly over the course of a given Segment Term Period. The Shiller Barclays CAPE® Index relies upon a specific rationale, through the use of the Cyclically Adjusted Price Earnings (“CAPE®”) ratio, to select the four Sector ETFs whose performance the index tracks each month. This value investing strategy may prove unsuccessful and may not perform better than investments in a portfolio of US Sectors selected according to a different rationale or strategy, and may also not outperform traditional benchmark indices (such as the S&P 500® Index). Changes in the values of the underlying components of the Shiller Barclays CAPE® Index may offset each other and may not prove to be the optimal weighting given current market conditions. Because the index will at any time only be allocated to four sectors, it may produce lower returns than an investment in a more diversified pool of assets.

The index returns are net of a 0.95% annualized fee deducted on a daily basis. This will reduce the index performance, and the index will underperform similar portfolios from which fees are not deducted. The index was launched in October 2021 and has not been used previously in other index-linked products. At this time, it is used exclusively in the Company's annuity products. See the “About the Indices” section for more information.

Discontinuation or Substitution of an Index
We have the right to discontinue or substitute an existing Reference Index for a comparable index if:
•Any Reference Index is discontinued,
•We are engaged in a contractual dispute with the Reference Index provider,
•We determine that our use of the Reference Index should be discontinued because, for example, changes to the Reference Index or the notional amount of contract values tied to the Reference Index make it impractical or expensive to purchase securities or derivatives to hedge the Reference Index, or
•There is a substantial change in the calculation of the Reference Index, resulting in significantly different values and performance.

    If we provide a substitute index, we will attempt to choose a new index that has a similar investment objective and risk profile to the existing Reference Index, but there is a risk that the performance of the new index may not be as good as the performance of the existing Reference Index as measured from the date of substitution to the end of the Segment Term Period (which may be a period longer than one year for Index-Linked Segment Options with 2-year or 6-year Segment Term Periods). As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. The substituted index will also be incorporated within the Performance Blend Segment Option, if applicable. If we substitute a Reference Index, we will Notify you at your last known address that we have on file, at least 30 days in advance of the substitution date.

    If a Reference Index is discontinued and we do not provide a substitute index, funds allocated to the discontinued Reference Index will not participate in any index performance during the period from the discontinuation until the Segment End Date.

Elimination of Segment Options After the Withdrawal Charge Period
    Segment Options beyond the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Segment Options with a two-year Segment Term Period expiring on or after the last day of the Withdrawal Charge Period will automatically transfer the Segment Value to the Segment Option’s one-year counterpart, if available, at the end of the Segment Term Period, unless you instruct otherwise. If a one-year counterpart is not available, we will allocate the Segment Value to the Fixed Segment Option, unless you instruct otherwise. Segment Options with a six-year Segment Term Period are available only during the first Contract Year. If you do not request a Transfer of the Segment Value of an expiring Segment Option with a six-year Segment Term Period, exercise a Performance Lock, or withdraw the Segment Value, we will allocate the Segment Value to the Fixed Segment Option.

Our Financial Strength and Claims-Paying Ability
    As an insurance company, we are required by state law to hold a specified amount of reserves in order to meet all contractual obligations of our General Account to Owners. We monitor our reserves so that we hold sufficient amounts to meet actual or expected Contract or claims payments. It is important to note, however, that there is no guarantee that we will always be able to meet our claims paying obligations and that there are risks to purchasing any insurance product. We encourage both existing and future Owners to read and understand our financial statements, prepared in accordance with accounting practices prescribed and permitted by the Iowa Insurance Division, which are included in this Prospectus.
    No company other than Athene Annuity and Life Company has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of the Company for its claims-paying ability. See “Company Related Risk Factors”.

Regulatory Protection
    The Company is not an investment company and is not registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

No Ownership of Underlying Securities
    Purchasing the Contract is not equivalent to purchasing shares in a mutual fund that invests in securities comprising the indices, nor is it equivalent to directly investing in such securities. Hence, you will not be investing in the Reference Index, in any stock included in the Reference Index, in a mutual fund or exchange-traded fund that tracks the Reference Index, or any underlying securities.

The Separate Account
    The Separate Account, in which we hold reserves for obligations we provide under the Contract, is established under Iowa law. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business we conduct. Owners do not participate in the performance of assets held in the Separate Account and do not have any claim on such assets. The Separate Account is not registered under the Investment Company Act of 1940.

    We own the assets of the Separate Account, as well as any favorable investment performance on those assets. We are obligated to pay all money we owe under the Contract. If the assets in the Separate Account are insufficient to pay when due amounts guaranteed under the Contracts, the General Account may fund shortfalls in the Separate Account or guarantee the performance of such obligations by making such payments. Any excess in assets in the Separate Account over the amount which qualifies to be applied against the reserves and other liabilities under the Contract may be transferred to the General Account.

    General Account assets support guarantees under the Contract as well as our other general obligations. General Account assets are not segregated for the benefit of any particular contract or obligation. We guarantee all benefits relating to your value in the Contract, regardless of whether assets supporting it are held in the Separate Account or our General Account. You should look to the financial strength of the Company for its claims-paying ability.

Cybersecurity and Business Continuity Risk
    Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages and susceptible to operational and information security risks resulting from information systems failure (e.g. hardware and software malfunctions) and cyberattacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service on our website, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyberattacks affecting us, the indices, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyberattacks may interfere with our processing of Contract transactions, including the processing of Transfer Requests, impact our ability to calculate Segment Values or Segment Interim Values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines, litigation, and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the underlying securities in which the indices invest, which may cause the indices in your Contract to lose value. There can be no assurance that we, the indices, or our service providers will avoid losses affecting your Contract due to cyberattacks or information security breaches in the future.

    Other disruptive events, including but not limited to natural disasters and public health crises may adversely affect our ability to conduct business, including if our employees or employees of service providers are unable to perform their responsibilities as a result of such event. Cybersecurity breaches and other disruptions to our business can interfere with our processing contract transactions, such as the processing of transfers between Segment Options on the Segment End Date, impact our ability to calculate the various components of Contract Value, cause the release of confidential information, or other operational issues.

Uncertainty Regarding Availability of the London Inter-Bank Offered Rate ("LIBOR")
    The swap rate used to calculate the Equity Adjustment is based on LIBOR, a widely used interest rate that will become unavailable for purposes of the Equity Adjustment calculation on June 30, 2023. On or before the date that LIBOR becomes unavailable, the Company, at its sole discretion, will select a different swap rate to use in the calculation of the Equity Adjustment. While we expect a smooth transition to the new swap rate, we cannot be certain that the new swap rate will have no impact on the calculation of the Equity Adjustment. For additional background on the potential replacement of LIBOR see “Company Related Risk Factors - Uncertainty Relating to LIBOR.”

5. About the Indices
S&P 500® Price Return Index
    The S&P 500® Price Return Index was established by Standard & Poor’s. The S&P 500® Price Return Index includes 500 leading companies in leading industries of the US economy, capturing 75% coverage of U.S. Equities. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in this Index. For the applicable index disclosure, please see Appendix D.
Russell 2000® Price Return Index
    The Russell 2000® Price Return Index was established by Russell Investments. The Russell 2000® Price Return Index measures the performance of the small-cap segment of the US equity universe. The Russell 2000® Price Return Index is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Price Return Index does not include dividends declared by any of the companies included in this index. For the applicable index disclosure, please see Appendix D.
MSCI EAFE Price Return Index
    The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity performance of developed markets, excluding the US and Canada. As of the date of this prospectus, the MSCI EAFE consists of securities from the following 21 developed countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this Index. For the applicable index disclosure, please see Appendix D.
Nasdaq-100® Price Return Index
The Nasdaq-100® Price Return Index includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market based on market capitalization. The Nasdaq-100® Price Return Index does not include dividends declared by any of the companies included in this index. For the applicable index disclosure, please see Appendix D.
Shiller Barclays CAPE® US Mid-Month Sector TR Net Index
The Shiller Barclays CAPE® US Mid-Month Sector TR Net Index ("Shiller Barclays CAPE® Index") tracks the performance of certain US Sector Exchange Traded Funds (“Sector ETFs”). The index is designed to capture the performance of equity securities issued by large-capitalization US companies in four of 11 eligible US Sectors in the S&P 500® (the “US Sectors”) that are the most undervalued and, therefore, likely to provide attractive returns to investors.

The Sector ETFs represent the performance of the following 11 eligible US Sectors in the S&P 500®: (1) utilities, (2) consumer staples, (3) financials, (4) technology, (5) healthcare, (6) energy, (7) consumer discretionary, (8) industrial, (9) real estate, (10) communications services and (11) materials. Each Sector ETF seeks to track as its benchmark index a corresponding sector-specific index (“Sector Index”), which is an S&P 500® index in the case of all Sector Indices except the real estate sector, for which the corresponding Sector Index is the Dow Jones US Real Estate Index. Each Sector Index is calculated and published by S&P Dow Jones Indices LLC.

Like other indices in the Shiller Barclays CAPE® US Index Family, the index utilizes the Cyclically Adjusted Price Earnings (“CAPE®”) ratio to apply a rules-based methodology which identifies the five most undervalued Sector ETFs and then selects the four with the highest price momentum. The CAPE® ratio is a variation of the traditional price/earnings ratio that uses the 10-year average of inflation-adjusted earnings instead of single year earnings, with the intent of providing a better signal for long-term over-valuation and under-valuation. To control for inherent underlying differences between sectors (such as level of industry maturity, growth prospects, and regulations) that may cause systematic differences in CAPE® ratios, the index standardizes the comparison by using a modified version of the CAPE® ratio called the relative CAPE® ratio. The relative CAPE® ratio for a given sector is the current month's CAPE® ratio divided by the 20-year rolling average of the CAPE® ratio. A lower relative CAPE® ratio is an indication that a sector may be undervalued. The index first selects the five sectors with the lowest relative CAPE® ratios. Of the five selected sectors, the index then removes the sector with the lowest 12-month price momentum. Price momentum is defined as the current sector price divided by the sector price 12-months prior. Removing the sector with the lowest price momentum is intended to avoid sectors that may appear undervalued when their low price is due to fundamental or other reasons, which may cause the price to continue to decline. The four selected Sector ETFs are then equally weighted. The index is rebalanced monthly to reflect any changes in the four most undervalued sectors with the highest price momentum. Because the Shiller Barclays CAPE® Index is a total return index, its performance reflects both the price appreciation and the reinvestment of dividends in the underlying Sector ETFs.

The index returns are net of a 0.95% annualized fee deducted on a daily basis. This will reduce the index performance, and the index will underperform similar portfolios from which fees are not deducted. For the applicable index disclosure, please see Appendix D.
The Performance Blend Segment Option
    The Contract also offers a 6-year Buffer Segment Option that bases Segment Credits on a weighted average return of the S&P 500®, Russell 2000®, and MSCI EAFE indices. The return is calculated based on the relative performance of the underlying indices, with 50% of the Segment Credit being based on the index with the best performance (i.e. the largest positive or least negative Index Change) on the Segment End Date, 30% of the Segment Credit being based on the index with the next best performance (i.e. next best positive or negative Index Change) on the Segment End Date and 20% of the Segment Credit being based on the index with worst performance (i.e. the largest negative Index Change on the Segment End Date, or, if no index had a negative Index Change, the index with the smallest positive Index Change) on the Segment End Date.

Discontinuation or Substitution of an Index
    There is no guarantee that a Reference Index will be available for the entire term of your Contract.

    We have the right to discontinue or substitute an existing Reference Index for a comparable index if:
•Any Reference Index is discontinued,
•We are engaged in a contractual dispute with the Reference Index provider,
•We determine that our use of the Reference Index should be discontinued because, for example, changes to the Reference Index or the notional amount of contract values tied to the Reference Index make it impractical or expensive to purchase securities or derivatives to hedge the Reference Index, or
•There is a substantial change in the calculation of the Reference Index, resulting in significantly different values and performance.

    If we provide a substitute index, we will attempt to choose a new Reference Index that has a similar investment objective and risk profile to the original Reference Index. The selection criteria for a suitable alternative Reference Index include the following:
1.There is a sufficiently large market in exchange traded and/or over-the-counter options, futures, and similar derivative instruments based on the index to allow the Company to hedge Segment Credits;
2.The index is recognized as a broad-based index for the relevant market; and
3.The publisher of the index allows the Company to use the index in the Contract and other materials for a reasonable fee.
    If a Reference Index is discontinued or substituted, we will Notify you of the change, at your last known address on file with us, at least 30 days in advance of the substitution date. Any substituted index will also be incorporated within the Performance Blend Segment Option, if applicable. Any substituted index will be submitted for prior approval to the insurance regulatory authority of the state in which your Contract is issued.

    Any change in Reference Index may affect the Segment Credit you earn. If we discontinue any Reference Index during a Segment Term Period and provide a similar Reference Index, Segment Credits will be determined as follows:
1.For Milestone Lock Segment Options, until a Milestone Credit Percentage is determined after the substitution of the Reference Index, we will determine each potential Milestone Credit Percentage by: (i) adding together the percentage change in the Index Price of the original Reference Index from the most recent Milestone Date until the date of the substitution and the percentage change in the Index Price of the substituted Reference Index from the date of the substitution until the current Observation Date; and (ii) if a Milestone Credit Percentage is determined, applying the then-current Cap Rate, Participation Rate, and Buffer Rate if applicable. Once a Milestone Credit Percentage has been determined (and a Milestone Date is set) after the Reference Index substitution, only the substituted Reference Index will be used to measure the Milestone Index Change for any future Observation Date during the Segment Term Period. Any previously determined Milestone Credit Percentages will also be used in the calculation of the Segment Credit.
2.For all other Index-Linked Segment Options, we will determine the Index Change for the Segment Term Period by: (i) adding together the percentage change in the Index Price of the original Reference Index from the Segment Start Date until the date of the substitution and the percentage change in the Index Price of the substituted Reference Index from the date of the substitution until the Segment End Date; and (ii) applying the then-current Cap Rate, Participation Rate, and Buffer Rate that were established on the Segment Start Date to that sum. The substituted Index will be incorporated in the Performance Blend Segment Option, if applicable.
3.For all Index-Linked Segment Options, the resulting Segment Credit will be added to your Segment Value on the scheduled Segment End Date.

    If we provide a substitute index, we will attempt to choose a new index that has a similar investment objective and risk profile to the original Reference Index, but there is a risk that the performance of the new index may not be as good as the performance of the original Reference Index. As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. The substituted index will also be incorporated within the Performance Blend Segment Option, if applicable.

    If we discontinue any Reference Index during a Segment Term Period and we do not substitute a similar Reference Index, Segment Credits will be determined as follows:
1.For Milestone Lock Segment Options, we will determine the final Milestone Credit Percentage for the Segment Term Period by (i) adding together the percentage change in the Index Price from the most recent Milestone Date until the date of discontinuation; and (ii) applying the then-current Cap Rate, Participation Rate, and Buffer Rate if applicable. Any previously determined Milestone Credit Percentages will also be used in the calculation of the Segment Credit.
2.For all other Index-Linked Segment Options, we will calculate the Segment Credit as of the date the Reference Index is discontinued (including for the Performance Blend Segment Option, if any of the three underlying indices is affected). The Segment Credit will be based on (i) the percentage change of the Index Price from the Segment Start Date to the date of discontinuation; and (ii) the then-current Cap Rate, Participation Rate, and Buffer Rate.
3.For all Index-Linked Segment Options, the resulting Segment Credit will be added to your Segment Value on the scheduled Segment End Date, which will be later than the date when the Reference Index is discontinued unless the Reference Index is discontinued on the Segment End Date. If a Reference Index is discontinued and we do not provide a substitute index, funds allocated to the discontinued Reference Index will not participate in any index performance from the discontinuation until the Segment End Date, and the Company will not have any exposure to index performance during this period.

    The Segment Term Period and all applicable rates for the affected Segment Option, including the Cap Rate,

Participation Rate, Buffer Rate, Milestone Threshold (for Milestone Lock Segment Options), and Index Allocation Percentages (for the Performance Blend Segment Option) will not change due to the substitution of a Reference Index during the Segment Term Period. As described in Section 8 (“The Segment Options”), we may change the Cap Rate and Participation Rate for any subsequent Segment Term Period, which would be communicated to you in advance.

    If we discontinue any Reference Index during a Segment Term Period and we do not provide a substitute index, the Segment Value will be automatically transferred to the Fixed Segment Option on the scheduled Segment End Date. Alternatively, you may elect to have the Segment Value transferred to one or more of the available Segment Options on the scheduled Segment End Date by providing us Notice no later than two Business Days prior to your scheduled Segment End Date.

    If we discontinue any Reference Index during a Segment Term Period and we provide a substitute index, the Segment Value will remain in the Segment Option with the substituted Reference Index on the Segment End Date unless you provide Notice of your election to transfer the Segment Value to a different Segment Option.

    You will have no right to reject the substitution of a Reference Index. If you are not satisfied with the available Reference Index options following a discontinued or substituted Reference Index, you may take a partial Withdrawal or surrender the Contract subject to any applicable Withdrawal Charges, Equity Adjustments, and Interest Adjustments. Transfers from the affected Segment Option to other available Segment Options on the Contract are not permitted until the scheduled Segment End Date.

6. Ownership, Annuitants, Determining Life and Beneficiaries
Owner, Joint Owners
    Owner means the person entitled to the ownership rights under the Contract, as named in the application. The Owner names the Annuitant or Joint Annuitant. If Joint Owners are named, as permitted for Non-Qualified Contracts only, all references to Owner shall mean Joint Owners. Joint Owners must be one another’s Spouse as of the Contract Date and must both be natural persons. All rights described in your Contract may be exercised by you, subject to the rights of any assignee on record with us and any irrevocably named Beneficiary. You may request to change an Owner by Notifying us. We will not be bound by an assignment until we acknowledge it. If your Contract is assigned, the assignment will take effect as of the date you signed the Notice, unless you specify otherwise, subject to any payments made or actions taken by us prior to receipt of this Notice. We have no liability under any assignment for our actions or omissions done in good faith. We shall not be liable for any tax consequences you may incur due to a change of Owner designation.

Annuitant, Joint Annuitants
    The Annuitant is the natural person named on the Contract schedule. The Annuitant is the person whose life determines the Annuity Payments made under your Contract. We will allow you to name two natural persons on the application to serve as Joint Annuitants.

Death Benefit
    If any Owner (or, if the Owner is a non-natural person, any Annuitant) dies prior to the Annuity Date, we will pay the Death Benefit to the Beneficiary. During the Withdrawal Charge Period, the Death Benefit is the greater of:
1.The Purchase Payment less net proceeds from prior Withdrawals; and
2.The Interim Value on the date of death (See the “Contract Values” section for more information).

    Net proceeds from prior Withdrawals are equal to the Contract Value withdrawn after the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments. Withdrawal Charges will not be applied in determining the Death Benefit payable to your Beneficiary.

    After the Withdrawal Charge Period, the Death Benefit will be the Interim Value on the date of death (See the “Contract Values” section for information on determining the Interim Value). If the Owner is a natural person and the Owner is changed or an additional Owner is added (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through the continuation of the Contract as a surviving spouse as described below, the Death Benefit will be the Interim Value on the date of death.

    We will pay the Death Benefit within five (5) years of the death of the Owner. If the Contract is a Non-Qualified Contract, and if the Beneficiary is a natural person, such Beneficiary may elect for the Death Benefit to be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, provided the election is made in accordance with Internal Revenue Code section 72.

    Upon the death of any Joint Owner, where the surviving spouse is the surviving Joint Owner, the surviving Joint Owner will become the Beneficiary to whom the Death Benefit will be paid, and any other Beneficiary designation on record at the time of the death will be treated as a contingent Beneficiary.

    If the Beneficiary is the deceased Owner’s surviving spouse, the surviving spouse may elect to continue the Contract as the sole Owner in lieu of receiving the Death Benefit. The Death Benefit payable upon the death of a spouse who has continued the Contract will be based on the greater of the Purchase Payment less net proceeds from prior Withdrawals and the Interim Value on the continuing spouse’s date of death during the remainder of the Withdrawal Charge Period and will be based on the Interim Value on the continuing spouse’s date of death thereafter. This provision relating to the surviving spouse can only apply once, it cannot apply a second time if the surviving spouse elects to continue the Contract, remarries, and then dies.

    All elections must be made by submitting the appropriate paperwork to us in Good Order.

    If the Annuitant is not an Owner and dies prior to the Annuity Date, you may designate a new Annuitant, subject to our underwriting rules then in effect. If no designation is made within 30 days of death of the Annuitant, the younger of you or any Joint Owner will become the Annuitant.

    If the Owner is a non-natural person, then the death of the Annuitant will be treated as the death of the Owner and a new Annuitant may not be designated.

    Before we will pay the Death Benefit, we must receive proof of death at our Administrative Office in a form and manner satisfactory to us, which includes:
•Copy of death certificate while the Contract was in effect;
•Our claim form properly completed from each Beneficiary, as applicable; and
•Any other documents required by law.

Beneficiary
    The following rules apply unless otherwise permitted by us in accordance with applicable law:
•No Beneficiary has any rights in your Contract until the Beneficiary is entitled to the Death Benefit. If the Beneficiary, including an irrevocable Beneficiary, dies before that time, all rights of that Beneficiary will end at their death.
•If no Beneficiary has been named or if no Beneficiary is alive at the time of death of the Owner or Annuitant whose death caused the Death Benefit to be payable, then the Beneficiary is the estate of the deceased Owner or Annuitant whose death caused the Death Benefit to be payable. If the death of both Joint Annuitants or Joint Owners, as applicable, occurs simultaneously, the estates of both will be the

Beneficiary in equal shares. This paragraph does not apply if there is a named Beneficiary and such Beneficiary is an entity.
•If you have not designated how the Death Benefit is to be distributed and two or more Beneficiaries are entitled to the Death Benefit, the surviving Beneficiaries and any Beneficiaries that are entities will share the Death Benefit equally.
•Unless you Notify us otherwise, if you have designated how the Death Benefit is to be distributed and a Beneficiary dies prior to the time such Beneficiary is entitled to the Death Benefit, the portion of the Death Benefit designated to the deceased Beneficiary will be divided among the surviving Beneficiaries and Beneficiaries that are entities on a pro rata basis. In other words, each surviving Beneficiary’s or each entity Beneficiary’s interest in the Death Benefit will be divided by the sum of the interests of all such surviving or entity Beneficiaries to determine the percentage each Beneficiary will receive of the deceased Beneficiary’s original interest in the Death Benefit.

Change of Annuitant
    Prior to the Annuity Date, you may change the Annuitant by Notifying us. A change will take effect as of the date you signed the Notice. The Annuitant may not be changed in a Contract which is owned by a non-natural person, unless the Contract is being continued by a surviving spouse as sole Beneficiary.

    The Annuitant cannot be changed on or after the Annuity Date.

Change of Beneficiary
    Prior to the date the Death Benefit becomes payable, you may change a Beneficiary by Notifying us. You may name one or more contingent Beneficiaries. The interest of any named irrevocable Beneficiary cannot be changed without the written consent of that Beneficiary. A change will take effect as of the date you signed the Notice. Any change is subject to payment or other action taken by us before the Notice was received by us.

Misstatement of Age or Gender
    If the age of an Owner or Annuitant has been misstated and your Contract was issued after the maximum issue age, we will refund the Purchase Payment paid less any prior Withdrawals or distributions and we will void your Contract. The maximum issue age is shown on the Contract schedule.

    If the age or gender of an Annuitant has been misstated, the amount we will pay in the Annuity Phase will be that which the Purchase Payment paid would have purchased if the correct age and gender had been stated. Age will be calculated as the age at the last birthday of that Annuitant. Any underpayments made by us will be immediately paid in one sum with interest compounded at the rate of 1.00% per year. Any overpayments made by us will be charged against the next succeeding Annuity Payment or payments with interest compounded at the rate of 1.00% per year.

7. Purchasing the Contract
    You are required to purchase the Contract through a registered representative of a broker-dealer that has a selling agreement with our principal underwriter, Athene Securities. The Contract may not be available through all selling broker-dealers. Some selling broker-dealers may not offer and/or limit the offering of certain features or options as well as limit the availability of contracts, based on issue age or other criteria established by the selling broker-dealer.

    The Contract is a Single Purchase Payment Index-Linked Deferred Annuity. The Contract may be individually or jointly owned. The Contract issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. These differences may include rights to cancel, issue age limitations, and the general availability of certain features. This prospectus describes the material rights and obligations of an Owner. It also sets forth the maximum fees and charges for all Contract features and benefits. All material state variations to the Contract, as well as state variations to the Right to Cancel, are disclosed in the attached “Appendix C - State Variation Chart”. You should read and retain your Contract, amendments, and or/endorsements along with a copy of this Prospectus.

    The Contract has two periods: an Accumulation Phase and an Annuity Phase. During the Accumulation Phase, the Contract Value accrues Segment Credits on a tax-deferred basis based on the Segment Options that you select. If you select Index-Linked Segment Options, the Segment Credits may be positive or negative based on the performance of the Reference Index. The Contract Value may also grow on a tax-deferred basis based on a declared Annual Interest Rate associated with the Fixed Segment Option. You will be taxed on Contract gains when you make a Withdrawal or receive an Annuity Payment. An Interest Adjustment will apply if you take a Withdrawal at any time during the first six Contract Years, including on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date. Contract Withdrawals taken during the first six years of the Contract are subject to a Withdrawal Charge of up to 8%.

    The Annuity Phase commences when you or a designated payee begin receiving Annuity Payments under the Contract. At the start of the Annuity Phase, you can choose a Settlement Option offered under the Contract. Annuity Payments will start on the Annuity Date and continue based on the Settlement Option you elect. The Contract offers Annuity Payments based on the life of the Annuitant or Joint Annuitant or on any other basis acceptable to the Company. The Annuity Phase ends when we make the last Annuity Payment under your selected Settlement Option.

Purchase Payment
    The Purchase Payment is the amount you pay to us under your Contract. The minimum Purchase Payment without prior approval by the Company is $10,000. The Purchase Payment cannot exceed $1,000,000 without prior approval by the Company. We do not accept additional Purchase Payments.

    Once we receive your Purchase Payment and all necessary information in Good Order at our Administrative Office, we issue the Contract and allocate your payment to the Holding Account. A request is in Good Order if it contains all the information we require to process the request. If you do not give us all the information we need, we will contact you or your Financial Professional.

    If you have questions about the information we require, or whether you can submit certain information by fax, email, or over the web, please contact our Administrative Office.

    We do not begin processing your application or Purchase Payment until we receive it at our Administrative Office. A Purchase Payment is “received” when it arrives at our Administrative Office at the address listed in the Glossary regardless of how or when you submitted the payment. If we receive a Purchase Payment at the wrong address, we will send it to the address listed in the Glossary, which may delay processing.

    We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your application by mail to our Administrative Office. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.

Allocation of Purchase Payment
    You may allocate your Purchase Payment to any available Segment Option based on the Segment

Allocation Percentages you select. Your Segment Allocation Percentages must be whole percentages ranging from 0% to 100%, and the sum of the Segment Allocation Percentages must equal 100% at all times. You must submit your Segment Allocation Percentages on the Segment Allocation Form with your application, which will establish your Segment Allocation Percentages on the Contract Date. After the Contract Date, you may change your Segment Allocation Percentages by transferring all or part of your Segment Value to another Segment Option on any Segment End Date. Please see the “Transfers” section for details on how to transfer among available Segment Options after the initial Segment Term Period.

    On the Contract Date, the Purchase Payment will be placed in the Holding Account where it will earn daily interest at a rate equal to the daily Holding Account Fixed Interest Rate. The Purchase Payment will be held in the Holding Account and accrue interest from the Contract Date to the day before the Segment Start Date. Contracts which have been issued through the end of the Business Day prior to a scheduled Segment Start Date will participate in that Segment Start Date. Contracts which have been issued on or after a scheduled Segment Start Date will participate in the following Segment Start Date. Please see Section 2 “Setting Your Segment Start Date, Segment End Date, and Observation Dates” for details on how Segment Start Dates are determined. On the Segment Start Date, your Contract Value in the Holding Account will be transferred to the Segment Options based on the Segment Allocation Percentages you select. Interest accrued in the Holding Account will not be refunded if the Initial Segment Term Period Bailout provision is exercised.

Example 1
    The Contract is issued (in Good Order) when funds equal to $100,000 are received on the 2nd of the month. The next available Segment Start Date is on the 8th of that month. The funds will be immediately allocated to the Holding Account and accumulate at a Holding Account Fixed Interest Rate of 2%. $100,000 accumulated with six days of interest (from the 2nd through the 7th) equates to $100,032.56 = $100,000 * (1 + 2%)^(6/365). On the 8th of the month, $100,032.56 will be allocated to the Segment Options in accordance with the Segment Allocation Percentages specified in the Segment Allocation Form. The table below shows an example allocation.

Segment Option	Crediting Method	Buffer Rate	Segment Term Period	Index	Allocation %	Value on Segment Start Date
Fixed	Fixed	-	-	-	10%	$10,003.26
Buffer	Point-to-Point	10%	1-Year	S&P 500®	20%	$20,006.51
Buffer	Point-to-Point	10%	1-Year	Russell 2000®	20%	$20,006.51
Buffer	Point-to-Point	10%	2-Year	S&P 500®	40%	$40,013.02
Buffer	Milestone Lock	15%	6-Year	S&P 500®	10%	$10,003.26
Total					100%	$100,032.56

Right to Cancel
    You will have 20 days to review your Contract after you receive it (the "Right to Cancel Period"). State variations may apply and may require that you have more than 20 days to review the Contract (See the “State Specific Contract Considerations” section for more information). If you exercise your right to cancel, the Contract will terminate and we will refund your Purchase Payment less any Withdrawals, unless applicable state or federal law requires otherwise. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply if you exercise your right to cancel your Contract during this period. Surrendering the Contract during the Right to Cancel Period could have tax consequences. Please consult with your Financial Professional and/or tax advisor for more information.

8. The Segment Options
    The following table shows the Index-Linked Segment Options that are currently available. In addition to the Index-Linked Segment Options, there is a Fixed Segment Option with a 1-year Segment Term Period currently available.

Segment Options		Buffer Rates Available
Crediting Method	Indices	1-year Segment Term Period	2-year Segment Term Period	6-year Segment Term Period
Point-to-Point	S&P 500®	10%, 20%	10%, 20%	10%, 20%
	Shiller Barclays CAPE®	10%	10%	10%
	Nasdaq-100®	10%	10%	10%
	Russell 2000®	10%	10%	10%
	MSCI EAFE	10%	10%	10%
	Performance Blend (S&P 500®, Russell 2000®, MSCI EAFE)[1]	Not Available	Not Available	10%
Milestone Lock	S&P 500®	Not Available	Not Available	10%
1 Index performance is based on a weighted average return of the S&P 500®, Russell 2000®, and MSCI EAFE indices. See the "About the Indices" section of this prospectus for further details.

The Buffer Rates offered on available Buffer Segment Options are stated in your Contract schedule and will not change after the Issue Date. Available Buffer Segment Options will always include a Buffer Rate between 5% and 30%.

    You may elect a Segment Option with a six-year Segment Term Period only during the first Contract Year. The Performance Blend Segment Option and Milestone Lock Segment Option are available only with a six-year Term Period. Six-year Segment Options are not available for renewal. Two-Year Segment Options are not available for renewal after the first six Contract Years.

Fundamentals of the Point-to-Point Crediting Method
    The Point-to-Point Crediting Method is used on all Index-Linked Segment Options except Milestone Lock Segment Options. A Segment Option using the Point-to-Point Crediting Method captures performance of the Reference Index from the Segment Start Date to the Segment End Date by measuring the percentage change in the value of the Reference Index between those dates (subject to the applicable Cap Rate and Participation Rate). The value of the Reference Index at intermediate points during the Segment Term Period is not reflected in the determination of Segment Credits. The Cap Rate and Participation Rate are established at the beginning of the Segment Term Period and do not change for the length of the Segment Term Period. For Segment Term Periods greater than one year, the Cap Rate and Participation Rate apply to the entire multi-year Segment Term Period, not to each year during the Segment Term Period.

    An Index-Linked Segment Option using the Point-to-Point Crediting Method will have the following crediting factors that determine the Segment Credit:
•Cap Rate - Maximum positive Index Change we will use in the calculation of the Segment Credit;
•Participation Rate - Percentage multiplied by a positive Index Change or Aggregate Index Change, subject to the Cap Rate, to calculate the Segment Credit;
•Index Allocation Percentages - The percentages used to calculate the portion of Index Change from each index that will be used in the Aggregate Index Change for our Performance Blend Segment Option;
•Segment Term Period - Period of time over which the change in the Reference Index is calculated;
•Buffer Rate - Maximum negative Index Change the Company will absorb before applying a negative Segment Credit to your Segment Value. A negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate; and
•Index Price - Closing price of the Reference Index on a Segment Start Date and Segment End Date, used to calculate the Index Change or Aggregate Index Change.

    The Buffer Rate establishes the amount of negative index performance that we will absorb before we apply a negative Segment Credit to the Segment Value on a Segment End Date. For the Point-to-Point Crediting Method, a negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate. Theoretically, for a Segment Option with a 10% Buffer Rate, the negative Index Change or Aggregate Index Change that is used to calculate the Segment Credit percentage may be as high as 90%, which could lead to substantial loss of principal and previously credited Segment Credits. Any applicable Withdrawal Charges, Interest Adjustments, and Equity Adjustments could also result in a loss of principal greater than 90%. Please see the below examples for a demonstration of the mechanics of the Point-to-Point Crediting Method.

The following grid describes how the Cap Rate, Participation Rate, and Buffer Rate will impact the Segment Credit for this particular Crediting Method, depending on index performance:

Index Change	Segment Credit percentage (payoff profile)
Index Change or Aggregate Index Change over the Segment Term Period is greater than or equal to the Cap Rate	Cap Rate multiplied by the Participation Rate
Index Change or Aggregate Index Change over the Segment Term Period is less than the Cap Rate but greater than zero	Index Change or Aggregate Index Change multiplied by the Participation Rate
Index Change or Aggregate Index Change over the Segment Term Period is less than zero by an amount that is less than the Buffer Rate(1)	Zero
Index Change or Aggregate Index Change over the Segment Term Period is less than zero by an amount that is more than the Buffer Rate(1)	Index Change or Aggregate Index Change plus Buffer Rate
(1) Buffer Rate is expressed as an Absolute (Positive) Amount

    The following examples illustrate how we calculate Segment Credit percentages based on different levels of Index Change. All the examples assume no Withdrawals.

Example 2
For the four scenarios below, assume the following:
•Cap Rate = 15%
•Participation Rate = 100%
•Segment Term Period = 1-Year
•Buffer Rate = 10%

Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Index Change	Segment Credit percentage
1	2,000	2,500	25%	15% (= 15% x 100%)
2	2,000	2,100	5%	5% (= 5% x 100%)
3	2,000	1,900	-5%	0%
4	2,000	1,500	-25%	-15% (= -25% + 10%)

Example 3
    For the four scenarios below, assume the following:
•Cap Rate = 50%
•Participation Rate = 120%
•Segment Term Period = 6-Year
•Buffer Rate = 20%

Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Index Change	Segment Credit percentage
1	2,000	3,500	75%	60% (= 50% x 120%)
2	2,000	2,100	5%	6% (= 5% x 120%)
3	2,000	1,900	-5%	0%
4	2,000	1,500	-25%	-5% (= -25% + 20%)

Example 4
    For the four Performance Blend Segment Option scenarios below, assume the following:
•Cap Rate = 60%
•Participation Rate = 100%
•Index Allocation Percentage 1 = 50%
•Index Allocation Percentage 2 = 30%
•Index Allocation Percentage 3 = 20%
•Segment Term Period = 6-Year
•Buffer Rate = 10%

	Index X		Index Y		Index Z
Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Index Price on Segment Start Date	Index Price on Segment End Date	Index Price on Segment Start Date	Index Price on Segment End Date	Aggregate Index Change	Segment Credit percentage
1	70	105	1,500	2,475	2,000	3,500	67%(1)	60% (=60% x 100%)(2)
2	70	77	1,500	1,575	2,000	1,850	5%	5% (= 5% x 100%)
3	70	65.8	1,500	1,372.5	2,000	1,940	-5%	0%
4	70	58.8	1,500	1,050	2,000	1,600	-20%	-10% (= -20% + 10%)

(1)Index X had an individual Index Change of (105/70)-1 = 50%, Index Y had an individual Index Change of (2475/1500)-1 = 65%, and Index Z had an individual Index Change of (3500/2000)-1 = 75%. Therefore, Index Z was the best performing index and uses Index Allocation Percentage 1. Index Y was the second best performing index and uses Index Allocation Percentage 2. Index X was the third best performing index and uses Index Allocation Percentage 3. The Aggregate Index Change is equal to (75% x 50%) + (65% x 30%) + (50% x 20%) = 67%
(2)Because the Aggregate Index Change is positive and above the Cap Rate, the Segment Credit percentage is equal to the Cap Rate times the Participation Rate

    The portion of a Purchase Payment allocated to an Indexed-Linked Segment Option using the Point-to-Point Crediting Method is placed in the Separate Account, where it may be invested in debt securities and derivative instruments that hedge market risks associated with the Company’s contractual obligation to pay Segment Credits on the Segment End Date. You do not participate in the investment performance of the Separate Account; nor do you have any claim on the assets held in the Separate Account.

Fundamentals of the Milestone Lock Crediting Method
The Milestone Lock Crediting Method is used on Milestone Lock Segment Options (only available with a six-year Segment Term Period). A Segment Option using the Milestone Lock Crediting Method combines elements of the six-year and one-year Buffer Segment Options using the Point-to-Point Crediting Method. It guarantees a Cap Rate and Participation Rate for the full six-year Segment Term Period while also allowing the buffer protection to reset at intermediate points during the Segment Term Period if the index performance exceeds a predefined threshold percentage. Segment Options using the Milestone Lock Crediting Method provide the potential to capture gains (subject to the applicable Cap Rate and Participation Rate) and reset the buffer protection when the Reference Index performance exceeds a pre-defined threshold (the Milestone Threshold) at particular intermediate points (Observation Dates) during the Segment Term Period. The Cap Rate, Participation Rate, Milestone Threshold, and Observation Dates are established at the beginning of the Segment Term Period and do not change for the length of the Segment Term Period, which in the case of Milestone Lock Segment Options is one six-year period available only at the start of the Contract. The Milestone Threshold is the minimum Milestone Index Change required to capture a Milestone Credit Percentage on an Observation Date. The interval between Observation Dates is one year.

The Milestone Lock Crediting Method calculates Segment Credits based on any Milestone Credit Percentages that have been determined during the Segment Term Period. A Milestone Credit Percentage will be calculated on the Segment End Date and each time the Milestone Index Change is greater than or equal to the Milestone Threshold during the Segment Term Period.
The Segment Credit for a Segment Option using the Milestone Lock Crediting Method may be negative even if the Segment Option captures positive index performance through Milestone Credit Percentages on one or more Observation Dates as a result of index performance having exceeded the Milestone Threshold on those dates.

At the end of the six-year Segment Term Period, the Segment Credit percentage is calculated as follows:
•Add one to each Milestone Credit Percentage; then
•Multiply each of these sums together; then
•Subtract one from the result.

If Reference Index performance does not exceed the Milestone Threshold on any Observation Date, the Milestone Lock Crediting Method will operate the same as the Point-to-Point Crediting Method. The Segment Credit will not be any lower than a Segment Credit for a six-year Buffer Segment Option using the Point-to-Point Crediting Method with equivalent Buffer Rate, Cap Rate, and Participation Rate.

    Theoretically, for a Segment Option using the Milestone Lock Crediting Method with a 10% Buffer Rate, the negative Milestone Index Change that is used in the Segment Credit percentage may be as high as 90%, which could lead to a substantial loss of principal and previously credited Segment Credits. Any applicable Withdrawal Charges, Interest Adjustments, and Equity Adjustments could also result in a loss of principal greater than 90%. Please see the examples below for a demonstration of the mechanics of the Milestone Lock Crediting Method.

    An Index-Linked Segment Option using the Milestone Lock Crediting Method will have the following crediting factors that determine the Segment Credit:
•Cap Rate - Maximum positive Milestone Index Change we will use in the calculation of the Segment Credit. The Cap will be applied when calculating each Milestone Credit Percentage;
•Participation Rate - Percentage multiplied by a positive Milestone Index Change, subject to the Cap Rate, to calculate the Segment Credit. The Participation Rate will be applied when calculating each Milestone Credit Percentage;
•Milestone Threshold - Minimum Milestone Index Change needed in order to determine a Milestone Credit Percentage;
•Segment Term Period - Period of time between the Segment Start Date and Segment End Date;
•Buffer Rate - Maximum negative Milestone Index Change the Company will absorb when calculating Segment Credits. A negative Milestone Credit Percentage will be used in the calculation of the Segment Credit if the final Milestone Index Change is negative in excess of the Buffer Rate; and
•Index Price - Closing price of the Reference Index on the Segment Start Date, Segment End Date, or Observation Dates used to calculate the Milestone Index Change.

    The following grid below describes how the Cap Rate, Participation Rate and Buffer Rate will impact the Milestone Credit Percentages for this particular crediting method, depending on index performance. Milestone Credit Percentages are used to calculate the Segment Credit.

Milestone Index Change	Milestone Credit Percentage (payoff profile)
Milestone Index Change between Milestone Dates is greater than or equal to the Cap Rate; or

Milestone Index Change between the most recent Milestone Date and the Segment End Date is greater than or equal to the Cap Rate
Cap Rate multiplied by the Participation Rate
Milestone Index Change between Milestone Dates is less than the Cap Rate but greater than zero; or

Milestone Index Change between the most recent Milestone Date and the Segment End Date is less than the Cap Rate but greater than zero
Milestone Index Change multiplied by the Participation Rate
Milestone Index Change between the most recent Milestone Date and the Segment End Date is less than zero by an amount that is less than the Buffer Rate(1)	Zero
Milestone Index Change between the most recent Milestone Date and the Segment End Date is less than zero by an amount that is more than the Buffer Rate(1)	Final Milestone Index Change plus Buffer Rate
(1) Buffer Rate is expressed as an Absolute (Positive) amount

    The following examples illustrate how we calculate both the Segment Credit percentages and Milestone Credit Percentages based on different levels of Milestone Index Change. Each example assumes no Withdrawals.

Example 5
For the following scenario below, assume the following:
•Cap Rate = 35%
•Participation Rate = 120%
•Segment Term Period = 6-Year
•Buffer Rate = 15%
•Milestone Threshold = 25%

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
Index Price on Most Recent Milestone Date	2,000	2,000	2,540	2,540	2,540	3,480
Index Price on Observation Date	2,200	2,540	2,286	2,667	3,480	2,610
Milestone Index Change	10%	27%	-10%	5%	37%	-25%
Milestone Credit Percentage Determined	No	Yes	No	No	Yes	Yes
New Milestone Date	No	Yes	No	No	Yes	No
Milestone Credit Percentage(1)	Not Applicable	32.4% (= 27% x 120%)	Not Applicable	Not Applicable	42% (= 35% x 120%)	-10% (= -25% + 15%)
Segment Credit percentage(1)	69.2% (= [(1 + 32.4%) x (1 + 42%) x (1 + -10%)] - 1)
(1) Neither Milestone Credit Percentages nor Segment Credit percentages will be applied to the Segment Value until the Segment End Date.

Example 6
For the following scenario below, assume the following:
•Cap Rate = 35%
•Participation Rate = 120%
•Segment Term Period = 6-Year
•Buffer Rate = 15%
•Milestone Threshold = 25%

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
Index Price on Most Recent Milestone Date	2,000	2,000	2,000	2,000	2,520	2,520
Index Price on Observation Date	1,800	2,100	2,400	2,520	2,772	1,512
Milestone Index Change	-10%	5%	20%	26%	10%	-40%
Milestone Credit Percentage Determined	No	No	No	Yes	No	Yes
New Milestone Date	No	No	No	Yes	No	No
Milestone Credit Percentage(1)	Not Applicable	Not Applicable	Not Applicable	31.2% (= 26% x 120%)	Not Applicable	-25% (= -40% + 15%)
Segment Credit percentage(1)	-1.6% (= [(1 + 31.2%) x (1 + -25%)] - 1)
(1) Neither Milestone Credit Percentages nor Segment Credit percentages will be applied to the Segment Value until the Segment End Date.

Example 7
For the four scenarios below, assume the following:
•Cap Rate = 35%
•Participation Rate = 120%
•Segment Term Period = 6-Year
•Buffer Rate = 15%
•Milestone Threshold = 25%
•No Milestone Credit Percentages determined prior to the Segment End Date

Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Milestone Index Change	Final Milestone Credit Percentage	Segment Credit percentage
1	2,000	2,900	45%	42% (= 35% x 120%)	42%
2	2,000	2,200	10%	12% (= 10% x 120%)	12%
3	2,000	1,900	-5%	0%	0%
4	2,000	1,500	-25%	-10% (= -25% + 15%)	-10%

The portion of a Purchase Payment allocated to an Indexed-Linked Segment Option using the Milestone Lock Crediting Method is placed in the Separate Account, where it may be invested in debt securities and derivative instruments that hedge market risks associated with the Company’s contractual obligation to pay Segment Credits on the Segment End Date. You do not participate in the investment performance of the Separate Account; nor do you have any claim on the assets held in the Separate Account.

Fundamentals of the Fixed Crediting Method
    The Fixed Crediting Method is used on the Fixed Segment Option. This Crediting Method guarantees the rate of interest that will be credited to the Segment Value daily within each Segment Term Period. The Annual Interest Rate is applied in a compounding fashion, based on a 365-day year. The Segment Credit to the Fixed Segment Option cannot be negative. The Fixed Segment Option will have the following Crediting Factors that determine the Segment Credit:
•Segment Term Period - Period of time over which the declared Annual Interest Rate is applicable; and
•Annual Interest Rate - Annualized rate of interest that will be credited daily to the Fixed Segment Option.

Example 8
    Assume the Annual Interest Rate for a 1-year Segment Term Period is 2%.
•The Segment Value on the Segment Start Date = $100,000; and
•The Segment Value halfway through the Segment Term Period = $100,000 * (1 + 0.02) ^ 0.5 = $100,995.05.
•The Segment Value at the end of the Segment Term Period = $100,000 * (1 + 0.02) ^1 = $102,000.00.

    The portion of a Purchase Payment allocated to the Fixed Segment Option is placed in the Separate Account, where it is invested in debt securities. You do not participate in the investment performance of the Separate Account; nor do you have any claim on the assets held in the Separate Account.

Cap Rate
    The Cap Rate establishes the maximum positive Index Change, Aggregate Index Change, or Milestone Index Change used to calculate Segment Credits for Index-Linked Segment Options before the Participation Rate is applied. The initial Cap Rate is guaranteed for the first Segment Term Period only. New Cap Rates will become effective on each Segment Start Date. The Cap Rate for each Buffer Segment Option is guaranteed never to be less than the minimum Cap Rate of 1% for 1-year Segment Term Periods and 2% for 2-year Segment Term Periods. 6-year Segment Options are not renewable.

    You will not know the Cap Rate for any Index-Linked Segment Option on the date the Contract is issued. But through our Initial Segment Term Period Bailout Provision, we will provide you a Bailout Cap Rate that will be specified in your Contract schedule. If the declared Cap Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel your Contract for sixty (60) days after your Contract Date and received your Purchase Payment less any Withdrawals (see “Initial Segment Term Period Bailout Provision” for more information).

    The Company determines daily indicative Cap Rates at the end of each Business Day for Segment Options and publishes them on our website, www.athene.com/amplify2nf-rates. These indicative rates provide an estimate of how the Cap Rates may be set on the initial Segment Start Date, but they should not be construed as any guarantee of or limitation on how the Company may set the Cap Rates used for your Contract. We reserve the right not to publish daily indicative rates for any reason we choose.
     At least fifteen calendar days before each Segment End Date, we will Notify you of the Cap Rate for each available Segment Option for the new Segment Term Period. The Cap Rate for a new Segment Term Period may be

higher, lower or equal to the Cap Rate for the current Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will not be less than the minimum Cap Rate. If the new Cap Rate is lower than your current Cap Rate, it will reduce your opportunity to receive a positive Segment Credit. You risk the possibility that the Cap Rate declared for a new Segment Term Period will be lower than you would find acceptable. You will have the choice of continuing in the Segment Option with the new Cap Rate or transferring your Segment Value to another available Segment Option. If the new Cap Rate is less than you find acceptable, you must give us Notice of any Transfer request no later than two Business Days prior to your next Segment Start Date. You may also request a Withdrawal of the Segment Value, subject to any applicable Interest Adjustment, Equity Adjustment and Withdrawal Charge (please see the section "Access to your Contract Value" for information on requesting a Withdrawal). If you do not exercise a Performance Lock, do not provide us a Transfer request, or withdraw the Segment Value, you will stay in your current Segment Option, subject to the new Cap Rate, for the next Segment Term Period. If you exercise a Performance Lock and do not instruct us otherwise, in most circumstances your Segment Value will be re-allocated to the same Segment Option that was locked for the next Segment Term Period. For additional details regarding how these provisions apply to specific Segment Options, please see the “Performance Lock” heading of this section.

Participation Rate
    The Participation Rate is a percentage that is multiplied by any positive Index Change, Aggregate Index Change, or Milestone Index Change, after the application of the Cap Rate, to calculate the Segment Credit for Index-Linked Segment Options. If the Participation Rate is higher than 100%, this may result in a Segment Credit that exceeds the Cap Rate. The Participation Rate is never applied to a negative Index Change. The initial Participation Rate is guaranteed for the first Segment Term Period only. A new Participation Rate will become effective on each Segment Start Date. The Participation Rate for each Buffer Segment Option is guaranteed to never be less than the minimum Participation Rate of 100%.

    You will not know the Participation Rate for any Index-Linked Segment Option on the date the Contract is issued. But through our initial Segment Term Period Bailout Provision, we will provide you a Bailout Participation Rate that will be specified in your Contract schedule. If the declared Participation Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel your Contract for sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals (see “Initial Segment Term Period Bailout Provision” for more information).

    The Company determines daily indicative Participation Rates at the end of each Business Day for Segment Options and published them on our website, www.athene.com/amplify2nf-rates. These indicative rates provide an estimate of how the Participation Rates may be set on the Initial Segment Start Date, but they should not be construed as any guarantee of or limitation on how the Company may set the Participation Rates used for your Contract. We reserve the right not to publish daily indicative rates for any reason we choose.

     At least fifteen calendar days before each Segment End Date, we will Notify you of the Participation Rate for each available Segment Option for the new Segment Term Period. The Participation Rate for a new Segment Term Period may be higher, lower or equal to the Participation Rate for the current Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will not be less than the minimum Participation Rate of 100%. If the new Participation Rate is lower than your current Participation Rate, it will reduce your opportunity to receive a positive Segment Credit. You risk the possibility that the Participation Rate declared for a new Segment Term Period will be lower than you would find acceptable. You will have the choice of continuing in the Segment Option with the new Participation Rate or transferring your Segment Value to another available Segment Option. If the new Participation Rate is less than you find acceptable, you must give us Notice of your requested Transfer no later than two Business Days prior to your Segment Start Date. You may also request a Withdrawal of the Segment Value, subject to any applicable Interest Adjustment, Equity Adjustment and Withdrawal Charge (please see the section "Access to your Contract Value" for information on requesting a Withdrawal). If you do not exercise a Performance Lock, do not provide us a Transfer request, or withdraw the Segment Value, you will stay in your current Segment Option, subject to the new Participation Rate, for the next

Segment Term Period. If you exercise a Performance Lock and do not instruct us otherwise, in most circumstances your Segment Value will be re-allocated to the same Segment Option that was locked for the next Segment Term Period. For additional details regarding how these provisions apply to specific Segment Options, please see the “Performance Lock” heading of this section.

Annual Interest Rate
    The Annual Interest Rate is used in the calculation of Segment Credits for the Fixed Segment Option. It is the rate of interest that is credited to the Segment Value over the Segment Term Period. The initial Annual Interest Rate is guaranteed for the first Segment Term Period only. If the Annual Interest Rate declared for the first Segment Term Period for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel your Contract for sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals (see “Initial Segment Term Period Bailout Provision” for more information). A new Annual Interest Rate will become effective on each Segment Start Date. The Annual Interest Rate for the Fixed Segment Option is guaranteed to never be less than the minimum Annual Interest Rate shown on your Contract schedule. The minimum Annual Interest Rate will not be less than 0.15%.

     At least fifteen calendar days before each Segment End Date, we will Notify you of the Annual Interest Rate for each available Segment Option for the new Segment Term Period. The Annual Interest Rate for a new Segment Term Period may be higher, lower, or equal to the Annual Interest Rate for the current Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will never be less than the minimum Annual Interest Rate. You risk the possibility that the Annual Interest Rate declared for a new Segment Term Period will be lower than you would find acceptable. You will have the choice of continuing in the Segment Option with the new Annual Interest Rate, transferring your Segment Value to another available Segment Option, or withdrawing the Segment Value. Withdrawals will be subject to any applicable Interest Adjustment and Withdrawal Charge (please see the section "Access to your Contract Value" for information on requesting a Withdrawal). If the new Annual Interest Rate is less than you find acceptable, you must give us Notice of a Transfer request no later than two Business Days prior to your Segment Start Date. If you do not exercise a Performance Lock for any Index-Linked Segment Option, do not inform us that you want to Transfer your Segment Value to another Segment Option, or withdraw the Segment Value, you will stay in your current Segment Option, subject to the new Annual Interest Rate, for the next Segment Term Period. If you exercise a Performance Lock for any Index-Linked Segment Option and do not instruct us otherwise, the Segment Value in the Fixed Segment Option will be re-allocated at the next Segment End Date according to the provisions described under the “Performance Lock” heading of this section.

Segment Term Period
    The Segment Term Period for each Segment Option will be shown on the Contract schedule. Segment Term Periods are one, two, or six years. Segment Options with six-year Segment Term Periods are not renewable. Upon expiration of each Segment Option with one and two-year Segment Term Periods, a new Segment Term Period will begin. Segment Options beyond the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Please see the “Setting Your Segment Start Date, Segment End Date, and Observation Dates” section for further details.

Setting the Cap Rates, Participation Rates, and Annual Interest Rates
    The Company retains the right to change the current Cap Rate, Participation Rate, and Annual Interest Rate for each applicable Segment Option for each new Segment Term Period at its discretion, subject to the minimum Cap Rate, minimum Participation Rate, and minimum Annual Interest Rate for each Segment Option. The Company considers a number of factors when determining whether to make such a change, including, but not limited to, the following:
•Changes in derivative, equity, and/or fixed income instrument valuations;
•Increases in hedging costs that have an impact on the Company’s ability to offer the Contract;
•Derivative market changes that impact availability and structure of derivative instruments used to hedge market risk associated with the reference indices;

•Negative fixed income instrument default experience realized by the Company;
•Changes in Company and/or contract cost structure due to regulatory or other business management concerns; and
•Unanticipated experience that varies from our actuarial assumptions.

    We manage the market risk associated with our obligation to provide Segment Credits for Index-Linked Segment Options in part by trading call and put options and other derivative instruments on the available indices. The costs of the call and put options and other derivative instruments vary based on market conditions, and we may adjust future Cap Rates and Participation Rates based on these changes. You bear the risk that we may reduce the Cap Rate and Participation Rates for future Segment Term Periods, which will reduce the amount of positive Segment Credit that you may receive. We determine the applicable Cap Rates and Participation Rate for each Segment Option at our sole discretion. Rates offered on Segment Option renewals may be different from those offered to new investors.

    We also consider various factors in determining the Buffer Rates, Milestone Thresholds, and Annual Interest Rates at the time we issue the Contract, including available investment returns, the cost of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Buffer Rates, Milestone Thresholds, and Annual Interest Rates at our sole discretion.

Performance Lock
The Performance Lock feature will be available to new and existing contracts under this Prospectus beginning on July 11, 2022, subject to state approval. It allows you to capture the Performance Lock Value of an Index-Linked Segment Option during the Segment Term Period. A Performance Lock may be exercised for any of the Index-Linked Segment Options to which funds are currently allocated.

You may exercise a Performance Lock for an Indexed-Linked Segment Option at any time during the Segment Term Period up to two Business Days prior to the end of the Segment Term Period. Only one Performance Lock may be exercised per Segment Term Period for each Index-Linked Segment Option. However, you may exercise a Performance Lock at different times for each Index-Linked Segment Option so long as you do so up to two Business Days prior to the end of the Segment Term Period for that Segment Option. A Performance Lock may not be applied retroactively and can only be exercised for the entire Segment Value. Partial Performance Locks of t he Segment Value are not permitted.

Once you exercise a Performance Lock for a given Index-Linked Segment Option, it is irrevocable for that Segment Term Period. At the end of that Segment Term Period, you may choose to exercise a Performance Lock during the next Segment Term Period if funds are again allocated to an Index-Linked Segment Option.

When you exercise a Performance Lock, we will use the Performance Lock Value calculated at the end of the Business Day we receive your request in Good Order. As this value is calculated at the end of the Business Day, this means you won't be able to determine your Performance Lock Value in advance. Therefore, the Performance Lock Value you capture may be higher or lower than it was at the point in time you requested a Performance Lock. Performance Lock requests will be permitted up to two Business Days prior to a Segment End Date. If we receive a request in Good Order on a non-Business Day or after close of a Business Day, the request will be deemed to be received on the next Business Day. For requests submitted in writing, we do not consider the request to be received until it arrives at our Administrative Office.

Once a Performance Lock is exercised, the locked Index-Linked Segment Option will not receive a Segment Credit on the Segment End Date. Instead, the Performance Lock Value for that Segment Option will be transferred on the Performance Lock Date to the one-year Fixed Segment Option, where it will accrue interest daily for the remainder of the one-year Fixed Segment Term Period. This means that the Segment Term Period for any Index-Linked Segment Option for which you exercise a Performance Lock will conclude at the end of the current one-year Fixed Segment Term Period, even if the original Segment End Date was later. Following the transfer, the terms of the Fixed Segment Option (Segment Start Date, Segment End Date, and Annual Interest Rate) will match the existing terms for the current one-year Fixed Segment Term Period.

At the end of the one-year Fixed Segment Term Period, the Fixed Segment Value will automatically be re-allocated proportionately to each Index-Linked Segment Option for which you exercised a Performance Lock, unless you instruct otherwise. Subject to availability, a new Segment Term Period will begin at that time. Please note that six-year Segment Options are only available in the first Contract Year, and two-year Segment Options are only available during the first six Contract Years. The proportional mechanism is intended to re-allocate the Fixed Segment Value based on the relative amounts that were transferred to the Fixed Segment Option through the exercise of Performance Locks. If you would like different allocations for the next Segment Term Period, you may request to do so per the terms of Section 9 ("Transfers on Segment End Dates"). The proportional re-allocation is based on the following formula:

A x (B / (C + D)), where:

A.is the one-year Fixed Segment Option Segment Value on the Segment End Date;
B.is the Performance Lock Value for a given Index-Linked Segment Option on its Performance Lock Date;
C.is the existing one-year Fixed Segment Option Segment Value on the first Performance Lock Date during the current Segment Term Period (before the transfer of the Performance Lock Value); and
D.is the sum of the Performance Lock Values for each Index-Linked Segment Option that exercised a Performance Lock during the current Segment Term Period.

At the next Segment End Date (for the one-year Fixed Segment Option) following a Performance Lock, the resulting amount from this formula will be transferred to the same Index-Linked Segment Option for which the Performance Lock was exercised if the same Index-Linked Segment Option is available. If a Performance Lock was exercised for a two-year or six-year Segment Option that is no longer available, the resulting amount from this formula will be transferred to that Segment Option’s one-year counterpart. If a one-year counterpart is not available, the resulting amount from this formula will remain in the Fixed Segment Option unless you instruct otherwise. Additionally, unless you instruct otherwise, the resulting amount from A x (C / (C + D)) will remain in the Fixed Segment Option, which represents the funds that were originally in the Fixed Segment Option before funds from other Segment Options were transferred via Performance Lock. It is important to note that six-year Segment Options are only available in the first Contract Year. Exercising a Performance Lock on a six-year Segment Option means you will not have the ability to re-allocate to a six-year Segment Option. For examples of the transfer and re-allocation mechanics when a Performance Lock is exercised, please see Appendix B.

A Performance Lock can help eliminate uncertainty regarding future Reference Index performance and potentially limit the impact of a negative Segment Credit you would otherwise receive. It also allows you transfer the Segment Value out of an Index-Linked Segment Option before the Segment End Date. The disadvantage of exercising a Performance Lock is that the Reference Index could increase between the Performance Lock Date and the Segment End Date, and you will not participate in that increase. In addition, if you exercise a Performance Lock, you may receive less than the full protection of the Buffer compared to what you would have received if you waited for us to apply the Segment Credit on the Segment End Date.

Initial Segment Term Period Bailout Provision
    We declare the Cap Rate, Participation Rate and Annual Interest Rate for the initial Segment Term Period on the Segment Start Date. You will not know the applicable rates at the time you purchase your Contract. But if the declared Cap Rate, Participation Rate or Annual Interest Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel the Contract during the first sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply if you exercise this provision. Interest accrued in the Holding Account will not be refunded if this provision is exercised. The Bailout Rate will be available to you when you submit your application.

    Taking advantage of this provision may have tax consequences. You should consult your Financial Professional and/or tax advisor for more information.

9. Transfers on Segment End Dates
Transfers Between Segment Options by Request
     At least fifteen calendar days prior to the Segment End Date, we will Notify you of the Cap Rates, Participation Rates, and Annual Interest Rates applicable to available Segment Options for the next Segment Term Period. Cap Rates, Participation Rates, and Annual Interest Rates offered at renewal may be different from the Cap Rates, Participation Rates, and Annual Interest Rates offered to new investors. If you want to transfer Segment Value to one or more Segment Option(s), you must Notify us at least two Business Days prior to the next Segment Start Date. Each Segment Option from which you transfer Contract Value must be at the end of a Segment Term Period. If you do not exercise a Performance Lock and you do not provide us Notice requesting a transfer or Withdraw Segment Value on the Segment End Date, your Segment Value will remain in the same Segment Option(s), subject to the new Cap Rates, Participation Rates, and Annual Interest Rates, as applicable. If you exercise a Performance Lock and do not instruct us otherwise, transfers between Segment Options at the next Segment End Date will function according to the provisions described under the “Performance Lock” heading of Section 8. Cap Rates, Participation Rates, and Annual Interest Rates for the new Segment Term Period will not change from the date you receive the renewal letter to the next Segment Start Date.

    Segment Options with a six-year Segment Term Period are not renewable. If you do not request a transfer of the Segment Value of an expiring Segment Option with a six-year Segment Term Period, exercise a Performance Lock, or withdraw the Segment Value, we will allocate the Segment Value to the Fixed Segment Option. Segment Options beyond the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Segment Options with a two-year Segment Term Period expiring on or after the last day of the Withdrawal Charge Period will automatically transfer their Segment Value to their one-year counterpart, if available, at the end of the Segment Term Period, unless you instruct otherwise. For example, if you were allocated to the 2-year Buffer Segment Option using the Point-to-Point Crediting Method with a Buffer Rate of 10% and MSCI EAFE as the Reference Index at the end of the Withdrawal Charge Period, your Segment Value would be automatically transferred on the Segment End Date to the 1-year Buffer Segment Option using the Point-to-Point Crediting Method with a Buffer Rate of 10% and MSCI EAFE as the Reference Index, unless you instruct otherwise. If a one-year counterpart is not available, we will allocate the Segment Value to the Fixed Segment Option, unless you instruct otherwise.

10. Contract Values
    Withdrawals from Contract Value will be subject to an Interim Value calculation and the deduction of any applicable Withdrawal Charge. The proceeds you receive from the Withdrawal in the form of a partial Withdrawal, a surrender of the Contract, or the payment of the Death Benefit will be calculated by applying the Interim Value calculation to the Contract Value, as described below, and deducting any applicable Withdrawal Charge from the Interim Value.

    We will calculate your Interim Value at the end of each Business Day and will publish the value on our customer portal (www.athene.com/MyAthene) on the following Business Day. We reserve the right to not publish the Interim Value for any reason we choose. You may determine the Interim Value as of the previous Business Day by calling our Administrative Office. The Interim Value is equal to the sum of the Segment Interim Values.

Contract Value
Contract Value at any time is equal to the sum of the Segment Values.

Segment Value
The Segment Value for any Segment Option on the initial Segment Start Date is the amount of the Purchase Payment and Holding Account interest allocated to the Segment Option. On any other day, your Segment Value for a Segment Option is equal to A + B + C - D - E, where:
A is the Segment Value as of the previous day;
B is the amount of any Segment Credit applied to the Segment Option on this date;

C is any amount transferred from your Contract’s other Segment Options to this Segment Option on this date;
D is any amount transferred from this Segment Option to your Contract’s other Segment Options on this date; and
E is any Withdrawals deducted from the Segment Option on this date.

     Index-Linked Segment Option Segment Credits will be applied only on a Segment End Date. Transfers to and from a Segment Option will occur only on a Segment End Date, except for a transfer to the Fixed Segment Option due to the exercise of a Performance Lock.

    Segment Credits applied to your Segment Value and any transfer requests will be reflected on your next account statement. You may determine the amount of any Segment Credit that has accrued to the Fixed Segment Option by calling our Administrative Office. Unless you have requested transfers or exercised a Performance Lock, your Segment Value at the beginning of the new Segment Term Period will equal your Segment Value as of the Segment End Date after the application of the Segment Credit.

Segment Interim Value
    The Interim Value calculation consists of two parts: an Interest Adjustment and an Equity Adjustment, which are calculated separately for each Segment Option to which you allocate Contract Value. An Interest Adjustment will apply if you take a Withdrawal from the Fixed Segment Option or an Index-Linked Segment Option at any time during the first six Contract Years, including on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date. The Segment Interim Value is equal to the Segment Value adjusted for any applicable Interest Adjustment and Equity Adjustment.

    The purpose of the Interim Value calculation is to approximate changes in the market value of debt securities and derivative instruments supporting your Contract, which we sell to fund the Withdrawal. The Interest Adjustment, which may be positive or negative, is designed to approximate changes in the value of debt instruments based on changes in market interest rates. The Equity Adjustment, which also may be positive or negative, is designed to approximate the changes in the value of derivative instruments that hedge market risks associated with our contractual obligation to apply Segment Credits to Index-Linked Segment Options on the Segment End Date. The Withdrawal proceeds you receive will reflect positive or negative adjustments assessed by way of any applicable Interest Adjustment and Equity Adjustment as well as the deduction of any applicable Withdrawal Charge.

    On any day, the Segment Interim Value for an Index-Linked Segment Option is equal to A + B + C, where:
A.is the Segment Value on this date;
B.is any applicable Interest Adjustment on this date; and
C.is any applicable Equity Adjustment on this date.

    The Equity Adjustment is equal to zero on any Segment End Date.

    On any day, the Segment Interim Value for the Fixed Segment Option is equal to A + B, where:
A.is the Segment Value on this date; and
B.is any applicable Interest Adjustment on this date.

    For examples of how we calculate the Segment Interim Value, please see Appendix A.

Interest Adjustment
    The Company invests in fixed income assets to support the value of the Segment Options. Upon any Withdrawal, including annuitization, death, partial Withdrawal, or surrender, the Company must sell a portion of these assets. The Interest Adjustment approximates the change in value of the fixed income assets that are sold to fund any distribution from the Contract. It is applied consistently across all Segment Options available in the Contract and does not relate specifically to any particular fixed income assets supporting the Contract. The Interest Adjustment applies only during the first six Contract Years (when a Withdrawal Charge will apply to Withdrawals in excess of the Free Withdrawal amount). The Interest Adjustment is equal to zero after the expiration of the Withdrawal Charge Period.

    On any day, the total Interest Adjustment for any Segment Option equals (A x B) where:
A.is the Segment Value on this date, immediately prior to any Withdrawal; and
B.is the Interest Adjustment Factor.

    The Interest Adjustment Factor for any Segment Option equals (RN/12 -1), where:
N is the number of complete months remaining before the Withdrawal Charge Period expires; and
R is equal to (1 + A) / (1 + B), where:
A.is the Beginning Interest Adjustment index value; and
B.is the Closing Interest Adjustment index value.

    The Interest Adjustment index is the 7 Year Point on the A Rated US Bloomberg Fair Value Curve, a bond index published by Bloomberg. The Beginning Interest Adjustment index value is equal to the closing price of the Interest Adjustment index on the Contract Date. The Closing Interest Adjustment index value is equal to the closing price of the Interest Adjustment index on the day we calculate the Segment Interim Value.

    If the closing price of the Interest Adjustment index on the day the Interest Adjustment is calculated is greater than the closing price of the index on the Contract Date, the Interest Adjustment will be negative and will decrease the Segment Interim Value. If the closing price of the Interest Adjustment index on the day the Interest Adjustment is calculated is less than the than the closing pricing of this index on the Contract Date, the Interest Adjustment will be positive and will increase the Segment Interim Value.

    You may obtain the daily price of the Interest Adjustment index by contacting us. If a closing price of the Interest Adjustment index is not available on any day for which a closing price is needed, then the closing price as of the first preceding Business Day for which a closing price is available will be used.

    If the Interest Adjustment index is discontinued, we are unable for any reason to utilize it, or the calculation of these values are substantially changed, we may substitute another method of determining the values that will be used in the above calculation and will inform you of such change at your last known address on file with us.

Equity Adjustment
    The Equity Adjustment is designed to approximate the change in market value of the derivative instruments that hedge risks associated with our obligation to apply Segment Credits to Index-Linked Segment Options. It does not relate to any particular derivative instrument(s) supporting the Contract. The adjustment accounts for the applicable Cap Rate, Participation Rate, Buffer Rate, the Index Allocation Percentage for the Performance Blend Segment Option, and the Milestone Threshold for Milestone Lock Segment Options by using the Black-Scholes pricing model to track the value of a hypothetical set of derivatives on days other than a Segment End Date. The inputs used in the Black-Scholes method are consistent with market prices that reflect the estimated cost of exiting the hypothetical derivatives before the Segment End Date. The Equity Adjustment Factor represents the difference between the value of the hypothetical derivatives on a given date before the Segment End Date and the value of the hypothetical derivatives on the Segment Start Date, adjusted for the number of whole years elapsed in the Segment Term Period. The Equity Adjustment may be negative even when the value of the Reference Index has increased or has declined less than the Buffer Rate for a Buffer Segment Option.

    On any Segment End Date, the Equity Adjustment will be equal to zero and will not result in any adjustment to a Withdrawal. You may avoid an Equity Adjustment by taking Withdrawals on a Segment End Date.

The total Equity Adjustment for any Index-Linked Segment Option equals (A x B) where:
A.is the Segment Value on this date, immediately prior to any Withdrawal; and
B.is the Equity Adjustment Factor applicable to that Segment Option.

    The following hypothetical derivatives are utilized in the calculation of the Equity Adjustment Factor for Buffer Segment Options using the Point-to-Point Crediting Method:
•At-the-money call (ATM Call): This is an option to buy a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the Segment Start Date;
•Out-of-the-money call (OTM Call): This is an option to buy a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the Segment Start Date x (1 + Cap Rate);
•Out-of-the-money put (OTM Put): This is an option to sell a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the Segment Start Date x (1 - Buffer Rate);

The following hypothetical derivatives are utilized in the calculation of the Equity Adjustment Factor for Milestone Lock Segment Options:
•At-the-money call (ATM Call): This is an option to buy a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the most recent Milestone Date;
•Out-of-the-money call (OTM Call): This is an option to buy a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the most recent Milestone Date x (1 + Cap Rate);
•Out-of-the-money put (OTM Put): This is an option to sell a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the most recent Milestone Date x (1 - Buffer Rate);

    For Buffer Segment Options, the value of the derivative instruments is equal to (ATM Call - OTM Call) x Participation Rate - OTM Put.

    The hypothetical call options (ATM Call and OTM Call) are intended to value the potential for increases in the Reference Index up to the applicable Cap Rate. As shown in the formulas above, the resulting difference is multiplied by the applicable Participation Rate. For Buffer Segment Options, the hypothetical out-of-the-money put option (OTM Put) is intended to value the potential for decreases in the Reference Index in excess of the applicable Buffer Rate.

    The Equity Adjustment Factor for any Buffer Segment Option using the Point-to-Point Crediting Method is equal to A - B x (1 - Y), where:
    A is the value of the derivative instruments on the day we calculate the Segment Interim Value;
B is the value of the derivative instruments on the Segment Start Date; and
    Y is the number of whole years elapsed from the Segment Start Date to the day we calculate the Segment

     Interim Value, divided by the Segment Term Period.

    The Performance Blend Segment Option requires additional steps to determine the Equity Adjustment Factor:
•For A and B defined above, the value of the derivative instruments for each of the underlying indices is calculated independently using the Black-Scholes Method.
•Weights are assigned based on the relative value of the derivative instruments across the underlying indices to produce an aggregate derivative instrument value for the Performance Blend Segment Option.
•50% weight is assigned to the index with the highest value of derivative instruments on the date in question;
•30% weight is assigned to the index with the second highest value of derivative instruments on the date in question; and
•20% weight is assigned to the index with the lowest value of derivative instruments on the date in question.

The Equity Adjustment Factor for Milestone Lock Segment Options will take into account any previously determined Milestone Credit Percentages and resets of buffer protection. It is equal to [A x (1 + C) + C] - [B x (1 - Y)], where:
    A is the value of the derivative instruments on the day we calculate the Segment Interim Value;
B is the value of the derivative instruments on the Segment Start Date;
C is the result of the following calculation: add one to each Milestone Credit Percentage, then multiply each of these sums together, then subtract one from the result; and
    Y is the number of whole years elapsed from the Segment Start Date to the day we calculate the Segment
     Interim Value, divided by the Segment Term Period.

For an example of how we calculate the Equity Adjustment Factor for the Performance Blend Segment Option and Milestone Lock Segment Options, please see Appendix A.

The following Black-Scholes Method inputs are used in the calculation of the Equity Adjustment:
•Volatility - This input varies with the amount of time remaining in the Segment Term Period and the ratio of the current price to the strike price (referred to as the moneyness of the option) at the time of the calculation.
To derive a volatility input for each hypothetical option, we use daily quotes of implied volatility that we receive from independent third-parties. Implied volatility quotes are obtained for two at-the-money options with the closest maturity before and after the Segment End Date of your Segment Option, as well as for the two options with the same maturity as your Segment Option and with the closest moneyness value above and below the moneyness of each hypothetical option.

    We calculate the implied volatility input of each hypothetical option as follows:
1.Calculate the implied volatility of an option with the same moneyness as each hypothetical option, but with the closest maturity before the Segment End Date by linearly interpolating between:
a.An option with the closest maturity before the Segment End Date, but with the closest moneyness above the moneyness of each hypothetical option; and
b.An option with the closest maturity before the Segment End Date, but with the closest moneyness below the moneyness of each hypothetical option.
2.Calculate the implied volatility of an option with the same moneyness as each hypothetical option, but with the closest maturity after the Segment End Date by linearly interpolating between
a.An option with the closest maturity after the Segment End Date, but with the closest moneyness above the moneyness of each hypothetical option; and
b.An option with the closest maturity after the Segment End Date, but with the closest moneyness below the moneyness of each hypothetical option.
3.Calculate the implied volatility input for each hypothetical option by linearly interpolating between (1) and (2) above.

•Index Dividend Yield - On a daily basis we will receive the average annual dividend yield across the Reference Index for each Segment Option, as provided by an independent third-party.
•Swap Rate - We use key derivative swap rates provided by an independent third-party. Swap rates are obtained for maturities adjacent to the actual time remaining in the Segment Term Period at the time of the calculation. We use linear interpolation to derive the exact remaining duration rate needed as the input.

    The Company has selected service providers from which it obtains the implied volatility, dividend yield and swap rate inputs used in the Equity Adjustment calculation. If any of these inputs becomes unavailable, the Company, in its sole discretion, will select a new input for use in the calculation. In making this selection, the Company will endeavor to prevent any material impact on the calculation of the Equity Adjustment.

    The swap rate the Company selected is based on LIBOR, a widely used interest rate, which is being discontinued. The LIBOR based swap rate is expected to become unavailable as of June 30, 2023. The Company is in the process of selecting a different swap rate to replace the LIBOR based swap rate when it becomes unavailable. The Company may select among several swap rates to prevent the transition from the LIBOR based swap rate from having a material impact on the calculation of the Equity Adjustment. Please see the "Company Related Risk Factors – Uncertainty Relating to LIBOR" section for further details.

Access to your Contract Value
    During the Accumulation Phase before the Death Benefit becomes payable under the Contract, you may request a partial Withdrawal or surrender your Contract. The minimum Withdrawal you may request from your Contract at any time is $500. Any partial Withdrawal or surrender will be subject to any applicable Interest Adjustment and an Equity Adjustment, and any partial Withdrawals in excess of the Free Withdrawal amount or any surrender during the first six Contract Years will also be subject to a Withdrawal Charge. If you request a partial Withdrawal that causes your Contract Value to be less than $2,000, we will treat the request as a surrender of the Contract for the entire Contract Value.

    Proceeds payable on a partial Withdrawal or surrender may be reduced by any applicable Interest Adjustment, Equity Adjustment or Withdrawal Charge. The Interest Adjustment, which applies to all Withdrawals and surrenders during the first six Contract Years, will be negative if the Interest Adjustment index has risen since your Contract Date. The Equity Adjustment, which applies to partial Withdrawals and surrenders from Index-Linked Segment Options before the Segment End Date, may be negative even when the value of the Reference Index has increased or declined less than the Buffer Rate for a Buffer Segment Option. During the first six Contract Years, the Withdrawal Charge will further reduce proceeds payable on a partial Withdrawal greater than the Free Withdrawal amount or on a surrender of the Contract.

    The calculation of the Interest Adjustment will be identical for each Segment Option. The calculation of the Equity Adjustment will differ depending on the length of the Segment Term Period and the time remaining in the Segment Term Period. These differences depend on current market conditions and cannot be known in advance. If you have allocated funds to multiple Segment Options, you should discuss with your Financial Professional before taking a Withdrawal to evaluate whether to take a Withdrawal from a particular Segment Option. Withdrawals or surrenders may also be subject to income tax and to an additional 10% federal penalty tax if made before the Owner is age 59 1/2 (see the “Tax Information” section for additional information). You should consult your tax advisor before taking a Withdrawal.

    To request a partial Withdrawal or surrender, you must submit written Notice in Good Order to our Administrative Office. You must provide the consent of all Owners and irrevocable Beneficiaries before we will process the Withdrawal request. Your Notice must specify the amount that is to be withdrawn, either as a total dollar amount or as a percentage of the Contract Value. Unless you direct otherwise, we will take the Withdrawal first from the Fixed Segment Option. To the extent there are not enough funds in the Fixed Segment Option to cover a partial Withdrawal, we will deduct the remaining balance from other Segment Options, beginning with Segment Options that have the shortest Segment Term Period. If you have multiple Segment Options with the same Segment Term Period, we will deduct the remaining balance pro rata across those Segment Options.

    Values are determined at the end of each Business Day. If we receive a written Notice in Good Order by 4:00 p.m. Eastern Time on a Business Day, the request will use the values calculated at the end of that Business Day. If we receive a written Notice in Good Order after 4:00 p.m. Eastern Time, the request will use the values calculated at the end of the next Business Day. You may request a partial Withdrawal or surrender up to 60 days in advance. For example, you may submit a written request for a partial Withdrawal or surrender on a Segment End Date up to 60 days before the Segment End Date. The value of any partial Withdrawal or surrender that is requested in advance will be calculated on the Business Day that the partial Withdrawal or surrender occurs. All partial Withdrawals and surrenders that occur on the same Business Day will be combined for the purpose of calculating Segment Interim Values.

    We may defer payments we make under your Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. We will apply interest to the deferred payments, if required by state law.

    The Example below shows the effect of a Withdrawal, the Equity Adjustment, and the Interest Adjustment on the remaining Segment Value and the proceeds paid to the Owner.

Example 9 - Effect of a Withdrawal on the Segment Interim Value
Equity Adjustment Factor	-16.89%
Interest Adjustment Factor	2.77%
Contract Value on the previous Contract Anniversary	$100,000.00
Immediately Before Withdrawal
Segment Value	$100,000.00
Total Equity Adjustment	$(16,890.00)	[1]
Total Interest Adjustment	$2,770.00	[2]
Segment Interim Value	$85,880.00
Withdrawal
Withdrawal Amount	$20,000.00
Equity Adjustment attributable to the Withdrawal	$(3,378.00)	[3]
Interest Adjustment attributable to the Withdrawal	$554.00	[4]
Withdrawal Charge	$(800.00)	[5]
Net Withdrawal Amount paid to Owner	$16,376.00
Immediately After Withdrawal
Resulting Segment Value	$80,000.00

(1)    Total Equity Adjustment = 100,000 x -16.89% = (16,890.00)
(2)    Total Interest Adjustment = 100,000 x 2.77% = 2,770.00
(3)    Equity Adjustment attributable to Withdrawal = 20,000 x -16.89% = (3,378.00)
(4)    Interest Adjustment attributable to Withdrawal = 20,000 x 2.77% = 554.00
(5)    Assumes 8% Withdrawal Charge applies and that no other Withdrawals have occurred since the last Contract
Anniversary. 10% of the 100,000 may be taken without a Withdrawal Charge under the Free Withdrawal
provision, so only the remaining 20,000     - 10,000 = 10,000 is charged.

Free Withdrawals
    A Free Withdrawal is a Withdrawal amount on which no Withdrawal Charges apply. An Interest Adjustment and Equity Adjustment will still apply. The Free Withdrawal amount available in any Contract Year is equal to 10% of the Contract Value as of the previous Contract Anniversary. Any unused portion of the Free Withdrawal amount for a Contract Year cannot be carried over to the following Contract Year.

    If the amount of a partial Withdrawal in any Contract Year exceeds the Free Withdrawal amount for that Contract Year, the excess Withdrawal will be subject to any applicable Withdrawal Charge. If the Owner surrenders the Contract, a Withdrawal Charge will be applied to any Free Withdrawal previously taken during the same Contract Year.

    The Example below shows the effect of the Free Withdrawal amount on the remaining Segment Value and the proceeds paid to the Owner.

Example 10 - Effect of a Free Withdrawal on the Segment Interim Value
Equity Adjustment Factor	-16.89%
Interest Adjustment Factor	2.77%
Contract Value on the previous Contract Anniversary	$100,000.00
Immediately Before Withdrawal
Segment Value	$100,000.00
Total Equity Adjustment	$(16,890.00)	[1]
Total Interest Adjustment	$2,770.00	[2]
Segment Interim Value	$85,880.00
Withdrawal
Withdrawal Amount	$10,000.00
Equity Adjustment attributable to the Withdrawal	$(1,689.00)	[3]
Interest Adjustment attributable to the Withdrawal	$277.00	[4]
Withdrawal Charge	$—
Net Withdrawal Amount paid to Owner	$8,588.00
Immediately After Withdrawal
Resulting Segment Value	$90,000.00

(1)    Total Equity Adjustment = 100,000 x -16.89% = (16,890.00)
(2)    Total Interest Adjustment = 100,000 x 2.77% = 2,770.00
(3)    Equity Adjustment attributable to Withdrawal = 10,000 x -16.89% = (1,689.00)
(4)    Interest Adjustment attributable to Withdrawal = 10,000 x 2.77% = 277.00

Required Minimum Distribution
    If your Contract is subject to minimum distribution requirements under Internal Revenue Code Section 401(a)(9), any Withdrawal of a minimum distribution required under Section 401(a)(9) with respect to the Contract (a “Required Minimum Distribution”), as calculated by us, will not be subject to Withdrawal Charges. Any Withdrawal made to satisfy required minimum distribution requirements will count towards your Free Withdrawal Amount and will be subject to an Equity Adjustment and Interest Adjustment. If the Owner surrenders the Contract, a Withdrawal Charge will be applied to any Free Withdrawal previously taken during the same Contract Year, including any Required Minimum Distribution Withdrawals. Required Minimum Distributions will incur a Withdrawal Charge if the Owner previously took a Withdrawal in the same Contract Year to satisfy the required minimum distribution requirement under your Contract. In this circumstance, the Owner must wait until the next Contract Anniversary to take their Required Minimum Distribution without incurring a Withdrawal Charge.

Confinement Waiver
    During the Accumulation Phase, after the first Contract Year and before the Death Benefit becomes payable under the Contract, we will waive the Withdrawal Charge on a Withdrawal (including a partial Withdrawal or full surrender) if the following requirements are met:
•any Owner (or, if the Owner is a non-natural person, any Annuitant), is confined to a Qualified Care Facility;
•confinement continues for at least sixty (60) consecutive days;
•confinement begins at least one year after the Contract Date;

•confinement is recommended in writing by a Physician; and
•we receive the Withdrawal request and the Physician’s recommendation no later than ninety (90) days following the date the confinement has ceased.

    Any applicable Interest Adjustment and Equity Adjustment will still apply.

    A “Qualified Care Facility” means a Convalescent Care Facility, Hospice Facility or Hospital as described below:
•Convalescent Care Facility means an institution which: (i) is licensed by the State as a convalescent nursing facility, a qualified nursing facility, a convalescent hospital, a convalescent unit of a Hospital, an intermediate care facility, or a custodial care facility; and (ii) is primarily engaged in providing, in addition to room and board accommodations, continuous nursing service by or under the supervision of a Physician or a licensed registered nurse (R.N.); and (iii) maintains a daily record of each patient which is available for our review; and (iv) administers a planned program of observation and treatment by a Physician (which for purposes of this provision also cannot be the proprietor or an employee of such facility) which is in accordance with existing standards of medical practice for the confinement.
•Convalescent Care Facility does not include any facility, or any part of a facility, used primarily for: rest care, training or education of the Owner, or the treatment of alcoholism or chemical dependency. Examples of such excluded facilities include (but are not limited to): spas, retreats, and alcohol and drug rehabilitation clinics.
•Hospice Facility means an institution which provides a formal program of care for terminally ill patients whose life expectancy is less than 6 months, provided on an inpatient basis and directed by a Physician. It must be licensed, certified or registered in accordance with State law.
•Hospital means an institution which: (i) is licensed as a hospital and operated pursuant to law; and (ii) is primarily engaged in providing or operating (either on its premises or in facilities available to the hospital on a prearranged contractual basis and under the supervision of a staff of one or more duly licensed Physicians) diagnostic and surgery facilities for the medical care and treatment of injured and sick persons on an inpatient basis for which a charge is made; and (iii) provides 24-hour nursing service by or under the supervision of a licensed registered nurse (R.N.).
•Hospital does not include any facility, or any part of a facility, used primarily for: rest care, training or education, or the treatment of alcoholism or chemical dependency. Examples of such excluded facilities include (but are not limited to): spas, retreats, and alcohol and drug rehabilitation clinics.

    Physician for purposes of this provision means a doctor of medicine or osteopathy legally authorized to practice medicine by the State in which he/she performs such function. The Physician cannot be you, an Annuitant, a Beneficiary, or a member of your, an Annuitant’s, a Beneficiary’s immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, grandparent, grandchild, cousin, aunt, uncle, niece, nephew and any of their Spouses, domestic partners or civil union partners. State for purposes of this provision means each state of the United States of America, as well as the District of Columbia, the Commonwealth of Puerto Rico, the Virgin Islands, Guam, and American Samoa.

    We reserve the right to obtain, at any time, an additional opinion or an examination of the ill Owner from a Physician that we designate at our expense. Should this opinion differ from that of the Owner’s Physician, the opinion of our Physician will prevail.

    The Confinement Waiver terminates upon the change or addition of an Owner (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through continuation of the Contract as a surviving spouse.

    This provision may vary by state, please see Appendix C (“State Variation Chart”).

Terminal Illness Waiver
    During the Accumulation Phase, after the first Contract Year and before the Death Benefit becomes payable, we will waive the Withdrawal Charge on a requested Withdrawal (including a partial Withdrawal or full surrender) if the following requirements are met:
•any Owner (or, if the Owner is a non-natural person, any Annuitant), is diagnosed with a Terminal Illness;
•the initial diagnosis occurs at least one year after the Contract Date; and
•the Withdrawal request is accompanied by a certification of Terminal Illness prepared by a Physician who has examined the ill Owner and is qualified to provide the certification.

    Any applicable Interest Adjustment or Equity Adjustment will still apply.

    Terminal Illness means an illness that is expected to cause death within twelve (12) months.

    Physician for purposes of this provision means a doctor of medicine or osteopathy legally authorized to practice medicine by the State in which he/she performs such function. The Physician cannot be you, an Annuitant, a Beneficiary, or a member of your, an Annuitant’s, a Beneficiary’s immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, grandparent, grandchild, cousin, aunt, uncle, niece, nephew and any of their Spouses, domestic partners or civil union partners. State for purposes of this provision means each state of the United States of America, as well as the District of Columbia, the Commonwealth of Puerto Rico, the Virgin Islands, Guam and American Samoa.

    We reserve the right to obtain, at any time, an additional opinion or an examination of the ill Owner from a Physician that we designate at our expense. Should this opinion differ from that of the ill Owner’s Physician, the opinion of our Physician will prevail.

    The Terminal Illness waiver terminates upon the change or addition of an Owner (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through continuation of the Contract as a surviving spouse.

    This provision may vary by state, please see Appendix C (“State Variation Chart”).

The Separate Account
    The Separate Account, in which we hold reserves for obligations we provide under the Contract, is established under Iowa law. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we conduct. Owners do not participate in the performance of assets held in the Separate Account and do not have any claim on such assets. The Separate Account is not registered under the Investment Company Act of 1940.

    We own the assets of the Separate Account, as well as any favorable investment performance on those assets. We are obligated to pay all money we owe under the Contract. If the obligation exceeds the assets of the Separate Account, funds will be transferred to the Separate Account from our General Account. We may, as permitted by applicable State law, transfer all assets allocated to the Separate Account to our General Account. We guarantee all benefits relating to your value in the Contract, regardless of whether assets supporting it are held in the Separate Account or our General Account. An Owner should look to the financial strength of the Company for its claims-paying ability. Our current plans are to invest assets held in the Separate Account in debt securities, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues and derivative instruments. We may also invest in interest rate swaps. We, however, are not obligated to invest the assets according to any particular plan, except as we may be required to by applicable State insurance laws.

The General Account
    The General Account holds all our assets other than assets in our Separate Accounts. The General Account assets support the guarantees under the Contract as well as our other general obligations. The General Account is not registered under the Investment Company Act of 1940. The guarantees in your Contract are subject to the Company’s financial strength and claims-paying ability. The General Account is subject to the regulation and supervision by the Iowa Insurance Department and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

    Assets in the General Account are not segregated for the exclusive benefit of any particular Contract or obligation. General Account assets are also available to the insurer’s general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about the Company’s financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the Segment Options to which you may allocate your Contract Value.

11. Statements
    Account Statements will be provided to you periodically, but not less frequently than annually by us, your IRA custodian, or a designated third party.

12. Annuity Phase
    When you purchase the Contract, we will set the Annuity Date as the Contract Anniversary on or first following the later of the Annuitant attaining age 95 or the 10th Contract Anniversary. In the case of Joint Annuitants, the Annuity Date will be set based on the age of the older Joint Annuitant. You may select an earlier Annuity Date, which may be any time after the Contract Date, by Notice provided to us. The revised Annuity Date must be at least 10 days after our receipt of your Notice.

    Annuity Payments will commence on the Annuity Date if:
•All Owners are natural persons and all the Owners and at least one Annuitant are alive on the Annuity Date; or
•If any Owner is a non-natural person and all Annuitants are alive on the Annuity Date.

Election of Option
    On the Annuity Date, the Interim Value will be applied to provide Annuity Payments to you or a payee you designate in accordance with the applicable Settlement Option elected by the Owner. If no Settlement Option was elected, one of the following two payment provisions will apply:
•If there is one living Annuitant on the Annuity Date, the Interim Value will be applied to provide Annuity Payments for the longer of the lifetime of the Annuitant or five years; or
•If there are two living Joint Annuitants on the Annuity Date, the Interim Value will be applied to provide Annuity Payments in the same monthly amount for the longer of the lifetimes of both Joint Annuitants or five years.

    An election of a Settlement Option must be made in writing by the Owner prior to the Annuity Date and is irrevocable on or after the Annuity Date.

    Additionally, the Beneficiary of a Non-Qualified Contract may elect to receive the Death Benefit under one of the Settlement Options described below, subject to the satisfaction of section 72(s) of the Internal Revenue Code, as amended. Any election of a Settlement Option by a Beneficiary must be made in writing and is irrevocable on or after the date payments begin. For purposes of the Settlement Options below, the Beneficiary will be the Annuitant.

    The Interim Value on the Annuity Date is the basis for determining the amount of your Annuity Payments. You will not incur an Interest Adjustment if your Annuity Date is after the Withdrawal Charge Period, which is the case for the Annuity Date established when you purchase the Contract. You will not incur an Equity Adjustment if your Annuity Date is on a Segment End Date that is shared by all Segment Options to which you have allocated funds.

    A lump sum along with a Settlement Option may be elected. The amount applied under the Settlement Option must be at least $5,000.

    Payments made quarterly, semiannually or annually may be elected in lieu of monthly payments. Payments less than $100 will only be made annually.

Settlement Options
    No future payments under any option, except as provided by law, may be assigned or transferred.
    Option 1: Life Annuity
    Monthly payments will be made during the lifetime of the Annuitant. The monthly payments will cease on the death of the Annuitant. No payments will be due after the death of the Annuitant. If the Annuitant dies shortly after the Annuity Date, you or the payee you designate may receive less than your investment in the Contract. This means you or the payee you designate will receive no payments if the Annuitant dies before the first scheduled payment, will receive only one payment if the Annuitant dies before the second scheduled payment, and so on.

    Option 2: Life Annuity with Guaranteed Period

    Monthly payments will be made for the longer of the guaranteed period elected and the lifetime of the Annuitant. The guaranteed periods are 5, 10, 15 or 20 years, or any other period agreed upon in writing by us. After the guaranteed period, monthly payments will cease on the death of the Annuitant, and no payments will be due after the death of the Annuitant. If the Annuitant dies during the guaranteed period, payments will continue to be made to you or a payee you designate until the end of the guaranteed period.

    Option 3: Installment Refund Life Annuity

    Monthly payments will be made for the installment refund period and thereafter for the lifetime of the Annuitant. The installment refund period is the period required for the sum of the monthly payments to equal the total amount applied under this option. After the installment refund period, monthly payments will cease on the death of the Annuitant, and no payments will be due after the death of the Annuitant. If the Annuitant dies during the installment refund period, no payments will be due after the installment refund period.

    Option 4: Joint and Last Survivor Annuity

    Monthly payments will be made for the joint lifetime of two Annuitants and in an equal amount during the remaining lifetime of the survivor. Payments will cease on the death of the last survivor. No payments will be due after the death of the last survivor. Payments may also be made during the lifetime of the survivor in an amount equal to two-thirds or one-half of the payment made during the joint lifetime of the two persons. If both Annuitants die shortly after the Annuity Date, you or the payee you designate may receive less than your investment in the

Contract. This means you or the payee you designate will receive no payments if the Annuitants die before the first scheduled payment, will receive only one payment if the Annuitants die before the second scheduled payment, and so on.

    Option 5: Fixed Period Annuity

    Monthly payments will be made for the fixed period elected. Payments will cease at the end of the fixed period and no further payments will be due. The fixed period that may be elected is any period from 5 to 30 years. However, fixed periods shorter than 10 years are only available as a Death Benefit Settlement Option.

    The options described above may not be offered in all states. We may offer other Settlement Options. If your Contract is a Qualified IRA annuity Contract or you purchase the Contract through an IRA Account, not all options may satisfy Required Minimum Distribution rules. Consult your tax advisor for more information.

    Annuity Payments will start on the Annuity Date and continue based on the Settlement Option you elect. If the Annuitant is not an Owner and dies prior to the Annuity Date, you may modify your Selected Settlement Option and designate a new Annuitant prior to the Annuity Date, subject to our underwriting rules then in effect. If no designation is made within 30 days of death of the Annuitant, the younger of you or any Joint Owner will become the Annuitant. The substituted Annuitant will be used to determine the payments for Option 1, Option 3, and Option 4, if selected.

Death of Owner on or after the Annuity Date
    If any Owner dies on or after the Annuity Date and before the entire interest in the Contract has been distributed, any remaining interest in the Contract will be distributed under the method of distribution being used on the date of death and in the following order based on whomever is still alive: any payee you have named, a surviving Joint Owner, the last surviving Owner’s Beneficiaries, or to the last surviving Owner’s estate if no Beneficiaries have been named or if there are no surviving Beneficiaries. If the death of both Joint Owners occurs simultaneously and no Beneficiaries have been named or if there are no surviving Beneficiaries, the estates of both Joint Owners will be the Beneficiary in equal shares.

13. State Specific Contract Considerations
    The Contract and its Endorsements will be issued in accordance with the laws of the state in which it was issued. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. State specific legal requirements, among other things, may impact the following features:
•Right to Cancel Period;
•Issue Age Limitations;
•Withdrawal Charge Schedule;
•Annuity Date Provisions;
•Terminal Illness and Confinement Waivers; and
•Availability of Certain Features.

    This prospectus describes the material rights and obligations of an Owner. It also sets forth the maximum fees and charges for all Contract features and benefits. See Section 3 ("Contract Charges") for additional information. Material state variations are disclosed in the attached “Appendix C - State Variation Chart”. You should read and retain your Contract, amendments, and/or endorsements along with a copy of this prospectus.

14. Tax Information
    This section provides a summary explanation of the tax ramifications of purchasing a Contract. More detailed information about product taxation can be obtained in a document, which is available by calling the toll-free telephone number at the back of this prospectus. We do not provide individual tax advice. You should contact your tax advisor to discuss your Contract’s effects on your personal tax situation.

Tax Status of the Contracts
    When you invest in an annuity Contract, you usually do not pay taxes on your investment gains until you withdraw the money - generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your Contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan.

    Required Distributions. In order to be treated as an annuity Contract for Federal income tax purposes, Section 72(s) of the Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, section 72(s) requires that (a) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (b) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death. These requirements will be considered satisfied as to any portion of an Owner’s interest which is payable to or for the benefit of a designated Beneficiary and which is distributed over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, provided that such distributions begin within one year of the Owner’s death. The designated Beneficiary refers to a natural person designated by the Owner as a Beneficiary and to whom ownership of the Contract passes by reason of death. However, if the designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued with the surviving spouse as the new Owner.

    The Non-Qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

    Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts
    Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non- Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the premiums or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

    Natural Persons. The following discussion generally applies to Contracts owned by natural persons.

    Withdrawals. When a Withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the account value immediately before the distribution over the Owner’s investment in the Contract (generally, the premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The account value immediately before a Withdrawal may have to be increased by any positive Interest and/or Equity Adjustments that result from a Withdrawal. There is, however, no definitive guidance on the proper tax treatment of Interest and/or Equity Adjustments, and you may want to discuss the potential tax consequences of an Interest and Equity Adjustments with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

    Penalty Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract, there may be imposed a federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions:
•made on or after the taxpayer reaches age 59 1⁄2;
•made on or after the death of an Owner;
•attributable to the taxpayer’s becoming disabled; or
•made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

    Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult a tax adviser with regard to exceptions from the penalty tax.

    Annuity Payments. Although tax consequences may vary depending on the payout option elected under an annuity Contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of Annuity Payments, as determined when Annuity Payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

    Partial Annuitization. Under a new tax provision enacted in 2010, if part of an annuity Contract’s value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as Annuity Payments instead of Withdrawals. None of the payment options under the Contract is intended to qualify for this “partial annuitization” treatment and, if you apply only part of the value of the Contract to a payment option, we will treat those payments as Withdrawals for tax purposes.

    Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant (if the Owner is a non-natural person). Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as Annuity Payments.

    Transfers, Assignments or Exchanges of a Contract. A transfer or assignment of ownership of a Contract, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

    Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

    Multiple Contracts. All non-qualified deferred annuity Contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity Contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

    Further Information. We believe that the Contracts will qualify as annuity Contracts for Federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts
    The tax rules applicable to Qualified Contracts vary according to the type of Qualified Contract and its terms and conditions. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

    The Contract is available for purchase as an Individual Retirement Annuity or it may be purchased by an Individual Retirement Account for the benefit of the Underlying IRA Holder.

     Individual Retirement Annuities (IRAs), as defined in Section 408 of the Internal Revenue Code (the "Code"), permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59 1⁄2 , unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

    Roth IRAs, as described in Code section 408A, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1⁄2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

    Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your Contract, IRA Account or consult a tax advisor for more information about these distribution rules.

    Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.

In the case of a Withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the Contract’’ to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the Contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the Contract” under a Qualified Contract can be zero.

Federal Estate, Gift and Generation-Skipping Transfer Taxes
    While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity Contract owned by a decedent and payable to a Beneficiary who survives the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity Contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning advisor for more information.

    Under certain circumstances, the Code may impose a generation-skipping (“GST”) tax when all or part of an annuity Contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

    The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax
    Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Definition of Spouse under Federal Law
    The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity Purchases By Nonresident Aliens and Foreign Corporations
    The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity Contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships, and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

1035 Exchanges
    Under Section 1035 of the Internal Revenue Code, you are permitted in most circumstances to directly transfer amongst annuities. If the transfer does not qualify as a 1035 exchange, you may be subject to federal income tax which does not preclude the potential for penalties. Both annuities and other tax qualified accounts, including this annuity Contract, may contain early Withdrawals provisions and therefore should be examined carefully. Please consult with your Financial Professional to discuss the costs and benefits. Please note that your Financial Professional will receive a commission if you replace your existing annuity with this annuity Contract.

Possible Tax Law Changes
    Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

    We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity Owners currently receive. We make no guarantee regarding the tax status of any contact and do not intend the above discussion as tax advice.

15. Other Information
Assignment
    To the extent allowed by applicable State law, we reserve the right to refuse our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. Unless otherwise restricted by Endorsement, you may request to assign or transfer your rights under the Contract by Notifying us. We will not be bound by an assignment until we acknowledge it. If your Contract is assigned, the assignment will take effect on the date the Notice was signed, subject to any action taken by us before receipt of the Notice. We have no liability under any assignment for our actions or omissions done in good faith. In addition, we shall not be liable for any tax consequences you may incur due to the assignment of your Contract.

Distribution
    Athene Securities, a wholly owned subsidiary of Athene Holding Ltd. (Athene), serves as distributing underwriter for the Contracts. Athene Securities is registered as a broker-dealer with the SEC under the 1934 Act, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). Athene Securities is a member of the Securities Investors Protection Corporation. You may contact FINRA by calling 1-800-289-9999 or online at www.finra.org for information about Athene Securities or your broker-dealer and their respective registered persons. An investor brochure that includes information describing FINRA is available both online and through the telephone number.

    We have entered into an underwriting agreement with Athene Securities for the distribution of the Contracts. Athene Securities also may perform various administrative services on our behalf.

    We may fund Athene Securities’ operating and other expenses, including overhead, legal and accounting fees, Financial Professional training, compensation for the Athene Securities management team, and other expenses associated with the Contracts. Financial Professionals associated with Athene Securities and their managers are also eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with Athene Securities. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.

    We offer Contracts on a continuous basis. Contracts are sold only by licensed Financial Professionals in those states where the Contracts may be lawfully sold. Athene Securities does not itself sell the Contracts on a retail basis. Rather, Athene Securities enters into selling agreements with unaffiliated broker-dealer firms (the “selling broker-dealers”) for the sale of the Contracts through those firms and their Financial Professionals. The Financial Professionals will be registered representatives of the selling broker-dealers that are registered as broker-dealers under the 1934 Act and members of FINRA.

    Under the distribution agreement we pay selling commissions to Athene Securities, which Athene Securities re-allows to the selling broker-dealers. The amount and timing of commissions paid to selling broker-

dealers may vary depending on the selling agreements and the Contract sold but will not be more than 7% of the Purchase Payment. Some selling broker-dealers may elect to receive a smaller amount of commission at the time of the sale and an ongoing trail commission for as long as the Contract remains in effect or as agreed in the selling agreement. We may pay or allow other promotional incentives or payments to selling broker-dealers in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

    The Financial Professionals who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the selling broker-dealers in the form of commissions or other compensation, depending on the agreement between the selling broker-dealer and the Financial Professional. The Financial Professionals are also eligible for various cash benefits, such as bonuses, insurance benefits, and financing arrangements, and non-cash items. Non-cash items include conferences seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise, priority operations support, preferred programs, and other similar items. Sales of the Contracts may help Financial Professionals qualify for such benefits.

    We may also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Financial Professionals of the selling broker-dealers. These allowances may be based on a percentage of the Purchase Payment.

    In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as “override” compensation, or reimbursements to selling broker-dealers and wholesaling broker-dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all broker-dealers, and the terms of any particular agreement governing the payments may vary among broker-dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the broker-dealers’ preferred or recommended list, increased access to the selling broker-dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Financial Professionals, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular broker-dealer’s actual or expected aggregate sales of our index-linked annuity Contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Financial Professional.

    A portion of the payments made to selling firms may be passed to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.

    Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup commission and other expenses through fees and charges deducted under the Contract.

Amendments to the Contract
    The Contract may be amended to conform to changes in applicable law or interpretations of applicable law. Changes in the Contract may need to be approved by the state insurance departments. The consent of the Owner to an amendment will be obtained to the extent required by applicable law.

Misstatements
    If payments made were too large because of a misstatement of age, we may deduct the difference from the next payment or payments with interest. If payments were too small, we may add the difference to the next payment with interest. Any interest payable will be made at the rate equal to 1.00% or as required by applicable law.

Owner Questions
    The obligations to the Owner under the Contracts are ours. Please direct your questions and concerns to us at our Administrative Office.

State Regulation
    As a life insurance company organized and operated under the laws of the State of Iowa, we are subject to provisions governing life insurers and to regulation by the Iowa Commissioner of Insurance. Our books and accounts are subject to review and examination by the Iowa Division of Insurance.

Evidence of Death, Age, Gender, or Survival
    We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Contract provision.

Independent Auditors
    The financial statements as of 2021 and 2020 and for each of the three years in the period ended December 31, 2021, included in this Registration Statement, have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report appearing herein.

Legal Matters
    Eversheds Sutherland (US) LLP has provided advice on certain matters relating to the application of federal securities law to the Contracts.

16. Information about the Company
Reliance on Rule 12h-7
    The Company relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

Information on the Company’s Business and Property
Overview
    The Company, an Iowa stock life insurance company, has its home office address and principal executive office address at 7700 Mills Civic Parkway, West Des Moines, Iowa 50266. The Company was founded in 1896 as Central Life Assurance Company and is licensed to conduct life insurance business in the District of Columbia, Puerto Rico and all states except New York. Effective October 2, 2013, Athene acquired 100% of the issued and outstanding capital stock of Athene USA Corporation (“AUSA,” formerly known as Aviva USA Corporation), an Iowa corporation, and thereby acquired control of certain of AUSA’s insurance company subsidiaries, including, but not limited to, the Company. Currently, the Company is a direct, wholly-owned subsidiary of Athene Annuity & Life Assurance Company (“AADE”), which in turn is an indirect, wholly-owned subsidiary of Athene. Effective January 1, 2022, as a result of the closing of the merger involving Athene and Apollo (as defined below), Apollo Global Management, Inc. (NYSE: APO) became the beneficial owner of 100% of Athene's Class A common shares and controls all of the voting power to elect Athene's board of directors.

    The Company is a leading financial services company specializing in retirement services that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. Currently, the Company focuses primarily on: (i) the sale of retail fixed annuities, including fixed indexed annuities (“FIAs”) and fixed rate annuities (together with FIAs, “deferred annuities”), through its network of approximately 53 independent marketing organizations, approximately 65,000 independent agents, 16 banks and 119 regional broker-dealers; (ii) pension group annuities (“PGA”) issued in connection with pension risk transfer transactions; and (iii) the opportunistic issuance of funding agreements. The Company invests the proceeds received from these activities into a high-quality asset portfolio to generate attractive financial results for its shareholder, while concurrently focusing on downside risk to preserve the capital of and meet its obligations to its policyholders, including Owners of the Contracts. Subsidiary operations are not included in the Company’s unconsolidated statutory results. The Company is currently rated A+ (stable outlook) by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, A (stable outlook) by A.M. Best Company, Inc. and A (positive outlook) by Fitch Ratings.
On January 1, 2022 (the "Merger Effective Date"), Athene completed the previously announced merger transaction pursuant to the Agreement and Plan of Merger, dated as of March 8, 2021 (the "Merger Agreement"), by and among Athene, AGM (formerly known as Tango Holdings, Inc.), Apollo Asset Management, Inc. ("AAM", formerly known as Apollo Global Management, Inc.), Blue Merger Sub, Ltd. ("AHL Merger Sub"), and Green Merger Sub, Inc. ("AAM Merger Sub"). Effective as of 1:00 a.m. Eastern Time on the Merger Effective Date, AAM Merger Sub merged with and into AAM (the "AAM Merger"), with AAM continuing as a direct subsidiary of AGM. Effective as of 1:01 a.m. Eastern Time on the Merger Effective Date, AHL Merger Sub merged with and into Athene (the "AHL Merger" and, together with the AAM Merger, the "Mergers"), with Athene continuing as a direct subsidiary of AGM. As a result of the Mergers, AAM and Athene became direct subsidiaries of AGM.

Products
    The following summarizes the Company’s products by the amount of premiums and deposits for the periods presented below:

	Year ended December 31,
	2021	2020	2019
Premiums and Deposits	($ in Thousands)
Annuities
Indexed	$8,371,268	$6,133,610	$6,309,363
Fixed rate	524,622	1,654,202	565,316
Payout	99,304	145,898	98,420
Group annuities - PGA	13,531,046	5,275,204	5,052,978
Gross annuities products	22,526,240	13,208,914	12,026,077
Funding agreements	11,481,545	2,684,571	300,000
Life and other(1)	122,969	145,577	172,328
Gross premiums and deposits	$34,130,754	$16,039,062	$12,498,405
Ceded premiums and deposits	(30,469,034)	(14,166,196)	(10,790,545)
Net Premiums and Deposits	$3,661,720	$1,872,866	$1,707,860

(1) Life and Other includes products associated with the following business lines: life, accident and health, variable annuity and any other product not specifically identified. Substantially all Life and Other products are ceded to third party or affiliate reinsurers.

    The following summarizes the Company’s general and separate accounts U.S. Statutory Accounting Principles (“SAP”) reserves by product as of the dates presented below:

	December 31,
	2021	2020
Products (1)	($ in Thousands)
Annuities
Indexed	$42,067,187	$39,724,748
Fixed rate	4,638,804	4,861,936
Payout	1,811,160	1,905,408
Group annuities - PGA	27,322,616	14,453,581
Total annuities products	75,839,767	60,945,673
Funding agreements	14,733,392	3,681,766
Life and other (2)	70,451	77,216
Total reserves	$90,643,610	$64,704,655

(1) Reserves are net of assumed and ceded coinsurance transactions.
(2) Life and Other includes products associated with the following business lines: life, accident and health, variable annuity and any other product not specifically identified.

Indexed Annuities

Fixed Indexed Annuities. The majority of the Company’s reserve liabilities are FIAs. An FIA is a type of insurance contract in which the policyholder makes one or more premium deposits which earn interest based, on a tax deferred basis, at a crediting rate based on a specified market index. The policyholder is entitled to receive periodic or lump sum payments a specified number of years after the contract is issued. FIAs allow policyholders the possibility of earning interest without risk to principal, unless the contract is surrendered during a surrender charge period. A market index tracks the performance of a specific group of stocks or other assets representing a particular segment of the market, or in some cases, an entire market. The Company’s FIAs include a provision for a minimum guaranteed surrender value calculated in accordance with applicable law, as well as death benefits as required by non-forfeiture regulations. The Company generally buys options on the indices to which the FIAs are tied to hedge the associated market risk. The cost of the option is priced into the overall economics of the product as an option budget.

Registered Index-Linked Annuities. A registered index-linked annuity (“RILA”) is similar to an FIA in that it offers the policyholder the opportunity for tax-deferred growth based in part on the performance of a market index. Compared to an FIA, a RILA has the potential for higher returns but also has the potential for limited risk of loss to principal and related earnings. A RILA provides the ability for the policyholder to participate in the positive performance of certain market indices during a term, limited by a cap or adjusted for a participation rate. Negative performance of the market indices during a term can result in negative policyholder returns. Downside protection is typically provided in the form of either a “buffer” or a “floor” to limit the policyholder’s exposure to market loss. A “buffer” is protection from negative exposure up to a certain percentage, typically 10 or 20 percent. A “floor” is protection from negative exposure less than a stated percentage (i.e., the policyholder risks exposure of loss up to the “floor,” but is protected against any loss in excess of this amount).

Fixed Rate Annuities
    Fixed rate annuities include annual reset annuities and multi-year guaranteed annuities (“MYGAs”). Unlike FIAs, fixed rate annuities earn interest at a set rate, rather than at a rate that may vary based on an index. Fixed rate annual reset annuities have a crediting rate that is typically guaranteed for one year. After such period, the Company has the ability to change the crediting rate at its discretion, generally once annually to any rate at or above a guaranteed minimum rate. MYGAs are similar to annual reset annuities except that the initial crediting rate is guaranteed for a specified number of years, rather than just one year, before it may be changed at the Company’s discretion. After the initial crediting period, MYGAs can generally be reset annually.

Payout Annuities
    Payout annuities primarily consist of single premium immediate annuities (“SPIA”), supplemental contracts and structured settlements. Payout annuities provide a series of periodic payments for a fixed period of time or for the life of the policyholder, based upon the policyholder’s election at the time of issuance. The amount, frequency and length of time of the payments are fixed at the outset of the annuity contract.

Group Annuities
    PGA transactions usually involve a single premium group annuity contract issued to discharge certain pension plan liabilities. The group annuities that the Company issues are nonparticipating contracts. The assets supporting the guaranteed benefits for each contract may be held in a separate account.

Funding Agreements
The Company focuses on opportunistically issuing funding agreements to institutional investors at attractive risk-adjusted funding costs. Funding agreements are negotiated privately between an investor and an insurance company. They are designed to provide an agreement holder with a guaranteed return of principal and periodic interest payments, while offering competitive yields and predictable returns. The interest rate can be fixed or floating. If the interest rate is a floating rate, it may be linked to LIBOR, the Secured Overnight Financing Rate, the Federal Funds Rate or other major index. As of December 31, 2021, the Company had $12.3 billion in aggregate funding agreement deposits outstanding under the funding agreement backed note (“FABN”) program, pursuant to which a third-party trust issues medium-term notes under a global debt issuance program and uses the proceeds of such issuances to buy funding agreements from the Company, $2.4 billion in aggregate funding agreement deposits outstanding to the Federal Home Loan Bank of Des Moines (the “FHLB”) and $500 million in aggregate funding agreement deposits outstanding under the Company’s secured funding agreement backed repurchase agreement program, pursuant to which a special-purpose, unaffiliated entity entered into repurchase agreements with a bank and the proceeds of the repurchase agreements were used by the special-purpose entity to purchase funding agreements from the Company.

Life and Other
    Life and other products include other retail products, including run-off or ceded business, statutory closed blocks and ceded life insurance. In connection with Athene’s acquisition of Aviva USA Corporation (“Aviva USA”, now AUSA), the Company entered into a series of reinsurance agreements to cede the acquired, non-core business, to third parties and affiliates. A description of the reinsurance arrangements entered into in connection with the acquisition and certain reinsurance arrangements pre-dating the acquisition, in each case, pursuant to which certain life and other products are ceded, is below.

    Global Atlantic Financial Group Limited (“Global Atlantic”). The Company entered into a series of reinsurance agreements with affiliates of Global Atlantic to cede life insurance business acquired from Athene’s purchase of Aviva USA. A description of the transactions is as follows:
•The Company entered into a 100% coinsurance and assumption agreement with Accordia Life and Annuity Company (“Accordia”), a Global Atlantic affiliate. The agreement covers all open block life insurance business issued by the Company, with the exception of enhanced guarantee universal life insurance products. Under the terms of the agreement, Accordia is obligated to maintain a custody account with an agreed-upon required balance that, as of December 31, 2021, was approximately $1.6 billion. As of December 31, 2021, outstanding obligations ceded pursuant to this arrangement which remained unnovated amounted to $1.1 billion in statutory reserves. The Company has no continuing contractual obligations with respect to policies that have been novated.
•The Company entered into a 100% coinsurance agreement with Accordia and Accordia subsequently retroceded to Ameritas Life Insurance Corp. (“Ameritas”) substantially all policy liabilities for the closed block established in connection with the demutualization of Indiana Life Insurance Company, which had been previously acquired by Aviva USA. Under the terms of the retrocession agreement, Ameritas maintains a trust account with assets equal to or greater than a required statutory balance that as of December 31, 2021 was $583 million. As of December 31, 2021, outstanding obligations ceded pursuant to this arrangement amounted to $595 million in statutory reserves.

    Structured Annuity Reinsurance Company (“STAR”). The Company entered into a reinsurance agreement on August 30, 2013 with STAR, an affiliated reinsurer domiciled in Iowa. The agreement ceded, through coinsurance, all annuity contracts issued by the Company (and its predecessor by merger, Aviva Life Insurance Company) to Aviva London Assignment Corporation, an affiliated entity. As of each of December 31, 2021, 2020 and 2019, there were $1.1 billion of outstanding obligations ceded pursuant to the coinsurance agreement.

    Athene Re USA IV, Inc. (“Athene Re IV”). In connection with Athene’s acquisition of Aviva USA, Athene acquired Aviva Re USA IV, Inc. (now Athene Re IV), a subsidiary of Aviva USA and a captive reinsurer domiciled in Vermont. Prior to Athene’s acquisition of Aviva USA, the Company’s predecessor had entered into a coinsurance agreement with Aviva Re USA IV, Inc., dated December 15, 2011, pursuant to which the Company’s predecessor ceded, on a 100% quota share basis, all life insurance policies that had been issued or assumed by the Company’s predecessor prior to its reorganization from an Iowa mutual life insurance company to a mutual holding company and were, as of the date of the coinsurance agreement, being operated as a closed block of business for dividend purposes only. As of December 31, 2021, 2020 and 2019, there were $1.4 billion, $1.4 billion and $1.5 billion, respectively, of outstanding obligations ceded pursuant to the funds withheld coinsurance agreement.

Reinsurance
    The Company is party to reinsurance arrangements, pursuant to which it cedes certain risks associated with its core business to its affiliates, Athene Annuity Re Ltd. (“AARe”) and AADE. The Company has entered into a modified coinsurance agreement ("Modco Agreement") with AARe, pursuant to which it cedes to AARe a quota share, as specified by the Company, of its obligations to repay the principal upon maturity or termination and to make periodic interest payments under funding agreements issued by the Company. All cessions to date have been on a 100% quota share basis. The Company had a coinsurance agreement with AADE, pursuant to which it ceded to

AADE a 50% quota share of all of the Company’s retail annuity business issued between January 1, 2018 and December 31, 2021 (excluding the Contracts). The Company has entered into Modco Agreements with AARe with respect to substantially all of its other core business, pursuant to which it generally cedes to AARe an 80% quota share of all such business.

    Under the various Modco Agreements, the Company retains the reserves and the assets supporting the reserves, with the assets held in a segregated account ("Modco Account"). Although AARe is not required to establish any reserves in connection with modified coinsurance transactions, it is required to hold capital related to the modified coinsurance reserves that are retained by the Company as if the reserves were explicitly recorded on the balance sheets of AARe. The profit and loss with respect to the reserve liabilities and the assets supporting the reserves flow from the Company to AARe through periodic net settlements. The Company is authorized under the Modco Agreements to make payments on the ceded liabilities directly from the Modco Account. The assets maintained in the Modco Account are valued at statutory carrying value for purposes of determining settlement amounts. Under the Modco Agreements, the Company has an obligation to make payments to AARe to the extent that the statutory carrying value of the assets maintained in the applicable Modco Account exceeds 100% of the applicable reserves, and AARe has an obligation to make a payment to the Company to the extent that the statutory carrying value of the assets maintained in the Modco Account is less than 100% of the applicable reserves.

    Under the coinsurance agreement with AADE, the Company pays reinsurance premiums to AADE equal to 50% of the sum of (i) gross premiums generated through the Company’s retail operations, (ii) fees with respect to any riders issued in connection with the Company’s retail operations and (iii) any other payments, collections or recoveries relating to the Company’s retail operations. AADE pays the Company’s obligations relating to partial surrenders, full surrenders, death claims, annuitizations and other contractual benefits under the policies being reinsured and also pays the Company for certain policy expenses, including administrative expenses and issuance and renewal expenses, incurred by the Company relating to the policies being reinsured. Amounts owing to or from AADE pursuant to the coinsurance agreement are determined and paid upon settlement, which may occur on either a monthly or quarterly basis. Effective January 1, 2022, the Company and AADE agreed to terminate that coinsurance agreement for new business, with the intention that new policies issued on and after that date will be reinsured to AARe pursuant to a new Modco Agreement effective January 1, 2022.

    The following summarizes the Company’s general and separate accounts statutory reserves, as of the dates presented below, that have been ceded to AARe:

	December 31,
	2021	2020
Reserves	($ in Thousands)
Annuities
Indexed	$33,558,746	$31,675,272
Fixed rate	3,748,454	3,931,818
Payout	1,448,928	1,524,327
Group annuities - PGA	21,858,093	11,562,865
Total annuities products	60,614,221	48,694,282
Funding agreements	14,733,392	3,681,766
Life and other (1)	49,749	54,641
Total reserves	$75,397,362	$52,430,689
(1)Life and other includes products associated with the following business lines: life, accident and health, variable annuity and any other product not specifically identified.

Investment Management
    Investment activities are an integral part of the Company’s business and net investment income is a significant component of the Company’s total revenues. The Company’s investment philosophy is to invest a portion of the Company’s assets in securities that earn the Company incremental yield by taking measured liquidity risk and complexity risk and capitalizing on the Company’s long-dated and persistent liability profile to prudently achieve higher net investment earned rates, rather than assuming solely credit risk.

    The Company has executed an investment management agreement (“IMA”) with Apollo Insurance Solutions Group LP (“ISG”), pursuant to which ISG and certain of its affiliates, including AGM (and together with its subsidiaries, “Apollo”) manage substantially all of the Company’s portfolio. Apollo's investment team and credit portfolio managers employ their deep experience to assist Athene and its subsidiaries (collectively, the “Athene Group”), including the Company, in sourcing a broad range of asset classes. Apollo has selected a diverse array of corporate bonds and more structured, but highly rated asset classes. The Athene Group also maintains holdings in floating rate and less interest rate-sensitive investments, including collateralized loan obligations (“CLOs”), non-agency residential mortgage-backed securities (“RMBS”) and various other types of structured products. These asset classes permit the Athene Group to earn incremental yield by assuming liquidity risk and complexity risk, rather than assuming solely credit risk. In addition to its core fixed income portfolio, the Athene Group opportunistically allocates approximately 5% of its overall portfolio to alternative investments where it primarily focuses on fixed income-like, cash flow-based investments. The Athene Group's alternative investment strategy is inherently opportunistic rather than being derived from allocating a fixed percentage of assets to the asset class and the strategy is subject to internal concentration limits.

    The percentages of each general and separate accounts asset class held by the Company, based on statutory carrying value as of the dates presented below, are as follows:

	December 31, 2021		December 31, 2020
	Carrying Value	% of Total	Carrying Value	% of Total
	($ in Thousands)
Asset Class:
Corporate Bonds	$42,669,483	42%	$34,443,848	48%
Municipal and Other Government Bonds	1,596,260	2	1,033,338	1
ABS (non-MBS, CLO)	11,271,317	11	4,277,796	6
CMBS	2,744,844	3	2,374,097	3
RMBS	3,545,840	3	4,061,787	6
Mortgage Loans	16,615,157	16	9,896,709	14
Real Estate	9,389	—	9,389	—
CLO	9,821,568	10	6,024,309	7
Partnership Interests and Surplus Notes	4,672,454	5	2,234,959	3
Investments in Subsidiaries	430,714	—	435,317	1
Short-term Investments	2,504,498	2	2,547,272	4
Other	6,010,165	6	4,683,734	7
Total	$101,891,689	100%	$72,022,555	100%

Competition

    The Company operates in highly competitive markets. The Company competes with a variety of large and small industry participants, including diversified financial institutions and insurance and reinsurance companies. These companies compete in one form or another for the growing pool of retirement assets driven by a number of external factors such as the continued aging of the U.S. population and the reduction in safety nets provided by governments and private employers. In the markets the Company operates in, scale and the ability to provide value-added services and build long-term relationships are important factors to compete effectively. The Company believes that its leading presence in the retirement market, diverse range of capabilities and broad distribution network uniquely positions it to effectively serve consumers' increasing demand for retirement solutions, particularly in the FIA market.

    The Company faces competition in the FIA market from traditional insurance carriers such as Allianz Life Insurance Company of North America and American International Group Companies. Principal competitive factors for FIAs are initial crediting rates, reputation for renewal crediting action, product features, brand recognition, customer service, distribution capabilities and financial strength ratings of the provider. Competition may affect, among other matters, both business growth and the pricing of the Company’s products and services.

The Company faces strong competition within the institutional channel. With respect to funding agreements, namely those issued in connection with the Company’s FABN program, the Company competes with other insurers that have active FABN programs, such as MetLife, Inc. (“MetLife”) and New York Life Insurance Company. Within the funding agreement market, the Company competes primarily on the basis of perceived financial strength, interest rates and term. With respect to Group Annuities, the Company competes with other insurers that offer such annuities, such as MetLife and Prudential Financial, Inc. Within the PGA market, the Company competes primarily on the basis of price, underwriting, investment capabilities and the ability to provide quality service to the corporate sponsor's pension participants.

Human Capital Management

    As of December 31, 2021, the Company had 515 employees, all of whom were located at the Company's headquarters in West Des Moines, Iowa. In addition, the Company receives services from employees of other members of the Athene Group under the terms of a shared services agreement. The Company believes that employee relations are good. None of its employees are subject to collective bargaining agreements, nor is the Company aware of any efforts to implement such agreements.

Human capital resources are managed at the broader Athene Group level. The Athene Group is committed to a culture that prioritizes teamwork, engagement, inclusivity and pride of ownership. When employees are engaged and feel a sense of purpose and belonging, they are more enthusiastic about their work and the success of the organization. Engagement is driven by many facets of the Athene Group's employee experience. The Athene Group's core values – Believe in your Co-workers, Engage Actively, Act like Owners, and Make it Happen (“BEAM”) – provide the foundation for employee engagement. BEAM was created by a team of employees tasked with articulating the Athene Group's core beliefs. BEAM is core to the Athene Group's culture and helps inspire employees to take positive action in the Athene Group's workplace and in the communities in which the Athene Group operates.

Talent

Recruiting, developing and retaining high-performing employees in the workplace is very important to the Athene Group. The Athene Group values each employee’s individual talents and skills, and promotes career growth and development for all employees. As the Athene Group invests in the growth and development of its employees, the value of its workforce increases. The continued success of the Athene Group's business depends upon its ability to retain the employees in whom it has invested. The Athene Group monitors turnover rates by function and actively defends against key talent losses to competitors. The Athene Group also conducts annual succession planning to ensure that as the organization expands, is subject to turnover and/or provides promotional opportunities, it is in a position to fill key open positions.

To measure employee satisfaction and engagement, the Athene Group administers an annual employee engagement survey. The scores and feedback are reviewed by management in addition to being communicated to all Athene Group employees. The Athene Group adjusts to its business practices based on feedback received. To achieve meaningful feedback, the Athene Group strives to achieve high employee completion rates.

Diversity, Equity and Inclusion

The Athene Group is committed to ensuring diversity, equity and inclusion (“DEI”) are woven into its organizational values. The Athene Group's DEI efforts are led by its Senior Vice President, Diversity, Equity and Inclusion, who reports to Athene's Executive Vice President of Human Resources, with additional reporting responsibilities to the Legal & Regulatory Committee of Athene's board of directors, the committee charged with oversight of the Athene Group's DEI efforts and the Athene Group's corporate and social responsibility efforts more broadly. The Athene Group has established a Diversity & Inclusion Council and ten Employee Resource Groups (“ERGs”) that work to elevate diversity efforts by fostering a workplace that cultivates employees' differences, where employees feel celebrated, engaged, and connected. The Athene Group seeks to build a diverse workforce that delivers on its business objectives and embodies its values. The Athene Group engages actively with its communities to make a difference in the places in which its employees live and work.

In addition to the Athene Group's human resources and DEI leadership, the Athene Group currently has a DEI Analyst and ten advisors supporting its ten ERGs, which are comprised of: Advancing Abilities Partnership; African American Athene Connection; Athene Asian Alliance; Athene Military Veterans Organization; Bermuda Diversity and Inclusion Committee; Comunidad; Lesbian, Gay, Bisexual, Transgender, Queer/Questioning; LiveWell; Volunteer Committee; and Women’s Inclusion Network. Each ERG is paired with a member of Athene's Executive Committee to provide a direct link between the group and Athene's executive leadership.

Pay

The Athene Group's performance-based compensation strategy is designed to recognize and reward employees for their contribution to the Athene Group's success, and the Athene Group strives to provide strong, equitable incentives for performance. Compensation may be comprised of up to three elements: base compensation, which is determined based upon a number of factors, including size, scope and impact of the employee’s role, the market value associated with the employee’s role, leadership skills, length of service and individual performance; an annual incentive award, which if applicable, is a cash incentive award determined based on a combination of individual and company performance during the period to which the incentive award relates; and a long-term incentive award, which if applicable, is a stock-based award intended to compensate an employee for the employee's contribution to the Athene Group's success and to align the interest of the award recipient with the Athene Group's interest during the vesting period of the award. The Athene Group seeks to determine compensation on the basis of merit and without regard to demographic characteristics.

Regulation

The Company is licensed to transact its insurance business in, and is subject to, regulation and supervision by, Puerto Rico, the District of Columbia and all states other than the State of New York (in which the Company’s direct and indirect subsidiaries, AANY and ALICNY, are licensed to transact insurance business). The Company’s business is also subject to certain international regulations and frameworks as well as the laws and regulations of various other jurisdictions. A summary of certain of the laws, regulations and frameworks to which the Company is subject is set forth below.

From time to time, in the ordinary course of business and like others in the insurance and financial services industries, the Company receives requests for information from government agencies in connection with such agencies’ regulatory or investigatory authority. Such requests can include market conduct examinations, subpoenas or demand letters for documents to assist the government in audits or investigations. The Company reviews such requests and notices and takes appropriate action. The Company has been subject to certain requests for information and investigations in the past and could be subject to them in the future.

General

The Company is organized and domiciled in Iowa (the “Domiciliary State”) and is also licensed as an insurer in the Domiciliary State. The Company is regulated by the insurance department of the Domiciliary State as well as each of the insurance regulators in the other states where the Company is authorized to transact insurance business. The primary purpose of such regulatory supervision is to protect policyholders. Generally, insurance products underwritten by the Company must be approved by the insurance regulators in each state in which they are sold.

State insurance authorities have broad administrative powers over the Company with respect to all aspects of its insurance business including: (1) licensing to transact business; (2) licensing of producers; (3) prescribing which assets and liabilities are to be considered in determining statutory surplus; (4) regulating premium rates for certain insurance products; (5) approving policy forms and certain related materials; (6) determining whether a reasonable basis existed as to the suitability of the annuity purchase recommendations producers make and, in certain states, that such recommendations are in the best interest of the consumer; (7) regulating unfair trade and claims practices; (8) establishing reserve requirements, solvency standards and minimum capital requirements; (9) regulating the amount of dividends that may be paid in any year; (10) regulating the availability of reinsurance or other substitute financing solutions, the terms thereof and the ability of an insurer to take credit on its financial statements for insurance ceded to reinsurers or other substitute financing solutions; (11) fixing maximum interest rates on life insurance policy loans, minimum crediting rates on accumulation products and minimum allowable surrender values; (12) regulating the type, amounts and valuations of investments permitted; (13) setting parameters with affiliates; and (14) regulating other matters.

The rates, forms, terms and conditions of the Company’s reinsurance agreements with unaffiliated third parties generally are not directly subject to regulation by any state insurance department in the United States. This contrasts with primary insurance where, as discussed above, the policy forms and premium rates are generally regulated by state insurance departments.

From time to time, increased scrutiny has been placed upon the U.S. insurance regulatory framework, and a number of state legislatures have considered or enacted legislative measures that alter, and in many cases increase, state authority to regulate insurance and reinsurance companies. In addition to legislative initiatives of this type, the National Association of Insurance Commissioners (the “NAIC”) and state insurance regulators are regularly involved in a process of reexamining existing laws and regulations and their application to insurance and reinsurance companies.

Furthermore, while the federal government in most contexts currently does not directly regulate the insurance business, federal legislation and administrative policies in a number of areas, such as employee benefits and pension regulation, age, sex and disability-based discrimination, financial services regulation, securities regulation, derivatives regulation, privacy regulation and federal taxation, can significantly affect the insurance business. It is not possible to predict the future impact of changing regulation on the Company’s operations.

In addition, as part of Athene’s acquisition of Aviva USA, Athene acquired a special purpose insurance company, Athene Re IV, which is a subsidiary of the Company. Athene Re IV is domiciled in Vermont and provides reinsurance to the Company in order to facilitate the financing of the current deficit on a closed block of policies resulting from the demutualization of a prior insurance company currently part of the Company. As part of the acquisition of the Company, the liabilities associated with such closed block of insurance policies, including any exposure to payments due from such special purpose insurance company subsidiary, were reinsured to Accordia Life and Annuity Company. The Company does not actively write business that requires the use of captive reinsurers.

The substantial majority of all policyholder obligations written or held by the Company are ultimately reinsured to Athene Annuity Re, Ltd. (“AARe”).

NAIC

The NAIC is an organization, the mandate of which is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the NAIC Accounting Manual. However, model insurance laws and regulations are only effective when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the NAIC Accounting Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of the Company.

Some of the NAIC pronouncements, particularly as they affect accounting issues, take effect automatically in the various states without affirmative action by the states. Statutes, regulations and interpretations may be applied with retroactive impact, particularly in areas such as accounting and reserve requirements. Also, regulatory actions with prospective impact can potentially have a significant impact on products that the Company currently sells. The NAIC continues to work to reform state regulation in various areas, including reporting requirements for investment transactions with related parties that are not "affiliated" under the NAIC's Insurance Holding Company System Regulatory Act and Model Regulation (the "Holding Company Model Act").

Own Risk and Solvency Assessment ("ORSA") Model Act

The Company is subject to the ORSA Model Act, which has been enacted by the Domiciliary State and requires insurance companies to assess the adequacy of their and their group’s risk management and current and future solvency position. Under the ORSA Model Act, certain insurers must undertake an internal risk management review at least annually (but also at any time when there are significant changes to the risk profile of the insurer or its insurance group), in accordance with the NAIC’s ORSA Guidance Manual, and prepare an ORSA Summary Report (“ORSA Report”) assessing the adequacy of the insurer’s risk management and capital in light of its current and future business plans. The ORSA Report is required to be filed with a company’s lead state regulator and made available to other domiciliary regulators within the holding company system. The Company files the ORSA Report with the Iowa Insurance Division ("IID") as its lead state regulator and concurrently provides the ORSA Report to the Delaware Department of Insurance and the New York State Department of Financial Services ("NYSDFS").

Corporate Governance Annual Disclosure Model Act and Model Regulation (together, the "Corporate Governance Model Act")

The Company is subject to the Corporate Governance Model Act, a form of which has been adopted in the Domiciliary State and requires an insurer to provide an annual disclosure regarding its corporate governance practices to its lead state and/or domestic regulator. The Company is in compliance with the Corporate Governance Model Act as adopted by Iowa.

Insurance Holding Company Regulation

Each direct and indirect parent of the Company is subject to the insurance holding company laws of the Domiciliary State. These laws generally require an insurance holding company and insurers that are members of such holding company system to register with their domestic insurance regulators and to file certain reports with those authorities, including information concerning their capital structure, ownership, financial condition, certain intercompany transactions and general business operations. Generally, under these laws, transactions between the Company and its affiliates, including any reinsurance transactions and affiliated investment, must be fair and reasonable and, if material or included within a specified category, require prior notice and approval or non-disapproval by the insurance department of their respective domiciliary state.

Most states, including the Domiciliary State, have insurance laws that require regulatory approval of a direct or indirect change of control of an insurer, which would include a change of control of its holding company. Laws such as these prevent any person from acquiring direct or indirect control of the Company unless that person has filed a statement with specified information with the commissioner, superintendent or director of the Domiciliary State (each, a "Commissioner") and has obtained the Commissioner’s prior approval. Under most states’ statutes, including those of the Domiciliary State, acquiring 10% or more of a voting interest in an insurance company or its parent company is presumptively considered a change of control, although such presumption may be rebutted. Accordingly, any person who acquires 10% or more of a voting interest in a direct or indirect parent of the Company (including Athene) without the prior approval of the Commissioner of the Domiciliary State will be in violation of the Domiciliary State’s law and may be subject to injunctive action requiring the disposition or seizure of those securities by the Commissioner or prohibiting the voting of those securities and/or to other actions determined by the Commissioner. Further, a willful violation of these laws is punishable in the Domiciliary State as a criminal offense.

In addition, most states’ insurance holding company laws require any controlling person of a U.S. insurer seeking to divest its controlling interest in the insurance company to file with the relevant insurance Commissioner a confidential notice of the proposed divestiture at least thirty days prior to the cessation of control (unless a person acquiring control from the divesting party has filed notice of the proposed acquisition of control with the Commissioner). After receipt of the notice, the Commissioner must determine whether the parties seeking to divest or to acquire a controlling interest will be required to file for or obtain approval of the transaction. These laws may discourage potential acquisition proposals and may delay, deter or prevent an acquisition of control of a direct or indirect parent of the Company (including Athene) (in particular through an unsolicited transaction), even if the shareholders of such parent consider such transaction to be desirable.

Holding company system regulations currently in effect in New York require prospective acquirers of New York domiciled insurers to provide detailed disclosure with respect to intended changes to the business operations of the insurer, and expressly authorize the NYSDFS to impose additional conditions on such acquisitions. Pursuant to these regulations, the NYSDFS may limit the changes that the acquirer may make to the insurer’s business operations for a specified period of time following the acquisition without the NYSDFS’ prior approval. In particular, the regulation provides the NYSDFS with the specific authority to require acquirers of New York domiciled life insurers to post assets in a trust account for the benefit of the target company’s policyholders. In making such determination, the NYSDFS may consider whether the acquirer is, or is controlled by or under common control with, an investment manager such as AGM. The NAIC has also published in its Financial Analysis Handbook specific narrative guidance for state insurance examiners to consider in reviewing applications for an acquisition of insurance and reinsurance companies by a private equity firm. The NAIC also is undertaking a review of regulatory considerations applicable to insurers and reinsurers owned by a private equity firm and has appointed the Macroprudential (E) Working Group to coordinate this workstream. No specific action has been taken by the Macroprudential (E) Working Group as of February 1, 2022 other than the adoption of a list of “Regulatory Considerations Applicable (But Not Exclusive) to Private Equity (PE) Owned Insurers,” which list requires further adoption by a task force and committee of the NAIC. Once the list is fully adopted, the Macroprudential (E) Working Group will assess each consideration to determine whether additional work by the NAIC is deemed necessary in addition to the projects currently underway and, if so, by which NAIC committee. Accordingly, the Company is currently unable to predict the impact of such NAIC activities on our business, including its investment activities.

In addition, many state insurance laws require prior notification to state insurance departments of a change in control of a non-domiciliary insurance company doing business in that state. While these pre-acquisition notification statutes do not authorize the state insurance departments to disapprove the change in control, they authorize regulatory action in the affected state if particular conditions exist such as undue market concentration. Any future transactions that would constitute a change in control of the Company may require prior notification in those states that have adopted pre-acquisition notification laws.

The insurance holding company laws of the Domiciliary State also require the ultimate controlling party to file an annual enterprise risk report identifying the material risks within the insurance holding company system that could pose enterprise risk to the licensed companies. An enterprise risk is generally defined as an activity or event involving affiliates of an insurer that could have a material and adverse effect on the insurer or the insurer’s holding company system.

Group Capital

In December 2020, the NAIC adopted amendments to the Holding Company Model Act to require, subject to certain exceptions, the ultimate controlling person of every insurer subject to the holding company registration requirement to file an annual group capital calculation (“GCC”) with its lead state on a confidential basis. The GCC is a tool developed by the NAIC to provide U.S. regulators with a method to aggregate the available capital and the minimum capital of each entity in a group in a way that applies to all groups regardless of their structure. The December 2020 amendments also require the ultimate controlling person for certain large U.S. life insurers and insurance groups meeting certain scope criteria, based on the amounts of business written or material exposure to certain investment transactions, to file the results of a liquidity stress test (“LST”) annually with the lead state of the insurance group. The LST utilizes a company cash-flow projection approach incorporating liquidity sources and uses over various time horizons under a baseline assumption and stress scenarios that may vary from year to year. Iowa has not yet adopted the December 2020 amendments to the Holding Company Model Act. The NAIC has stated that the GCC calculation will be a regulatory tool and will not constitute a requirement or standard; however, these regulatory developments may increase the amount of capital that Athene is required to hold and could result in Athene being subject to increased regulatory requirements. While Athene does not currently expect this regulatory tool to impact its business, it is impossible to predict accurately if it will over time.

Restrictions on Dividends and Other Distributions

Current law of the Domiciliary State permits the payment of ordinary dividends or distributions which, together with dividends or distributions paid during the preceding twelve months, do not exceed the greater of (1) 10% of the insurer’s surplus as regards policyholders as of the immediately preceding year end or (2) the net gain from operations of the insurer for the preceding twelve-month period ending as of the immediately preceding year end. Current law of New York permits the payment of dividends or distributions which, together with dividends or distributions paid during any calendar year, (1) is out of earned surplus and does not exceed the greater of (a) 10% of the insurer’s surplus as regards policyholders as of the end of the immediately preceding calendar year or (b) the net gain from operations of the insurer for the immediately preceding calendar year, not including realized capital gains, not to exceed 30% of the insurer’s surplus as regards policyholders as of the end of the immediately preceding calendar year; or (2) do not exceed the lesser of (a) 10% of the insurer’s surplus as regards policyholders as of the end of the immediately preceding calendar year or (b) the net gain from operations of the insurer for the immediately preceding calendar year, not including realized capital gains. Any proposed dividend in excess of these amounts is considered an extraordinary dividend or extraordinary distribution and may not be paid until it has been approved, or a 30-day waiting period has passed during which it has not been disapproved, by a Commissioner. Additionally, under the current law of the Domiciliary State, the Company may only pay ordinary dividends from the insurer's earned surplus on its business, which shall not include contributed capital or contributed surplus, AADE may only pay ordinary dividends from that part of its available and accumulated surplus funds which is derived from realized net operating profits on its business and realized capital gains, and ALICNY may only pay ordinary dividends pursuant to the “greater of” standard described above from that part of its positive unassigned funds, excluding 85% of the change in net unrealized capital gains or losses less capital gains tax, for the immediately preceding year. The insurance laws and regulations of the Domiciliary State and New York also require that an insurer’s surplus as regards policyholders following any dividend or distribution be reasonable in relation to such insurer’s outstanding liabilities and adequate to meet its financial needs.

Based on the Company’s statutory basis financial results as of December 31, 2021, the Company may not declare or pay dividends without approval in 2022. Any payment of dividends by the Company in 2022 will require the prior approval or non-disapproval of the Commissioner of the Domiciliary State. As of March 15, 2022, the Company had not paid any dividends in 2022.

Credit for Reinsurance Ceded

The ability of a ceding insurer to take reserve credit for the business ceded to reinsurance companies through coinsurance is a significant component of reinsurance regulation and is often a determining factor in establishing a reinsurance relationship. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, only the state in which a ceding insurer is domiciled may regulate the financial statement credit for reinsurance taken by that ceding insurer. With respect to U.S.-domiciled ceding companies, credit is typically granted when (i) the reinsurer is licensed or accredited in the state where the ceding company is domiciled; (ii) the reinsurer is domiciled in a state with credit for reinsurance laws and regulations that are substantively similar to the credit for reinsurance laws and regulations in the ceding insurer’s state of domicile and the reinsurer meets certain financial requirements; or (iii) other conditions are satisfied, such as the reinsurer securing its obligations to the cedant with qualified collateral.

Athene’s Bermuda reinsurance subsidiaries have provided, and may in the future provide, reinsurance to the Company in the normal course of business. As none of Athene’s Bermuda reinsurance subsidiaries are licensed, accredited or approved in any U.S. state or jurisdiction, unless certain conditions are satisfied (see below), when engaging in coinsurance transactions, each of Athene's Bermuda reinsurance subsidiaries must collateralize its obligations to the Company in order for the Company to obtain credit against its reserves on its statutory basis financial statements.

Credit for reinsurance laws and regulations adopted by the various states are based on the NAIC’s Credit for Reinsurance Model Law and Regulation (the “Credit for Reinsurance Model Law”) and provide that collateral requirements may be reduced for reinsurance ceded to certain unauthorized or non-accredited non-U.S.-based reinsurers that satisfy certain criteria to qualify as a certified reinsurer.

In June of 2019, the NAIC adopted revisions to the Credit for Reinsurance Model Law to allow a ceding insurer to take credit for reinsurance ceded to a qualifying unauthorized reinsurer without collateral if the reinsurer satisfies certain conditions, including being domiciled in a reciprocal jurisdiction. The NAIC has approved Bermuda as a reciprocal jurisdiction. Iowa, Delaware and New York have adopted the 2019 revisions to the Credit for Reinsurance Model Law. As other states adopt the 2019 revisions to the Credit for Reinsurance Model Law, Athene’s Bermuda reinsurance subsidiaries will be eligible to apply to the adopting states for a determination that they have satisfied the conditions specified in the 2019 revisions and, to the extent any such determinations are made, will not be required by law on a prospective basis to post collateral with respect to reinsurance ceded by insurers domiciled in such states. The NAIC adopted a new accreditation standard that requires states to adopt the revisions no later than September 1, 2022, which is likely to motivate the remaining states to adopt the revisions. To date, none of Athene’s Bermuda reinsurance subsidiaries has received a determination that it satisfies the conditions to forgo the collateral posting requirements in any U.S. state or jurisdiction; however, Athene currently has an application pending with the Domiciliary State. Should such application be approved, Athene’s Bermuda reinsurance subsidiaries would be permitted to forgo the collateral posting requirements with respect to business ceded by the Company pursuant to any coinsurance agreement entered into, amended or renewed after the effective date of the 2019 revisions to the Credit for Reinsurance Model Law in the Domiciliary State and only with respect to losses incurred and reserves reported after the date on which the IID determines Athene’s Bermuda reinsurance subsidiaries have satisfied the conditions specified therein.

Statutory Investment Valuation Reserves

Life insurance companies are required to establish an Asset Valuation Reserve (“AVR”) to stabilize statutory contract holder surplus from fluctuations in the market value of investments. The AVR consists of two components: (1) a “default component” for possible credit-related losses on fixed maturity investments and (2) an “equity component” for possible market-value losses on all types of equity investments, including real estate-related investments. Although future additions to the AVR will reduce the future statutory capital and surplus of the Company, the Company does not believe that the impact under current regulations of such reserve requirements will materially affect the Company. Insurers also are required to establish an Interest Maintenance Reserve (“IMR”) for net realized capital gains and losses, net of tax, on fixed maturity investments where such gains and losses are attributable to changes in interest rates, as opposed to credit-related causes. The IMR provides a buffer to the Company’s statutory capital and surplus in the event the Company has to sell securities in an unrealized loss position. The IMR is required to be amortized into statutory earnings on a basis reflecting the remaining period to maturity of the fixed maturity securities. These reserves are required by state insurance regulatory authorities to be established as liabilities on a life insurer’s statutory financial statements and may also be included in the liabilities assumed by the Company pursuant to its reinsurance agreements with U.S.-based life insurer ceding companies.

Policy and Contract Reserve Adequacy Analysis

The Domiciliary State and other states have adopted laws and regulations with respect to policy and contract reserve sufficiency. Under applicable insurance laws, the Company is required to annually conduct an analysis of the adequacy of all life insurance and annuity statutory reserves. A qualified actuary appointed by the Company’s board must submit an opinion annually for the Company which states that the statutory reserves make adequate provision, according to accepted actuarial standards of practice, for the anticipated cash flows resulting from the contractual obligations and related expenses of the Company. The adequacy of the statutory reserves is considered in light of the assets held by the Company with respect to such reserves and related actuarial items, including, but not limited to, the investment earnings on such assets and the consideration anticipated to be received and retained under the related policies and contracts. At a minimum, such testing is done over a number of economic scenarios prescribed by the states, with the scenarios designed to stress anticipated cash flows for higher and/or lower future levels of interest rates. The Company may find it necessary to increase reserves, which may decrease its statutory surplus, in order to pass additional cash flow testing requirements.

U.S. Statutory Reports and Regulatory Examinations

The Company is required to file detailed annual reports, including financial statements, in accordance with prescribed statutory accounting rules, with regulatory officials in the jurisdictions in which it conducts business. In addition, the Company is required to file quarterly reports prepared on the same basis, though with considerably less detail.

As part of their routine regulatory oversight process, state insurance departments conduct periodic detailed examinations, generally once every three to five years, of the books, records, accounts and operations of insurance companies that are domiciled in their states. Examinations are generally carried out in cooperation with the insurance departments of other, non-domiciliary states under guidelines promulgated by the NAIC. In May 2019, Athene completed such an examination for the period January 1, 2014 through December 31, 2017. This exam was led by the Delaware Department of Insurance in coordination with the IID and the NYSDFS. In connection with the exam, the Delaware Department of Insurance conducted an exam of AADE and Athene Life Insurance Company, the IID conducted an exam of the Company and STAR, and the NYSDFS conducted an exam of AANY and ALICNY. The exam resulted in no significant findings. The Company has been notified by the IID that the Company will be undergoing a similar examination in 2022 for the period January 1, 2018 through December 31, 2021. This exam will be led by the IID in coordination with the insurance regulators from New York and Vermont.

Market Conduct Regulation

State insurance laws and regulations include numerous provisions governing the marketplace activities of insurers, including provisions governing claims settlement practices, the form and content of disclosure to consumers, illustrations, advertising, sales and complaint process practices. State regulatory authorities generally enforce these provisions through periodic market conduct examinations. In addition, the Company must file, and in many jurisdictions and for some lines of business obtain regulatory approval for, rates and forms relating to the insurance written in the jurisdictions in which it operates. The Company is currently undergoing the following market conduct examinations, each in the ordinary course of business: (1) the Washington Office of the Insurance Commissioner is conducting a market conduct continuum action, (2) the Pennsylvania Insurance Department is conducting a market conduct examination and (3) the Connecticut Insurance Department is conducting a market conduct examination. The California Department of Insurance is completing a review of the rating and underwriting practices and completing a claims examination of the Company. The Massachusetts Division of Insurance is completing a limited scope market analysis of the Company. The Maryland Insurance Division concluded its market conduct examination in March 2021, the Illinois Department of Insurance concluded its market conduct examination in October 2021, and the Minnesota Department of Commerce concluded its examination in August 2021. The exams resulted in no significant findings.

Capital Requirements

The Company is subject to regulatory capital requirements based upon the laws and regulations of the State of Iowa. Regulators of each state have discretionary authority in connection with the continuing licensing of the Company to limit or prohibit sales to policyholders within their respective states if, in their judgment, the regulators determine that the Company has not maintained the required level of minimum surplus or capital or that the further transaction of business would be hazardous to policyholders or reinsurance counterparties.

In order to enhance the regulation of insurers’ solvency, the NAIC adopted a model law to implement RBC requirements for life, health and property and casualty insurance and reinsurance companies. All states have adopted the NAIC’s model law or a substantively similar law. The NAIC Risk-Based Capital for Insurers Model Act requires life insurance companies to submit an annual report (the “Risk-Based Capital Report”), which compares an insurer’s total adjusted capital (“TAC”) to its authorized control level Risk-Based Capital (“ACL”), each such term, as defined pursuant to applicable state law. A company’s RBC is calculated by using a specified formula that applies factors to various risks inherent in the insurer’s operations, including risks attributable to its assets, underwriting experience, interest rates and other business expenses. The factors are higher for those items deemed to have greater underlying risk and lower for items deemed to have less underlying risk. Statutory RBC is measured on two bases: ACL and company action level RBC ((“CAL”), with ACL calculated as one-half of CAL. Regulators typically use ACL in assessing companies and reviewing solvency requirements. Companies themselves typically report and are compared using the CAL standard.

The Risk-Based Capital Report is used by regulators to set in motion appropriate regulatory actions relating to insurers that show indications of weak or deteriorating status. RBC is an additional standard for minimum capital requirements that insurers must meet to avoid being placed in rehabilitation or liquidation by regulators. The annual Risk-Based Capital Report, and the information contained therein, is not intended by the NAIC as a means to rank insurers.

RBC is a method of measuring the level of capital appropriate for an insurance company to support its overall business operations, in light of its size and risk profile. It provides a means of assessing capital adequacy, where the degree of risk taken by the insurer is the primary determinant. The value of an insurer’s TAC in relation to its RBC, together with its trend in its TAC, is used as a basis for determining regulatory action that a state insurance regulator may be authorized or required to take with respect to an insurer. The four action levels include:

•CAL: The insurer is required to submit a plan for corrective action;
•Regulatory Action Level: The insurer is required to submit a plan for corrective action and is subject to examination, analysis and specific corrective action when its TAC is equal to or less than 150% ACL;
•ACL: Regulators may place the insurer under regulatory control when its TAC is equal to or less than 100% of ACL; and
•Mandatory Control Level: Regulators are required to place the insurer under regulatory control when its TAC is equal to or less than 70% of ACL.

TAC and RBC are calculated annually by insurers, as of December 31 of each year. As of December 31, 2021, the Company’s TAC was significantly in excess of the levels that would prompt regulatory action under the laws of the Domiciliary State. The Company’s RBC was 363% and 415% as of December 31, 2021 and 2020,

respectively. The calculation of RBC requires certain judgments to be made, and, accordingly, the Company’s current RBC may be greater or less than the RBC calculated as of any date of determination.

Insurance Regulatory Information System Ratios
The NAIC has established the Insurance Regulatory Information System (“IRIS”) to assist state insurance departments in their oversight of the financial condition of insurance companies operating in their respective states. IRIS is a series of financial ratios calculated by the NAIC based on financial information submitted by insurers on an annual basis. Each ratio has an established “usual range” of results. The NAIC shares the IRIS ratios calculated for each insurer with the interested state insurance departments. Generally, an insurance company will be required to explain ratios that fall outside the usual range, and may be subject to regulatory scrutiny and action if one or more of its ratios fall outside the specified ranges. The Company is not currently subject to non-ordinary course regulatory scrutiny based on its IRIS ratios.

Regulation of Investments

The Company is subject to laws and regulations in its Domiciliary State that require diversification of its investment portfolio and limit the amounts of investments in certain asset categories, such as below-investment grade fixed income securities, real estate-related equity, partnerships, other equity investments, derivatives and alternative investments. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus and, in some instances, could require the divestiture of such non-qualifying investments. Additionally, the NAIC has expressed concern that private credit rating provider (“CRP”) ratings do not adequately represent the risks of an insurer’s investment in privately-issued securities. Based on this concern, insurers are now required to submit private rating letter rationale reports with certain private rating letters filed with the NAIC Securities Valuation Office (“SVO”) in order to provide additional details regarding the private letter ratings obtained with respect to their ownership of privately-issued securities. The report must provide an analytical review of the privately-issued security that mirrors the work product that a CRP would produce for a similar publicly-rated security, including an explanation of the transaction structure, methodology relied on and, as appropriate, analysis of the credit, legal and operational risks and mitigants supporting the assigned CRP rating. The NAIC is also considering further actions that may be required to actively manage and oversee the use of CRP ratings in light of the extensive reliance on CRP ratings to assess investment risk for regulatory purposes, including possible changes to the SVO’s “filing exempt” process, which grants an exemption from filing with the SVO for bonds and preferred stock that have been assigned a current, monitored rating by a nationally recognized statistical rating organization. Accordingly, the investment laws in the Domiciliary State and the NAIC investment-related activities could prevent the Company from pursuing investment opportunities which it believes are beneficial, which could in turn preclude the Company from realizing its investment objectives.

Guaranty Associations

All 50 states, Puerto Rico and the District of Columbia have insurance guaranty fund laws requiring insurance companies doing business within those jurisdictions to participate in guaranty associations. Guaranty associations are organized to cover, subject to limits, contractual obligations under insurance policies issued by life insurance companies which later become impaired or insolvent. These associations levy assessments, up to prescribed limits, on each member insurer doing business in a particular state on the basis of their proportionate share of the premiums written by all member insurers in the lines of business in which the impaired or insolvent insurer previously engaged. Most states limit assessments in any year to 2% of the insurer’s average annual premium for the three years preceding the calendar year in which the impaired insurer became impaired or insolvent. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets, usually over a period of years.

For purposes of guaranty association assessments, long-term care insurance is typically classified as a health insurance product. Following the March 2017 liquidation of Penn Treaty Network America Insurance Co. and American Network Insurance Co., together, “Penn Treaty,” both of which were Pennsylvania-domiciled life insurance companies that sold long-term care insurance policies, there have been proposals to expand the assessment base for long-term care insurer insolvencies by requiring life and health insurers to contribute to potential long-term care insurer insolvencies. In December 2017, the NAIC adopted amendments to the Life and Health Insurance Guaranty Association Model Act to provide a fifty-fifty split between life insurers and health insurers (including health maintenance organizations) for future long-term care insolvencies. Most states, including Iowa, have adopted legislation to codify the NAIC changes into law and most states are expected to propose legislation. These changes may result in future assessments against life insurers such as the Company.

U.S. Federal Oversight

Although the insurance business in the United States is primarily regulated by the states, federal initiatives can affect the business of the Company in a variety of ways. From time to time, federal measures are proposed which may significantly affect the insurance business. These areas include financial services regulation, securities regulation, derivatives regulation, pension regulation, money laundering, privacy regulation, taxation and the economic and trade sanctions implemented by the Office of Foreign Assets Control (“OFAC”). OFAC maintains and enforces economic sanctions against certain foreign countries and groups and prohibits U.S. persons from engaging in certain transactions with certain persons or entities. OFAC has imposed civil penalties on persons, including insurance and reinsurance companies, arising from violations of its economic sanctions program. In addition, various forms of direct and indirect federal regulation of insurance have been proposed from time to time, including proposals for the establishment of an optional federal charter for insurance companies.

Title I of the Dodd-Frank Act established the Financial Stability Oversight Council (“FSOC”) and authorized the FSOC to designate non-bank financial companies as systemically important financial institutions (“SIFIs”), thereby subjecting them to enhanced prudential standards and supervision by the Board of Governors of the Federal Reserve System. The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. There are currently no such non-bank financial companies designated by FSOC as “systemically significant.” The Economic Growth, Regulatory Relief, and Consumer Protection Act, which became effective May 24, 2018, made limited changes to Title I of the Dodd-Frank Act. In December 2019, the FSOC released final interpretive guidance for designating non-bank SIFIs that incorporates an activities-based approach to risk assessment. Pursuant to such guidance, the FSOC will pursue entity-specific determinations only if a potential risk or threat cannot be addressed through an activities based approach. In addition, it is possible that, as a result of the recent change in the U.S. presidential administration, the FSOC may take a more active approach in the coming years with respect to the designation of non-bank SIFIs. As a result, there is considerable uncertainty as to the future determination of non-bank SIFIs and/or systemically important activities.

The Dodd-Frank Act, which effected the most far-reaching overhaul of financial regulation in the U.S. in decades, also established the Federal Insurance Office within the U.S. Treasury Department. While he or she does not currently have general supervisory or regulatory authority over the business of insurance, the Director of the Federal Insurance Office performs various functions with respect to insurance, including serving as a non-voting member of the FSOC and making recommendations to the FSOC regarding non-bank financial companies to be designated as SIFIs. The Director of the Federal Insurance Office has also submitted report to Congress on (1) modernization of U.S. insurance regulation (provided in December 2013) and (2) the U.S. and global reinsurance market (provided in November 2013 and January 2015, respectively). Such reports could ultimately lead to changes in the regulation insurers and reinsurers in the U.S.

The Dodd-Frank Act also authorizes the FIO to assist the Secretary of the Treasury in negotiating covered agreements. A covered agreement is an agreement between the U.S. and one or more foreign governments, authorities or regulatory entities, regarding prudential measures with respect to insurance or reinsurance. The FIO is further charged with determining, in accordance with the procedures and standards established under the Dodd-Frank Act, whether state laws are preempted by a covered agreement. Pursuant to this authority, in September 2017, the U.S. and the EU signed a covered agreement (the “EU Covered Agreement”) to address, among other things, reinsurance collateral requirements and the United States released a “Statement of the United States on the Covered

Agreement with the European Union” (the “Policy Statement”), providing the United States’ interpretation of certain provisions in the EU Covered Agreement. The Policy Statement provides that the United States expects that the GCC (group capital calculation) developed by the NAIC will satisfy the EU Covered Agreement’s group capital assessment requirement. In addition, on December 18, 2018, the Bilateral Agreement between the U.S. and the UK on Prudential Measures Regarding Insurance and Reinsurance (the “UK Covered Agreement”) was signed in anticipation of the UK’s exit from the EU. U.S. state regulators have until September 1, 2022 to adopt reinsurance reforms removing reinsurance collateral requirements for EU and UK reinsurers that meet the prescribed minimum conditions set forth in the applicable EU Covered Agreement or UK Covered Agreement or else state laws imposing such reinsurance collateral requirements may be subject to federal preemption. In 2019, the NAIC adopted amendments to the Credit for Reinsurance Model Law that would, if adopted by state legislatures, implement the reinsurance collateral provisions of the EU Covered Agreement and UK Covered Agreement. See “—Credit for Reinsurance Ceded” above. Iowa has adopted the 2019 amendments to the Credit for Reinsurance Model Law. The NAIC has adopted a new accreditation standard that requires states to adopt the 2019 amendments to the Credit for Reinsurance Model Law no later than September 1, 2022.
The reinsurance collateral provisions of the EU Covered Agreement and UK Covered Agreement lower the cost of providing reinsurance to U.S. insurers. The Company cannot predict with any certainty what impact the EU Covered Agreement or UK Covered Agreement will have on its business.

Regulation of FIAs and other Annuity Products

In recent years, the SEC and state securities regulators have questioned whether FIAs, such as those sold by the Company, should be treated as securities under the federal and state securities laws rather than as insurance products exempted from such laws. On December 17, 2008, the SEC voted to approve Rule 151A and apply federal securities oversight to FIAs issued on or after January 12, 2011. On July 12, 2010, however, the District of Columbia Circuit Court of Appeals vacated Rule 151A. Under the Dodd-Frank Act, annuities that meet specific requirements are specifically exempted from being treated as securities by the SEC. Treatment of these products as securities would require additional registration and licensing of these products and the agents selling them, as well as cause the Company to seek new or additional marketing relationships for these products, any of which may impose significant restrictions on the Company’s ability to conduct business as currently operated. The Company expects that the types of FIAs that the Company currently sells meet applicable requirements for exemption from treatment as securities and therefore have been and will continue to be exempt from being treated as securities by the SEC and state securities regulators. However, there can be no assurance that federal or state securities laws or state insurance laws and regulations will not be amended or interpreted to impose further requirements on FIAs.

Unclaimed Property Laws

The Company is subject to the laws and regulations of states and other jurisdictions concerning the identification, reporting and escheatment of abandoned or unclaimed money or property. State treasurers, controllers and revenue departments have been scrutinizing escheatment practices of life insurance companies with regard to unclaimed life insurance and annuity death benefits. As with state insurance regulators, state revenue authorities have been looking at how life insurance companies handle unreported deaths, maturity of life insurance and annuity contracts and contracts that have exceeded limiting age to determine if the companies are appropriately determining when death benefits or other payments under the contracts should be treated as unclaimed property. State treasurers, controllers and revenue departments have conducted audits of life insurance companies, which have resulted in the escheatment of certain amounts, together with interest penalties on such amounts for failure to escheat death benefits or other contract benefits, when beneficiaries could not be found at the expiration of statutory dormancy periods.

Several states have enacted new laws or adopted new regulations mandating the use by insurance companies of the U.S. Social Security Administration’s Social Security Death Index (the “Death Master File”) or other similar databases to identify deceased persons and to implement more rigorous processes to find beneficiaries. In 2013, prior to Athene's acquisition of Aviva USA, it entered into multi-state settlement agreements with the insurance regulators and treasurers for 48 states in connection with certain of its subsidiaries’ use of the Death Master File. As part of the settlement, the Company and its subsidiary ALICNY agreed to pay a $4 million assessment for examination, compliance and monitoring costs without admitting any liability or wrongdoing, and further agreed to adopt policies and procedures reasonably designed to ensure timely payment of valid claims to beneficiaries in accordance with insurance laws and to timely report and remit unclaimed proceeds to the appropriate states in connection with unpaid property laws. The Company could continue to be subject to risks related to unpaid benefits, the Death Master File, and the procedures required by the prior multi-state settlement as they relate to the Company's annuity business. Furthermore, administrative challenges associated with implementing the procedures described above may make compliance with the multi-state settlement and applicable law difficult and could have a material and adverse effect on the Company's results of operations.

Consumer Protection Laws and Privacy and Data Security Regulation

Federal and state consumer protection laws affect the Company’s operations. As part of the Dodd-Frank Act, Congress established the CFPB to supervise and regulate institutions that provide certain financial products and services to consumers. Although the consumer financial services subject to the CFPB’s jurisdiction generally exclude insurance business of the kind in which the Company engages, the CFPB does have authority to regulate non-insurance consumer services which are offered by issuers of securities in the Company’s investment portfolio. Moreover, the CFPB as a regulator may seek to assert jurisdiction over predominantly insurance-related products or services in instances where such products or services are related to or intertwined with the offering of consumer financial products or services more clearly within the CFPB's remit.

The Gramm-Leach-Bliley Act of 1999 ("GLBA"), which implemented fundamental changes in the regulation of the financial services industry in the United States, includes privacy requirements for financial institutions, including obligations to protect and safeguard consumers’ nonpublic personal information and records, and limitations on the re-disclosure and re-use of such information. The GLBA and other federal and state laws and regulations require financial institutions, including insurers, to protect the security and confidentiality of nonpublic personal information, including certain health-related and customer information, regulate the use and disclosure of certain personal information, and require financial institutions to notify customers and other individuals about their policies and practices relating to their collection and disclosure of health-related and customer information and their practices relating to protecting the security and confidentiality of that information. Federal and state laws require notice to affected individuals, regulators and others if there is a breach of the security of certain sensitive personal information, including Social Security numbers. In addition, privacy laws regulate the use and disclosure of personal information, including rules on the disclosure of the medical record and health status information obtained by insurers.

Federal and state lawmakers and regulatory bodies may be expected to consider additional or more detailed regulation regarding these subjects and the privacy and security of nonpublic personal information. Furthermore, the issues surrounding data security and the safeguarding of consumers’ protected information are under increasing regulatory scrutiny by state and federal regulators, particularly in light of the number and severity of recent U.S. companies’ data breaches. The Federal Trade Commission, the Federal Bureau of Investigation, the Federal Communications Commission, the NYSDFS, and the NAIC have undertaken various studies, reports and actions regarding data security for entities under their respective supervision. Additionally, some states have enacted new insurance laws, often based on a new NAIC model law, that require certain regulated entities to implement and maintain comprehensive information security programs to safeguard the personal information of insureds and enrollees.

In October 2017, the NAIC adopted a new Insurance Data Security Model Law, which is intended to establish the standards for data security and standards for the investigation and notification of data breaches applicable to insurance licensees in states adopting such law, with provisions that are generally consistent with the NYSDFS cybersecurity regulation discussed above. Under the model law, it is intended that companies that are compliant with the NYSDFS cybersecurity regulation are, in general, in compliance with the model law. As with all NAIC model laws, this model law must be adopted by a state before becoming law in such state and several states have adopted a version directly or as a regulation. Iowa has not yet adopted a version of the Insurance Data Security Model Law. The Company anticipates that more states will begin adopting the model law in the near term. The NAIC has also adopted a guidance document that sets forth twelve principles for effective insurance regulation of cybersecurity risks based on similar regulatory guidance adopted by the Securities Industry and Financial Markets Association and the “Roadmap for Cybersecurity Consumer Protections,” which describes the protections to which the NAIC believes consumers should be entitled from their insurance companies, agents and other businesses concerning the collection and maintenance of consumers’ personal information, as well as what consumers should expect when such information has been involved in a data breach. The Company expects cybersecurity risk management, prioritization and reporting to continue to be an area of significant regulatory focus by such regulatory bodies and self-regulatory organizations.

For example, on March 1, 2017, the NYSDFS enacted 23 NYCRR 500, a cybersecurity regulation governing financial companies. This rule requires banks, insurance companies, and other financial services institutions regulated by the NYSDFS, including the Company, to establish and maintain a cybersecurity program “designed to protect consumers and ensure the safety and soundness of New York State’s financial services industry.” Since the rule’s effective date, the Company has committed significant time and resources to comply with the rule’s requirements. The NYSDFS has recently increased scrutiny and enforcement of the cybersecurity regulations and issues additional guidance and interpretation of the requirements. The Company anticipates that the NYSDFS will continue to examine the cybersecurity programs of financial institutions in the future and such examinations may result in additional regulatory scrutiny, expenditure of resources and possible regulatory actions and reputational harm.

In addition to insurance and other financial institution-specific privacy laws and regulations, an increasing number of states are considering and passing comprehensive privacy legislation. For example, the California Consumer Privacy Act of 2018 (“CCPA”) was signed in June 2018 and became effective on January 1, 2020 and, along with the Attorney General Regulations implementing the CCPA, imposes stringent data privacy and data protection requirements for the data of California residents, including the right to request that a business provide access to or delete any personal information about the consumer under certain circumstances, and the right to opt out of the sale of personal information. The Company has committed significant time and resources to comply with the CCPA’s requirements. In November 2020, Proposition 24, the California Privacy Rights Act (“CPRA”), passed by popular referendum. The CPRA will further expand privacy rights and obligations in California when it goes into effect in 2023, and also established a new privacy regulator in the state, which may result in additional regulatory scrutiny and risk. Regulations to implement the CPRA will be proposed in the coming months and years. Additional states, such as Colorado and Virginia, have passed similar comprehensive privacy legislation that will go into effect in 2023, and more states are considering similar comprehensive privacy legislation that may add additional regulatory complexity and other legal risks. The Company anticipates that additional expenditure of resources will be necessary to respond to the evolving regulatory regimes, and possibly respond to regulatory actions and mitigate reputational harm. The Company expects that data privacy and cybersecurity will continue to be an area of significant regulatory focus, and it is possible that other jurisdictions will consider or enact data privacy regulations.

ERISA

The Company may also be subject to regulation by the U.S. Department of Labor (the “DOL”) when providing a variety of products and services to employee benefit plans governed by ERISA. ERISA is a comprehensive federal statute that applies to U.S. employee benefit plans sponsored by private employers and labor unions. Plans subject to ERISA include pension and profit-sharing plans and welfare plans, including health, life and disability plans. Among other things, ERISA imposes reporting and disclosure obligations, prescribes standards of conduct that apply to plan fiduciaries and prohibits transactions known as “prohibited transactions,” such as conflict-of-interest transactions, self-dealing and certain transactions between a benefit plan and a "party in interest." ERISA also provides for a scheme of civil and criminal penalties and enforcement. The Company is also subject to ERISA’s prohibited transaction rules for transactions with ERISA plans, which may affect its ability to, or the terms upon which it may, enter into transactions with those plans, even in businesses unrelated to those giving rise to party in interest status. The applicable provisions of ERISA and the Code are subject to enforcement by the DOL, the IRS and the U.S. Pension Benefit Guaranty Corporation. Severe penalties are imposed for breach of duties under ERISA.

In April 2016, the DOL issued regulations expanding the definition of “investment advice” and broadening the circumstances under which distributors and manufacturers of insurance and annuity products could be considered “fiduciaries” and subject to certain standards in providing advice. These regulations were vacated effective June 2018. Thereafter, the DOL issued proposed regulatory action to address the vacated definition and issued final regulatory action on December 15, 2020. The DOL's final guidance confirms the reinstatement of the definition of “investment advice” that applied prior to 2016 but broadens the circumstances under which producers, including insurance producers, could be considered fiduciaries under ERISA in connection with recommendations to “rollover” assets from a qualified retirement plan to an IRA. This guidance reverses an earlier DOL interpretation suggesting that rollover advice did not constitute investment advice giving rise to a fiduciary relationship. In connection with the final regulatory action, the DOL issued a prohibited transaction class exemption that would allow fiduciaries to receive compensation in connection with providing investment advice, including advice about rollovers, that would otherwise be prohibited as a result of their fiduciary relationship to the ERISA Plan. In order to be eligible for the exemption, the investment advice fiduciary would be required, among other conditions, to acknowledge its fiduciary status, refrain from putting its own interests ahead of the plan beneficiaries' interests or making material misleading statements, act in accordance with ERISA's "prudent person" standard of care, and receive no more than reasonable compensation for the advice.

SEC and State Fiduciary Standards

The SEC adopted Regulation Best Interest under the Exchange Act, which became effective on June 30, 2020, that establishes a standard of conduct for broker-dealers and associated persons of a broker-dealer when they make a recommendation to a retail customer of any securities transaction or investment strategy involving securities. Though Regulation Best Interest does not directly impact the sale of the Company’s non-registered annuity products, it will impact how some of the Company’s retail distribution partners monitor insurance sales and the sale of the Contracts. Regulation Best Interest enhances the broker-dealer standard of conduct and aligns the standard of conduct with retail customers’ reasonable expectations by requiring broker-dealers, among other things, to: act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker-dealer ahead of the interests of the retail customer; and address conflicts of interest by establishing, maintaining, and enforcing policies and procedures reasonably designed to identify and fully and fairly disclose material facts about conflicts of interest, and in certain identified areas where the SEC has determined that disclosure is insufficient to reasonably address the conflict, to mitigate or, in certain instances, eliminate the conflict. The standard of conduct established by Regulation Best Interest cannot always be satisfied through disclosure alone. It is possible that, as a result of the recent change in presidential administration, the SEC may revisit Regulation Best Interest and could, in the future, require a full fiduciary standard.

In addition, certain states, for example Massachusetts, Nevada, and New Jersey, have proposed measures that would make broker-dealers and sales agents subject to a fiduciary duty when providing products and services to customers. The Massachusetts Securities Division adopted a fiduciary duty rule applicable to broker-dealers when making recommendations concerning securities or investment strategies, effective September 1, 2020; however, consistent with the Massachusetts Uniform Securities Act, this rule does not apply to advice concerning commodities or insurance products, including life insurance and annuities. The SEC did not indicate an intent to preempt state regulation in this area, and some of the state proposals would allow for a private right of action. As a result of these changes, it is possible that it may become more costly for the Company to provide products and services in the states subject to the new rules.

The NAIC has adopted the Suitability in Annuity Transactions Model Regulation ("SAT"), which places responsibilities upon issuing insurance companies with respect to the suitability of annuity sales, including responsibilities for training agents. Many states, including the Domiciliary State, have already enacted laws and/or regulations based on SAT, thus imposing suitability standards with respect to sales of FIAs. On February 13, 2020, the NAIC adopted amendments to the SAT to incorporate a best interest standard with respect to the suitability of annuity sales. The amendments include a requirement for producers to act in the best interest of a retail customer when making a recommendation of an annuity. A producer is considered to have acted in the best interest of the customer if they have satisfied certain prescribed obligations regarding care, disclosure, conflict of interest and documentation. State adoption of these revisions, and any future changes in such laws and regulations, could adversely impact the way the Company markets and sells its annuity products. Iowa has adopted a version of the revised SAT that includes a best interest concept.

Policyholder Priorities

In the event of the impairment or insolvency of one of the Company, the commissioner, superintendent or director of the insurance department of the Domiciliary State will be authorized and directed to commence delinquency proceedings for the purpose of liquidating, rehabilitating, reorganizing or conserving the Company pursuant to applicable state insurance laws and regulations. In conducting delinquency proceedings, claims are prioritized and an order of distribution is specified pursuant to applicable state insurance laws and regulations. In the Domiciliary State, claims of general unsecured creditors would be subordinated to claims of the insurer’s policyholders and other claimants with priority in accordance with the priority-of-distribution scheme prescribed by applicable state insurance law.

Properties
    The Company’s headquarters is located in West Des Moines, Iowa and is owned by a non-insurance company subsidiary of AUSA, the Company’s indirect parent. The Company believes that this space will be sufficient for it to conduct its operations for the foreseeable future.

Legal Proceedings
    The Company and its insurance subsidiaries are subject to litigation arising in the ordinary course of their business, including litigation principally relating to their FIA business. The Company cannot provide any assurance that its insurance coverage or that of its insurance subsidiaries will be adequate to cover all liabilities arising out of such claims. The outcomes of legal proceedings and claims brought against the Company or its insurance subsidiaries are subject to significant uncertainty. There is significant judgment required in assessing both the probability of an adverse outcome and the determination as to whether an exposure can be reasonably estimated. In management’s opinion, the ultimate disposition of any current legal proceedings or claims brought against the Company or its insurance subsidiaries will not have a material effect on the Company’s financial condition, results of operations or cash flows. Litigation is, however, inherently uncertain and an adverse outcome from such litigation could have a material effect on the operating results of a particular reporting period. Certain significant legal proceedings to which the Company or any of its insurance subsidiaries are currently a party are detailed below. In addition, from time to time, in the ordinary course of business and like others in the insurance and financial services industries, the Company and its insurance subsidiaries receive requests for information from government agencies in connection with such agencies’ regulatory or investigatory authority. Such requests can include financial or market conduct examinations, subpoenas or demand letters for documents to assist the government in audits or investigations. The Company and its insurance subsidiaries review such requests and notices and take appropriate action. The Company and its insurance subsidiaries have been subject to certain requests for information and investigations in the past and could be subject to them in the future.

Dispute Regarding COLI Investment

In 2000 and 2001, two insurance companies which were subsequently merged into the Company purchased broad based variable corporate-owned life insurance (“COLI”) policies from American General Life Insurance Company (“American General”). In January 2012, the COLI policy administrator delivered to the Company a supplement to the existing COLI policies and advised that American General and ZC Resource Investment Trust (“ZC Trust”) had unilaterally implemented changes set forth in the supplement that, if effective, would: (1) potentially negatively impact the crediting rate for the policies and (2) change the exit and surrender protocols set forth in the policies. In March 2013, the Company filed suit against American General, ZC Trust, and ZC Resource LLC in Chancery Court in Delaware, seeking, among other relief, a declaration that the changes set forth in the supplement were ineffectual and in breach of the parties’ agreement. The parties filed cross motions for judgment as a matter of law, and the court granted defendants’ motion and dismissed without prejudice on ripeness grounds. The issue that negatively impacts the crediting rate for one of the COLI policies has subsequently been triggered and, on

April 3, 2018, the Company filed suit against the same defendants in Chancery Court in Delaware seeking substantially similar relief. Defendants moved to dismiss and the court heard oral arguments on February 13, 2019. The court issued an opinion on July 31, 2019 that did not address the merits, but found that the Chancery Court did not have jurisdiction over the Company's claims and directed the Company to either amend its complaint or transfer the matter to Delaware Superior Court. The matter has been transferred to the Delaware Superior Court. Defendants renewed their motion to dismiss and the Superior Court heard oral arguments on December, 18, 2019. The Superior Court issued an opinion on May 18, 2020 in which it granted in part and denied in part defendants’ motion. The Superior Court denied defendants’ motion with respect to the issue that negatively impacts the crediting rate for one of the COLI policies, which issue proceeded to discovery. The Superior Court granted defendants’ motion and dismissed without prejudice on ripeness grounds claims related to the exit and surrender protocols set forth in the policies, and dismissed defendant ZC Resource LLC. If the supplement were to have been deemed effective, the purported changes to the policies could have impaired the Company's ability to access the value of guarantees associated with the policies. The parties engaged in discovery as well as discussions concerning whether the matter can be resolved without further litigation and, at the request of the parties, on August 11, 2021, the Superior Court entered an Amended Scheduling Order setting the trial date for June 2023. On December 27, 2021, the parties agreed in principle to a settlement, pursuant to which the Company will be able to surrender the policies at any time and receive proceeds within six months. During the year ended December 31, 2021, the Company recorded an impairment of the COLI asset of $53 million, and an adjustment to deferred tax liabilities of $47 million, to reflect the terms of the settlement.

Regulatory Matters
    From 2015 to 2018, the Company and certain of its insurance subsidiaries have experienced increased complaints related to the conversion and administration of the block of life insurance business acquired in connection with Athene’s acquisition of Aviva USA and reinsured to affiliates of Global Atlantic. The life insurance policies included in this block have been and are currently being administered by AllianceOne Inc. (“AllianceOne”), a subsidiary of DXC Technology Company, which was retained by such Global Atlantic affiliates to provide third party administration services on such policies. AllianceOne also administers a small block of annuity policies that were on Aviva USA’s legacy policy administration systems that were also converted in connection with the acquisition of Aviva USA and have experienced some similar service and administration issues, but to a lesser degree.

    As a result of the difficulties experienced with respect to the administration of such policies, Athene has received notifications from several state regulators, including but not limited to the New York State Department of Financial Services (the “NYSDFS”), the California Department of Insurance (the “CDI”) and the Texas Department of Insurance (the “TDI”), indicating, in each case, that the respective regulator planned to undertake a market conduct examination or enforcement proceeding of the Company or one of its subsidiaries, as applicable, relating to the treatment of policyholders subject to Athene reinsurance agreements with affiliates of Global Atlantic and the conversion of the life and annuity policies, including the administration of such blocks by AllianceOne. Athene, the Company or one or more of its subsidiaries have entered into consent orders with several state regulators, including the NYSDFS, the CDI and the TDI, to resolve underlying matters in the respective states. All fines and costs, including those associated with remediation plans, paid in connection with the consent orders are subject to indemnification by Global Atlantic or affiliates of Global Atlantic.

    Pursuant to the terms of the reinsurance agreements between Athene and the relevant affiliates of Global Atlantic, the applicable affiliates of Global Atlantic have financial responsibility for the ceded life block and are subject to significant administrative service requirements, including compliance with applicable law. The agreements also provide for indemnification to Athene, including for administration issues.

In addition to the examinations and proceedings initiated to date, it is possible that other regulators may pursue similar formal examinations, inquiries or enforcement proceedings and that any examinations, inquiries and/or enforcement proceedings may result in fines, administrative penalties and payments to policyholders. While the Company does not expect the amount of any such fines, penalties or payments arising from these matters to be material to its financial condition, results of operations or cash flows, it is possible that such amounts could be material.

Directors and Executive Officers
    Below is a list of the names and ages, as of March 31, 2022, of the directors and executive officers of the Company and a description of the business experience of each of the respective individuals.

Name	Age	Position
Grant Kvalheim*	65	Chief Executive Officer, President and Director of the Company; Executive Vice President of Athene
William J. Wheeler**	60	President of Athene
Martin P. Klein	62	Executive Vice President, Chief Financial Officer of Athene and Director of the Company
John L. Golden	42	Executive Vice President, Legal of the Company; Executive Vice President and General Counsel of Athene
Douglas Niemann	52	Executive Vice President and Chief Risk Officer of the Company and Athene
Tyler Goode***	35	Vice President, Controller and Treasurer of the Company
Christopher R. Welp	60	Executive Vice President, Insurance Operations and Director of the Company
Mitra Hormozi	53	Director
Lawrence Ruisi	73	Director
Francis P. Sabatini	75	Director
Hope Schefler Taitz	57	Director

* Effective April 1, 2022, Mr. Kvalheim assumed the role of President of Athene.
** Effective March 31, 2022, Mr. Wheeler transitioned to the role of Vice Chairman of Athene.
*** Effective March 31, 2022, Mr. Goode transitioned to the role of Vice President, Controller and Treasurer of the Company in connection with the transition of Travis Tweed, the Company's former Vice President, Controller and Treasurer until March 30, 2022, to the role as head of SOX for AGM.

The Company does not employ any of its executive officers, all of whom are employed by an affiliated service company and whose services are provided to the Company pursuant to a shared services agreement. Consequently, other than the principal executive officer and principal financial officer of the Company, the determination of whether an officer of the Company is an executive officer is based on whether such officer is an executive officer of Athene, as determined by Athene's board of directors.

Executive Officers
    Grant Kvalheim has served as Chief Executive Officer of the Company since December 2018, President of the Company since December 2016, a director of the Company since October 2013 and Chief Executive Officer of Athene USA since June 2015. Effective April 1, 2022, Mr. Kvalheim has served as President of Athene. Mr. Kvalheim served as President of Athene from January 2011 until September 2015, served as its Chief Financial Officer from January 2011 to April 2013 and served as a director of Athene from January 2012 until February 2014. Mr. Kvalheim is responsible for the oversight of Athene's U.S. operating companies with a focus on its retail annuity and funding agreement channels. Prior to joining the Company and Athene, Mr. Kvalheim was a senior executive at Barclays Capital Inc. (“Barclays”) from early 2001 to the end of 2007, becoming Co-President in September 2005. During his time at Barclays, he converted a European cash investment grade business into a leading global cash and derivatives business across both securitized and non-securitized credit products, and significantly expanded

Barclays’ investment banking platform. Prior to joining Barclays, Mr. Kvalheim held senior executive positions in the investment banks of Deutsche Bank and Merrill Lynch. Mr. Kvalheim has a Bachelor of Arts degree in economics from Claremont McKenna College and a Master of Business Administration in finance from the University of Chicago. He currently serves on the boards of LIMRA, Mottahedeh & Co., Sol Health, United Way of Central Iowa, and the Greater Des Moines Partnership.

    William J. Wheeler has served as the Vice Chairman of Athene since April 2022. Mr. Wheeler provides strategic advice to Athene's senior management as Athene executes its plan for future growth. Prior to assuming his current role at Athene, Mr. Wheeler served as Athene's President beginning in 2015. As President of Athene, Mr. Wheeler, together with Athene's Chief Executive Officer, was responsible for Athene's overall strategic direction. In particular, Mr. Wheeler oversaw all of Athene's distribution channels, which includes its retail and institutional channels, as well as its corporate development and risk activities. Prior to joining Athene, Mr. Wheeler was President of the Americas group for MetLife Inc. (“MetLife”) where he oversaw the insurance and retirement business in the United States and Latin America. Previously, Mr. Wheeler had been Executive Vice President and Chief Financial Officer at MetLife. Prior to joining MetLife, Mr. Wheeler was an investment banker at Donaldson, Lufkin & Jenrette. Mr. Wheeler has an AB from Wabash College, where he is now a member of the board of trustees, and an MBA from Harvard Business School. He currently serves on the boards of Evercore Inc., Athora Holding Ltd. and VA Capital Company LLC.

Martin P. Klein has served as a director of the Company since December 2015. Mr. Klein has also served as the Executive Vice President and Chief Financial Officer of Athene since November 2015 and serves as a director of several of Athene's insurance subsidiaries. Mr. Klein is responsible for overseeing Athene's financial management, including its enterprise finance, reporting, tax, actuarial and internal audit functions. He also helps develop and execute strategic operating decisions across Athene. Prior to joining the Company and Athene, Mr. Klein was employed by Genworth Financial, Inc. (“Genworth”) from May 2011 through October 2015, where he most recently served as Executive Vice President and Chief Financial Officer, and also served as Genworth’s Acting President & Chief Executive Officer during most of 2012. Prior to joining Genworth in 2011, Mr. Klein served as a Managing Director and Senior Relationship Manager at Barclays, after its acquisition of the U.S. operations of Lehman Brothers Holdings, Inc. (“Lehman Brothers”). Mr. Klein joined Lehman Brothers in 1998, where he served as a Managing Director and the head of the Insurance &e Pension Solutions Group. Prior to Lehman Brothers, Mr. Klein had been with Zurich Insurance Group from 1994 to 1998 as Managing Director of Zurich Investment Management. Prior to Zurich, Mr. Klein served in finance and actuarial roles in other insurance organizations early in his career. Mr. Klein currently serves on the board of Caritas, a non-profit organization in Richmond, Virginia. Mr. Klein is a Fellow of the Society of Actuaries and a Chartered Financial Analyst. He received his Bachelor of Arts in mathematics and business administration from Hope College and a Master of Science in statistics and actuarial sciences from the University of Iowa.

    John L. Golden has served as Executive Vice President, Legal of the Company since December 2014. In addition, he has served as Athene's Executive Vice President and General Counsel since December 2014 and is responsible for overseeing the legal, compliance and government relations departments, ensuring compliance with laws and regulations and developing effective legal strategies to protect Athene's interests. Prior to joining Athene, Mr. Golden was an attorney at Sidley Austin LLP (“Sidley”). At Sidley, he represented a variety of financial institutions in connection with all aspects of their businesses such as corporate transactions, securities offerings, regulatory and compliance, enforcement matters and employment matters. Prior to Sidley, he worked for Fisher Investments and IBM Corporation. He received his Juris Doctor from the University of California, Los Angeles and a Bachelor of Science in Operations Management/Information Systems from Santa Clara University. Mr. Golden is admitted to the State Bar of California.
Douglas Niemann has served as Executive Vice President and Chief Risk Officer of both the Company and Athene since May 2020. Mr. Niemann is responsible for overseeing Athene's enterprise risk management functions, as well as providing key support in connection with strategic operating decisions across Athene. Mr. Niemann brings over 25 years of experience and expertise in risk management related to insurance. Prior to joining Athene, Mr. Niemann was the Senior Managing Director of Investment Management and Chief Investment Risk Officer for

Guardian Life Insurance Company. Before joining Guardian Life Insurance Company, he was the Managing Director and Chief Investment Strategist of Global Insurance Solutions at JP Morgan Asset Management and served as the Managing Director and Head of Asset Liability Management at AIG Asset Management. He also held the positions of Head of Investment and Financial Risk and Head of Group Risk Modeling at Zurich Financial Services. Mr. Niemann has an MBA in Risk Management and Insurance as well as Finance, Investments and Banking from the University of Wisconsin Madison School of Business and a Bachelor of Arts in Economics from Northwestern University in Evanston, Illinois.

Tyler Goode has served as Controller and Treasurer of the Company since March 2022. Mr. Goode joined Athene in October 2015 as Manager, Actuarial of AUSA and served in that role as Senior Manager and then Director until June 2019. Mr. Goode then served as Director, Finance of AUSA from July 2019 until May 2020, and VP, Finance Implementation of AUSA from June 2020 until March 2022. Prior to joining the Company, Mr. Goode served as a manager in the Financial Accounting Advisory Services practice at Ernst & Young LLP, where he serviced a number of global insurance companies. Mr. Goode is a Certified Public Accountant and received a Bachelor of Arts degree in Finance and Accounting from the University of Iowa.

Christopher R. Welp has served as Executive Vice President, Insurance Operations of the Company since
December 2014 and a director of the Company since December 2016. Mr. Welp is also the Executive Vice
President, Insurance Operations and a director of AUSA. Prior to joining the Company and its affiliates, Mr. Welp served as the Executive Vice President, Insurance Operations of Aviva USA. Prior to Aviva USA, Mr. Welp held progressive roles in tax, finance and operations at ING (now known as Voya Financial), culminating with him being named chief operating officer of ING’s retail annuity business. Prior to that, Mr. Welp spent seven years with Ernst
& Young. Mr. Welp is a certified public accountant and a member of the American Institute of Certified Public Accountants. He has a Bachelor's degree in Business Administration and Accounting from the University of Iowa.

Directors
    Mitra Hormozi has served as a director of the Company since December 2018. Ms. Hormozi has also served as director of Athene since December 2018 and is the chair of its legal and regulatory committee. Ms. Hormozi is also a director of a number of Athene’s US subsidiaries. Ms. Hormozi was Executive Vice President and General Counsel of Revlon, Inc. from April 2015 to July 2019, where she was responsible for overseeing Revlon’s legal affairs worldwide. Ms. Hormozi has extensive experience in both the public and private sectors of the legal field. Prior to joining Revlon in April 2015, she was a litigation partner at two major law firms from 2011 to 2015 and served as Deputy Chief of Staff to then New York State Attorney General, Andrew Cuomo. She also served as an Assistant United States Attorney prosecuting high profile complex racketeering cases in the Eastern District of New York. She has also previously served on the board of directors of Revlon. Ms. Hormozi received a Bachelor of Arts in history from the University of Michigan and a Juris Doctor from the New York University School of Law.

    Lawrence J. Ruisi has served as a director of the Company since December 2017. Mr. Ruisi has also served as a director of Athene since 2013 and is the chair of Athene’s audit committee and is a member of Athene’s risk committee. Mr. Ruisi is also a director of a number of Athene's other US subsidiaries. As an operating executive, Mr. Ruisi has held various senior level positions in the entertainment business, including President and Chief Executive Officer of Loews Cineplex Entertainment Corporation and as Executive Vice President and Chief Financial Officer of Columbia Pictures Entertainment. As a non-executive, Mr. Ruisi has served on numerous boards including Hughes Communications Inc., UST Inc., InnKeepers USA Trust, Wyndham International, Inc. and Adaptec, Inc. During his tenure on those boards, Mr. Ruisi has been Chairman of various audit committees, named designated financial expert and served on both compensation and nominating and corporate governance committees. Mr. Ruisi was Chairman of the Independent Committee of the board of InnKeepers, which oversaw its restructuring, and was Chairman of Special Committees at both Wyndham and Adaptec. Mr. Ruisi began his career at Price Waterhouse & Co., where he was a Senior Manager. He is a Certified Public Accountant and received a Bachelor of Science degree in accounting and a Master of Business Administration in finance from St. John’s University. Mr. Ruisi is currently an adjunct professor of accounting at St. John’s University.

    Francis P. Sabatini has served as a director of the Company since October 2013. Mr. Sabatini has over 40 years of industry and advisory experience in insurance and actuarial services. He specialized in fixed, variable and indexed annuity product development, pricing and management. Mr. Sabatini’s previous employers include Ernst & Young, Connecticut Mutual Life, and Equitable Life Assurance. He has served on numerous boards and councils including CERA Global Association and Society of Actuaries. Mr. Sabatini has been a frequent speaker at industry meetings, and is a published author of trade articles. He graduated Summa Cum Laude from the Pratt Institute with a B.S. in Mathematics.

    Hope Schefler Taitz has served as a director of the Company since October 2013. Ms. Taitz has also served as a director of Athene and its subsidiary, ALRe, since 2011, and is a member of Athene’s risk, legal and regulatory, and conflicts committees. Ms. Taitz is also a director of a number of Athene’s other US subsidiaries. Ms. Taitz has served as the CEO of ELY Capital since 2014 and is the chairperson and CEO of Aequi Acquisition Corp since 2020. Now acting as an investor and advisor with expertise in media, technology and the consumer, she helps innovative enterprises grow through financial leadership and connections to established corporations. Ms. Taitz also currently serves on the boards of MidCap Finco Holdings Limited and Summit Hotel Properties, Inc. She has previously served on the boards of Apollo Residential Mortgage, Inc., Greenlight Capital Re, Ltd., Diamond International Resorts, Inc., as well as Lumenis Ltd. From 1995 to 2003, Ms. Taitz was Managing Partner of Catalyst Partners, L.P., a money management firm. From 1990 to 1992, Ms. Taitz was a Vice President at The Argosy Group (now part of the Canadian Imperial Bank of Commerce) specializing in financial restructuring before becoming a Managing Director at Crystal Asset Management, from 1992 to 1995. From 1986 to 1990, Ms. Taitz was at Drexel Burnham Lambert, first as a mergers and acquisitions analyst and then as an associate in the leveraged buyout group. She is a founding executive member of YRF Darca, an emeritus board member of Pencils of Promise, and a member of the undergraduate executive board of The Wharton School at the University of Pennsylvania. Ms. Taitz is a former board member of Girls Who Code and is now a board member of the New York City Foundation for Computer Science. Ms. Taitz graduated with honors from the University of Pennsylvania with a Bachelor of Arts degree in economics.

Executive Compensation
    As of December 31, 2021, the Company did not employ any executive officers, but rather was provided such personnel by Athene’s indirect wholly-owned subsidiary AES pursuant to the Shared Services and Cost Sharing Agreement, dated January 1, 2020, among the Company and various other subsidiaries of Athene (the “Shared Services Agreement”). See “Transactions with Related Persons, Promoters and Certain Control Persons” for more information about the Shared Services Agreement. As a result, for the year ended December 31, 2021, the Company did not determine or directly pay any compensation to its executive officers or additional personnel provided to the Company by Athene through the Shared Services Agreement for the Company’s operations. Athene, acting directly or through a subsidiary other than the Company, determined and paid the salaries, bonuses and other compensation earned by the Company’s executive officers and by additional personnel provided to the Company by Athene. Athene also determined whether and to what extent the Company’s executive officers and additional personnel were provided with benefits pursuant to employee benefit plans. The Company did not have employment agreements with its executive officers and did not provide pension or retirement benefits, perquisites or other personal benefits to its executive officers.
Consequently, other than the principal executive officer and principal financial officer of the Company, the determination of whether an officer of the Company is an executive officer is based on whether such officer is an executive officer of Athene, as determined by Athene's board of directors.
Compensation Discussion and Analysis (“CD&A”)
Impact of Merger Agreement
The Merger Agreement provides for the treatment described below of outstanding equity awards, including those grants made in 2021. While the consummation of the Mergers impacted the outstanding equity awards as described below, this CD&A describes the original terms of the 2021 grants, without taking into consideration the impact of the Mergers as the Mergers were not consummated as of December 31, 2021.

Athene equity awards outstanding immediately prior to the consummation of the Mergers were generally subject to the following treatment:
•each stock option, whether vested or unvested, was converted into a number of options of AGM (“AGM Options”) (rounded down to the nearest whole share of Class A common stock of AGM (each, an “AGM share”)) equal to the product of (1) the exchange ratio multiplied by (2) the number of Class A common shares of Athene (each, an “Athene share”) subject to such option immediately prior to the effective time of the AHL Merger (rounded down to the nearest whole share), with an exercise price equal to the quotient of (x) the exercise price of such option divided by (y) the exchange ratio (rounded up to the nearest whole cent). Each such AGM Option is otherwise subject to the same terms and conditions as were applicable under the related option immediately prior to the effective time of the AHL Merger (including any accelerated vesting in connection with a termination of service);
•each restricted share award (“RSA”), whether vested or not vested, was converted into a number of restricted shares of AGM (“AGM RSAs”) (rounded down to the nearest whole AGM share) equal to (1) the exchange ratio multiplied by (2) the number of Athene shares subject to such RSA immediately prior to the effective time of the AHL Merger; provided, that in the case of any RSA that was subject to performance-based vesting conditions (“AHL Variable RSA”), (A) for purposes of clause (2) above, the number of Athene shares in respect of such AHL Variable RSA immediately prior to the effective time of the AHL Merger was based on the applicable target level of performance and (B) the AGM RSAs are subject only to the time vesting conditions that applied to the AHL Variable RSA and are scheduled to vest at the end of the applicable performance period. Each such AGM RSA is otherwise subject to the same terms and conditions as were applicable under the related RSA immediately prior to the effective time of the AHL Merger (including any accelerated vesting in connection with a termination of service); and
•each restricted share unit award (“RSU”) was converted into a number of restricted share units of AGM (“AGM RSUs”) (rounded down to the nearest whole AGM share) equal to (1) the exchange ratio multiplied by (2) the number of Athene shares subject to such RSU immediately prior to the effective time of the AHL Merger; provided, that in the case of any RSU that was subject to performance-based vesting conditions (“AHL Variable RSU”), (A) for purposes of clause (2) above, the number of Athene shares in respect of such AHL Variable RSU immediately prior to the effective time of the AHL Merger was based on the applicable target level of performance and (B) the AGM RSUs are subject only to the time vesting conditions that applied to the AHL Variable RSU and are scheduled to vest at the end of the applicable performance period. Each such AGM RSU is otherwise subject to the same terms and conditions as were applicable under the related RSU immediately prior to the effective time of the AHL Merger (including any accelerated vesting in connection with a termination of service).
In addition, the Merger Agreement included certain interim operating covenants that Athene was required to follow, including, among others, a covenant that restricted increasing compensation or benefits to directors and senior officers of Athene between signing and closing of the Mergers. In connection with the Mergers, certain compensation scheduled to be paid to certain Athene employees in early 2022 was accelerated and paid in December 2021, including RSU awards that were scheduled to vest on January 1, 2022. Finally, following the closing of the Mergers, AGM awarded a total of approximately $24 million of AGM RSUs to certain existing senior officers of Athene, including each of the Company's NEOs other than Mr. Tweed. Each award is fully vested but subject to a delayed delivery schedule over a multi-year period and compliance with restrictive covenants.
Following the closing of the AHL Merger, the compensation committee of Athene’s board of directors (the "Compensation Committee") was dissolved and its remaining functions and responsibilities were assumed by the executive committee of Athene’s board of directors. As noted above, because this CD&A describes Athene’s compensation program in place during 2021, this CD&A describes the role of the former Compensation Committee in setting executive compensation and the role of the executive committee of Athene’s board of directors for post-Mergers compensation decisions as they relate to 2021, such as bonus determinations.
As stated above, the Company's executive officers, including its named executive officers ("NEOs"), are compensated by Athene, acting directly or through a subsidiary other than the Company. Because the NEOs also have responsibilities with Athene and/or other Athene subsidiaries, each NEO allocates a percentage of his total time spent devoted to the Company. For the avoidance of doubt, the amounts in this CD&A reflect the total compensation paid by Athene and do not take into account any percentage of time allocated to the Company. The NEOs for 2021 are as follows:

Executive	Title
Grant Kvalheim	Chief Executive Officer and President of the Company; Executive Vice President of Athene*
William J. Wheeler	President of Athene**
Martin P. Klein	Executive Vice President and Chief Financial Officer of Athene
John L. Golden	Executive Vice President, Legal of the Company; Executive Vice President and General Counsel of Athene
Travis Tweed	Vice President, Controller and Treasurer of the Company***

* Effective April 1, 2022, Mr. Kvalheim assumed the role of President of Athene.
** Effective March 31, 2022, Mr. Wheeler transitioned to the role of Vice Chairman of Athene.
***Mr. Tweed served as Vice President, Controller and Treasurer of the Company until March 30, 2022.
Compensation Framework
Goals, Principles and Process
The Compensation Committee believed that Athene's executive compensation program should reward actions and behaviors that support policyholder protection, drive long-term and profitable revenue growth, and create sustainable shareholder value. The Compensation Committee sought to foster these objectives through a compensation program that focused on increasing Athene's executives’ personal interest in Athene's growth and success through performance-based annual incentive awards and ownership of Class A common shares of Athene. Athene believes that these awards created a balanced focus on its short-term and long-term strategic and financial goals. Athene's 2021 executive compensation program was designed to:

•attract, retain and motivate high-performing talent;
•reward outstanding performance;
•align executive compensation elements with both short-term and long-term company performance; and
•align the interests of executives with those of Athene's stakeholders.
For 2021, the Compensation Committee had the responsibility for overseeing and approving the compensation of all of Athene's executive officers. The Compensation Committee also received input from the Compensation Committee’s independent compensation consultant and recommendations from Athene's Chief Executive Officer, James R. Belardi, regarding the compensation arrangements for Athene executive officers other than himself. None of the NEOs participated in the determination of their own compensation.

In late 2020, the Compensation Committee conducted a review of Athene's executive compensation program, with the assistance of the Compensation Committee’s independent compensation consultant, Willis Towers Watson. Willis Towers Watson provided input on Athene's overall incentive design and a benchmarking analysis with respect to its executive officer compensation program. When setting 2021 NEO compensation, the Compensation Committee considered survey data for Insurance companies within Willis Towers Watson's Financial Services database (Insurance industry survey), as well as compensation data from a group of peer companies (the “Peer Group”) to evaluate compensation arrangements against those of Athene. The companies in the Peer Group were selected based on one or more of the following characteristics: similar in size to Athene; the companies are industry competitors; or the companies are considered a source of talent. Even though some of the Peer Group companies have larger revenues and market capitalization than Athene, the Compensation Committee determined that each company was an appropriate peer based on such company being an industry competitor or a source of talent, as well as Athene’s recent and potential future growth. The Peer Group used to evaluate 2021 compensation decisions consisted of the following ten publicly-traded financial services companies:

Ameriprise Financial, Inc.	Principal Financial Group, Inc.
Brighthouse Financial	Prudential Financial, Inc.
Equitable Holdings, Inc.	Reinsurance Group of America
Globe Life Inc.	Unum Group
Lincoln National Corporation	Voya Financial, Inc.
While the Compensation Committee considered compensation between the 50th and 75th percentile of the Peer Group when setting executive compensation, it did not believe it appropriate to establish compensation levels based only on market practices. The Compensation Committee believed that compensation decisions are complex and required a deliberate review of Athene's performance and peer compensation levels. The factors that influenced the amount of compensation awarded included market competition for a particular position, an individual’s experience and past performance inside or outside Athene, compensation history, role and responsibilities within Athene, tenure with Athene and associated institutional knowledge, long-term potential with Athene, contributions derived from creative and innovative thinking and leadership, industry expertise, past and future performance objectives and the value of the position within Athene.
In addition to executive compensation consulting services, Willis Towers Watson provided other services during 2021 relating to: (1) investment, risk and reinsurance, (2) human capital and benefits, and (3) corporate risk and brokerage. The executive committee of Athene's board of directors assessed the independence of Willis Towers Watson pursuant to SEC rules and concluded that Willis Towers Watson’s work did not raise any conflict of interest.
2021 Compensation Elements
Base Salary
Base salaries for the NEOs are determined annually, based on a number of factors, including the size, scope and impact of their role, the market value associated with their role, leadership skills, length of service, and individual performance and contributions.
Annual Incentive Awards
As further discussed below in “ —2021 Compensation Decisions,” in 2021, Athene granted annual cash incentive awards to the NEOs based on the achievement of financial, operational and personal objectives. These objectives were communicated to the NEOs at the beginning of the year, and the Compensation Committee determined the amount of the awards based on performance against those objectives. The annual incentive award payout for each NEO was subject to a personal performance modifier that allowed for an adjustment in payout based on a holistic assessment of each NEO’s individual performance.
In addition, the portion of the annual incentive award payout that was based on corporate financial and operational goals could have been overridden to 0% for the NEOs at the discretion of the risk and compensation committees of Athene's board of directors in the event of a material breach of a risk threshold, but only to the extent such breach was not approved by Athene's board of directors or its risk committee in advance, or waived by Athene's board of directors or risk committee in retrospect.
Long-Term Incentive Awards
In general, Athene's long-term incentive compensation program was designed to recognize the scope of an individual’s responsibilities, reward demonstrated performance and leadership, further align the interests of award recipients with those of Athene's shareholders and retain award recipients through the vesting period. Important factors in determining the amount of grants awarded to each NEO included the size of past grant amounts, individual performance and expected future contributions to Athene.

The 2021 long-term incentive awards to Athene executive officers, other than Mr. Tweed, were comprised of 50% performance-based restricted share units or restricted share awards ("Performance Awards"), 25% time-based RSUs and 25% time-based stock options, determined based on target grant date value. Mr. Tweed's 2021 long-term incentive awards were comprised of 50% Performance Awards and 50% time-based RSUs, determined based on target grant date value. The form and annual amount of the long-term incentive awards for Athene executive officers were determined by the Compensation Committee with input from Willis Towers Watson. Athene used grants of stock options to focus its executives on delivering long-term value to shareholders because options have intrinsic value only to the extent that the price of Athene's stock on the date of exercise exceeds the stock price on the grant date. Athene also used stock options to retain executives, since the stock options were scheduled to vest ratably over a three-year period, provided the recipient remained employed through the applicable vesting date. Athene believes that time-based RSUs further aligned the interests of its executives with those of its shareholders and also served to retain executives, as these RSUs also were scheduled to vest ratably over a three-year period, provided the recipient remained employed through the applicable vesting date.
Athene used Performance Awards to motivate its executives to achieve pre-established performance goals designed to be aligned with shareholder value creation and to retain our executives, as recipients were generally required to remain employed with Athene through the three-year performance period. The Performance Awards included in the 2021 long-term incentive award program were scheduled to vest and be payable following the three-year performance period (2021-2023) only if Athene achieves specified goals based on two equally weighted performance metrics: cumulative adjusted operating income and adjusted book value per share for the three-year performance period. The target levels of these goals were designed to be challenging but reasonably achievable with strong management performance.
Athene Plan Points
On February 18, 2020, Messrs. Kvalheim, Wheeler, Klein and Golden as well as certain other members of Athene's senior management were granted limited partner interests in a newly authorized subsidiary of Athene (Athene Plan LP) in the form of “Athene Plan Points.” Each Athene Plan Point generally represents the right to participate in 1/1500th of the carried interest received by Apollo ADIP Advisors, L.P. ("ADIP GP") from the Apollo/Athene Dedicated Investment Program (“ADIP”). Athene Plan Points represent incentive compensation in connection with, and based on the performance of, ADIP. Athene believes these grants further align award recipients with its strategic objective to deploy excess capital at attractive risk-adjusted returns across its various liability channels and, in particular, Athene believes that the efforts of its personnel who will be receiving these allocations are critical to achieving a successful, risk-adjusted return at ADIP and Athene Co-Invest Reinsurance Affiliate 1A Ltd. (“ACRA”). In addition, these grants provide a key retention tool for personnel who are deemed key to the success of ADIP and ACRA, and therefore key to Athene's success more broadly.
ALRe is the general partner of Athene Plan LP. Athene Plan LP is a limited partner in the ADIP GP and entitled to one-third of the carried interest allocated to the ADIP GP from ADIP. The value of the carried interest is calculated in a manner customarily used in the investment fund industry and is based on a percentage of the total returns on ADIP’s capital after ADIP investors receive a preferred return. Distributions (other than tax distributions) will not be made with respect to Athene Plan Points until ADIP has returned contributed capital to its limited partners and made distributions in excess of a specified performance return. Any distributions made with respect to Athene Plan Points are expected to be paid in cash.
A participant’s Athene Plan Points are treated as fully vested for purposes of receiving distributions while the participant remains employed by Athene or its affiliates. Upon a termination of employment (other than for cause), a participant will be eligible to retain up to a maximum of 75% of the participant's Athene Plan Points, with the actual number of Athene Plan Points retained to be determined based on a five-year monthly vesting schedule beginning on October 1, 2019, the date the ACRA joint venture began.

A participant will forfeit all of the participant's Athene Plan Points upon a termination for cause or upon a breach of applicable confidentiality, non-competition, non-solicitation, non-disparagement or other post-separation covenants.
Amounts will be reflected in the Summary Compensation Table in the year in which distributions are made to the holders of Athene Plan Points. There were no additional Athene Plan Points granted to the NEOs during 2021 and no distributions made with respect to Athene Plan Points during 2021.
Other Compensation Practices
Use of Corporate Aircraft
Athene uses corporate aircraft for efficiency and business planning purposes. Personal use of corporate aircraft is subject to a formal policy approved by the Compensation Committee that sets forth the criteria and procedures applicable to its use. There was no personal use of corporate aircraft by any NEO during 2021.
Review of Compensation Policies and Practices Related to Risk Management
Effective risk management is central to Athene's success, and compensation is carefully designed to be consistent with Athene's risk management framework and controls. If Athene's performance is obtained in a manner inconsistent with this framework or these controls, the Compensation Committee had the discretion, with input from Athene's risk committee, if necessary, to decrease or not award any bonuses to the NEOs who are executive officers of Athene. In addition, the performance objectives for the Chief Risk Officer of Athene and the other employees in Athene's risk management function are based in part on the effectiveness of Athene's risk management policies and procedures. Athene has determined that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on Athene. This compensation risk assessment was conducted with the assistance of the Chief Risk Officer of Athene and other employees in Athene's risk management function.
2021 Compensation Decisions
Base Salary
In 2021, Mr. Kvalheim's base salary increased from $750,000 in 2020 to $800,000, Mr. Golden's base salary increased from $475,000 in 2020 to $525,000, and Mr. Tweed's base salary increased from $193,000 to $224,100. These base salary increases were a result of market adjustments as well as strong individual performance and substantial contribution to the Company's overall performance from each of these executives in fiscal year 2020. The other NEOs’ base salaries in 2021 remain unchanged from the 2020 levels.
Annual Incentive Awards
The NEO annual incentive awards in 2021 for the NEOS other than Mr. Tweed were based on a combination of five overall corporate financial and operational goals of Athene, which comprised 75% of the award, and individualized performance goals, which comprised the other 25% of the award. For Mr. Tweed, individualized performance goals comprised 100% of his 2021 annual incentive award. For 2021, the Compensation Committee established target incentive award opportunities of approximately 190%, 124%, 188%, 132% and 40% of base salary for Messrs. Kvalheim, Wheeler, Klein, Golden and Tweed, respectively. Each NEO was eligible for a total annual incentive award payout ranging from 0% to 200% of such NEO’s target award opportunity, with a payout range of 0% to 168% for the corporate performance component of the incentive award.
The corporate performance measurements, their respective weightings, 2021 performance and achievement with respect to these measurements, and payout level are set forth below. Athene believes the targets were designed to be reasonably achievable with strong management performance and the coordinated, cross-functional focus and effort of the NEOs, and did not reflect unrealistic targets that may encourage excessive risk-taking. The targets for the corporate financial and operational measures were determined in relation to Athene's internal business plan for the year.

Objectives	Weight	Measurement	Target	2021 Performance	Payout Level
Overall profitability	35%	Adjusted operating income(1)	$1.490B	$2.472B	200%
Expense management	15%	Expense targets(2)	—	Exceeded	129%
Organic growth	10%	Organic deposits(3)	$22.55 – 25.55B	$36.377B	150%
New business profitability	15%	Underwritten returns(4)	—	Exceeded	150%
Capital	25%	Excess equity capital generation(5)	—	Exceeded	150%

(1) Adjusted operating income is based on net income adjusted for certain investment gains/losses, change in fair values of derivatives and embedded derivatives, certain non-operating expenses, stock compensation expense, bargain purchase gain, and income tax benefit/loss, as described more fully in the Athene’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC. For purposes of determining the NEO annual incentive awards in 2021, adjusted operating income excluded the return on shares of AGM and certain of its affiliates that collectively comprise the Apollo Operating Group ("AOG") and was adjusted for the impact of certain material transactions undertaken during 2021 that were not included in Athene’s 2021 financial plan.
(2) Represents consolidated operating expenses included in operating income, including the impact of ACRA’s non-controlling interest, adjusted for M&A, long-term incentive program, bonus accrual variances in relation to target, and the impact of any material transactions undertaken.
(3) Organic deposits include retail independent marketing organization (“IMO”), retail financial institution, funding agreements, pension group annuities and flow reinsurance.
(4) Underwritten returns on retail IMO, retail financial institution, funding agreements, pension risk transfer and flow reinsurance.
(5) Increase in excess equity capital, with adjustments including, but not limited to, variance to Athene’s 2021 financial plan for the impact of AOG shares, preferred stock issuances, debt issuances, inorganic transactions, and certain other uses.
Based on Athene's 2021 performance with respect to these five objectives, the payout level was 164% of the corporate target opportunity. Total amounts of awards were also based on the assessment of individual performance factors. These personal objectives were designed to generally align with Athene’s strategic and operating initiatives (both short-term and long-term) and included goals relating to execution on key strategic initiatives, leadership and team-related objectives and other objectives tied to the executives’ areas of responsibilities. In addition, the annual incentive award payout for each NEO was subject to a personal performance modifier that allowed for an adjustment in payout based on a holistic assessment of each NEO’s individual performance. The payout amounts are reported under “Non-Equity Incentive Plan Compensation” in the 2021 Summary Compensation Table.
Equity and Long-Term Incentive Awards
The Compensation Committee determined the value of 2021 annual long-term incentive awards for the NEOs based on competitive market data, input from the Committee’s Compensation consultant, Willis Towers Watson, and Athene's overall philosophy of aligning pay with performance. The total target value of these long-term incentive awards for each NEO was allocated among the awards as follows: approximately 50% of the target value in Performance Awards, 25% of the target value in time-based RSUs and 25% of the target value in stock options. The target values of the 2021 long-term incentive awards granted to the NEOs were increased from 2020 levels based on market adjustments and individual performance and are shown in the following table (the target values reported in this table may differ from the value reported in the compensation tables that follow because the value of equity awards reported in the compensation tables that follow are based on the grant date fair value determined in accordance with applicable accounting rules and, in the case of Performance Awards, the probability of achieving the underlying performance goal at the time of grant):

Named Executive Officer	Time-Based Stock Options	Time-Based RSUs	Performance Awards	Total
Grant Kvalheim	$ 525,000	$ 525,000	$ 1,050,000	$ 2,100,000
William J. Wheeler	$ 562,500	$ 562,500	$ 1,125,000	$ 2,250,000
Martin P. Klein	$ 487,500	$ 487,500	$ 975,000	$ 1,950,000
John L. Golden	$ 250,000	$ 250,000	$ 500,000	$ 1,000,000
Travis Tweed	$ 0	$ 25,000	$ 25,000	$ 50,000

2019 Long-Term Incentive Program Results and Payouts
Under the terms of the performance awards granted as part of the 2019 long-term incentive program, 2021 represented the final year of the three-year performance period for the 2019 performance awards. The 2019 performance awards were granted in the form of performance-based RSAs for Messrs. Kvalheim, Wheeler and Klein and in the form of performance-based RSUs for Messrs. Golden and Tweed. The 2019 performance awards vested based on the attainment of performance goals relating to average annual adjusted operating return on equity (ROE), cumulative adjusted operating income and adjusted book value per share during the 2019-2021 performance period, with each goal weighted equally in the determination of the vesting level. These performance goals were set in 2019 based on Athene's strategic plans at the time with target levels designed to be challenging but reasonably achievable with strong management performance. Based on performance, participants were eligible to receive a payout ranging from 0% – 150% of target, with a threshold payout opportunity equal to 50% of target.
The threshold, target and maximum payout opportunities and the performance metrics under the 2019 performance awards were as follows:

	2019-2021 Performance Goals
	Annual Adjusted Operating ROE (3 year average)		Adjusted Operating Income (3 year cumulative)		Adjusted Book Value Per Share (3 year ending value)
	Performance	Payout	Performance	Payout	Performance	Payout
Threshold	12.0%	50%	$3,800M	50%	$64.50	50%
Target	14.5%	100%	$4,900M	100%	$69.60	100%
Maximum	17.0%	150%	$5,800M	150%	$74.70	150%

As disclosed above, under the terms of the Merger Agreement, all performance awards, including the 2019 performance awards, were converted into corresponding AGM equity awards based on the target level of performance with continued vesting on the same schedule as the original awards. As a result, the vesting level for the 2019 performance awards was 100% of target. The table below sets forth the target number of shares subject to the 2019 performance awards and the number of shares earned based on target level performance during the 2019 – 2021 performance period.

Named Executive Officer	2019 Target Shares (#)*	Shares Earned under 2019 Performance Awards (#)*
Grant Kvalheim	23,690	23,690
William J. Wheeler	27,075	27,075
Martin P. Klein	23,013	23,013
John L. Golden	12,183	12,183
Travis Tweed	677	677
Cash Bonus Awards
In 2020, the Compensation Committee re-evaluated Athene's executive compensation program and, in particular, Athene's long-term incentive program to assess whether it continued to support Athene's compensation objectives of attracting, retaining and motivating high-performing talent and rewarding outstanding performance. The Compensation Committee determined that the incentive and retentive elements for participants in Athene's long-term incentive program were diminished given Athene's approach of setting target performance goals under its current long-term incentive program at levels that required stretch performance as well as the extraordinary and unanticipated impact of the COVID-19 pandemic on its operating results.
In evaluating Athene's compensation program and its alignment with its compensation objectives, the Compensation Committee noted that Athene had outperformed its peer group companies on key business metrics relating to net invested assets, adjusted operating income and adjusted book value per share, measured on a compound annual growth rate basis from 2015 through the third quarter of 2020. Based on this performance and factoring in the diminished retentive and incentive elements associated with Athene's long-term incentive program, which included a 2018 performance award payout of approximately 65% in 2021, in February 2021, the Compensation Committee determined that it was appropriate to reward all employees who were awarded 2018 performance awards, including each of the continuing NEOs, a supplemental cash bonus award with half of the award paid in March 2021 and the remaining half paid in January 2022, subject to the NEO’s continued employment with Athene in good standing through the vesting date. Pursuant to these awards, the NEOs received aggregate cash bonus awards as follows: Mr. Kvalheim, $142,332; Mr. Wheeler, $251,201; Mr. Klein, $167,452; Mr. Golden, $66,972; and Mr. Tweed, $5,836. In determining the amounts for each eligible participant, the Compensation Committee considered Athene's desired pay positioning of compensating its executive officers between the 50th and 75th percentile of the Peer Group as well as the compensation received by the recipients through Athene's other compensation vehicles, including consideration of what the payout would have been under the 2018 performance awards if the awards had vested at target payout level. The amounts of these awards paid in March 2021 are included in the bonus column of the "2021 Summary Compensation Table." In addition, in connection with the Mergers, Mr. Golden received the remaining portion of his award in late 2021, which is also reflected in the bonus column of the "2021 Summary Compensation Table.”

2021 Summary Compensation Table
The following table provides information concerning compensation earned by the NEOs for 2021 and, to the extent required by applicable SEC compensation disclosure rules, 2020 and 2019.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Grant Kvalheim Chief Executive Officer and President	2021	$800,000	$71,166	$1,575,033	$525,002	$2,700,000	$143,709	$5,814,910
	2020	$750,000	$—	$1,312,593	$1,235,373	$1,650,000	$109,624	$5,057,590
	2019	$750,000	$—	$1,223,289	$437,509	$1,550,000	$115,173	$4,075,971
William J. Wheeler President of Athene (until March 31, 2022)	2021	$1,275,000	$125,600	$1,687,528	$562,501	$2,592,840	$17,400	$6,260,869
	2020	$1,275,000	$—	$1,500,049	$7,450,002	$1,752,188	$19,296	$11,996,535
	2019	$1,250,000	$—	$1,398,053	$500,006	$1,752,188	$18,642	$4,918,889
Martin P. Klein Chief Financial Officer of Athene	2021	$650,000	$83,726	$1,462,537	$487,504	$2,004,080	$99,569	$4,787,416
	2020	$650,000	$—	$1,275,062	$1,126,138	$1,359,475	$96,799	$4,507,474
	2019	$650,000	$—	$1,188,352	$425,006	$1,359,475	$120,205	$3,743,038
John L. Golden Executive Vice President, Legal	2021	$525,000	$66,972	$750,064	$250,009	$1,353,452	$17,400	$2,962,897
	2020	$475,000	$—	$675,062	$225,002	$690,000	$17,100	$2,082,164
Travis Tweed Vice President, Controller and Treasurer (until March 30, 2022)	2021	$224,100	$2,918	$50,091	$—	$135,000	$17,400	$429,509
	2020	$193,000	$—	$50,008	$—	$82,500	$17,100	$342,608
	2019	$185,740	$9,017	$50,079	$—	$82,500	$14,565	$341,901

(1)This column represents the March 2021 payments and, in the case of Mr. Golden, the December 2021 accelerated payment of the supplemental cash bonus granted to each of the NEOs in 2021. The supplemental cash bonus was payable in equal amounts in March 2021 and January 2022 subject to the NEO’s continued employment with us in good standing through the vesting date.

(2)This column includes the grant date fair value of the performance-based RSUs and time-based RSUs granted to the NEOs in 2021. For the time-based RSUs and RSAs, grant date fair value is calculated by multiplying the number of RSUs or RSAs by the closing share price of Athene Class A common shares on the date of grant. For the Performance Awards, Athene has reported the grant date fair value assuming the probable outcome of satisfying the performance conditions. Assuming the probable outcome of performance conditions will be achieved, the grant date fair value of the 2021 Performance Awards would be as follows: $1,050,006; $1,125,003; $975,009; $500,027 and $25,046, for Messrs. Kvalheim, Wheeler, Klein, Golden and Tweed, respectively. Assuming the highest level of performance conditions will be achieved, the grant date fair value of the 2021 Performance Awards would be as follows: $2,100,013; $2,250,007; $1,950,018; $1,000,055 and $50,091 for Messrs. Wheeler, Kvalheim, Klein, Golden and Tweed, respectively.
(3)This column represents the aggregate grant date fair value of stock options granted in 2021, calculated in accordance with FASB ASC Topic 718. With respect to the stock options, Athene measures the fair value of each stock option grant at the date of grant using a Black-Scholes option pricing model. The following represents the assumptions used in the Black-Scholes option pricing model for 2021: risk-free interest rate of 0.46%, dividend yield of 0.0%, volatility of 27% and expected life of 4.3 years.
(4)The amounts in this column represent annual cash incentive awards paid to the NEOs. Such amounts were determined by the executive committee of Athene's board of directors after the end of applicable year and were based on the achievement of financial, operational, and personal objectives.
(5)For 2021, these amounts include Athene’s 401(k) matching payment of $17,400 for Messrs. Kvalheim, Wheeler Klein, Golden and Tweed; housing allowances of $33,000 for Mr. Kvalheim; $33,174 for Mr. Klein for his residence in Iowa; taxable amounts of $93,309 for Mr. Kvalheim; $48,995 for Mr. Klein, for travel expenses from his principal residences to our office in Iowa; and Athene’s payment of tax preparation fees for Mr. Wheeler. Each of these amounts represent the cost paid directly to the NEO or service provider, as applicable.
2021 Grants of Plan-Based Awards Table
The following table provides information about Athene awards granted to the NEOs in 2021: (1) the grant date; (2) the threshold, target and maximum estimated future payouts under annual incentive plan awards; (3) the number of stock options, RSAs and RSUs granted to the NEOs under Athene's 2019 Share Incentive Plan, based on the original share numbers granted, without adjustment for the Mergers; (4) the exercise price of the stock options; and (5) the grant date fair value of the share and option awards, computed in accordance with applicable SEC rules.

Name of Executive	Grant Date		Estimated Future Payouts Under Annual Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards:(2) (#)			All Other Stock Awards: Number of Shares or Units	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Share and Option Awards(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Grant Kvalheim	2/22/2021					5,628	22,513	45,026				$1,050,006
	2/22/2021	(5)							11,257			$525,026
	2/22/2021									49,296	$46.64	$525,002
	2/22/2021		$—	$1,520,000	$3,040,000
	2/22/2021		$—	$925,000	$1,850,000
William J. Wheeler	2/22/2021					6,030	24,121	48,242				$1,125,003
	2/22/2021	(5)							12,061			$562,525
	2/22/2021									52,817	$46.64	$562,501
	2/22/2021		$—	$1,575,000	$3,150,000
Martin P. Klein	2/22/2021					5,226	20,905	41,810				$975,009
	2/22/2021	(5)							10,453			$487,528
	2/22/2021									45,775	$46.64	$487,504
	2/22/2021		$—	$1,222,000	$2,444,000
John L. Golden	2/22/2021					2,680	10,721	21,442				$500,027
	2/22/2021	(5)							5,361			$250,037
	2/22/2021									23,475	$46.64	$250,009
	2/22/2021		$—	$693,000	$1,386,000
Travis Tweed	2/22/2021					134	537	1,074				$25,045
	2/22/2021								537			$25,045
	2/22/2021		$—	$89,640	$179,280

(1)The 2021 annual incentive awards for the NEOs were based on a combination of five overall corporate financial and operational goals, which for the NEOs other than Mr. Tweed comprised 75% of the award, as well as individualized performance goals, which comprised the other 25% of the award. For Mr. Tweed, the individualized performance goals comprised 100% of the award. The corporate performance component of the awards has a payout range between 0% and 168% of the corporate performance component. The overall payout range of the awards, including both the corporate performance component and the personal performance component of the award, is between 0% and 200% of the target amount.
(2)All equity incentive plan awards reported in this column represent Performance Awards. The Performance Awards cliff-vest after the 2021–2023 performance period provided the recipient is continuously employed during the period and, pursuant to their original terms, were payable only if Athene achieved specified goals based on two equally weighted performance metrics: cumulative adjusted operating income and adjusted book value per share, each for the three-year period. Under the terms of the Merger Agreement, all performance RSUs and RSAs, including the 2021 Performance Awards, were converted into RSUs or RSAs of AGM based on the target level of performance with continued vesting on the same schedule as the original awards.
(3)The stock options granted on February 22, 2021 vest ratably over a three-year period provided the recipient remains employed through the applicable vesting date.
(4)For valuation methodology, see notes 2 and 3 to the 2021 Summary Compensation Table.
(5)The time-based RSUs vest ratably over three years provided the recipient remains employed through the applicable vesting date.

2021 Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information on the holdings of Athene's equity awards by the NEOs as of December 31, 2021. This table includes unexercised options and unvested Class A common shares and RSUs. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown in the notes to this table. This table reflects the share numbers as of December 31, 2021 and does not reflect the impact of the Mergers.
The warrants received by the NEOs in a February 2020 share exchange are not included in this table because following the exchange they were no longer deemed outstanding equity awards.

				Option Awards				Stock Awards
Name of Executive	Grant Date	Grant Type		Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares of Stock or Units of Stock that Have Not Vested (#)	Market Value of Shares of Stock or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock or Units of Stock that Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market Value of Unearned Shares of Stock or Units of Stock that Have Not Vested ($) (2)
Grant Kvalheim	6/6/2016	Options		36,450		$33.95	6/6/2026
	3/21/2017	Options		22,535		$51.25	3/21/2027
	2/27/2018	Options		22,535		$48.05	2/27/2028
	4/3/2019	Options		30,069	15,035	$42.44	4/3/2029
	2/21/2020	Options		13,604	27,208	$49.71	2/21/2030
	2/22/2021	Options			49,296	$46.64	2/22/2031
	4/3/2019	RSU	(4)					3,437	$286,405
	4/3/2019	RSA	(5)							20,618	$1,718,098
	2/21/2020	RSU	(4)					5,868	$488,980
	2/21/2020	RSU	(6)							17,603	$1,466,858
	2/22/2021	RSU	(4)					11,257	$938,046
	2/22/2021	RSU	[10]							22,513	$1,876,008
William J. Wheeler	6/6/2016	Options		64,323		$33.95	6/6/2026
	3/21/2017	Options		39,767		$51.25	3/21/2027
	2/27/2018	Options		39,767		$48.05	2/27/2028
	4/3/2019	Options		34,364	17,183	$42.44	4/3/2029
	2/21/2020	Options		15,547	31,095	$49.71	2/21/2030
	2/22/2021	Options			52,817	$46.64	2/22/2031
	4/3/2019	RSU	(4)					3,928	$327,320
	4/3/2019	RSA	(5)							23,563	$1,963,505
	2/21/2020	RSU	(4)					6,706	$558,811

	2/21/2020	RSU	(6)							20,117	$1,676,350
	2/22/2021	RSU	(4)					12,061	$1,005,043
	2/22/2021	RSU	(6)							24,121	$2,010,003
Martin P. Klein	6/6/2016	Options		32,162		$33.95	6/6/2026
	3/21/2017	Options		26,512		$51.25	3/21/2027
	2/27/2018	Options		26,512		$48.05	2/27/2028
	4/3/2019	Options		29,210	14,605	$42.44	4/3/2029
	2/21/2020	Options		13,215	26,431	$49.71	2/21/2030
	2/22/2021	Options			45,775	$46.64	2/22/2031
	4/3/2019	RSU	(4)					3,339	$278,239
	4/3/2019	RSA	(5)							20,029	$1,669,017
	2/21/2020	RSU	(4)					5,700	$474,981
	2/21/2020	RSU	(6)							17,100	$1,424,943
	2/22/2021	RSU	(4)					10,453	$871,048
	2/22/2021	RSU	(6)							20,905	$1,742,014
John L. Golden	6/6/2016	Options		17,153		$33.95	6/6/2026
	3/21/2017	Options		10,605		$51.25	3/21/2027
	2/27/2018	Options		10,605		$48.05	2/27/2028
	4/3/2019	Options		15,464	7,732	$42.44	4/3/2029
	2/21/2020	Options		6,996	13,993	$49.71	2/21/2030
	2/22/2021	Options			23,475	$46.64	2/21/2030
	4/3/2019	RSU	(6)							10,604	$883,631
	2/21/2020	RSU	(4)					1,509	$125,745
	2/21/2020	RSU	(6)							9,053	$754,386
	2/22/2021	RSU	(4)					3,574	$297,821
	2/22/2021	RSU	(6)							10,721	$893,381
Travis Tweed	4/3/2019	RSU	(4)					197	$16,416
	4/3/2019	RSU	(6)							590	$49,164
	2/21/2020	RSU	(4)					336	$27,998
	2/21/2020	RSU	(6)							503	$41,914
	2/22/2021	RSU	(4)					537	$44,748
	2/22/2021	RSU	(6)							537	$44,748

(1)This column reports the expiration date for stock options. Time-based stock options vest ratably over a three-year period.
(2)As of December 31, 2021, the fair market value of a Class A common share was 83.33.
(3)According to the original terms of the awards, the number of performance-based RSUs or RSAs that ultimately vest is based on actual performance during the three-year performance period. Under the terms of the Merger Agreement with AGM, all performance RSUs and RSAs were converted into RSUs or RSAs of AGM based on the target level of performance with continued vesting on the same schedule as the original awards. The number of performance-based RSUs or RSAs reflected in this column is based on the number of performance-based RSUs or RSAs that would vest assuming the target level of performance is achieved.
(4)This row shows the number of time-based RSUs, which vest ratably over a three-year period.
(5)This row shows the number of performance-based RSAs, which according to their original terms cliff-vest after a three-year period, assuming performance conditions have been met at the target level of performance. Under the terms of the Merger Agreement with AGM, all performance RSAs were converted into RSAs of AGM based on the target level of performance with continued vesting on the same schedule as the original awards.
(6)This row shows the number of performance-based RSUs, which according to their original terms cliff-vest after a three-year period, assuming performance conditions have been met. Under the terms of the Merger Agreement with AGM, all performance RSUs were converted into RSUs of AGM based on the target level of performance with continued vesting on the same schedule as the original awards.
2021 Option Exercises and Stock Vested Table
The following table provides information for the NEOs on the number of Class A common shares acquired upon exercise of stock options and vesting of stock awards in 2021 and the value realized at such time. This table reflects the share numbers as of December 31, 2021 and does not reflect the impact of the Mergers.

	Option Awards(2)		Stock Awards
Name	Number of Shares Acquired on Conversion (#)	Value Realized on Conversion ($)	Number of Class A Common Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Grant Kvalheim	—	$—	13,569	(1)	$599,390
William J. Wheeler	—	$—	19,982	(1)	$886,768
Martin P. Klein	—	$—	14,656	(1)	$648,756
John L. Golden	—	$—	11,728	(2)	$692,673
Travis Tweed	—	$—	723	(1)	$31,770
(1)Comprised of RSUs, which vested on January 1, 2021 with a market value of $43.14 per share, and RSAs, which vested on February 28, 2021 with a market value of $45.59.
(2)Comprised of RSUs, a portion of which vested on January 1, 2021 with a market value of $43.14 per share and a portion of which vested on December 23, 2021 in connection with the Merger with AGM, with a market value of $78.71 per share.
2021 Potential Payments Upon Termination or Change-in-Control at Fiscal Year-End
The information below describes and quantifies certain compensation that would have become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2020. These benefits are in addition to benefits available generally to salaried employees, such as distributions under Athene's 401(k) Plan, disability benefits and accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event and the executive’s age.

Equity Awards
The Athene equity awards issued to the NEOs, including time-based RSUs, performance-based RSUs, performance-based RSAs, time-based stock options and time-based Class A restricted shares, will vest in full upon a termination of service by Athene without cause or by the participant for good reason, in each case, within 18 months following a change in control. In the case of performance-based RSUs and performance-based RSAs, the payout would have been be based on the target level of the award. In the event a participant’s termination of service results from the participant’s death or disability, each such equity award will vest in full. In addition, upon the retirement of a participant, performance-based RSUs and performance-based RSAs will vest on a pro rata basis in accordance with the time elapsed in the performance period.

The following table provides the cumulative intrinsic value (that is, the value based upon Athene's share price as of December 31, 2021 which was $83.33, less the exercise price of any option awards) of all equity awards that would vest if (i) the NEO terminated employment as a result of voluntary retirement as of December 31, 2021, (ii) the NEO terminated employment as a result of death or disability as of December 31, 2021, (iii) the NEO was terminated without cause or terminated employment for good reason as of December 31, 2021, (iv) the NEO was terminated without cause or terminated employment for good reason within 18 months following a change in control of Athene as of December 31, 2021, or (v) there was a sale of Athene or change in control as of December 31, 2021.
2021 Potential Equity Benefits upon Change in Control and Termination Table(1)

Name	Retirement(2)	Death or Disability	Termination by the Company Without Cause or by the NEO for Good Reason	Termination by the Company Without Cause or by the NEO for Good Reason within 18 months following a Change in Control	Change in Control
Grant Kvalheim	$2,996,319	$8,165,014	$—	$8,165,014	$—
William J. Wheeler	$3,351,387	$9,331,910	$—	$9,331,910	$—
Martin P. Klein	$2,853,254	$8,066,729	$—	$8,066,729	$—
John L. Golden	$1,506,702	$3,892,265	$—	$3,892,265	$—
Travis Tweed	$83,126	$171,602	$—	$171,602	$—

(1)For purposes of this table only, all amounts reported in this table were calculated in accordance with the terms of the applicable individual award agreements.
(2)For purposes of this table only, the amounts reported in this column assume that the performance-based RSUs and performance-based RSAs vest at 100% of the target level of the award. In accordance with the original terms of the awards, performance-based RSUs and performance-based RSAs awarded under Athene's share incentive plans become vested based on actual performance through the end of the performance period. Under the share incentive plans, the amount earned is prorated based on the number of days employed during the performance period.
Severance Benefits
The NEOs would be eligible for benefits under the Athene USA Corporation Severance Pay Plan, which covers Athene's U.S. full-time employees, if they are involuntarily terminated without cause, and provided they release Athene from any and all claims and, in some instances, agree to non-compete/non-solicit covenants. In general, eligible employees receive two weeks of their annual base salary for each completed year of service. The minimum benefits payable under this plan are four weeks of annual base salary; and the maximum benefits payable under this plan are 26 weeks of annual base salary. In the event that an NEO is notified by Athene that he is required to comply with a post-separation non-compete covenant for a period longer than the number of weeks of annual base salary to which the NEO is entitled based on his years of service, then the amount of the NEO’s severance benefit will be increased to an amount equal to annual base salary for the same number of weeks as the duration of the non-compete covenant. However, in no event will an NEO receive more than two times his annual base salary received during the year immediately preceding the year of termination. In its sole discretion, Athene may determine to pay a pro-rated bonus to the involuntarily terminated executive, as approved by the Compensation Committee.
2021 Potential Pay Upon Termination Table

Name of Executive	Termination Scenario(1)	Athene Severance Pay
Grant Kvalheim	Voluntary Separation	$—
	Involuntary Separation	$800,000	(2)
	Termination For Cause	$—
William J. Wheeler	Voluntary Separation	$—
	Involuntary Separation	$1,275,000	(2)
	Termination For Cause	$—
Martin P. Klein	Voluntary Separation	$—
	Involuntary Separation	$650,000	(2)
	Termination For Cause	$—
John L. Golden	Voluntary Separation	$—
	Involuntary Separation	$600,000	(2)
	Termination For Cause	$—
Travis Tweed	Voluntary Separation	$—
	Involuntary Separation	$112,050	(2)
	Termination For Cause	$—

(1)Voluntary separation does not automatically trigger severance payments. For NEOs, voluntary separation triggers a severance payment only if Athene decides to enforce any non-compete provision, in which case the NEO would be entitled to an amount of severance benefits up to the amount set forth in the table above for the involuntary separation scenario. Involuntary separation provides for severance to coincide with a 12-month non-compete clause for all the NEOs except for Mr. Tweed, who has a six-month non-compete clause. Severance is not payable where an employee is terminated for cause.
(2)Severance does not include any pro-rata bonus payable at the discretion of Athene.

CEO Pay Ratio
The Company believes its CEO to median employee pay ratio is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K and applicable SEC guidance. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

The Company identified the median employee in 2022 by examining the total cash compensation for all US-based employees of Athene, excluding the Company's CEO, for the period from January 1, 2021 to December 14, 2021, who were employed by Athene as of December 15, 2021. The Company changed the measurement period from January 1 through September 30, which the Company used previously, given that Athene's workforce grew by more than 10% during 2021. The Company included all US-based employees of Athene, whether employed on a full-time, part-time, or seasonal basis. The Company distinguished employees versus independent contractors based on the methodology used for payroll purposes, which is based on IRS guidance. Employees on leave of absence were included in the employee headcount. In identifying the median employee, the Company used total cash compensation, consisting of base salary plus target level bonus or variable sales-related compensation, as the consistently applied compensation measure. The Company believes the use of total cash compensation as the consistently applied compensation measure is reasonable because cash compensation represents the principal form of compensation that the Company uses, as Athene does not widely distribute annual equity awards to employees.

The Company did not make any assumptions, adjustments, or estimates with respect to total cash compensation, except that for any US-based employee as of December 15, 2021 who was employed by Athene for only a portion of the period from January 1, 2021 to December 14, 2021, the Company adjusted their compensation as if the employee was employed for the entire period.
In accordance with Item 402(u) of Regulation S-K, after identifying the median employee, the Company calculated annual total compensation for such employee using the same methodology the Company uses for its NEOs as set forth in the 2021 Summary Compensation Table.

Annual total compensation from the 2021 Summary Compensation Table uses a different measurement of compensation than what we used to identify the median employee. Among other things, the 2021 Summary Compensation Table includes in compensation the value of equity awards, including stock awards and option awards.
For 2021,

1The annual total compensation of the median employee (other than Mr. Kvalheim) (the “Median Employee”) was $88,352.
2Mr. Kvalheim’s annual total compensation, as reported in the Total column of the 2021 Summary Compensation Table, was $5,814,910.
3Based on this information, the ratio of the annual total compensation of Mr. Kvalheim to the annual total compensation of the Median Employee is estimated to be 65 to 1.

Director Compensation
    No director who is also an employee of the Athene Group receives any additional compensation for serving as a director. Each of the Company’s other directors receives annual compensation for their board service. The table below indicates the elements and total value of cash compensation and of equity awards granted to each eligible director for services performed in 2021.

2021 Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Share Awards(1)	All Other Compensation(2)	Total
Lawrence J. Ruisi	$21,000	$—	$24,000	$45,000
Francis P. Sabatini	33,000	—	31,000	64,000
Hope Schefler Taitz	21,000	—	24,000	45,000
Mitra Hormozi	21,000	—	24,000	45,000

(1) These columns reflect the retainer and fees earned or share awards granted in 2021, as applicable, solely for service on the board of directors of the Company and do not include any such payments or grants made in respect of service on the Athene board of directors or on the boards of directors of any of Athene's other subsidiaries.
(2) This column reflects the retainer fees earned in 2021 for service on the boards of directors of the Company's direct and indirect subsidiaries.

Securities Ownership of Certain Beneficial Owners and Management
Principal Shareholders
    The Company is a wholly-owned indirect subsidiary of Athene, which beneficially owns 10,000,000 shares of the Company's common stock, representing 100% of shares the Company's issued and outstanding common stock. AGM directly or indirectly owns all of Athene's outstanding Class A common shares (including any securities convertible or exchangeable within 60 days into Class A common shares). Other than AGM and certain other direct and indirect subsidiaries of AGM, there is no person or group who is known by the Company to own beneficially more than 5% of Athene's Class A or shares.

Transactions with Related Persons, Promoters and Certain Control Persons
    The following is a description of certain relationships and transactions since January 1, 2021, for which the amount involved exceeds $120,000 and the Company's directors, executive officers, or shareholders who are known to the Company to beneficially own more than five percent of shares of its common stock and their immediate family members had or will have a direct or indirect material interest.

Relationships and Related Party Transactions Involving Apollo or its Affiliates
    Effective January 1, 2022, as a result of the closing of the Merger with Athene and Apollo, AGM directly or indirectly owns all of Athene's Class A common shares. See "—Merger Agreement and Closing of the Mergers" below for further information. Through Athene's longstanding relationship with Apollo, Apollo assists Athene and its subsidiaries including the Company in identifying and capitalizing on acquisition opportunities that have been critical to the Company's ability to significantly grow its business. James R. Belardi, Athene's Chief Executive Officer and member of its board of directors, was the Company’s Chief Executive Officer and a member of its board of directors before resigning from these positions effective December 7, 2018. Mr. Belardi is a member of the board of directors and an executive officer of AGM and the Chief Executive Officer of ISG, a subsidiary of Apollo that, together with Apollo, manages the Company's investments. Mr. Belardi receives remuneration from acting as Chief Executive Officer of ISG. In addition, Mr. Belardi owns a 5% profits interest in ISG and in connection with such interest receives a specified percentage of other fee streams earned by Apollo, including sub-allocation fees. Mr. Belardi is also a director of the general partner of ISG.

“Apollo Group” means, (A) AGM and AGM's subsidiaries, including Apollo Asset Management, Inc. (formerly known as Apollo Global Management, Inc.), (B) any investment fund or other collective investment vehicle whose general partner or managing member is owned, directly or indirectly, by clause (A), (C) BRH Holdings GP, Ltd. and each of its shareholders, (D) any executive officer or employee of AGM or its subsidiaries, and (E) any affiliate of a person described in clauses (A) through (D) above; provided, none of Athene or its subsidiaries (other than Athene Co-Invest Reinsurance Affiliate Holding Ltd. ("ACRA HoldCo") and ACRA HoldCo's subsidiaries) shall be deemed to be a member of the Apollo Group.

    The total amount incurred by the Company, directly and indirectly, in connection with transactions with Apollo and its affiliates were $271 million for the year ended December 31, 2021. Such amount includes (1) fees associated with investment management agreements, which exclude sub-advisory fees paid to ISG for the benefit of third-party sub-advisors but include fees charged by Apollo to third-party cedants with respect to assets supporting obligations reinsured to the Company (such fees directly reduce the settlement payments that the Company receives from the third-party cedant and, as such, the Company, as a beneficiary of the services performed, indirectly pays such fees), (2) fees associated with fund investments, which include total management fees, carried interest (including unrealized but accrued carried interest fees) and other fees on Apollo-managed funds and the Company's other alternative investments, and (3) other fees resulting from shared services, advisory and other agreements with Apollo or its affiliates.

Merger Agreement and Closing of the Mergers

On January 1, 2022 (the "Merger Effective Date"), Athene completed the previously announced merger transaction pursuant to the Merger Agreement. Effective as of 1:00 a.m. Eastern Time on the Merger Effective Date, AAM Merger Sub merged with an into AAM, with AAM continuing as a direct subsidiary of AGM. Effective as of 1:01 a.m. Eastern Time on the Merger Effective Date, AHL Merger Sub merged with and into AHL, with AHL continuing as a direct subsidiary of AGM. As a result of the Mergers, AAM and AHL became direct subsidiaries of AGM. As a result of the closing of the Mergers, AGM became the beneficial owner of 100% of Athene's Class A common shares and controls all of the voting power to elect members to Athene's board of directors.

Investment Management Relationships
    Substantially all of the Company’s invested assets are managed by Apollo pursuant to the Company’s IMA. As of December 31, 2021, Apollo's investment professionals managed substantially all of the Company’s invested assets in a number of asset classes, including investment grade and high yield corporate credit, structured securities and mortgage loans.

    For services related to the Company’s invested assets, the Company paid to ISG an investment management fee of 0.30% per annum on all assets in accounts owned by the Company.

Termination of IMAs with ISG
    The IMA has no stated term and may be terminated by either ISG or the Company, upon notice at any time. However, Athene’s bye-laws provide that, with respect to investment management agreements covering assets backing reserves and surplus in ACRA, whether from internal reinsurance, third party reinsurance, or inorganic transactions ("ACRA System IMA"), among Athene or any of its subsidiaries, on the one hand, and ISG, on the other hand, Athene may not, and will cause its subsidiaries, including the Company, not to, terminate any ACRA System IMA among Athene or any of its subsidiaries, on the one hand, and ISG, on the other hand, other than on June 4, 2023 or any two-year anniversary of such date (each such date, an “IMA Termination Election Date”) and any termination on an IMA Termination Election Date requires (i) the approval of two-thirds of Athene’s Independent Directors (as defined in Athene's bye-laws) and (ii) prior written notice to ISG of such termination at least 30 days, but not more than 90 days, prior to an IMA Termination Election Date. If Athene’s Independent Directors make any such election to terminate and notice of such termination is delivered, the termination will be effective no earlier than the second anniversary of the applicable IMA Termination Election Date. Notwithstanding the foregoing, Athene's board of directors may only terminate an ACRA System IMA on an IMA Termination Election Date for "AHL Cause" as defined in Athene's bye-laws and pursuant to the provisions set forth therein.

    In addition, the Company’s board of directors may terminate the IMA with regard to the Company if the Company’s board of directors determines that such termination is required in the exercise of the board of directors’ fiduciary duties. ISG may terminate the IMA at any time.

Apollo Fund Investments
    From time to time, Apollo invests the Company’s assets in investment funds or other collective investment vehicles whose general partner, managing member, investment manager or collateral manager is owned, directly or indirectly, by Apollo or by one or more of Apollo’s subsidiaries (“Apollo fund investments”). Such investments comprised 61.6%, 71.0% and 75.8% of the Company’s investment fund portfolio as of December 31, 2021, 2020 and 2019, respectively. As of December 31, 2021, 2020 and 2019, 2.8%, 2.2% and 2.5%, respectively, of the Company’s general and separate accounts invested assets were invested in Apollo fund investments. Fees related to such invested assets varied from 0.19% per annum to 1.49% per annum with respect to management fees and 3% to 20% of profits for carried interest, subject in many cases to preferred return hurdles.

    As of December 31, 2021, 2020 and 2019, 11.6%, 8.0% and 6.3%, respectively, of the Company’s general and separate accounts invested assets, are comprised of securities and mortgage loans, including investment funds, in which Apollo, or an Apollo affiliate, has significant influence or control over the issuer of a security, mortgage loans or the sponsor of the investment fund. The following table summarizes the Company’s cash flow activity related to these investments for the periods presented below:

	Years Ended December 31,
	2021	2020	2019
	($ In Thousands)
Sales, maturities, and repayments	$2,862,200	$1,483,813	$1,201,909
Purchases	6,644,072	2,942,384	2,265,602

    Certain members of the Company’s board of directors may directly receive carried interest or may receive a portion of the carried interest that Apollo receives from fund investments in which the Company is invested. Certain current and former directors and officers of the Company may invest or have interests in fund investments in which the Company has invested, including Messrs. Belardi and Kvalheim. Additionally, certain officers from time to time may invest in Apollo funds or co-investments.

    Affiliates of Apollo earn additional fees paid by funds or other collective investment vehicles in which the Company is invested for management and other services provided by such affiliates of Apollo to such funds and investment vehicles.

Third Party Sub-Advisory Agreements
    In the limited instances in which Apollo desires to invest in asset classes for which it does not possess the investment expertise or sourcing abilities required to manage the assets, or in instances in which Apollo makes the determination that it is more effective or efficient to do so, Apollo mandates third-party sub-advisors to invest in such asset classes, and Athene or AUSA, on behalf of the Company, reimburses Apollo for fees paid to such sub-advisors. For the years ended December 31, 2021 and 2020, Athene reimbursed $3.4 million of sub-advisory fees to Apollo for the benefit of third-party sub-advisors.

Venerable
    In December 2017, a consortium of investors, led by affiliates of Apollo, and certain other investors, agreed to purchase Voya Insurance and Annuity Company (“VIAC”), including its closed block variable annuity segment, and create a newly formed standalone entity, Venerable Holdings, Inc. (“Venerable”), to be the holding company of VIAC. On June 1, 2018, ALRe and AADE (the “Athene Reinsurers”) entered into reinsurance agreements with VIAC and ReliaStar Life Insurance Company (“RLI”), pursuant to which the Athene Reinsurers reinsured a block of fixed and fixed indexed annuity liabilities from VIAC and RLI (the “FA Business Reinsurance Agreements”). The aggregate reserves of VIAC and RLI that were subject to the FA Business Reinsurance Agreements as of June 1, 2018 approximated $19 billion. As consideration for the transactions contemplated by the FA Business Reinsurance Agreements, the Athene Reinsurers paid to VIAC and RLI an aggregate ceding commission of approximately $396 million. All of the business that was ceded by RLI to AADE was recaptured by RLI as of July 1, 2019. Immediately following such recapture, RLI ceded to ALRe all of the recaptured business previously reinsured by AADE. All of the business ceded by VIAC to ALRe was recaptured by VIAC as of December 31, 2019. Immediately following such recapture, VIAC ceded to AARe all of the recaptured business previously reinsured by ALRe. VIAC was acquired by Venerable on June 1, 2018. Athene, through ALRe, has a minority equity investment in VA Capital Company LLC (“VA Capital”), the parent of Venerable, which was $219 million as of December 31, 2021. Additionally, as of December 31, 2021, the Company and AADE held $222 million, 15-year term loan receivables from Venerable, which are held at principal balance less allowances. While management views the overall transactions with VIAC and Venerable as favorable Athene and its subsidiaries, the stated interest rate of 6.257% on the term loans to Venerable represents a below-market interest rate, and management considered such rate as part of its evaluation and pricing of the Voya reinsurance transactions.

    Certain of Athene's directors and executive officers are co-investors with Athene and its subsidiaries in their minority equity investment in VA Capital and term loan to Venerable made in connection with the Voya reinsurance transactions. Subsequent to the approval of the transaction, certain of Athene’s directors and executive officers were offered the opportunity to co-invest with Athene and its subsidiaries in debt issued by Venerable and equity issued by VA Capital. Specifically, Messrs. Belardi and Wheeler each purchased $1 million of the investment in equity in which Athene had invested through co-invest vehicles and $1 million of the debt in which Athene had invested, in each case, directly from AADE and the Company, respectively. In each case, Messrs. Belardi and Wheeler purchased the securities on the same terms and conditions, including price, as originally agreed to by Athene. Neither Athene nor the Company received any separate fee or consideration from such transactions. Mr. Wheeler also serves on the board of directors of VA Capital.

MidCap
    The Company holds a significant investment in MidCap. The Company holds its investment in MidCap directly, primarily in an investment in profit participating notes. For the year ended December 31, 2021, the Company and AADE earned income of $15.1 million and $5.7 million, respectively, on the profit participating notes. In addition, one of the Company’s directors, Hope Taitz, currently serves on the board of MidCap.

The following summarizes the Company’s and AADE's investments in Midcap:

	Year Ended December 31, 2021
	The Company	AADE
	($ In Thousands)
Profit participating notes	$377,233	$142,438
Senior unsecured notes	110,000	—
Total investment in Midcap	$487,233	$142,438

During the second quarter of 2020, the Company and AADE invested $60 million and $6 million, respectively, in MidCap redeemable preferred stock. During the second quarter of 2021, the Company and AADE redeemed the investment in Midcap redeemable preferred stock. For the year ended December 31, 2021, the Company and AADE earned income of $4.5 million and $0.6 million, respectively, on the redeemable preferred stock.

    Additionally, the Company and AADE have made loans directly to MidCap Financial Holdings LLC (“MidCap Financial”) to which subsidiaries of MidCap succeeded as borrower. The Company and AADE have entered into a subordinated debt facility with MidCap Financial with a maturity date of January 2022. In January 2016, the subordinated debt facility was amended and restated in connection with new loans made by third-party lenders. The loans under the amended and restated facility mature in January 2026 and earn interest at a rate of 9.0% per annum. For the year ended December 31, 2021, the Company had earned income of $3.6 million in connection with the subordinated debt financing. For the year ended December 31, 2020, the Company had earned income of $10.1 million in connection with the subordinated debt financing. For the year ended December 31, 2019, the Company had no earned income in connection with the subordinated debt financing. These loans are categorized as bonds within the Company’s statutory financial statements. During the second quarter 2021, the principal balance was repaid to the Company. The principal balance owing to the Company was $110 million as of December 31, 2020 and 2019. For the year ended December 31, 2021, AADE had earned income of $1.5 million in connection with the subordinated debt financing. For the year ended December 31, 2020, AADE had earned income of $12.0 million in connection with the subordinated debt financing. For the year ended December 31, 2019, AADE had no earned income in connection with the subordinated debt financing. During the second quarter 2021, the principal balance was repaid to AADE. For the years ended December 31, 2020 and 2019, the principal balance owing to AADE was $220 million and $235 million, respectively.

    From time to time, MidCap may originate or source loans that the Company purchases directly. As is customary practice for loan originators, MidCap may retain a percentage of the origination fees on the loans the Company purchases that are paid by the borrowers and may also act as agent for the lenders under the related loan agreements.

AmeriHome
    In 2021, Apollo and Athene sold AmeriHome to a subsidiary of Western Alliance Bancorporation. A loan purchase and servicing agreement entered into by the Company with AmeriHome survived the sale. The agreement allows the Company to purchase residential mortgage loans which AmeriHome has purchased from correspondent sellers and pooled for sale in the secondary market. AmeriHome retains the servicing rights to the sold loans. The Company did not purchase any residential mortgage loans under this agreement during the year ended December 31, 2021. For the years ended December 31, 2020 and 2019, the Company purchased $169.5 million and $410.6 million, respectively, of residential mortgage loans under this agreement. As of the years ended December 31, 2021, 2020 and 2019, the Company held $229.7 million, $412.9 million and $1,038.1 million, respectively, of residential mortgage loans purchased under the agreement. Additionally, AADE purchased ABS securities issued by AmeriHome affiliates in the amount of $5.0 million during the year ended December 31, 2020. Such investments remained outstanding after the sale of AmeriHome to Western Alliance Bancorporation.

Additionally, the Company, AADE and STAR received dividends of approximately $115.7 million, $115.7 and $51.5 million, respectively, from AmeriHome through A-A Mortgage in 2021.

AA Infrastructure
    The Company has an investment in preferred shares of AA Infrastructure Fund 1 LLC (“AA Infrastructure”), which is a fund managed by ISG. As of December 31, 2021 and 2020, the Company held $57 million and $42 million, respectively, of preferred shares. As of December 31, 2021 and 2020, AADE held $47 million and $28 million, respectively, of preferred shares. During the fourth quarter of 2019, AA Infrastructure issued the Company $154 million of ABS and AADE $112 million of ABS as a non-cash return of capital on the preferred shares. As of December 31, 2021 and 2020, the Company held AA Infrastructure ABS securities of $333 million and $257 million, respectively. As of December 31, 2021 and 2020, AADE held AA Infrastructure ABS securities of $250 million and $172 million, respectively.

PK AirFinance
    During the fourth quarter of 2019, Athene and Apollo purchased PK AirFinance (“PK”), an aviation lending business, including PK’s in force loan portfolio (the “Aviation Loans”), from the Aviation Services Unit of GE Capital (“GE”). The Aviation Loans are generally fully secured by aircraft leases and aircraft. In connection with such transaction, Apollo agreed to acquire the PK loan origination platform, including personnel and systems, for $30 million, pursuant to certain agreements entered into between Athene, Apollo, and certain entities managed by Apollo (collectively, the “PK Transaction Agreements”). The existing Aviation Loans were acquired and securitized by a newly formed SPV for which Apollo acts as ABS manager (the “ABS-SPV”). The ABS-SPV issued tranches of senior notes (the “Senior Notes”) and subordinated notes (the “Subordinated Notes”), which are secured by the Aviation Loans.

In connection with the acquisition of the existing Aviation Loans by the ABS-SPV, (i) a tranche of senior notes was acquired by third-party investors and (ii) the Company and AADE purchased mezzanine tranches of the Senior Notes and the Subordinated Notes. In addition to the investment in the Senior Notes and Subordinated Notes, the Company and AADE each also has a right to acquire, whether directly, through the ABS-SPV or through a similar vehicle, all Aviation Loans originated by PK (the “Forward Flow Loans”). All servicing and administrative costs and expenses of Apollo (determined at cost, without mark-up) that are incurred in connection with the sourcing, origination, servicing and maintaining the Forward Flow Loans, net of any service fees and servicing and administrative cost and expense reimbursement amounts received directly from the ABS-SPV or other entities investing in the Forward Flow Loans will be allocated to, and reimbursed by the ABS-SPV or Athene, subject to an agreed-upon annual cap.

In addition to the payment of the expenses described in the preceding paragraph and the management fee paid to Apollo on assets managed by Apollo, the investees in the ABS-SPV, including the Company and AADE, have paid or expect to pay the following fees on a pro rata basis to Apollo or certain service providers that are affiliates of, or are companies managed by, Apollo in connection with the PK Transaction Agreements:

(A)To Redding Ridge Asset Management LLC, a company in which certain funds managed by Apollo have an interest, as consideration for assistance with the structuring, monitoring, support and maintenance of the securitization transactions, a one-time structuring fee of $1.6 million, as well as ongoing support fees equal to 1.5 bps on the total capitalization amount and certain other fees, which may become due upon the occurrence of certain events; and

(B)To Merx Aviation Servicing Limited, a company externally managed by Apollo Investment Management, L.P., an affiliate of Apollo, with respect to certain diligence, technical support and enforcement, remarketing and restructuring services with respect to the existing Aviation Loans and the Forward Flow Loans, a one-time servicing fee of $1 million as well as certain special situations fees, which may become due upon the occurrence of certain events.

Wheels/Donlen

The Company has a limited partnership investment in Athene Freedom Holdings LP, for which an Apollo affiliate is the general partner. Athene Freedom Holdings LP indirectly invests in Wheels and Donlen. Additionally, the Company own ABS and corporate debt securities issued by Wheels and Donlen. The following summarizes the net invested assets in Wheels/Donlen:

	Year Ended December 31, 2021
	The Company	AADE
	($ In Thousands)
AFS or trading securities	$2,095,339	$320,822
Investment fund	601,086	98,581
Total investment in Wheels/Donlen	$2,696,425	$419,403

Additionally, during the year ended December 31, 2021, as part of the funding of the Wheels acquisition, Athene entered into a short-term loan of $2,634 million with Donlen, which was also repaid during the period, and additionally purchased and sold $680 million of Wheels, Inc. securities.

Rackspace Global Services Agreement

Athene has a global services agreement with Rackspace US, Inc. ("Rackspace"), an Apollo portfolio company, pursuant to which Rackspace may provide the Company with certain information technology services. The term of the agreement is three years and during the year ended December 31, 2021, Athene paid or accrued $2.0 million for services rendered.

Strategic Partnership
    Athene has an agreement pursuant to which the Athene Group may invest up to $2.875 billion in funds managed by Apollo entities (the “Strategic Partnership”). This arrangement is intended to permit the Athene Group to invest across the Apollo alternatives platform into credit-oriented, strategic and other alternative investments in a manner and size that is consistent with the Athene Group’s existing investment strategy. Fees for such investments payable by the Athene Group to Apollo would be more favorable to the Athene Group than market rates, and consistent with the Athene Group’s existing alternative investments, investments made under the Strategic Partnership require approval of ISG and remain subject to Athene’s existing governance processes, including approval by Athene’s conflicts committee where applicable. During the years ended December 31, 2021 and 2020, the Company invested $53 million and $52 million, respectively, under the Strategic Partnership.

Shared Services Agreement
    The Company has entered into the Shared Services Agreement, pursuant to which it may receive services and personnel employed by other Athene subsidiaries that are party to the agreement. Expenses for such services are based on the amount of time spent on the affairs of the other party in addition to actual expenses incurred and cost reimbursements. Amounts that the Company incurred, directly or indirectly, to Athene’s other subsidiaries were $295 million, $245 million and $255 million for the years ended December 31, 2021, 2020 and 2019, respectively.

    The Shared Services Agreement can be terminated for any reason upon thirty days’ notice. The Shared Services Agreement can also be terminated immediately with respect to a specific party in the event of the insolvency of another party to the agreements, among other things.
Investment Portfolio Trades with Affiliates

    From time to time, Apollo executes cross trades which involve the purchase or sale of assets in a transaction between the Company, on the one hand, and another subsidiary of Athene, a third party or an Apollo affiliated entity, in any case, to which Apollo or its affiliate acts in an investment advisor, general partner, managing member, collateral manager or other advisory or management capacity, on the other hand. In addition, from time to time, the Company may purchase or sell securities from or to related parties, other than through a cross trade transaction. The Company believes that these transactions are undertaken at market rates, and are executed based on third-party valuations, where possible. For the years ended December 31, 2021, 2020 and 2019, the aggregate value of such transactions where the Company acquired investments from related parties, through cross trades or otherwise, amounted to $2,342.6 million, $713.7 million and $842.9 million, respectively. For the years ended December 31, 2021, 2020 and 2019, the aggregate value of such transactions where the Company sold investments to related parties, through cross trades or otherwise, amounted to $2,621.1 million, $1,078.4 million and $2,955.6 million, respectively.

Commercial Mortgage Loan Servicing Agreements
    The Company has entered into commercial mortgage loan servicing agreements with ISG. Pursuant to these agreements, the Company has engaged ISG to (1) assist with the origination and servicing of commercial loans owned by the Company or in which it participates, secured by mortgages, deeds of trust or documents of similar effect encumbering certain real property and commercial improvements thereon and (2) provide for management and sale of real estate owned properties. During the year ended December 31, 2021, the Company incurred $0.2 million under the commercial mortgage loan servicing agreements.

Other Related Party Transactions and Relationships
Reinsurance Agreements
    The Company has entered into numerous reinsurance agreements with other subsidiaries of Athene, pursuant to which it cedes certain risks to such subsidiaries. See “Products-Life and Other” and “Reinsurance” for a discussion regarding the related party reinsurance relationships to which the Company is a party. Settlement amounts paid (received) by the Company pursuant to the various reinsurance agreements amounted to $651 million, $(113) million and $431 million for the years ended December 31, 2021, 2020 and 2019, respectively.

Tax Allocation Agreements
    The Company has entered into a tax allocation agreement among it and various other subsidiaries of Athene. The parties to the agreement are considered an “affiliated group” under the Internal Revenue Code of 1986, as amended, and are included in the consolidated federal income tax return of the affiliated group. The Company is a member of the AUSA consolidated federal income tax return for all tax periods beginning after December 31, 2018. The tax allocation agreement establishes a method for providing reimbursement to the filing parent for payment of each entity’s share of the consolidated tax liability of the affiliated group and a method of providing reimbursement to each entity for losses incurred by such entity that reduced the consolidated tax liability of the affiliated group. During the years ended December 31, 2021, 2020 and 2019, the Company made payments (received benefits) under the tax allocation agreements in the amount of $246.4 million, $69.7 million and $(62.0) million, respectively.

Intercompany Promissory Note
    The Company has entered into an unsecured revolving promissory note, dated as of May 1, 2021, among it and certain other AUSA subsidiaries, as “Makers,” and AUSA, as “Holder” (the “Intercompany Note”). Pursuant to the Intercompany Note, on or before May 1, 2026, the Company may request and AUSA, at its sole discretion, may make, advances to or on behalf of the Company in an amount not to exceed $200 million, when aggregated with all advances made to all Makers pursuant to the Intercompany Note. All borrowings made under the Intercompany Note, together with interest on the unpaid principal balance, are due on the earlier of May 1, 2026 and the date of demand for such repayment made by AUSA. Interest accrues on any outstanding principal balance at a per annum rate of 2.085%. AADE and the Company had no borrowings under the Intercompany Note as of December 31, 2021.

Prior to the Intercompany Note, the Company had entered into an unsecured revolving promissory note, dated as of May 1, 2016, among it and certain other AUSA subsidiaries (the "Prior Intercompany Note"). AADE and the Company had no borrowings under the Prior Intercompany Note as of December 31, 2020 or 2019.

Net Worth Maintenance Agreement
    The Company has entered into a net worth maintenance agreement, effective as of October 1, 2013, between it and Athene (the "Net Worth Maintenance Agreement"). Pursuant to the Net Worth Maintenance Agreement, Athene agrees to maintain the Company’s “total adjusted capital” (“TAC”) at a minimum of 200% of “company action level risk based capital” (as the terms in quotes are defined in the insurance laws in the State of Iowa as of October 1, 2013), unless the Net Worth Maintenance Agreement is terminated by the Company and Athene with the approval of the Iowa Insurance Division (the "IID"). Pursuant to the agreement, the Company agrees not to pay any dividends if such dividend payment would cause its TAC to fall below 200% of its company action level risk based capital, unless such dividend had been approved by the IID prior to its distribution. To date, the Company has received no support from Athene under the Net Worth Maintenance Agreement. The Net Worth Maintenance Agreement was entered into for the benefit of the IID on behalf of the holders of policies issued by the Company and may be enforced only by the IID and its successors. If the IID provides consent or approval to the termination of the Net Worth Maintenance Agreement, Athene and the Company may terminate it without notice to, or the consent of, any other individual or entity, including any Contract Owner.

Capital Maintenance Agreement and Guaranty
    Effective July 31, 2019, the Company entered into a Capital Maintenance Agreement to provide capital support to its wholly-owned subsidiary, AANY, such that the Company has agreed to maintain AANY’s total adjusted capital in an amount at least equal to 300% of AANY’s company action level risk based capital. Also, effective July 31, 2019, the Company entered into an agreement to guarantee payment of all amounts due from AANY to the contract and certificate holders under the terms of a group annuity contract issued by AANY during August 2019. Given the current capital level of AANY, the Company believes the likelihood of payment by the Company under the terms of these agreements is remote.

Joint Investments
    From time to time, in the ordinary course of business, the Company invests in securities in which other Athene subsidiaries have an interest. Such investments may be in the form of co-investments in which the parties acquire an interest in the investment contemporaneously or otherwise in connection with an integrated transaction, or may be in the form of an unrelated investment in which one or more other Athene subsidiaries have a pre-existing interest.

Employee Annuity Program
    Athene has established an employee annuity program, pursuant to which any U.S. employee, including each of the named executive officers, may purchase certain of the annuities that Athene sells through its retail channel. Annuities purchased through the program are free of commissions, and amounts that Athene would have otherwise paid as commissions are added to the value of the contract at the time of issuance. In August 2019, Mr. Kvalheim, the Company’s Chief Executive Officer, purchased an annuity from the Company under the program for $1 million. Pursuant to the terms of the program, $20,500 was added to the value of his contract in lieu of commissions.

Related Party Transaction Policy
    Athene has established a related party transaction policy which provides procedures for the review of transactions in excess of $120,000 in any year involving Athene and/or one or more of its subsidiaries, including the Company, in which any covered person has a direct or indirect material interest, with certain exceptions. Covered persons include any director, executive officer, director nominee, shareholders known to Athene to beneficially own

5% or more of its Class A common shares or any immediate family members of the foregoing. Any such related party transaction requires advance approval by a majority of Athene’s independent directors or by Athene’s conflicts committee to the extent that such transactions constitute Apollo Conflicts (as described below), related party transactions incidental or ancillary thereto, or any other related party transactions relating to or involving, directly or indirectly, Apollo or any member of the Apollo Group. To the extent that the related party transaction is other than either an Apollo Conflict, a related party transaction that is incidental or ancillary thereto, or any other related party transaction relating to or involving, directly or indirectly, Apollo or any member of the Apollo Group, Athene’s audit committee charter provides that the audit committee has the authority to review and approve all such transactions.

    Athene’s bye-laws require it to maintain a conflicts committee designated by Athene’s board of directors, consisting of directors who are not officers, general partners, directors (other than independent directors of AGM), managers or employees of any member of the Apollo Group. One of the Company’s directors, Hope Taitz, currently is a member of the conflicts committee. The conflicts committee reviews and approves material transactions by and between Athene and its subsidiaries, on the one hand, and the Apollo Group, on the other hand, including any modification or waiver of the IMAs with the applicable Apollo subsidiary, subject to certain exceptions.

    An “Apollo Conflict” is:
•the entering into or material amendment of any material agreement by and between Athene and/or its subsidiaries, on the one hand, and any member of the Apollo Group, on the other hand; or
•the imposition of any new fee on or increase in the rate of fees charged to Athene or any of its subsidiaries by a member of the Apollo Group, or the provision for any additional expense reimbursement to or offset by a member of the Apollo Group to be borne by Athene or any of its subsidiaries, directly or indirectly, pursuant to any material agreement by and between Athene or any of its subsidiaries and any member of the Apollo Group (except to the extent that any such material agreement sets forth the actual amount or formula for calculating the amount of any new fee or increase in the rate at which such fee is charged and such material agreement has been approved or is exempt from approval under the conflicts committee charter).
•any acquisition or reinsurance transaction not contemplated by the definition of Qualifying Transaction (as defined in the Amended and Restated Master Framework Agreement, dated September 11, 2019, by and between ACRA (together with any alternative investment vehicle formed from time to time in which the shareholders of ACRA will make a direct investment for purposes of entering into Qualifying Transactions, the “ACRA Investment Entities”) and ALRe) to be offered to any ACRA Investment Entity except for (i) new production from in-force flow reinsurance transactions and (ii) new funding agreements; or
•the exercise of ALRe’s commutation right under the terms of the Amended and Restated Reinsurance Program Agreement, dated December 31, 2021, by and between ACRA and ALRe, the commutation right of AARe under the terms of the Amended and Restated Reinsurance Program Agreement, dated December 31, 2021, by and between Athene Co-Invest Reinsurance Affiliate 1B Ltd. and ALRe, or the commutation right of Athene Life Re International Ltd. ("ALReI") under the terms of the Amended and Restated Reinsurance Program Agreement, dated December 31, 2021, by and between Athene Co-Invest Reinsurance Affiliate International Ltd. and ALReI, in each case, as recommended by the management of Athene.

    All Apollo Conflicts must be approved by the conflicts committee of Athene's board of directors unless such conflict is:
•specifically exempted from approval in accordance with such conflict committee's charter and guidelines as they may be amended from time to time;

•fair and reasonable, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable to Athene or any of its subsidiaries); or
•entered into on an arms-length basis.

    In connection with any matter submitted to the conflicts committee, materials are prepared by Athene’s management summarizing the applicable conflict and recommending the proposed transaction. The conflicts committee reviews market comparison data (to the extent available) relating to the reasonableness of any proposed fees to be paid.

    For operational and administrative ease, certain transactions that fall within the definition of an Apollo Conflict but do not pose a material risk to Athene or its subsidiaries need not be approved by the conflicts committee. As described below, these exceptions include specific thresholds under which Athene may engage Apollo or its affiliates in an investment management or advisory (or sub-management or sub-advisory) capacity without prior conflicts committee review or approval. The following transactions, among others, are expressly excluded from the definition of Apollo Conflict and do not require the consent or review of the conflicts committee:
1.(i) entering into new IMAs or MSAAs with members of the Apollo Group as long as the payment of additional total fees under such new IMA or MSAA satisfies the requirements of (12) below or (ii) amendments to the agreements described in (i) above, or any other shared services agreement or cost sharing agreement with any member of the Apollo Group which is currently in effect for the purpose of adding a subsidiary of Athene thereto;
2.the provision of any insurance related products by or to Athene or any of its subsidiaries to or by the Apollo Group; provided that the provision of such products is an ordinary course transaction entered into on an arms-length basis on terms no less favorable to Athene or its subsidiaries than could be contemporaneously obtained from or provided to an unaffiliated party;
3.any transactions, rights or agreements between Athene or any of its subsidiaries and any portfolio company of the Apollo Group that pertain to the ordinary course business of such portfolio company; provided, that any such transactions, rights or agreements (taken as a whole) are no less favorable to Athene or the applicable subsidiary than could be obtained from or provided to an unaffiliated party;
4.an investment by Athene or any subsidiary thereof in (i) an Apollo-sponsored vehicle or (ii) a person or entity that does not constitute an Apollo-sponsored vehicle, but in connection with which a member of the Apollo Group is entitled to receive a benefit such as via equity ownership, a fee or other compensation; provided, that such investment provides Athene or its subsidiary, as applicable, with the same or better terms or a most favored nations clause (in all cases, taken as a whole with respect to such Apollo-sponsored vehicle or other investee, as applicable, and without consideration of any Designated Terms (as defined below)) as those applicable to other investors (excluding Designated Investors (as defined below)) in the same Apollo-sponsored vehicle or other investee, as applicable, who invested an amount in such vehicle equal to or less than that invested by Athene and its subsidiaries; and provided, further, that such investment represents no more than 80% of the outstanding or expected equity interests of such Apollo-sponsored vehicle or other investee (based on prior record related to the strategy), as applicable. Designed Investor and Designated Terms shall have the meanings set forth for such terms or other similar terms in any customary side letter entered into by the applicable Apollo Group advisor or manager, Apollo-sponsored vehicle or other Apollo Group entity, on the one hand, and investors, other than Athene or a subsidiary thereof, who have invested in the same Apollo-sponsored vehicle or other investee, or entered into an investment management, sub-advisory or similar agreement with the Apollo Group for the same asset class, on the other hand;
5.a transaction that has been approved by a majority of Athene’s disinterested directors, provided that the disinterested directors are notified that such transaction would otherwise constitute an Apollo Conflict prior to such approval;

6.material amendments to contracts or transactions previously approved by the conflicts committee or a majority of Athene’s disinterested directors, or which are not required to be approved by either, so long as, in each case, such amendments either (i) are not materially adverse to Athene or any of its subsidiaries, or (ii) would not cause the relevant contract or transaction to require approval by the conflicts committee or a majority of Athene’s disinterested directors under Athene’s Bye-laws after giving effect to the relevant amendment;
7.the entry into any IMA with the Apollo Group or amending an MSAA currently in effect (or entering into a new MSAA), so long as (i) such agreement is on terms in the aggregate (including expense reimbursement and indemnities) no less favorable to Athene than customary market terms (excluding the fees charged under the IMA); and (ii) either (a) the rates on assets under management (“AUM”) under such agreement (including any carried interest or similar profit allocation, but, for the avoidance of doubt, excluding the fees charged under the IMA) do not exceed 50 basis points per annum for non-alternative assets; (b) the rates on AUM under such agreement (including any carried interest or similar profit allocation, but, for the avoidance of doubt, excluding the fees charged under the IMA) do not exceed 100 basis points per annum for alternative assets; or (c) such agreement provides Athene or its subsidiary, as applicable, with the same or better terms or a most favored nations clause (in all cases, taken as a whole with respect to such agreement and without consideration of any Designated Terms) with respect to other investors (excluding Designated Investors) who have entered into an investment management agreement or sub-advisory or similar agreement with the Apollo Group for the same asset class and whose AUM with respect to such agreement and asset class are all equal or less than those subject to the agreement between Athene and the Apollo Group with respect to such asset class. In addition, investments (i) in an Apollo-sponsored vehicle or (ii) in a person or entity that does not constitute an Apollo-sponsored vehicle, but in connection with which a member of the Apollo Group is entitled to receive a benefit such as via equity ownership, a fee or other compensation, in each case, shall be deemed not to be Apollo Conflicts as long as such Apollo-sponsored vehicle or such person or entity charges fees in line with those discussed in (a) and (b) above (excluding fees payable to a broker-dealer that is a member of the Apollo Group, which fees are subject to item (11) below);
8.allocations of costs or expenses between Athene or any of its subsidiaries and the Apollo Group not in excess of 10 basis points per annum, calculated on the gross invested assets of Athene and its subsidiaries (including ACRA HoldCo and its subsidiaries and accounts supporting reinsurance agreements for which Athene or a subsidiary thereof acts as reinsurer as of the effective date of such allocation) (provided that any such allocation of costs or expenses may not be used to pay investment management fees), including any cost-sharing, shared services or similar agreement with any member of the Apollo group (and amendments or modifications to any such agreements currently in effect) so long as the allocations of costs and expenses between Athene and the Apollo group on an annual basis do not exceed such amount;
9.one or more investments by Athene or any subsidiary thereof in (a) an Apollo-sponsored vehicle or (b) any person or entity that does not constitute an Apollo-sponsored vehicle, but in connection with which a member of the Apollo Group is entitled to receive a benefit such as via equity ownership, a fee or other compensation, in each case, including any upsize, renewal or extension of an existing investment, up to and including an amount equal to 1% of the gross invested assets of the Company and its subsidiaries (including ACRA Holdco and its subsidiaries and accounts supporting reinsurance agreements for which Athene or a subsidiary thereof acts as reinsurer as of the effective date of such investment) per investment (or series of related investments), provided that (i) any such investment is on terms, including with respect to fees, which are in the aggregate no less favorable to Athene or a subsidiary thereof than terms a similarly situated but unaffiliated person would receive in an arm’s length transaction, (ii) the (a) management fees earned by the Apollo Group shall not exceed 2% of assets or commitment, as applicable, and (b) carried interest or performance fees earned by the Apollo Group for any such investment shall not exceed 20% of the profits, and (iii) any special fees or other fees earned by any member of the Apollo Group in connection with any such investment shall offset management fees (to the extent of management fees) or if such fees do not offset management fees, they shall be arm’s length or approved by the Apollo-sponsored vehicle’s or such other investee's limited partner advisory board;
10.any other class of transactions, rights, fees or agreements (i) approved by (a) the ACRA conflicts committee in accordance with such committee’s charter and procedures in effect on such date, (b) any committee of independent or disinterested directors or managers of Athene or its subsidiaries, as applicable, or any side car, joint venture or investment entity in which Athene or its subsidiary, as applicable, maintains investments or (c) any other committee of independent or disinterested members of Athene’s board of directors, or (ii) determined by approval of the conflicts committee to not (x) constitute an Apollo Conflict, a related party transaction incidental or ancillary thereto, or any other related party transaction relating to or involving, directly or indirectly, Apollo or any member of the Apollo Group, or (y) require approval of Athene's conflicts committee; provided that any approval set forth in clause (i) will be disregarded to the extent that the applicable approving body has a material adverse interest to Athene in the applicable transaction being approved;
11.any placement agent, underwriter or other agreement with a broker-dealer that is a member of the Apollo Group, so long as (i) such agreement is on terms in the aggregate (including expense reimbursement and indemnities) no less favorable to Athene than customary market terms (excluding the fee rates and/or fees charged thereunder), including the terms of similar agreements with any unaffiliated broker-dealers providing similar services in connection with the same or a similar transaction, and (ii) the fee rate and/or fees payable to such broker-dealer are in the aggregate no less favorable to Athene than the fee rate and/or fees a similarly situated but unaffiliated broker-dealer would charge in a similar transaction negotiated on an arm’s-length transaction, including the fee rate or fees payable to any unaffiliated broker-dealers providing similar services in connection with the same or a similar transaction;
12.any increase in the fee rates on AUM charged to Athene, any of its subsidiaries or any funds withheld accounts or modified coinsurance accounts established by reinsurance counterparties of Athene or its subsidiaries for the purpose of maintaining assets supporting business ceded or retroceded to any such entity, in each case by a member of the Apollo Group with respect to investment management, investment advisory or related services (whether under the IMA or any other investment management agreement, any MSAA or otherwise) as long as such increase would not cause the aggregate blended fee rate on AUM charged to Athene and its subsidiaries and such funds withheld accounts and modified coinsurance accounts to increase over any one-year period by more than the greater of (x) 5% and (y) the then-current Consumer Price Index for All Urban Consumers;
13.any investment by Athene or any of its subsidiaries in any new side car, joint venture or other investment entity alongside a member of the Apollo Group; provided, that such investment provides Athene or its subsidiary, as applicable, with terms that are in the aggregate no less favorable to such entity than those that apply to Athene’s existing investment in ACRA HoldCo, as well as any agreement entered into with any member of the Apollo Group in connection with such investment so long as the terms thereof are in the aggregate no less favorable to Athene than the terms of similar agreements entered into in connection with Athene’s existing investment in ACRA HoldCo; and
14.any (i) payment by Athene of dividends or other distributions to its shareholders or (ii) receipt of capital contributions by Athene from its shareholders, in each case, as long as such payments or capital contributions (as applicable) are made in compliance with all applicable regulatory requirements.

    Each strategy that is managed, advised or sub-advised for Athene or any of its subsidiaries by any member of the Apollo Group through a managed account and was previously subject to conflicts committee approval (other than the existing IMA or new IMAs previously approved) may be re-examined by the conflicts committee if such strategy underwent a material change in the amount of AUM in the immediately preceding 12 months.

    Athene’s conflicts committee or applicable disinterested directors have previously approved the existing transactions described above that are required to be approved by the terms of Athene’s conflicts committee charter.

    While the Company does not maintain written policies and procedures separate from those of Athene described above, transactions of the type that would be required to be reported herein, but that are not covered by the Athene policy described above, namely those transactions between the Company, on the one hand, and Athene or other subsidiaries of Athene, on the other hand, are generally approved by the Company’s board of directors. The existing transactions described above under “ —Other Related Party Transactions and Relationships” were approved by the Company’s board of directors.

Company Related Risk Factors

Risks Relating to Business Operations
The Company’s financial condition depends, in part, on the accuracy of management’s assumptions and estimates, and the Company’s financial condition could be adversely affected if these assumptions and estimates differ significantly from actual results.
    The Company makes and relies on certain assumptions and estimates regarding many items related to its business, including interest rates, investment returns, expenses and operating costs, tax assets and liabilities, business mix, surrender activity, mortality and contingent liabilities. The Company also uses these assumptions and estimates to make decisions crucial to its business operations, such as establishing pricing, target returns and expense structures for its products; determining the amount of reserves it is required to hold for its policy liabilities; determining the price it will pay to acquire or reinsure business; determining the hedging strategies to manage risks to its business and operations; and determining the amount of regulatory and rating agency capital it must hold to support its business. The factors influencing these assumptions and estimates cannot be calculated or predicted with certainty, and if these assumptions and estimates differ significantly from actual outcomes and results, the Company’s financial condition may be adversely affected.

    In particular, the Company’s financial condition may be significantly affected by the accuracy of the Company’s assumptions and estimates regarding its insurance products and liabilities, determinations of fair value, hedging strategies and financial statements.
•Insurance Products and Liabilities. Pricing of the Company’s annuity and other insurance products, whether issued by the Company or acquired through reinsurance or acquisitions, is based upon assumptions about factors such as persistency (how long insurance products remain in force), mortality (how long insureds live) and rates of election (the rates at which optional guaranteed benefits under insurance products are elected). If emerging or actual experience deviates from the Company’s assumptions, such deviations could have a significant effect on the financial condition of the Company. For example, a significant portion of the Company’s in-force and newly-issued products contain riders that offer guaranteed lifetime income or death benefits. These guarantees expose the Company to mortality, longevity and policyholder behavior risks. If actual utilization of certain guaranteed benefits is adverse when compared to the Company’s estimates used in setting its reserves for future policy benefits, these reserves may prove to be inadequate and the Company may be required to increase them. More generally, deviations from the Company pricing expectations may require the Company to make more payments under certain products than it had projected. The Company has limited experience to date on policyholder behavior for its guaranteed benefit products. As a result, future experience could deviate significantly from the Company’s assumptions.
•Determination of Fair Value. The Company holds securities, derivative instruments and other assets and liabilities that must be measured at fair value. Fair value is the anticipated amount that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction. The determination of fair value involves the use of various assumptions and estimates, and considerable judgment may be required to estimate fair value. Accordingly, estimates of fair value are not necessarily indicative of the amounts that could be realized in a current or future market exchange. As such, changes in, or deviations from, the assumptions used in such valuations can significantly affect the Company’s financial condition. During periods of market disruption, including periods of rapidly changing credit spreads or illiquidity, if trading becomes less frequent or market data becomes less observable, it has been and will likely continue to be difficult to value certain of the Company’s investments. Further, rapidly changing credit and equity market conditions could materially impact the valuation of investments as reported within the Company's financial statements, and the period-to-period changes in value could vary significantly. Even if the Company’s assumptions and valuations are accurate at the time that they are made, the market value of the Company’s investments could subsequently decline, which could adversely impact the financial condition of the Company.
•Hedging Strategies. The Company uses, and may in the future use, derivatives and reinsurance contracts to hedge risks such as current or future changes in the fair value of its assets and liabilities; current or future changes in cash flows; changes in interest rates, equity markets and credit spreads; the occurrence of credit defaults; currency fluctuations; and changes in mortality and longevity. The Company uses equity derivatives to hedge the liabilities associated with its fixed indexed annuities. The Company’s hedging strategies rely on assumptions and projections regarding the Company’s assets and liabilities, as well as general market factors and the creditworthiness of the Company’s counterparties, any or all of which may prove to be incorrect or inadequate. Accordingly, the Company’s hedging activities may not have the desired impact. The Company may also incur significant losses on hedging transactions.
•Financial Statements. The preparation of the financial statements of the Company, including the notes thereto, requires management to make various estimates and assumptions that affect the amounts reported in the financial statements. These estimates include, but are not limited to, the fair value of investments, impairment of investments and valuation allowances, the valuation of derivatives, future policy benefit reserves and valuation allowances on deferred tax assets. The assumptions and estimates required for these calculations involve judgment and by their nature are imprecise and subject to changes and revisions over time. Accordingly, the Company’s financial results may be adversely affected from time to time by actual results differing from assumptions. Any of these inaccuracies could result in material adjustments to the Company’s financial statements.

The Company relies significantly on third parties for various services, and the Company may be held responsible for obligations that arise from the acts or omissions of third parties under the third parties’ respective agreements with the Company if the third parties are deemed to have acted on the Company’s behalf.
The Company relies significantly on third parties to provide various services that are important to the Company’s business, including investment, distribution and administrative services. As such, the Company’s business may be affected by the performance of those parties. Additionally, the Company’s operations are dependent on various technologies, some of which are provided or maintained by certain key outsourcing partners and other parties.

Many of the Company’s products and services are sold through third-party intermediaries. In particular, the Company is reliant on such intermediaries to describe and explain these products and services to potential customers, and although the Company takes precautions to avoid this result, such intermediaries may be deemed to have acted on its behalf. If that occurs, the intentional or unintentional misrepresentation of the Company’s products and services in advertising materials or other external communications, or inappropriate activities by an intermediary or personnel employed by an intermediary could result in liability for the Company and have an adverse effect on its reputation and business prospects, as well as lead to potential regulatory actions or litigation involving or against the Company. In addition, the Company relies on third-party administrators (“TPAs”) to administer a portion of its annuity contracts. Some of the Company’s reinsurers also use TPAs to administer business which the Company reinsures to them. To the extent any of these TPAs do not administer such business appropriately, the Company has and may in the future experience customer complaints, regulatory intervention and other adverse impacts, which could affect its future growth and profitability. If any of these TPAs or their employees are found to have made material misrepresentations to the Company’s policyholders, violated applicable insurance, privacy or other laws and regulations or otherwise engaged in misconduct, the Company could be held liable for their actions and be subject to regulatory scrutiny, which could adversely affect the Company’s reputation, business prospects, financial condition, results of operations, liquidity and cash flows.

The Company has experienced increased complaints related to the conversion and administration of the block of life insurance business acquired in connection with Athene’s acquisition of Aviva USA and reinsured to affiliates of Global Atlantic. The life insurance policies included in this block have been and are currently being administered by AllianceOne, a subsidiary of DXC Technology Company, which was retained by such Global Atlantic affiliates to provide third party administration services on such policies. AllianceOne also administers a small block of annuity policies that were on Aviva USA’s legacy policy administration systems that were also converted in connection with the acquisition of Aviva USA and have experienced similar service and administration issues, but to a lesser extent.

As a result of the difficulties experienced with respect to the administration of such policies, Athene has received notifications from several state regulators, including but not limited to the NYSDFS, the CDI and the TDI, indicating, in each case, that the respective regulator was undertaking market conduct examinations or enforcement proceedings of the applicable U.S. insurance subsidiary relating to the treatment of policyholders subject to Athene’s reinsurance agreements with affiliates of Global Atlantic and the conversion of the life and annuity policies, including the administration of such blocks by AllianceOne. Athene has entered into consent orders with several state regulators, including the NYSDFS, the CDI and the TDI, to resolve underlying matters with those regulators. All fines and costs, including those associated with remediation plans, paid in connection with the consent orders arising out of the administration of life policies or the conversion of life and annuity policies are subject to indemnification by Global Atlantic or affiliates of Global Atlantic. Fines and costs paid in connection with consent orders arising out of the administration of annuity contracts may be subject to indemnification by AllianceOne.

In addition to the foregoing, Athene has received inquiries, and expects to continue to receive inquiries, from other regulatory authorities regarding the conversion matter. In addition to the examinations and proceedings initiated to date, it is possible that other regulators may pursue similar formal examinations, inquiries or enforcement proceedings and that any examinations, inquiries and/or enforcement proceedings may result in fines, administrative penalties and payments to policyholders. While the Company does not expect the amount of any such fines, penalties or payments arising from these matters to be material to the Company’s business, financial condition, results of operations or cash flows, it is possible that such amounts could be material.

Pursuant to the terms of the reinsurance agreements between Athene and the relevant affiliates of Global Atlantic, the applicable affiliates of Global Atlantic have financial responsibility for the ceded life block and are subject to significant administrative service requirements, including compliance with applicable law. The agreements also provide for indemnification to Athene, including for administration issues.

Additionally, past or future misconduct by the Company’s agents that distribute their products or employees of their vendors could result in violations of law by the Company, regulatory sanctions and/or serious reputational or financial harm and the precautions the Company takes to prevent and detect this activity may not be effective in all cases. Although the Company employs controls and procedures designed to monitor associates’ business decisions and to prevent the Company from taking excessive or inappropriate risks, associates may take such risks in circumvention of such controls and procedures.

Interruption or other operational failures in telecommunications, information technology and other operational systems or a failure to maintain the security, integrity, confidentiality or privacy of sensitive data residing on those systems, including as a result of human error, could have a material adverse effect on the Company’s business.
    The Company is highly dependent on automated and information technology systems to record and process its internal transactions and transactions involving its customers, as well as to calculate reserves, value its investment portfolios and complete certain other components of its financial statements. The Company could experience a failure of one of these systems, the Company’s employees or agents could fail to monitor and implement enhancements or other modifications to a system in a timely and effective manner or its employees or agents could fail to complete all necessary data reconciliation or other conversion controls when implementing a new software system or modifying an existing system. Additionally, anyone who is able to circumvent the Company’s security measures and penetrate the Company’s information technology systems could access, view, misappropriate, alter or delete information in the systems, including personally identifiable customer information and proprietary business information. Information security risks also exist with respect to the use of portable electronic devices, such as laptops, which are particularly vulnerable to loss and theft.

    The Company believes that it has established and implemented appropriate security measures, controls and procedures to safeguard its information technology systems and to prevent unauthorized access to such systems and any data processed or stored in such systems, and it periodically evaluates and tests the adequacy of such systems, controls and procedures. In addition, the Company has established business continuity plans, which are designed to ensure that the Company is able to maintain all aspects of its key business processes in the midst of certain disruptive events, including any disruptions to or breaches of information technology systems. Despite the implementation of security and back-up measures, the Company’s information technology systems may be vulnerable to physical or electronic intrusions, viruses or other attacks, programming errors and similar disruptions. The Company may also be subject to disruptions of any of these systems arising from events that are wholly or partially beyond its control (for example, natural disasters, acts of terrorism, epidemics, computer viruses and electrical/telecommunications outages). All of these risks are also applicable where the Company relies on outside vendors to provide services to the Company and its customers. The failure of any one of these systems for any reason, or errors made by the Company’s employees or agents, could in each case cause significant interruptions to its operations, which could harm its reputation, adversely affect its internal control over financial reporting or have a material and adverse effect on the Company’s business, financial condition and results of operations and adversely affect the Company’s ability to make timely payments in full in respect of the annuity products being issued hereunder.

    The Company retains confidential information in its information technology systems and it relies on industry standard commercial technologies to maintain the security of those systems. Despite the Company’s implementation of network security measures, its servers could be subject to physical and electronic intrusions and similar disruptions from unauthorized tampering with its computer systems and, given the increasing sophistication of cyberattacks, in some cases, such incidents could occur and persist for an extended period of time without detection. While the Company performs penetration tests and has adopted a number of measures to protect the security of customer and company data, and to its knowledge has not experienced a successful cyber attack that has resulted in any material compromise in the security of its information technology systems, there is no guarantee that such an attack will not occur or be successful in the future. Due to recent geopolitical tensions and their impact on cyber threats, Athene, like other financial services firms, has experienced a significant increase in the volume of unsuccessful cyber-attacks. Athene is sharing information with industry groups and the U.S. Department of Homeland Security and is closely monitoring threat actors in the region.

    Any compromise of the security of the Company’s information technology systems that results in inappropriate disclosure or use of personally identifiable customer information could damage the reputation of the Company’s brand in the marketplace, deter purchases of the Company’s products, subject the Company to heightened regulatory scrutiny or significant civil and criminal liability and require it to incur significant technical, legal and other expenses.

    Even in the absence of a compromise in the security of the Company’s information technology systems, inappropriate disclosure or use of personally identifiable customer information may occur in the event of a compromise in the security of the information technology systems of the Company’s third-party advisors or business partners with whom the Company shares such data. Any such inappropriate disclosure or use could likewise damage the Company’s reputation in the marketplace, deter purchases of the Company’s insurance products, subject the Company to heightened regulatory scrutiny or significant civil and criminal liability and require the Company to incur significant technical, legal and other expenses.

The Company may be the target or subject of, and may be required to defend against or respond to, litigation or regulatory investigations or enforcement actions.
    The Company operates in an industry in which various practices are subject to potential litigation (including class action litigation) and regulatory scrutiny. The Company, like other financial services companies, is involved in litigation and arbitration in the ordinary course of business and may be the subject of regulatory proceedings (including investigations and enforcement actions). Plaintiffs may seek large or indeterminate amounts of damages in litigation and regulators may seek large fines in enforcement actions. Given the large or indeterminate amounts sometimes sought and the inherent unpredictability of litigation and enforcement actions, it is possible that an unfavorable resolution of one or more matters could have an adverse effect on the Company’s business, financial condition, results of operations, liquidity and cash flows. Even if the Company ultimately prevails in any litigation or receives positive results from investigations, the Company could incur material legal costs or its reputation could be materially adversely affected.

The spread of Coronavirus Disease 2019 (“COVID-19”) and the resulting impact on economic conditions and the financial markets may adversely impact the Company’s business operations or trigger or exacerbate the operational, market and other risks the Company faces and could have a material adverse effect on the Company’s business, financial condition, results of operations, liquidity and cash flows.

    The Company closely monitors developments related to the COVID-19 pandemic to assess its impact on the Company’s business. While still evolving, the COVID-19 pandemic has caused significant economic and financial turmoil both in the U.S. and around the world. Though vaccines believed to be highly effective at preventing symptomatic COVID-19 have been produced and are currently in the process of being distributed, new variants of COVID-19 continue to emerge and it is not possible to estimate how long it will take to halt the spread of the virus or the longer-term effects that COVID-19 could have on the Company’s business.

The extent to which the COVID-19 pandemic impacts the Company’s business or financial condition depends on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 pandemic and the actions taken to contain or address its impact, such as the emergence of new variants of COVID-19, the rate of vaccine adoption, the efficacy of vaccines in the broader population and against emerging variants of COVID-19, mortality effects of the pandemic indirectly related to COVID-19, potential future changes in monetary policy enacted by the Federal Reserve and potential future fiscal stimulus measures implemented by the federal government.

While the Company has implemented risk management and contingency plans and taken preventive measures and other precautions, COVID-19 could still have an adverse impact on the Company’s business or financial position. The Company has taken measures to reduce the risk of transmission among employees, including implementing social distancing measures and face covering and contact tracing protocols; however, the Company’s efforts may prove ineffective. Should the Company’s efforts prove ineffective or should the virus continue to spread in the communities in which the Company operates, the Company may deem it appropriate to extend or re-implement remote work arrangements. An extended period of remote work arrangements could strain the Company’s business continuity plans, introduce operational risk, including but not limited to cybersecurity risks, and impair the Company’s ability to manage its business. The Company also outsources certain critical business activities to third parties. As a result, the Company relies upon the successful implementation and execution of the business continuity and repopulation planning of such entities in the current environment. While the Company closely monitors the business continuity activities of these third parties, successful implementation and execution of their business continuity and repopulation strategies are largely outside the Company’s control. If one or more of the third parties to whom the Company outsources certain critical business activities experience operational failures as a result of the impacts from the spread of COVID-19 or claim that they cannot perform due to a force majeure, it may have a material adverse effect on the Company’s business or financial condition.

Elevated economic uncertainty and unemployment resulting from the economic impacts of the spread of COVID-19 may also result in policyholders seeking sources of liquidity and withdrawing at rates greater than the Company previously expected. If policyholder lapse and surrender rates significantly exceed the Company’s expectations, it could have a material adverse effect on the Company’s business or financial condition. See –The Company’s financial condition depends, in part, on the accuracy of our management’s assumptions and estimates, and the Company’s financial condition could be adversely affected if these assumptions and estimates differ significantly from actual results.

The effects of the spread of COVID-19 on economic conditions and the financial markets may trigger or exacerbate the market and credit risk discussed elsewhere in these risk factors or in this prospectus.

As a result of the adverse economic consequences brought about by the spread of COVID-19, certain of the securities that the Company holds may be subject to ratings downgrade or the Company may be unable to obtain the securities ratings needed for admissibility of the securities for statutory reporting purposes. In each case, it may have an adverse impact on the Company’s statutory capital or the statutory capital that the Company is required to hold and may result in a downgrade of the Company’s financial strength ratings and have a material adverse effect on the Company’s financial condition, results of operations, liquidity and cash flow.

While governmental and non-governmental organizations are engaging in efforts to combat the spread and severity of the COVID-19 pandemic and related public health issues, these measures may not be effective. The Company cannot predict how legal and regulatory responses to concerns about the COVID-19 pandemic and related public health issues will impact its business. Such events or conditions could result in additional regulation or restrictions affecting the conduct of the Company’s business in the future.

Uncertainty relating to the LIBOR calculation process and the phasing out of LIBOR after a future date may adversely affect the value of the Company’s investment portfolio, its ability to achieve its hedging objectives and its ability to issue funding agreements bearing a floating rate of interest.

On December 31, 2021, (1) most LIBOR settings (i.e., 24 out of 35, including 1-week and 2-month U.S. Dollar (USD) LIBOR as well as all other non-USD LIBOR settings) ceased to be published and (2) a few of the most widely used GBP and JPY LIBOR settings (i.e., 1-, 3- and 6-month GBP and JPY LIBOR settings) were deemed permanently unrepresentative, but will continue to be published on a synthetic basis, for a limited time period for the purpose of all legacy contracts (except for cleared derivatives). The remaining USD LIBOR settings (i.e., overnight and 1-, 3-, 6- and 12-month USD LIBOR settings) will continue to be published, subject to limitations on use, and cease or become unrepresentative on June 30, 2023. Without the intervention of the UK Financial Conduct Authority using enhanced powers provided by the UK Government to compel continued panel bank contribution by the Intercontinental Exchange Benchmark Administrator, the LIBOR administrator, LIBOR will cease publication after June 30, 2023. The discontinuation of LIBOR could have a significant impact on the financial markets and represents a material uncertainty to the Company's business.

The Alternative Reference Rate Committee of the New York office of the Board of Governors of the Federal Reserve (“ARRC”) and the International Swaps and Derivatives Association (“ISDA”) have taken significant steps toward the development of consensus-based fallbacks and alternatives to LIBOR, which appear constructive for end-users, such as life insurers. The fallback proposals are intended to minimize disruptions if LIBOR is no longer usable. In addition, the ISDA has amended and/or provided a means for amendment through protocol of its applicable standard documentation to implement fallbacks for certain key interbank offered rates (“IBORs”). The fallbacks apply if enumerated temporary, permanent and pre-cessation triggers relating to the relevant IBOR occur. The Company adhered to the ISDA’s IBOR fallbacks protocol in January 2021. There can be no assurance, however, that the alternative rates and fallbacks will be effective at preventing or mitigating disruption as a result of the transition. Should such disruption occur, it may adversely affect, among other things, (1) the trading market for LIBOR-based securities, including those held in the Company’s investment portfolio, (2) the market for derivative instruments, including those that the Company uses to achieve our hedging objectives, and (3) the Company’s ability to issue funding agreements bearing a floating rate of interest.

The ARRC has endorsed the Secured Overnight Financing Rate (“SOFR”) as its preferred replacement benchmark for U.S. dollar LIBOR. SOFR is calculated and published by the Federal Reserve Bank of New York and reflects the combination of three overnight U.S. Treasury Repo Rates. The rate is different from LIBOR, in that it is a risk-free rate, is backward-looking instead of forward-looking and is a secured rate. In addition, unlike LIBOR, which is reported daily for a variety of tenors ranging from overnight to 12-months, SOFR is currently available primarily as an overnight rate.

The effect of the discontinuation of LIBOR on legacy or new contracts to which the Company has exposure or the activities in its businesses will vary depending on (1) the character of existing fallback provisions in individual contracts, (2) our ability to look to some broad-based solution, such as the New York LIBOR transition law, to rectify legacy contracts that do not contemplate the permanent discontinuation of LIBOR, and (3) whether, how, and when industry participants develop and widely adopt new reference rates and fallbacks for both legacy and new contracts. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on the Company’s contracts whose value is tied to LIBOR. The value or profitability of these contracts may be adversely affected.

To manage the uncertainty surrounding the discontinuation of LIBOR, Athene has established a LIBOR transition team and a transition plan. Athene’s plan is subject to change as Athene gains additional information. Athene has created an Executive Steering Committee composed of senior executives to coordinate and oversee execution of its plan. Although Athene expects that it will be successful at fully implementing its plan prior to the discontinuation of LIBOR, it can provide no assurance at this time. Failure to fully implement its plan prior to the discontinuation of LIBOR may have a material adverse effect on its business, financial position, results of operations and cash flows.

A significant amount of the value of contracts tied to LIBOR extending beyond June 30, 2023 relates to contracts pertaining to investments within the Company’s investment portfolio. As the Company’s asset manager, Apollo manages the relationship with relevant market participants, including investees and trustees; negotiates and maintains the relevant investment documentation; and inputs key information, such as interest rates, into systems integrated with our financial reporting system. The Company is therefore reliant upon Apollo to complete important functions in the LIBOR transition process as it relates to the Company’s investment portfolio, including negotiating for relevant fallbacks, where appropriate, and inputting the appropriate replacement interest rates into the applicable information systems in advance of LIBOR’s transition. Should Apollo fail to timely complete all of its responsibilities prior to the discontinuation of LIBOR, it could have an adverse impact on the Company’s results of operations and ability to timely report accurate financial information.

Risks Relating to Market Risk

The Company is dependent on certain reinsurance arrangements with AADE and AARe.
    The Company has entered into a coinsurance agreement with AADE and has also entered into certain Modco Agreements with AARe. Pursuant to the coinsurance agreement, the Company cedes to AADE a 50% quota share of its retail annuity business issued on or after January 1, 2018. Effective January 1, 2022, the Company and AADE agreed to terminate that coinsurance agreement for new business, with the intention that new policies issued on and after that date will be reinsured to AARe pursuant to a new Modco Agreement effective January 1, 2022. Pursuant to the Modco Agreements, the Company cedes to AARe 80% to 100% of its remaining business. The Company expects to cede to AARe, on a modified coinsurance basis, 80% of all liabilities arising out of the Contract. Under each Modco Agreement, the Company is required to fund a Modco Account at the inception of the reinsurance relationship with assets equal to the gross statutory reserves corresponding to the ceded business (the “Reserves”). Payments on the liabilities ceded by the Company are made from the applicable Modco Account when due. To the extent that the assets maintained in a Modco Account are less than the corresponding Reserves, AARe is required to transfer assets to the Company to be deposited into the applicable Modco Account upon settlement. Should AARe fail to make any such transfer, the Company’s ability to make payments on a ceded liability could be adversely affected. Due to the Modco Agreements, the amount of capital and surplus that the Company is required to maintain is less than what would be required if the insurance liabilities were not ceded to AARe. Therefore, the Company may have fewer assets available to make payments under its insurance liabilities in the event of a default by AARe. In addition, the Company remains primarily liable for the policies ceded to AADE and may experience similar challenges in the event of a default by AADE. AARe and/or AADE, on the one hand, and the Company, on the other hand, may agree to modify or terminate any of the Modco Agreements or the coinsurance agreement without the consent of policyholders, and such modification or termination may be detrimental to the interests of such policyholders and the Company’s ability to satisfy its financial obligations may be adversely affected.

Interest rate fluctuations could adversely affect the Company's business, financial condition, results of operations, liquidity and cash flows.
    Interest rate risk is a significant market risk for the Company. The Company defines interest rate risk as the risk of an economic loss due to changes in interest rates. This risk arises from the Company’s holdings in interest rate-sensitive assets (e.g., fixed income assets) and liabilities (e.g., fixed deferred and immediate annuities). Substantial and sustained increases or decreases in market interest rates can adversely affect the Company’s business, financial condition, results of operations, liquidity and cash flows, including the following:
•Significant changes in interest rates expose the Company to the risk of not realizing anticipated spreads between overall net investment earned rates and its cost of funds.
•Changes in interest rates may negatively affect the value of the Company’s assets and the Company’s ability to realize gains or avoid losses from the sale of those assets. Significant volatility in interest rates may have a larger adverse impact on certain assets in the Company’s investment portfolio that are highly structured or have limited liquidity.
•Changes in interest rates may cause changes in prepayment rates on fixed-income assets in the Company’s investment portfolio. For instance, falling interest rates may accelerate the rate of prepayment on mortgage loans, while rising interest rates may decrease such prepayments below the level of the Company’s expectations. At the same time, falling interest rates may result in the lengthening of duration for policies and liabilities due to the guaranteed benefits contained in the Company’s products, while rising interest rates could lead to increased policyholder withdrawals and a shortening of duration for liabilities. In either case, the Company could experience a mismatch in its assets and liabilities and potentially incur economic losses, which may have an adverse effect on the Company’s financial condition.
•During periods of declining interest rates or a prolonged period of low interest rates, annuity products may be relatively more attractive to existing policyholders than other investment opportunities available to them. This may cause the Company’s assumptions regarding persistency to prove inaccurate as the Company’s policyholders opt to not surrender or take withdrawals from their products, which may result in the Company experiencing greater claim costs than it had anticipated and/or cash flow mismatches between assets and liabilities.
•Certain securitized financial assets are accounted for based on expectations of future cash flows. To the extent future interest rates are lower than the Company has projected, the Company will experience slower accretion of discounts on these assets and will have a lower yield on its portfolio.
•An extended period of declining interest rates or a prolonged period of low interest rates may cause the Company to decrease the crediting rates of its products, thereby reducing their attractiveness.
•During periods of declining interest rates, the Company may have to reinvest the cash it receives as interest or return of principal on its investments into lower-yielding high-grade instruments or seek potentially higher-yielding, but higher-risk instruments in an effort to achieve returns comparable with those attained during more stable interest rate environments.
•In periods of rapidly increasing interest rates, withdrawals from and/or surrenders of annuity contracts may increase as policyholders choose to seek higher investment returns elsewhere. Obtaining cash to satisfy these obligations may require the Company to liquidate fixed-income investments at a time when market prices for those assets are depressed. This may result in realized investment losses.
•An increase in market interest rates could reduce the value of certain of our investments held as collateral under reinsurance agreements and require us to provide additional capital, thereby reducing our available capital and potentially creating a need for additional capital which may not be available to us on favorable terms, or at all.

The Company is subject to the credit risk of its counterparties, including reinsurers that assume liabilities from the Company, plan sponsors that transfer pension obligations to subsidiaries and derivative counterparties.

    The Company may cede certain risks by entering into reinsurance agreements. Under such agreements, the Company will be liable for losses relating to insurance risks if the applicable reinsurer fails to perform under its reinsurance agreement with the Company. In connection with the acquisition of the Company, the Company entered into reinsurance agreements with affiliates of Global Atlantic pursuant to which the Company effectuated a transfer of substantially all of the Company’s life insurance business. Because these agreements involve reinsurance of an entire business segment, the agreements collectively cover a much larger volume of business than traditional reinsurance agreements. Additionally, although the applicable affiliates of Global Atlantic are obligated to maintain assets in trust or custody accounts for the Company’s benefit to support substantially all of such affiliates’ financial obligations under their reinsurance agreements with the Company, as Global Atlantic’s affiliates are the only counterparties under the agreement, the Company faces a heightened risk of default with respect to Global Atlantic in particular. In addition, the Company does not have a security interest in the assets in the custody accounts supporting the reinsurance agreements. Therefore, in the event of an insolvency of the relevant Global Atlantic affiliated insurance company acting as reinsurer, the Company’s claims would be subordinated to those of such insurance company’s policyholders and the assets in the relevant custody accounts may be available to satisfy the claims of such insurance company’s general creditors in addition to the Company. As with any other reinsurance agreement, the Company remains liable to its policyholders if the applicable Global Atlantic affiliate fails to perform. Although each agreement provides that the applicable Global Atlantic affiliate agrees to indemnify the Company for losses sustained in connection with its respective performance of each agreement, such indemnification may not be adequate to compensate the Company for losses actually incurred in the event that such Global Atlantic affiliate is either unable or unwilling to perform according to the applicable agreement’s terms. In addition to possible losses that could be incurred if the Company is forced to recapture these blocks, the Company may also face a substantial shortfall in capital to support the recaptured business, possibly resulting in material declines to its RBC ratio and/or creditworthiness.

    The Company also assumes liabilities from other insurance companies. Changes in the ratings, creditworthiness or market perception of such ceding companies or in the administration of policies reinsured to the Company could cause policyholders of contracts reinsured to the Company to surrender or lapse their policies in unexpected amounts. In addition, to the extent such ceding companies do not perform under their reinsurance agreements with the Company, the Company may not achieve the results it intended and could suffer unexpected losses. In either case, the Company has exposure to its reinsurance counterparties which could adversely affect the Company’s financial condition.

The Company assumes pension obligations from plan sponsors, including obligations in respect of current employees of the plan sponsor. The transfer of these obligations expose it to the credit risk of the plan sponsor. If the plan sponsor were to experience financial distress that resulted in bankruptcy or significant terminations or otherwise experienced substantial turnover of employees active under the plan, such employees might be entitled to rights under the pension plan, such as lump sum payments. To the extent that a plan sponsor experienced a significant turnover event, the Company may not achieve the targeted return expected at the time the PRT transaction was priced and its financial position, results of operations, liquidity and cash flow may be adversely affected.

In addition, the Company is exposed to credit loss in the event of nonperformance by its counterparties on derivative agreements. The Company seeks to reduce the risk associated with such agreements by entering into such agreements with large, well-established financial institutions. There can be no assurance that the Company will not suffer losses in the event a counterparty on a derivative agreement fails to perform or fulfill its obligations.

Risks Relating to Liquidity and Regulatory Capital

The amount of statutory capital that the Company has, or that it is required to hold, can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control.
    The Company is subject to state regulations that provide for minimum capitalization requirements based on risk-based capital (“RBC”) formulas for life insurance companies. In any particular year, the Company’s capital ratios and/or statutory surplus amounts may increase or decrease depending on a variety of factors, most of which are outside of the Company’s control, including, but not limited to, the following:
•the amount of statutory income or losses generated by the Company;
•the amount of additional capital the Company must hold to support its business growth;
•changes in reserve requirements applicable to the Company;
•changes in market value of certain securities in the Company’s investment portfolio;
•recognition of write-downs or other losses on investments held in the Company’s investment portfolio;
•changes in the credit ratings of investments held in the Company’s investment portfolio;
•the value of certain derivative instruments;
•changes in interest rates;
•credit market volatility;
•changes in corporate tax rates;
•changes in policyholder behavior; and
•changes to the RBC formulas and interpretations of the National Association of Insurance Commissioners’ (“NAIC”) instructions with respect to RBC calculation methodologies.

Further to NAIC activities with respect to RBC calculation methodologies, the NAIC is pursuing a variety of reforms to its RBC framework, which could increase the capital requirements for the Company. Examples include the following: (i) a new longevity risk charge was adopted in 2021; (ii) changes to risk charges for bonds and real estate were also adopted for 2021; (iii) changes to the charge for mortality risk are currently under consideration and could be adopted in the near future; (iv) a principles-based bond project is underway, which includes consideration of factors to determine whether an investment in asset-backed securities qualifies for reporting on an insurer’s statutory financial statement as a bond on Schedule D-1 as opposed to Schedule BA (other long-term invested assets), the latter of which could result, among other things, in the capital charge treatment of the investment being less favorable; and (v) a process to review capital charges on structured securities has commenced, which could increase the level of capital required to be held against these assets.

Nationally recognized statistical ratings organizations (“NRSROs”) may also implement changes to their internal models, which differ from the RBC capital models, that have the effect of increasing or decreasing the amount of statutory capital the Company must hold in order to maintain its current ratings. For example, on December 6, 2021, S&P Global Ratings published a Request for Comment on its methodology and assumptions for analyzing the risk-based capital adequacy of insurers and reinsurers.

On October 1, 2013, Athene and the Company entered into a net worth maintenance agreement (the “Net Worth Maintenance Agreement”), pursuant to which AHL agreed to cause, at all times on and after October 1, 2013, the Company to have and maintain its “total adjusted capital” (“TAC”) at a minimum of 200% Company Action Level (“CAL”) RBC, as those terms are defined by the insurance laws in the State of Iowa. The Net Worth Maintenance Agreement also prohibits the Company from paying a dividend if such payment would cause its TAC to fall below 200% of its CAL RBC unless approved by the IID. The Net Worth Maintenance Agreement remains in effect unless terminated by the Company and Athene with the approval of the IID. If the IID provides consent or approval to the termination of the Net Worth Maintenance Agreement, Athene and the Company may terminate it.

To the extent that the Company’s capital ratios are deemed to be insufficient by one or more NRSROs to maintain their current ratings, the Company may take action to either increase its capitalization or reduce its capitalization requirements. If the Company is unable to accomplish such actions, NRSROs may view this as a reason for a ratings downgrade. If the Company’s capital ratio deteriorates significantly, it could subject the Company to further examination or corrective action imposed by the IID, including limitations on its ability to write additional business, supervision by the IID, seizure or liquidation, each of which could materially and adversely affect the Company’s business, financial condition, results of operations, cash flows and prospects.

In November 2019, the International Association of Insurance Supervisors (“IAIS”) adopted the Common Framework for the Supervision of Internationally Active Insurance Groups (“ComFrame”). ComFrame will be applicable to entities that meet the IAIS’ criteria for internationally active insurance groups (“IAIGs”) and are designated as such by their group supervisor. ComFrame establishes international standards for the designation of a group-wide supervisor for each IAIG and for the imposition of a group capital requirement applicable to an IAIG, which is separate from the current legal entity capital requirements imposed by state insurance laws and regulations. In December 2014, the NAIC revised its Model Holding Company Law to empower state insurance regulators to be designated as group-wide supervisors for a U.S.-based IAIG. In November 2019, the IAIS adopted a revised version of the global insurance capital standard, which is the group capital component of ComFrame. The U.S. is developing an alternative to the IAIS capital standard based upon an aggregation method approach. The acceptability of this approach as an alternative to the IAIS capital standard will be determined before the end of 2024. The U.S. alternative is based upon a GCC tool, which was adopted by the NAIC in December 2020, which uses an RBC aggregation methodology for all entities within the insurance holding company, including non-U.S. entities. The goal is to provide U.S. regulators with a method to aggregate the available capital and the minimum capital of each entity in a group in a way that applies to all groups regardless of their structure. The NAIC has stated that the calculation will be a regulatory tool and does not constitute a requirement or standard; however, these regulatory developments may increase the amount of capital that the Company is required to hold and could result in the Company being subject to increased regulatory requirements.

If the Company’s RBC ratios reach certain minimum levels, the Company could be subject to further examination or corrective action imposed by its insurance regulator. Corrective actions may include limiting the Company’s ability to write additional business, increased regulatory supervision, or seizure or liquidation of the Company’s business, each of which could materially and adversely affect the Company’s business, financial condition, results of operations, liquidity, cash flows and prospects.

As a financial services company, the Company is exposed to liquidity risk, which is the risk that the Company is unable to meet near-term obligations as they come due.

    Liquidity risk is a manifestation of events that are driven by other risk types (e.g. market, policyholder behavior, operational). A liquidity shortfall may arise in the event of insufficient funding sources or an immediate and significant need for cash or collateral. In addition, it is possible that expected liquidity sources, such as the Intercompany Note, may be unavailable or inadequate to satisfy the liquidity demands described below.

    The Company has four primary sources of liquidity exposure and associated drivers that trigger material liquidity demand. Those sources are:

•Collateral market exposure: Abrupt changes to interest rate, equity, and/or currency markets may increase collateral requirements to counterparties and create liquidity risk.

•Asset liability mismatch: There are liquidity risks associated with liabilities coming due prior to the matching asset cash flows. Structural maturities mismatch can occur in activities such as securities lending, where the liabilities are effectively overnight open transactions used to fund longer-term assets. The Company faces potential liquidity risks from unexpected cash demands due to severe mortality, policyholder withdrawals or lapse events. If such events were to occur, the Company may face unexpectedly high levels of claim payments to policyholders.

•Funding availability: The Company has availed, and from time to time may avail itself, of the financial markets for funding (such as through securities lending and repurchase arrangements and other forms of borrowing in the capital markets). These sources might not be available during times of stress, or may only be available on unfavorable terms, which can result in a decrease in the Company’s profitability and a significant reduction in the Company’s financial flexibility.

•Funding commitments: The Company is contractually obligated to fund capital calls of or otherwise make investments in certain entities. These obligations may become due at any time upon counterparty request. Substantial economic stress, such as that brought about by COVID-19, may accelerate the timing and increase the frequency of capital calls. To the extent that a significant amount of such obligations becomes due at any given time, it may give rise to liquidity risk. As of December 31, 2021 and 2020, the Company had commitments to make investments in the amount of $7.4 billion and $3.4 billion, respectively.

    If a material liquidity demand is triggered and the Company is unable to satisfy the demand with the sources of liquidity readily available to the Company, it may have a material adverse impact on the Company’s business, financial condition, liquidity and cash flows.

General Risk Factors

The Company’s industry is highly regulated and the Company is subject to significant legal restrictions, and these restrictions may have an adverse effect on the Company’s business, financial condition, results of operations, liquidity, cash flows and prospects.

    The Company is subject to a complex and extensive array of laws and regulations that are administered and enforced by many regulators, including state insurance regulators, state securities administrators, state banking authorities, the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the DOL, the IRS and the Office of the Comptroller of the Currency. Failure to comply with these laws and regulations could subject the Company to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, harm to the Company’s reputation, revocation of the Company’s certificate of incorporation or interruption of the Company’s operations, any of which could have a material and adverse impact on its business, financial position, results of operations, liquidity and cash flows.

In addition to the foregoing risks, the financial services industry is the focus of increased regulatory scrutiny as various state and federal governmental agencies and self-regulatory organizations conduct inquiries and investigations into the products and practices of the companies within this industry. Governmental authorities in the United States and worldwide have become increasingly interested in potential risks posed by the insurance industry as a whole and to commercial and financial activities and systems in general, as indicated by the recent adoption of the revised global insurance capital standard by the IAIS, as well as the U.S. NAIC group capital calculation. While the Company cannot predict the exact nature, timing or scope of possible governmental initiatives, there may be increased regulatory intervention in the insurance and financial services industry in the future.

Climate change and environmental, social and governance requirements may adversely impact the Company's results of operations.

There are concerns that the increased frequency and severity of weather-related catastrophes and other losses, such as wildfires, in recent years is indicative of changing weather patterns, whether as a result of global climate change caused by human activities or otherwise, which could cause such events to persist. Climate change could adversely affect the value of the Company's investments, resulting in realized and unrealized losses in future periods that could have a material adverse impact on the Company's results of operations. Climate change regulation and market forces reacting to climate change may harm the value of investments the Company holds, and the Company's regulators may also increasingly focus their examinations on climate-related risks. Climate change may also influence investor sentiment with respect to the Company and the investments in its portfolio.

The Company cannot predict which, if any, assets, industries or markets will be materially and adversely affected, nor can the Company predict the magnitude of such effect. Furthermore, the Company's financial and operational results could be impacted by emerging risk and changes to the regulatory landscape in areas like environmental, social and governance ("ESG") matters. Changes and uncertainty in U.S. and non-US legislation, policy or regulation regarding global climate risk management or other ESG practices may result in higher regulatory costs, compliance costs and increased capital expenditures, and changes in regulations may impact asset prices, resulting in realized or unrealized losses on the Company's investments. Undertaking initiatives to address climate risk and ESG practices, including those related to human capital management such as talent attraction and development, DEI and employee health and safety, could increase the Company's cost of doing business and actual or perceived failure to adequately address climate change risk or ESG expectations of the Company's various stakeholders could lead to a tarnished reputation and loss of consumers.

Financial markets have been subject to inflationary pressures, and continued rising inflation may adversely impact the Company's business and results of operations.

Financial markets have been subject to inflationary pressures, and the Company cannot predict the extent to which rising inflation may be transitory. Certain of the Company's products are sensitive to inflation rate fluctuations, and a sustained increase in the inflation rate may adversely affect the Company's business and results of operations. For example, failure to accurately anticipate higher inflation and factor it into the Company's product pricing assumptions may result in mispricing of its products, which could materially and adversely impact its results of operations. Inflation also impacts the Company's investment portfolio and nature of its liability profile, thereby impacting tbe Company's investment portfolio’s rate of investment return and corresponding investment income. Continued rising inflation could adversely impact returns on the Company's investment portfolio and results of operations.

Corporate Governance
Director Independence
    Each of Ms. Hormozi, Mr. Ruisi and Mr. Sabatini is considered independent under the independence standards of the NYSE. The Company does not have a separately designated audit, nominating or compensation committee, nor does it have any committees that perform a similar function to any of those committees. None of Mr. Kvalheim, Mr. Welp, Mr. Klein or Ms. Taitz is considered independent under the independence standards of the NYSE applicable to audit, nominating or compensation committees.

Compensation Committee Interlocks and Insider Participation
    The board of directors of the Company does not have a compensation committee or a committee that performs a similar function. All compensation decisions affecting the Company’s executive officers and directors are made pursuant to the compensation policies and procedures of Athene or the appropriate subsidiary thereof, other than the Company. No executive officer of the Company served as a member of a compensation committee, a committee that performs a similar function or the board of directors of another entity that has, or had at any time during the year ended December 31, 2021, an executive officer who served as a member of the board of directors of the Company.

Selected Financial Data

The following tables set forth certain financial data for the periods indicated.

	Year ended December 31,
	2021	2020	2019	2018	2017
	($ In Thousands)
Statement of Operations Data:
Total premiums and other revenues	$6,062,400	$3,780,534	$3,227,341	$4,188,161	$5,876,369
Total benefits and expenses	6,221,305	3,707,884	3,064,270	4,015,699	5,675,975
Net (loss) gain from operations before federal income taxes and net realized capital gains (losses)	(158,905)	72,650	163,071	172,462	200,395
Net (loss) income	(173,556)	(15,957)	240,982	80,635	212,814

	December 31,
	2021	2020	2019	2018	2017
	($ In Thousands)
Balance Sheet Data:
Total cash and invested assets	73,227,992	$56,887,352	$53,455,761	$50,733,555	$50,121,392
Total admitted assets	106,295,323	76,556,071	65,504,862	57,996,952	54,933,284
Policy and contract liabilities	60,419,772	48,353,795	45,721,101	45,583,783	44,001,888
Total liabilities	105,016,471	75,218,581	64,296,215	56,762,788	53,769,075
Total capital and surplus	1,278,852	1,337,490	1,208,647	1,234,164	1,164,209

Note Regarding Forward Looking Statements

    This prospectus contains forward-looking statements that are subject to certain risks and uncertainties. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “seek,” “assume,” “believe,” “may,” “will,” “should,” “could,” “would,” “likely” and other words and terms of similar meaning, including the negative of these or similar words and terms, in connection with any discussion of the timing or nature of future operating or financial performance or other events. However, not all forward-looking statements contain these identifying words. Forward-looking statements appear in a number of places throughout this prospectus and give the Company’s current expectations and projections relating to its financial condition; results of operations; plans; strategies; objectives; future performance; business; products, namely the Contract; and other matters.

    The Company cautions you that forward-looking statements are not guarantees of future performance and that the performance of the Contract and the Company’s actual consolidated results of operations, financial condition and liquidity may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. There can be no assurance that actual developments will be those anticipated by the Company. In addition, even if the performance of the Contract and the Company’s consolidated results of operations, financial condition and liquidity are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results or conditions to differ materially from those contained or implied by the forward-looking statements, including the risks discussed in “Contract Risk Factors” and “Company Related Risk Factors.” Factors that could cause actual results or conditions to differ from those reflected in the forward-looking statements contained in this prospectus include:

•liquidity concerns that lead to premature withdrawals;
•changes to Cap Rates, Participation Rates and/or Annual Interest Rates;
•performance of the indices to which the Contract is linked;
•substitution of an index to which the Contract is linked;
•the accuracy of management’s assumptions and estimates;
•interest rate fluctuations;
•the Company’s potential need for additional capital in the future and the potential unavailability of such capital to the Company on favorable terms or at all;
•the impact of general economic conditions on the fair value of the Company’s investments;
•downgrades, potential downgrades or other negative actions by rating agencies;
•the impact of changes to the creditworthiness of the Company’s reinsurance and derivative counterparties;
•changes in consumer perception regarding the desirability of annuities as retirement savings products;
•potential litigation (including class action litigation), enforcement investigations or regulatory scrutiny against the Company and its subsidiaries, which the Company may be required to defend against or respond to;
•interruption or other operational failures in telecommunication and information technology and other operating systems, as well as the Company’s ability to maintain the security of those systems;
•increased regulation or scrutiny of alternative investment advisers and certain trading methods;
•potential changes to regulations affecting, among other things, transactions with the Company’s affiliates, the ability of the Company’s subsidiaries to make dividend payments or distributions to the Company, minimum capitalization and statutory reserve requirements for insurance companies and fiduciary obligations of parties who distribute the Company’s products;
•suspension or revocation of the Company’s insurance and reinsurance licenses;
•increases in the Company’s tax liability;
•improper interpretation or application of the Tax Act or subsequent changes to, clarifications of or guidance under the Tax Act that is counter to the Company’s interpretation and has retroactive effect;
•adverse changes in U.S. tax law;
•the spread of COVID-19 and the resulting impact on economic conditions and the financial markets;
•the permanent discontinuation of LIBOR; and
•other risks and factors listed under “4. Contract Risk Factors” and “Company Related Risk Factors.”

    The Company cautions you that the important factors referenced above may not be exhaustive. In addition, the Company cannot assure you that it will realize the results or developments it expects or anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way it expects or anticipates. In light of these risks, you should not place undue reliance upon any forward-looking statements contained in this report. The forward-looking statements included in this report are made only as of the date hereof. The Company undertakes no obligation, except as may be required by law, to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Management’s Discussion and Analysis

Basis of Presentation
    The financial information included herein is prepared and presented in accordance with SAP prescribed or permitted by the Iowa Insurance Division. Certain differences exist between SAP and accounting principles generally accepted in the United States of America (“U.S. GAAP”), which are presumed to be material. For a summary of such differences, see “Financial Statements—Notes to Financial Statements – Statutory-Basis—Nature of Operations and Significant Accounting Policies—Basis of Presentation.”
Overview
    The Company provides individuals and institutions with innovative financial solutions to address their retirement and investment needs. The Company has grown through sales of retail fixed annuities, funding agreements and, beginning in 2017, pension group annuities (“PGA”) issued in connection with pension risk transfer transactions. The Company invests the proceeds received from the sale of retail fixed annuities, PGA and funding agreements into a high-quality asset portfolio to generate attractive financial results for its shareholder, while concurrently focusing on downside risk to meet its obligations to its policyholders and funding agreement counterparties. As of December 31, 2021, the Company directly serviced the significant majority of its approximately 1 million annuity policyholders. The Company plans to continue to grow organically through sales of retail fixed annuities, issuance of PGAs and issuance of funding agreements.

    For the year ended December 31, 2021, statutory net loss was $173.6 million. As of December 31, 2021, the Company had $106.3 billion in statutory assets and $105.0 billion in statutory liabilities, which includes $90.6 billion of annuity and funding agreement reserves. The Company’s total adjusted capital (“TAC”), as defined by the NAIC, increased to $2.6 billion as of December 31, 2021 compared to $2.3 billion as of December 31, 2020.
The following table sets forth the calculation of the Company’s TAC:

	December 31,
	2021	2020
	($ In Thousands)
Capital and surplus	$1,278,852	$1,337,490
Asset valuation reserve	1,313,954	915,262
Subsidiary asset valuation reserve	14,918	7,958
Dividend liability	11,672	18,740
Total adjusted capital	$2,619,396	$2,279,450

Industry Trends and Competition
Market Conditions
During the fourth quarter of 2021, despite the impact of the emergence of another variant of COVID-19 (Omicron), equity and fixed income markets broadly rallied, with equity markets ending the quarter at or near record highs. However, the performance of equity markets was short-lived, with certain companies in the technology sector as well as companies that had benefited from social media platforms and blockchain enthusiasm experiencing underperformance. Investment grade credit widened during the fourth quarter of 2021 and continued to widen in January. The US Federal Reserve (Federal Reserve) has indicated that it expects rate hikes during 2022, which would be accompanied by underperformance of fixed income markets broadly.

Despite recent indications of easing of supply chain challenges, it is unlikely that we will see widespread improvement until mid-2022, if not later. As well, although some pressure on oil prices eased in late 2021, oil price per barrel is expected to move to new heights in 2022. Continued low mortgage interest rates and a severely distorted supply/demand housing imbalance are expected to move housing prices higher throughout 2022 and beyond, even as new supply is being brought online. These factors contribute to the increasing concern of longer-term inflation.

COVID-19 continues to disrupt the markets and the economy with the emergence of variants. While the recent variant, Omicron, may be less severe in terms of hospitalizations and deaths than its precursors, the transmissibility of such variant significantly outweighs prior variants. It is still too early to predict the full impact of Omicron on growth and growth projections.

Interest Rate Environment

The US anticipates higher rates for 2022. Eurodollar futures currently predict a Federal Reserve Funds rate at year end of 1.25%, with a further move to 2.00% by the end of 2023, in which case a U.S. ten-year above 2.00% level should be expected in the first half of 2022. Curve flattening should also continue, with underperformance expected in the 2- to 5-year portion of the curve, as has been seen since the Federal Reserves’ change in its outlook on timing of rate hikes and inflation. Although the Company expects rates to generally increase across the board, energy price pressures as well as COVID-19 transmission rates are far more severe in Europe than they are at present in the U.S., which could result in an emerging bid for U.S. Treasury yields. Growth elsewhere in the world, notably China, is also challenged, but given the Federal Reserve’s change in outlook and its commitment to combat inflation, the upward pressures on U.S. rates seem likely to outweigh the emergence of a foreign bid which might create a ceiling on rates.

The Company’s investment portfolio consists predominantly of fixed maturity investments. See -Investments. If prevailing interest rates were to rise, the Company believes the yield on its new investment purchases may also rise and its investment income from floating rate investments would increase, while the value of its existing investments may decline. If prevailing interest rates were to decline, it is likely that the yield on the Company’s new investment purchases may decline and its investment income from floating rate investments would decrease, while the value of its existing investments may increase. Recent periods of low interest rates during 2021, as expected, have led to a decrease in the Company’s investment income from floating rate investments, an overall decrease in asset yields and an increase in the value of the Company’s existing investments.

The Company addresses interest rate risk through managing the duration of the liabilities it sources with assets it acquires through ALM modeling. As part of the Company’s investment strategy, it purchases floating rate investments, which it expects would perform well in a rising interest rate environment and which it expects would underperform in a declining rate environment, which was experienced in the prior year. The Company's investment portfolio includes $15.0 billion of floating rate investments, or 14.7% of the Company's total invested assets as of December 31, 2021.

    If prevailing interest rates were to rise, the Company believes its products would be more attractive to consumers and its sales would likely increase. If prevailing interest rates were to decline, it is likely that the Company’s products would be less attractive to consumers and its sales would likely decrease. In periods of prolonged low interest rates, the net investment spread may be negatively impacted by reduced investment income to the extent that the Company is unable to adequately reduce policyholder crediting rates due to policyholder guarantees in the form of minimum crediting rates or otherwise due to market conditions. As of December 31, 2021, most of the Company's products were deferred annuities with 20% of the Company's fixed indexed annuities at the minimum guarantees and 27% of the Company's fixed rate annuities at the minimum crediting rates. As of December 31, 2021, minimum guarantees on all of the Company's deferred annuities, including those with crediting rates already at their minimum guarantees, were, on average, greater than 105 basis points below the crediting rates on such deferred annuities, allowing the Company room to reduce rates before reaching the minimum guarantees. The Company's remaining liabilities are associated with immediate annuities, pension group annuity obligations, funding agreements and life contracts for which the Company has little to no discretionary ability to change the rates of interest payable to the respective policyholder. A significant majority of the Company’s deferred annuity products have crediting rates that the Company may reset annually upon renewal following the expiration of the current guaranteed period. While the Company has the contractual ability to lower these crediting rates to the guaranteed minimum levels, its willingness to do so may be limited by competitive pressures.

Analysis of Results of Operations - For the Years Ended December 31, 2021 and 2020

The following table sets forth the components of the Company’s statutory net loss for the periods presented:

	Years Ended December 31,		Change
	2021	2020	Amount	Percentage
	($ In Thousands)
Premiums and other revenues
Premiums and annuity considerations for life contracts	$3,650,964	$1,856,533	$1,794,431	97%
Considerations for supplementary contracts with life
contingencies	1,111	6,324	(5,213)	(82)%
Net investment income	4,203,228	2,723,670	1,479,558	54%
Amortization of interest maintenance reserve	10,331	2,465	7,866	319%
Commissions and expense allowances on reinsurance ceded	940,180	777,063	163,117	21%
Corporate owned life insurance income	27,082	28,656	(1,574)	(5)%
Net gain (loss) from operations from separate accounts	17,685	(25,005)	42,690	171%
Modified coinsurance adjustment ceded	(2,946,560)	(1,464,523)	(1,482,037)	(101)%
Funds withheld adjustment ceded	(69,940)	(88,531)	18,591	21%
Ceded interest maintenance reserve	228,319	(36,118)	264,437	732%
Total premiums and other revenues	6,062,400	3,780,534	2,281,866	60%

Benefits and expenses
Benefits paid or provided for:
Surrender benefits	783,560	686,525	97,035	14%
Death benefits	2,227	713	1,514	212%
Annuity and other benefits	514,926	372,608	142,318	38%
Increase in policy reserves	1,425,806	871,353	554,453	64%
Interest on policy or contract funds	(228,605)	(55,934)	(172,671)	(309)%
Total benefits	2,497,914	1,875,265	622,649	33%
Commissions	629,962	526,257	103,705	20%
General insurance expenses	432,795	335,323	97,472	29%
Insurance taxes, licenses, and fees	18,939	15,548	3,391	22%
Net other expenses (income)	29,874	(5,856)	35,730	610%
Transfer to separate account, net	2,611,821	961,347	1,650,474	172%
Total benefits and expenses	6,221,305	3,707,884	2,513,421	68%

Net (loss) gain from operations before federal income taxes
and net realized capital gains (losses)	(158,905)	72,650	(231,555)	(319)%

Federal income tax expense	62,449	52,150	10,299	20%

Net (loss) gain from operations before net realized capital gains (losses)	(221,354)	20,500	(241,854)	(1,180)%

Net realized capital gains (losses), net of tax and transfers
to interest maintenance reserve	47,798	(36,457)	84,255	231%

Net loss	$(173,556)	$(15,957)	$(157,599)	(988)%

The operating results of the Company for the periods presented reflect the reinsurance of 80% to 100% of its core business to its affiliates, AADE and AARe, and the reinsurance of the majority of its legacy life block.
Net loss increased $157.6 million to $173.6 million for the year ended December 31, 2021 from $16.0 million for the year ended December 31, 2020. The increase is primarily due to higher federal capital gains tax expense of $181.1 million and net other expenses (income) of $35.7 million, partially offset by higher option gains on expiration of index reserve credits of $51.7 million.
Revenue
Premiums and Annuity Considerations for Life Contracts
    Premiums and annuity considerations for life contracts increased $1,794.4 million to $3,651.0 million for the year ended December 31, 2021 from $1,856.5 million for the year ended December 31, 2020. The increase is primarily due to an increase in PGAs net of reinsurance of $1,651.0 million and retail annuity sales net of reinsurance of $143.7 million.

Net Investment Income
    The components of net investment income are set forth below:

	Years Ended December 31,		Change
	2021	2020	Amount	Percentage
	($ In Thousands)
Net investment income
Bonds	$1,861,683	$1,728,272	$133,411	8%
Preferred stocks	23,135	11,949	11,186	94%
Common stocks	6,218	6,812	(594)	(9)%
Mortgage loans	499,391	465,161	34,230	7%
Derivatives	1,745,019	541,276	1,203,743	222%
Policy loans	8,430	10,228	(1,798)	(18)%
Cash equivalents and short-term investments	7,845	16,874	(9,029)	(54)%
Other invested assets	261,686	141,857	119,829	84%
Other, net	1,163	3,189	(2,026)	(64)%
Total gross investment income	4,414,570	2,925,618	1,488,952	51%
Less: Investment expenses	211,342	201,948	9,394	5%
Net investment income	$4,203,228	$2,723,670	$1,479,558	54%

Net investment income increased $1,479.6 million to $4,203.2 million for the year ended December 31, 2021 from $2,723.7 million for the year ended December 31, 2020. The increase is primarily due to higher income from derivatives of $1,203.7 million, bonds of $133.4 million, other invested assets of $119.8 million and mortgage loans of $34.2 million.
The increase from derivatives is primarily due to an increase in income on call options used to hedge the Company’s FIAs, which are tied to the performance of equity indices such as the S&P 500®. The increase in option income is primarily attributable to significant gains on expiration, which is driven by the improved performance of the underlying indices.
The increase from bonds is primarily due to the securitization of commercial mortgage loans previously held during 2020 and block growth as a result of funding agreement issuances.

The increase from other invested assets is primarily due to higher distributions of income received from alternative investments as a result of improved performance of the underlying investments.
The increase from mortgage loans is primarily due to block growth as a result of funding agreement issuances and retail annuity sales.
Commission and Expense Allowances on Reinsurance Ceded
    Commission and expense allowances on reinsurance ceded increased $163.1 million to $940.2 million for the year ended December 31, 2021 from $777.1 million for the year ended December 31, 2020. The increase is primarily due to higher commissions on retail annuity sales ceded and higher reimbursements from underwriting and legal fees associated with funding agreement issuances.
Net Gain (Loss) From Operations From Separate Accounts
Net gain (loss) from operations from separate accounts changed $42.7 million to a gain of $17.7 million for the year ended December 31, 2021 from a loss of $25.0 million for the year ended December 31, 2020. The change is primarily due to unrealized gains on derivatives held in the general account related to separate account products. The unrealized gains on certain derivatives are transferred to the separate accounts under the financial statement line Transfer to separate account, net of the Results of Operations.
Modified Coinsurance Adjustment Ceded
Modified coinsurance adjustment ceded changed by $1,482.0 million to $2,946.6 million for the year ended December 31, 2021 from $1,464.5 million for the year ended December 31, 2020. The change is primarily due to higher option gains on expiration, net of option cost amortization ceded of $976.5 million, realized gains ceded of $464.8 million, higher net investment income ceded of $312.5 million and gains on funding agreement issuances ceded of $173.0 million, partially offset by higher policy reserves ceded of $444.9 million. The change in option gains on expiration, net of option cost amortization ceded and net investment income ceded is a direct result of the increased net investment income discussed above under “Revenue—Net Investment Income.” The change in gains on funding agreement issuances ceded is a direct result of the increased interest on policy or contracts funds discussed below under “Benefits and Expenses—Interest on Policy or Contract Funds.” The change in realized gains ceded is a direct result of the increased realized gains discussed below under “Benefits and Expenses—Net Realized Capital Gains (Losses), Net of Tax and Transfers to IMR.” The higher policy reserves ceded is a direct result of the increased policy reserves discussed below under “Benefits and Expenses—Increase in Policy Reserves.”
Funds Withheld Adjustment Ceded
Funds withheld adjustment ceded changed $18.6 million to $69.9 million for the year ended December 31, 2021 from $88.5 million for the year ended December 31, 2020. The change is primarily due to funding agreements moving from funds withheld coinsurance to modified coinsurance effective April 1, 2020 and lower net investment income ceded during the year ended December 31, 2021.
Ceded Interest Maintenance Reserve
Ceded interest maintenance reserve changed $264.4 million to revenue of $228.3 million for the year ended December 31, 2021 from an expense of $36.1 million for the year ended December 31, 2020. The change is a direct result of the increased amount transferred to IMR discussed below under “Benefits and Expenses—Net Realized Capital Gains (Losses), Net of Tax and Transfers to IMR.” .
Benefits and Expenses
Surrender Benefits

Surrender benefits increased $97.0 million to $783.6 million for the year ended December 31, 2021 from $686.5 million for the year ended December 31, 2020. The increase is primarily due to discretionary policyholder activity on FIAs net of reinsurance.
Annuity and Other Benefits
Annuity and other benefits increased $142.3 million to $514.9 million for the year ended December 31, 2021 from $372.6 million for the year ended December 31, 2020. The increase is primarily due to an increase in pension benefits as a result of increased PGAs.
Increase in Policy Reserves
The increase in policy reserves changed $554.5 million to $1,425.8 million for the year ended December 31, 2021 from $871.4 million for the year ended December 31, 2020. The change is primarily due to higher retail annuity sales prior to modified coinsurance reserves ceded.
Interest on Policy or Contract Funds
Interest on policy or contract funds changed $172.7 million to $228.6 million for the year ended December 31, 2021 from $55.9 million for the year ended December 31, 2020. The change is primarily due to gains on funding agreement issuances which represents the difference between the amount recorded as premium and the amount recorded as reserves upon issuance of the funding agreements during the year ended December 31, 2021 prior to modified coinsurance reserves ceded.
Commissions
    Commissions increased $103.7 million to $630.0 million for the year ended December 31, 2021 from $526.3 million for the year ended December 31, 2020. The increase is primarily due to higher retail annuity sales.
General Insurance Expenses
    General insurance expenses increased $97.5 million to $432.8 million for the year ended December 31, 2021 from $335.3 million for the year ended December 31, 2020. The increase is primarily due to higher labor costs as a result of business growth and underwriting and legal fees associated with funding agreement issuances during the year ended December 31, 2021. Under the terms of the Modco Agreement with AARe, the issuance fees associated with funding agreement issuances are reimbursed to the Company.
Transfer To Separate Account, Net
Transfer to separate account, net increased $1,650.5 million to $2,611.8 million for the year ended December 31, 2021 from $961.3 million for the year ended December 31, 2020. The increase is primarily due to the transfer of premiums net of pension benefits to the separate account as a result of higher PGA issuances for the year ended December 31, 2021 compared to the year ended December 31, 2020.
Net Other Expenses (Income)
Net other expenses (income) changed $35.7 million to an expense of $29.9 million for the year ended December 31, 2021 from income of $5.9 million for the year ended December 31, 2020. The change is primarily due to the impairment of the COLI asset, partially offset by lower expense accruals.

Net Realized Capital Gains (Losses), Net of Tax and Transfers to IMR
Net realized capital gains (losses), net of tax and transfers to IMR, were comprised of the following:

	Years Ended December 31,		Change
	2021	2020	Amount	Percentage
	($ In Thousands)
Net realized capital gains (losses):
Bonds	$335,060	$(22,294)	$357,354	1,603%
Stocks	6,277	20,602	(14,325)	(70)%
Mortgage loans	7,708	(25,137)	32,845	131%
Real estate	—	(52)	52	100%
Derivatives	70,544	(68,806)	139,350	203%
Other invested assets	171,260	45,020	126,240	280%
Other	9,593	6,469	3,124	48%
Total net realized capital gains (losses) on investments	600,442	(44,198)	644,640	1,459%

Less amount transferred to IMR (net of taxes)	351,520	(27,743)	379,263	1,367%
Less federal income tax expense	201,124	20,002	181,122	906%

Net realized capital gains (losses), net of tax and transfers to IMR	$47,798	$(36,457)	$84,255	231%

Net realized capital gains (losses), net of tax and transfers to IMR, changed $84.3 million to a gain of $47.8 million for the year ended December 31, 2021 from a loss of $36.5 million for the year ended December 31, 2020. The change is primarily due to gains on bonds of $357.4 million, gains on derivatives of $139.4 million, gains on other invested assets of $126.2 million and change in mortgage loans of $32.8 million, partially offset by amounts transferred to IMR (net of taxes) of $379.3 million and higher federal income tax expense of $181.1 million.
The change in bonds is primarily due to an increase in sales activity and more favorable market conditions during the year ended December 31, 2021 and lower impairments.
The change in derivatives is primarily attributable to foreign exchange fluctuations on currency swaps and forward contracts. The Company hedges foreign-denominated bonds and transactions with currency swaps and forward contracts.
The increase in other invested assets is primarily due to the sale of an alternative investment during the year ended December 31, 2021.
The change in mortgage loans is primarily due to realized losses during the year ended December 31, 2020 as a result of the securitization of commercial mortgage loans previously held.
The change in amounts transferred to IMR (net of taxes) is primarily due to higher bond and derivative gains discussed above.
The increase in federal income tax expense is primarily due to higher net realized capital gains.

Analysis of Results of Operations - For the Years Ended December 31, 2020 and 2019

The following table sets forth the components of the Company’s statutory net income for the periods presented:

	Years Ended December 31,		Change
	2020	2019	Amount	Percentage
	($ In Thousands)
Premiums and other revenues
Premiums and annuity considerations for life contracts	$1,856,533	$1,696,381	$160,152	9%
Considerations for supplementary contracts with life
contingencies	6,324	3,426	2,898	85%
Net investment income	2,723,670	2,591,327	132,343	5%
Amortization of interest maintenance reserve	2,465	12,515	(10,050)	(80)%
Commissions and expense allowances on reinsurance ceded	777,063	837,341	(60,278)	(7)%
Corporate owned life insurance income	28,656	30,340	(1,684)	(6)%
Net (loss) gain from operations from separate accounts	(25,005)	32,768	(57,773)	(176)%
Modified coinsurance reserve adjustment	(1,464,523)	(1,862,541)	398,018	21%
Funds withheld adjustment ceded	(88,531)	(115,152)	26,621	23%
Ceded interest maintenance reserve	(36,118)	40,728	(76,846)	(189)%
Total premiums and other revenues	3,780,534	3,267,133	513,401	16%

Benefits and expenses
Benefits paid or provided for:
Surrender benefits	686,525	765,660	(79,135)	(10)%
Death benefits	713	987	(274)	(28)%
Annuity and other benefits	372,608	297,160	75,448	25%
Increase in policy reserves	871,353	190,160	681,193	358%
Interest on policy or contract funds	(55,934)	16,093	(72,027)	(448)%
Total benefits	1,875,265	1,270,060	605,205	48%
Commissions	526,257	584,114	(57,857)	(10)%
General insurance expenses	335,323	304,788	30,535	10%
Insurance taxes, licenses, and fees	15,548	14,348	1,200	8%
Net other expenses	(5,856)	39,792	(45,648)	(115)%
Transfer to separate account, net	961,347	890,960	70,387	8%
Total benefits and expenses	3,707,884	3,104,062	603,822	19%

Net gain from operations before federal income taxes
and net realized capital losses	72,650	163,071	(90,421)	(55)%

Federal income tax expense (benefit)	52,150	(108,031)	160,181	148%

Net gain from operations before net realized capital losses	20,500	271,102	(250,602)	(92)%

Net realized capital losses, net of tax and transfers to
interest maintenance reserve	(36,457)	(30,120)	(6,337)	(21)%

Net (loss) income	$(15,957)	$240,982	$(256,939)	(107)%

The operating results of the Company for the periods presented reflect the reinsurance of 80% to 100% of its core business to its affiliates, AADE and AARe, and the reinsurance of the majority of its legacy life block.
Net (loss) income changed $256.9 million to a net loss of $16.0 million for the year ended December 31, 2020 from net income of $241.0 million for the year ended December 31, 2019. The decrease is primarily due to higher federal income tax expense of $160.2 million. In addition, the change in net (loss) gain from operations from separate accounts attributed to a decrease of $57.8 million primarily due to upfront losses from the issuance of PGAs during the year ended December 31, 2020 and upfront gains from the issuance of PGAs during the year ended December 31, 2019. There was also a decrease in the amortization of previously deferred reinsurance gains associated with life blocks of $27.3 million.
Revenue
Premiums and Annuity Considerations for Life and Accident and Health Policies and Contracts
    Premiums and annuity considerations for life contracts increased $160.2 million to $1,856.5 million for the year ended December 31, 2020 from $1,696.4 million for the year ended December 31, 2019. The increase is primarily due to an increase in retail annuity sales net of reinsurance of $115.7 million and PGAs net of reinsurance of $44.4 million.
Net Investment Income
The components of net investment income are set forth below:

	Years Ended December 31,		Change
	2020	2019	Amount	Percentage
	($ In Thousands)
Net investment income
Bonds	$1,728,272	$1,811,690	$(83,418)	(5)%
Preferred stocks	11,949	7,033	4,916	70%
Common stocks	6,812	5,536	1,276	23%
Mortgage loans	465,161	457,642	7,519	2%
Derivatives	541,276	325,427	215,849	66%
Policy loans	10,228	9,602	626	7%
Cash equivalents and short-term investments	16,874	34,512	(17,638)	(51)%
Other invested assets	141,857	131,776	10,081	8%
Other, net	3,189	3,087	102	3%
Total gross investment income	2,925,618	2,786,305	139,313	5%
Less: Investment expenses	201,948	194,978	6,970	4%
Net investment income	$2,723,670	$2,591,327	$132,343	5%

Net investment income increased $132.3 million to $2,723.7 million for the year ended December 31, 2020 from $2,591.3 million for the year ended December 31, 2019. The increase is primarily due to higher income from derivatives of $215.8 million, partially offset by lower income from bonds of $83.4 million.
Net investment income from derivatives increased primarily due to an increase in income on call options used to hedge AAIA’s FIAs, which are tied to the performance of equity indices such as the S&P 500®. The increase in option income is primarily attributable to significant gains on expiration, which is driven by the improved performance of the underlying indices.

The decrease in net investment income from bonds is primarily due to lower LIBOR rates impacting yields on floating rate securities for the year ended December 31, 2020.

Amortization of Interest Maintenance Reserve
Amortization of interest maintenance reserve decreased $10.1 million to $2.5 million for the year ended December 31, 2020 from $12.5 million for the year ended December 31, 2019. The decrease is primarily due to net realized losses deferred to IMR for the year ended December 31, 2020.
Commission and Expense Allowances on Reinsurance Ceded
    Commission and expense allowances on reinsurance ceded decreased $60.3 million to $777.1 for the year ended December 31, 2020 from $837.3 million for the year ended December 31, 2019. The decrease is primarily due to lower commissions on retail annuity sales ceded as a result of a product mix shift to lower commission products and a decrease in the amortization of previously deferred reinsurance gains associated with life blocks, partially offset by higher reimbursements for underwriting and legal fees associated with funding agreement issuances.
Net (Loss) Gain From Operations From Separate Accounts
Net (loss) gain from operations from separate accounts changed $57.8 million to a loss of $25.0 million for the year ended December 31, 2020 from a gain of $32.8 million for the year ended December 31, 2019. The change is primarily due to upfront losses from the issuance of PGAs during the year ended December 31, 2020 and gains from the issuance of PGAs during the year ended December 31, 2019.
Modified Coinsurance Adjustment Ceded
Modified coinsurance adjustment ceded improved by $398.0 million to $1,464.5 million for the year ended December 31, 2020 from $1,862.5 million for the year ended December 31, 2019. The change is primarily due to higher policy reserves ceded of $546.3 million, partially offset by higher option gains on expiration net of option cost amortization ceded of $117.0 million and higher net investment income ceded of $34.6 million.
Funds Withheld Adjustment Ceded
Funds withheld adjustment ceded improved by $26.6 million to $88.5 million for the year ended December 31, 2020 from $115.2 million for the year ended December 31, 2019. The change is primarily due to funding agreements moving from funds withheld coinsurance to modified coinsurance during the year ended December 31, 2020.
Ceded Interest Maintenance Reserve
Ceded interest maintenance reserve decreased $76.8 million to an expense of $36.1 million for the year ended December 31, 2020 from revenue of $40.7 million for the year ended December 31, 2019. The decrease is primarily due to realized losses deferred to the IMR for the year ended December 31, 2020 and realized gains deferred to the IMR for the year ended December 31, 2019.
Other Income (Expense), Net
Other income (expense) changed $45.6 million to income of $5.9 million for the year ended December 31, 2020 from an expense of $39.8 million for the year ended December 31, 2019. The change is primarily due to lower expense accruals.

Benefits and Expenses
Surrender Benefits

Surrender benefits decreased $79.1 million to $686.5 million for the year ended December 31, 2020 from $765.7 million for the year ended December 31, 2019. The decrease is primarily due to a lower level of discretionary policyholder activity on FIAs net of reinsurance.
Annuity and Other Benefits
Annuity and other benefits increased $75.4 million to $372.6 million for the year ended December 31, 2020 from $297.2 million for the year ended December 31, 2019. The increase is primarily due to an increase in pension benefits as a result of increased Group Annuities.
Increase in Policy Reserves
The increase in policy reserves increased $681.2 million to $871.4 million for the year ended December 31, 2020 from $190.2 million for the year ended December 31, 2019. The change is primarily due to an increase in fixed annuity sales and lower surrender benefits prior to reinsurance. See “Revenue—Premiums and Annuity Considerations for Life Contracts” “Benefits and Expenses—Surrender Benefits.”
Interest on Policy or Contract Funds
Interest on policy or contract funds decreased $72.0 million to a benefit of $55.9 million for the year ended December 31, 2020 from an expense of $16.1 million for the year ended December 31, 2019. The decrease is primarily due to the difference between the amount recorded as premium and the amount recorded as reserves upon issuance of funding agreements.
Commissions
    Commissions decreased $57.9 million to $526.3 million for the year ended December 31, 2020 from $584.1 million for the year ended December 31, 2019. The decrease is primarily due to a product mix shift of lower commission products sold during the year ended December 31, 2020.
General Insurance Expenses
    General insurance expenses increased $30.5 million to $335.3 million for the year ended December 31, 2020 from $304.8 million for the year ended December 31, 2019. The increase is primarily due to higher labor costs as a result of business growth and the underwriting and legal fees associated with funding agreement issuances during the year ended December 31, 2020. Under the terms of the reinsurance agreement with AARe, the issuance fees associated with funding agreement issuances are reimbursed to the Company. See “Revenue—Commission and Expense Allowances on Reinsurance Ceded.”
Transfer To Separate Account, Net
Transfer to separate account, net increased $70.4 million to $961.3 million for the year ended December 31, 2020 from $891.0 million for the year ended December 31, 2019. The increase is primarily due to the transfer of premiums to the separate account as a result of higher PGA issuances for the year ended December 31, 2020 compared to the year ended December 31, 2019.
Federal Income Tax Expense (Benefit)
    Federal income tax expense (benefit) changed $160.2 million to an expense of $52.2 million for the year ended December 31, 2020 from a benefit of $108.0 million for the year ended December 31, 2019. The increase is primarily due to reserve basis differences and lower net operating loss utilization.

Net Realized Capital Losses, Net of Tax and Transfers to IMR
Net realized capital losses, net of tax and transfers to IMR, were comprised of the following:

	Years Ended December 31,		Change
	2020	2019	Amount	Percentage
	($ In Thousands)
Net realized capital (losses) gains:
Bonds	$(22,294)	$37,281	$(59,575)	(160)%
Stocks	20,602	5,181	15,421	298%
Mortgage loans	(25,137)	(482)	(24,655)	5,115%
Real estate	(52)	—	(52)	NM
Derivatives	(68,806)	9,253	(78,059)	(844)%
Other invested assets	45,020	20,527	24,493	119%
Other	6,469	2,125	4,344	204%
Total net realized capital (losses) gains on investments	(44,198)	73,885	(118,083)	(160)%

Less amount transferred to IMR (net of taxes)	(27,743)	57,661	(85,404)	(148)%
Less federal income tax expense	20,002	46,344	(26,342)	(57)%

Net realized capital losses, net of tax and
transfers to IMR	$(36,457)	$(30,120)	$(6,337)	(21)%
NM = not meaningful

Net realized capital losses, net of tax and transfers to IMR, increased $6.3 million to $36.5 million for the year ended December 31, 2020 from $30.1 million for the year ended December 31, 2019. The increase is primarily due to changes in derivatives of $78.1 million, changes in bonds of $59.6 million and higher losses on mortgage loans of $24.7 million, partially offset by a $85.4 million change in amount transferred to IMR, lower federal income tax expense of $26.3 million, higher gains on other invested assets of $24.5 million and higher gains on stocks of $15.4 million.
The change in derivatives is primarily attributable to foreign exchange fluctuations on currency swaps and forward contracts. The Company hedges foreign-denominated bonds and transactions with currency swaps and forward contracts.
The change in bonds is primarily due to less favorable market conditions, a widening of credit spreads and an increase in asset impairments during the year ended December 31, 2020.
The higher capital losses from mortgage loans is primarily due to increased realized losses during the year ended December 31, 2020 as a result of the securitization of commercial mortgage loans previously held.
The change in amounts transferred to IMR (net of taxes) is primarily due to the higher derivative and bond losses discussed above.
The change in federal income tax expense is primarily due to net realized capital losses for the year ended December 31, 2020 and net realized capital gains for the year ended December 31, 2019.
The increase in gains from other invested assets is primarily due to the sale of fund investments at a gain during the year ended December 31, 2020, partially offset by higher impairments on other invested assets during the year ended December 31, 2020.
The increase in gains from stocks is primarily due to the sale of common stocks at a gain during the year ended December 31, 2020.

Liquidity and Capital Resources
Liquidity
    There are two forms of liquidity relevant to the Company’s business, funding liquidity and balance sheet liquidity. Funding liquidity relates to the ability to fund the Company’s business operations. Balance sheet liquidity relates to the Company’s ability to rebalance its investment portfolio without incurring significant costs from fees, bid-offer spreads, or market impact. The Company manages its liquidity position by matching projected cash demands with adequate sources of cash and other liquid assets. The Company’s principal sources of liquidity, in the ordinary course of business, are operating cash flows and other readily marketable assets.

    The Company’s investment portfolio is structured to ensure a strong liquidity position over time in order to permit timely payment of policy and contract benefits without requiring asset sales at inopportune times or at depressed prices. In general, liquid assets include cash and cash equivalents, highly rated bonds, unaffiliated preferred stock and unaffiliated public common stock, all of which generally have liquid markets with a large number of buyers. The carrying value of these assets, inclusive of assets in the various segregated accounts, as of December 31, 2021 was approximately $68 billion. Although the Company’s investment portfolio does contain assets that are generally considered illiquid for liquidity monitoring purposes, there is some ability to raise cash from these assets, if needed. In periods of economic downturn, the Company may maintain higher cash balances than required in order to manage the Company’s liquidity risk and to take advantage of market dislocations as they arise.

    Athene, on behalf of the Company, proactively manages its liquidity position to meet cash needs while minimizing adverse impacts on investment returns. Athene analyzes its cash-flow liquidity over the upcoming 12 months by modeling potential demands on liquidity under a variety of scenarios, taking into account the provisions of its policies and contracts in force, its cash flow position, and the volume of cash and readily marketable securities in its portfolio. Athene also monitors its liquidity profile under more severe scenarios.

    Athene performs a number of stress tests and analyses to assess its ability to meet its cash flow requirements as well as the ability of its reinsurance and insurance subsidiaries to meet their collateral obligations.

Cash, Cash Equivalents and Short-term Investments
The Company’s primary cash flow sources include annuity premium, investment income, principal repayments on invested assets and financial product deposits.

	Years Ended December 31,
	2021	2020	Change
	($ In Thousands)
Net cash from operating activities	$2,269,662	$1,249,375	$1,020,287
Net cash from investing activities	(14,748,637)	(2,343,940)	(12,404,697)
Net cash from financing activities and miscellaneous sources	13,662,199	2,077,373	11,584,826
Net change in cash, cash equivalents and short-term investments	$1,183,224	$982,808	$200,416

Net cash from operating activities increased $1,020.3 million to $2,269.7 million for the year ended December 31, 2021 compared to $1,249.4 million for the year ended December 31, 2020. The increase in cash from operating activities is primarily due to higher premiums and policy proceeds, net of reinsurance of $1,789.0 million and higher net investment income received of $1,492.2 million, partially offset by higher net transfers to separate accounts of $1,529.7 million and higher benefits paid of $524.1 million.
    Net cash from investing activities decreased $12,404.7 million to $14,748.6 million for the year ended December 31, 2021 compared to $2,343.9 million for the year ended December 31, 2020. Purchases of investments were $33,996.0 million in 2021, while investment proceeds were $19,228.0 million in 2021. Proceeds from the sale of investments in 2021 included primarily bonds of $15,369.2 million, other invested assets of $1,832.7 million and mortgage loans of $1,691.1 million. The decrease in cash from investing activities is primarily due to an increase in purchases of investments of $21,329.1 million, partially offset by an increase in proceeds from investments sold, matured or repaid of $8,923.1 million. Purchases of investments were $12,666.9 million in 2020, while investment proceeds were $10,304.8 million. Proceeds from the sale of investments in 2020 included primarily bonds of $6,550.8 million, mortgage loans of $3,233.3 million and other invested assets of $416.6 million.
    Net cash from financing activities increased $11,584.8 million to $13,662.2 million for the year ended December 31, 2021 compared to $2,077.4 million for the year ended December 31, 2020. The increase in net cash from financing activities is primarily due to the increase in net deposits on deposit-type contracts of $8,907.1 million, repurchase agreements of $1,673.0 million and an increase in cash collateral pledged to the Company of $451.7 million.
Dividends
Generally, unless prior regulatory approval has been received, dividends paid by the Company during any year may not exceed the greater of (1) ten percent of the Company’s statutory paid in capital and unassigned surplus as of the preceding December 31, or (2) the Company’s statutory gain from operations before net realized capital gains on investments for the preceding year. As of January 1, 2022, the Company may not declare or pay dividends without approval from the IID in 2022. As of January 1, 2022, the Company's insurance subsidiaries may not declare or pay dividends without approval in 2022. The Company does not rely on dividends from its subsidiaries to meet its operating cash flow requirements.

Intercompany Note
    As discussed in “Transactions with Related Persons, Promoters and Certain Control Persons—Other Related Party Transactions and Relationships—Intercompany Promissory Note,” the Company is party to the Intercompany Note and pursuant thereto may borrow up to $200 million from Athene USA Corporation (“AUSA”). AUSA, in turn, is party to a credit agreement among it, Athene, ALRe and AARe, as borrowers, and certain lenders specified therein (the “Credit Facility”), pursuant to which AUSA may borrow up to $1.25 billion, with potential increases to up to $1.75 billion. The Credit Facility has a five-year term concluding on December 3, 2024. As of December 31, 2021 and 2020, no amount was outstanding under either the Intercompany Note or the Credit Facility.

Borrowed Money and Funding Agreements
    Through its membership in the FHLBDM, the Company is eligible to borrow under variable rate short-term federal fund arrangements to provide additional liquidity. Total available borrowings are determined by the amount of collateral pledged, but cannot exceed 20% to 40% of the Company’s total assets dependent upon the internal credit rating. These borrowings are accounted for as borrowed money under Statement of Statutory Accounting Principles (“SSAP”) No. 15, Debt and Holding Company Obligations. During 2021, the Company borrowed $470 million and $145 million in the general account in April 2021 and October 2021, respectively. The borrowings were repaid in April 2021 and December 2021 and carried an interest rate of 0.3%, with interest due at maturity. During 2020, the Company borrowed no amounts in the general and separate accounts.
    The Company has issued funding agreements to the FHLBDM in an investment spread strategy, consistent with its other investment spread operations. These funding agreements are collateralized by securities with estimated fair values of $3.6 billion as of December 31, 2021. The Company’s borrowing capacity with the FHLBDM is largely a function of the Company’s ability to post eligible collateral, as well as internal limits such as single-holder exposure limits (10% of an entity’s balance sheet liabilities) and NAIC capital requirements. The Company estimates that it had the ability to draw up to a total of $3.2 billion as of December 31, 2021, inclusive of borrowings then outstanding. This estimate is based on the Company’s internal analysis and assumptions and may not accurately measure collateral that is ultimately acceptable to the FHLBDM.

    As of December 31, 2021, the Company had funding agreements in the amount of $15.2 billion outstanding with third parties. The Company accounts for these funds in a similar manner as it accounts for other deposit-type contracts. As of December 31, 2021, the maturity schedule for the Company’s funding agreement liabilities was as follows:

Funding Agreements
($ In Thousands)
2022	$400,000
2023	700,000
2024	4,984,617
2025	800,000
2026	2,609,237
Thereafter	5,715,791
Total	$15,209,645

    The sources of funding discussed herein, including the Credit Agreement and FHLBDM borrowings and funding agreements, may not be available on terms favorable to the Company or at all, depending on the Company’s and/or AUSA’s financial condition or results of operations, available collateral or prevailing market conditions. In addition, certain covenants in the Credit Facility prohibit the Company from incurring any debt not expressly permitted thereby, which may limit the Company’s ability to pursue future issuances of debt. Specifically, the Credit Facility permits the Company, together with Athene’s other Material Subsidiaries (as such term is defined in the Credit Facility) in the aggregate, to incur debt not in excess of 10% of the Consolidated Adjusted Capitalization (as such term is defined in the Credit Facility) of AHL and its subsidiaries, determined on a pro forma basis. Debt in excess of this amount must qualify for one or more of the limited other exceptions under the Credit Facility.

Capital Resources
    As of December 31, 2021 and 2020, the Company’s TAC, as defined by the NAIC, was $2.6 billion and $2.3 billion, respectively. The NAIC has an RBC model to compare TAC with a standard design in order to reflect an insurance company’s risk profile. As of December 31, 2021 and 2020, the Company’s Company Action Level (“CAL”) RBC ratio was 363% and 415%, respectively. Although the Company believes that there is no single appropriate means of measuring RBC, the Company believes that the NAIC approach to RBC measurement is reasonable. The Company’s TAC was significantly in excess of all RBC standards as of December 31, 2021 and 2020. The Company believes that it enjoys a strong capital position in light of its risks and that it is well positioned to meet policyholder and other obligations.
    In connection with the acquisition of AUSA during 2013, Athene entered into a Net Worth Maintenance Agreement to provide capital support to the Company such that AHL is obligated to maintain the Company’s capital and surplus in an amount sufficient to maintain the Company’s TAC to be at least 200% of the Company's CAL. The agreement also provides that the Company will not pay any dividends if such dividends would cause the Company's CAL RBC ratio to fall below 200%.
    Effective January 30, 2020, AADE entered into a capital maintenance agreement to provide capital support to the Company, in an amount sufficient to satisfy the insurance laws of the State of New Jersey as such laws are in effect as of January 30, 2020, in order to obtain authorization for the Company to issue its RILAs in New Jersey. The agreement will remain in effect for ten years.

Balance Sheet and Other Arrangements

Balance Sheet Arrangements

Contractual Obligations

    The following table summarizes estimated future payments on our contractual obligations as of December 31, 2021:

	Payments Due by Period
	Total	2022	2023-2024	2025-2026	2027 and thereafter
	($ In Thousands)
Interest sensitive contract liabilities	$57,724,963	$3,268,467	$11,814,835	$10,414,210	$32,227,451
Future policy benefits	20,955,892	960,859	1,440,145	1,401,866	17,153,022
Other policy claims and benefits	213,655	213,655	—	—	—
Dividends payable to policyholders	105,523	5,026	9,679	9,224	81,594
Total	$79,000,033	$4,448,007	$13,264,659	$11,825,300	$49,462,067

    The Company also has other obligations related to collateral on derivatives, investment fund commitments and funds withheld liabilities which have not been included in the above table as the timing and amount of each of the return on the collateral and the fulfillment of the commitments are uncertain. See "Financial Statements—Notes to Financial Statements – Statutory- Basis—Commitments and Contingencies" reported in the Company's financial statements for further discussion on the investment fund commitments.

Off Balance Sheet Arrangements

    None.

Critical Accounting Estimates

    The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. The most significant estimates include those used in determining the carrying values of investments including the amount of mortgage loan investment valuation reserves, other-than-temporary impairments (“OTTI”), the liabilities for benefits reserves, and the determination of admissible deferred tax assets. Although some variability is inherent in these estimates, management believes the amounts presented are reasonable.

Investments

General
As of December 31, 2021, the Company had $73.2 billion of general account cash and invested assets, an increase of $16.3 billion from December 31, 2020. Apollo manages the portfolio of invested assets to support the general liabilities of the Company in light of liability characteristics and yield, liquidity and diversification considerations.
The following table sets forth the Company’s general account invested assets:

	December 31,
	2021		2020
	Carrying Value	% of Total	Carrying Value	% of Total
	($ In Thousands)

Bonds	$47,312,107	65%	$39,805,410	70%
Preferred stocks	284,442	—%	218,270	—%
Common stocks:
Affiliated entities	430,717	1%	435,320	1%
Unaffiliated	167,100	—%	151,050	—%
Mortgage loans	13,971,629	19%	8,787,396	15%
Real estate	9,389	—%	9,389	—%
Policy loans	129,483	—%	147,255	—%
Cash, cash equivalents and short-term investments	4,990,272	7%	3,807,048	7%
Receivable for securities	171,703	—%	70,905	—%
Derivative assets	1,256,947	2%	792,640	2%
Derivative collateral assets	8,908	—%	73,193	—%
Other invested assets	4,495,295	6%	2,589,476	5%
Total cash and invested assets	$73,227,992	100%	$56,887,352	100%

The Company's cash and invested assets constitute what it believes to be a well-diversified portfolio. As of December 31, 2021 and 2020, investments in asset classes other than long-term bonds and the Company’s investment in its wholly owned subsidiaries, constitute 34% and 29%, respectively, of total cash and invested assets. As a result of the reinsurance arrangements in place between the Company and AARe, the risks and rewards of such investments are generally borne by AARe.
Apollo’s investment team and credit portfolio managers employ their deep experience to assist the Company in sourcing and underwriting these complex asset classes. Apollo has selected a diverse array of corporate bonds and more structured, but highly rated, asset classes. The Company also maintains holdings in floating rate and less interest rate-sensitive investments, including collateralized loan obligations (“CLOs”), non-agency residential mortgage-backed securities (“RMBS”) and various types of structured products. These assets classes permit the Company to earn incremental yield by assuming liquidity risk and complexity risk, rather than assuming solely credit risk.
The Company opportunistically allocates approximately 5%-6% of the portfolio to alternative investments primarily focused on fixed income-like, cash flow-based investments. The alternative investment strategy is inherently opportunistic and subject to internal concentration limits. Individual alternative investments are selected based on the investment’s risk-reward profile, incremental effect on diversification and potential for attractive returns due to sector and/or market dislocations. The Company has a strong preference for alternative investments that have some or all of the following characteristics, among others: (1) investments that constitute a direct investment or an investment in a fund with a high degree of co-investment; (2) investments with credit- or debt-like characteristics (for example, a stipulated maturity and par value), or alternatively, investments with reduced volatility when compared to pure equity; or (3) investments that the Company believes have less downside risk. In general, the Company targets returns for alternative investments of 10% or higher on an internal rate of return basis over the expected lives of such investments.
Apollo manages the asset portfolio within the limits and constraints set forth in the Company’s Investment and Credit Risk Policy. Under this policy, the Company sets limits on investments in the portfolio by asset class, such as corporate bonds, emerging markets securities, municipal bonds, non-agency RMBS, commercial mortgage-backed securities (“CMBS”), CLO, commercial mortgage whole loans and mezzanine loans and alternative investments. The Company also sets credit risk limits for exposure to a single issuer that vary based on ratings. In addition, the asset portfolio is constrained by its scenario-based capital ratio limit and its stressed liquidity limit.
Bonds and Short-Term Investments
    Bonds consist primarily of highly rated structured securities and marketable corporate debt securities. The Company invests a significant portion of its portfolio in high quality bonds to maintain and manage liquidity.
    The Securities Valuation Office (“SVO”) of the NAIC is responsible for the credit quality assessment and valuation of securities owned by state regulated insurance companies. Insurance companies report ownership of securities to the SVO when such securities are eligible for filing on the relevant schedule of the NAIC Financial Statement. The SVO conducts credit analysis on these securities for the purpose of assigning an NAIC designation and/or unit price. Generally, the process for assigning an NAIC designation varies based upon whether a security is considered “filing exempt” (the “General Designation Process”). Subject to certain exceptions, a security is typically considered “filing exempt” if it has been rated by a nationally recognized statistical ratings organization (“NRSRO”). For securities that are not “filing exempt,” insurance companies assign temporary designations based upon a subjective evaluation of credit quality. The insurance company generally must then submit the securities to the SVO within 120 days of acquisition to receive an NAIC designation. For securities considered “filing exempt,” the SVO utilizes the NRSRO rating and assigns an NAIC designation based upon the following system:

NAIC designation[1]	NRSRO equivalent rating
1 A-G	AAA/AA/A
2 A-C	BBB
3 A-C	BB
4 A-C	B
5 A-C	CCC
6	CC and lower
1 As of December 31, 2020, the NAIC introduced 20 NAIC designation modifiers to be applied to each NAIC designation to determine a security’s NAIC designation category (NAIC 1.A through 1.G, NAIC 2.A through 2.C, NAIC 3.A through 3.C, NAIC 4.A through 4.C, NAIC 5.A through 5.C and NAIC 6). The NAIC has approved unique risk-based capital charges for each of the 20 NAIC designated categories for reporting effective December 31, 2021.

    An important exception to the General Designation Process occurs in the case of certain loan-backed and structured securities (“LBaSS”). The NRSRO ratings methodology is focused on the likelihood of recovery of all contractual payments, including principal at par, regardless of an investor’s carrying value. In effect, the NRSRO rating assumes that the holder is the original purchaser at par. In contrast, the SVO’s LBaSS methodology is focused on determining the risk associated with the recovery of the amortized cost of each security. Because the NAIC’s methodology explicitly considers amortized cost and the likelihood of recovery of such amount, the Company views the NAIC’s methodology as the most appropriate means of evaluating the credit quality of its fixed maturity portfolio since a large portion of such holdings were purchased and are carried at significant discounts to par.

    The SVO has developed a designation process and provides instruction on modeled LBaSS. For modeled LBaSS, the process is specific to the non-agency RMBS and CMBS asset classes. In order to establish ratings at the individual security level, the SVO obtains loan-level analysis of each RMBS and CMBS using a selected vendor’s proprietary financial model. The SVO ensures that the vendor has extensive internal quality-control processes in place and the SVO conducts its own quality-control checks of the selected vendor’s valuation process. The SVO has retained the services of Blackrock, Inc. (“Blackrock”) to model non-agency RMBS and CMBS owned by U.S. insurers for all years presented herein. Blackrock provides five prices (“breakpoints”), based on each U.S insurer's statutory book value price, to utilize in determining the NAIC designation for each modeled LBaSS.
The NAIC designation determines the associated level of RBC that an insurer is required to hold for all securities owned by the insurer. In general, under the modeled LBaSS process, the larger the discount to par value at the time of determination, the higher the NAIC designation the LBaSS will have.

The following sets forth the NAIC designations for the general account bond portfolio, including RMBS and CMBS as of December 31, 2021 and 2020. The Company’s corporate bond portfolio consists of long-term bonds, short-term investments and cash equivalents.

	December 31,
	2021		2020
NAIC Designation	Carrying Value	% of Total	Carrying Value	% of Total
	($ In Thousands)
1	$25,684,088	51%	$22,007,833	52%
2	21,686,829	44%	17,421,882	41%
3	1,543,500	3%	2,149,381	5%
4	751,121	2%	720,772	2%
5	69,739	—%	66,094	—%
6	38,486	—%	9,754	—%
	$49,773,763	100%	$42,375,716	100%

    The following sets forth the general account bond portfolio by contractual maturity as of December 31, 2021 and 2020. Maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

Bonds and short-term investments by maturity	December 31,
based on anticipated cash flows (statement value)	2021	2020
Due within one year or less	$5,441,578	$4,004,163
Over 1 year through 5 years	13,561,677	10,455,249
Over 5 years through 10 years	15,766,021	13,501,697
Over 10 years through 20 years	9,157,138	8,460,952
Over 20 years	5,847,349	5,953,655
Total by maturity	$49,773,763	$42,375,716

    The following sets forth the general account bond portfolio, including short-term investments, by industry category, as of December 31, 2021 and 2020:

	Portfolio by Industry
	December 31, 2021		December 31, 2020
Industry Category	Carrying Value	% of Total	Carrying Value	% of Total
	($ in Thousands)
Government	$1,788,629	4%	$1,078,341	3%
Finance	8,415,201	17%	8,370,444	20%
Utilities	941,087	2%	3,747,567	9%
Energy (Oil & Gas)	2,141,297	4%	2,317,584	5%
Capital goods	5,055,009	10%	1,821,031	4%
Technology	832,203	2%	689,308	2%
Real estate investment trusts	1,263,970	2%	1,063,659	2%
Transportation	1,993,453	4%	1,809,388	4%
Consumer goods	3,674,861	7%	4,512,544	11%
Telecommunications	1,059,812	2%	1,190,497	3%
Other	2,297,804	5%	1,646,347	4%
Asset-backed securities	15,046,604	30%	8,205,996	19%
Mortgage-backed securities	5,263,833	11%	5,923,010	14%
Total	$49,773,763	100%	$42,375,716	100%

    Except for finance, capital goods, ABS and mortgage-backed securities (“MBS”) holdings, no other asset class exceeded 10% of the total bond portfolio as of December 31, 2021. The Company believes that its holdings in the financial and capital goods sectors and its holdings of ABS and MBS are well-diversified and in the case of ABS and MBS, include a number of issuers that are effectively supported by large pools of assets that are themselves diversified by industry and issuer. Investments in the finance sector consist of diversified issuers from the banking, asset management and insurance industries. The capital goods group holdings are well diversified and consist of issuers that produce a variety of products and services used by consumer goods. The issuers in both the financial and capital goods group include many Fortune 500 companies.

Mortgage Loans
Mortgage loans represented 19% of total invested assets as of December 31, 2021. The Company invests a portion of the investment portfolio in mortgage loans, which are generally comprised of high quality commercial first lien and mezzanine real estate loans. The Company invests in commercial mortgage loans (“CMLs”) on income producing properties including hotels, apartments, retail and office buildings, and other commercial and industrial properties. The residential mortgage loan (“RML”) portfolio primarily consists of first lien RMLs collateralized by properties located in the United States. Loan-to-value ratios at the time of loan approval are generally 75% or less.

The following sets forth the mortgage loan portfolio by collateral type:

	December 31,
	2021		2020
Property type	Carrying Value	% of Total	Carrying Value	% of Total
	($ In Thousands)
Office	$2,693,128	19%	$1,971,306	23%
Apartments	3,194,451	23%	1,444,016	16%
Industrial and other	2,213,457	16%	1,162,722	13%
Retail	1,170,483	8%	1,270,132	15%
Hotels	863,540	6%	536,419	6%
Residential	3,836,570	28%	2,402,801	27%
Total, net of allowances	$13,971,629	100%	$8,787,396	100%

The following sets forth the CML portfolio by U.S. geographic region and a reconciliation to total mortgage loans:

	December 31,
	2021		2020
	Carrying Value	% of Total	Carrying Value	% of Total
	($ In Thousands)
North Central	$1,303,091	9%	$993,569	11%
South Central	790,423	6%	461,102	5%
South Atlantic	1,655,247	12%	1,101,325	13%
Pacific	2,837,612	20%	1,909,600	22%
Mountain	259,445	2%	252,814	3%
Atlantic	2,101,965	15%	1,565,391	18%
New England	117,646	1%	100,794	1%
International	1,069,630	8%	—	—%
Total commercial mortgage loans	10,135,059	73%	6,384,595	73%
Total residential mortgage loans	3,836,570	27%	2,402,801	27%
Total mortgage loans	$13,971,629	100%	$8,787,396	100%

    At December 31, 2021 and 2020, the CML portfolio’s loan to value ratios are substantially all less than 80%. At December 31, 2021, the RML portfolio with loan to value ratios less than 80% were $2,937 million, between 80% and 90% were $495 million and greater than 90% were $405 million. At December 31, 2020, the RML portfolio with loan to value ratios less than 80% were $1,772.6 million, between 80% and 90% were $258.5 million and greater than 90% were $371.7 million.

Other Invested Assets
Other invested assets, at carrying value, by annual statement category are:

	December 31,
	2021	2020
	($ in Thousands)

Fixed or variable rate	$72,160	$72,160
Partnership interests
Common stock - unaffiliated	267,045	416,606
Common stock - affiliated	969,795	138,901
Real estate - unaffiliated	122,151	126,470
Real estate - affiliated	452,152	403,873
Mortgage loans - unaffiliated	749,215	152,314
Other - unaffiliated	327,899	57,311
Other - affiliated	962,471	778,297
Surplus debentures	572,407	443,544
Total	$4,495,295	$2,589,476

    The Company has no investments in joint ventures, partnerships or limited liability companies that exceed 10% of its admitted assets. During 2021 and 2020, there were impairments of $9.5 million and $29.2 million, respectively, on partnerships and limited liability companies. The impairments were based on an assessment that future cash flows of affected limited partnerships would be less than the cost basis of the limited partnership. Fair value is determined utilizing statements received from the partnerships and limited liability companies.

Derivatives
    The Company holds derivative instruments for economic hedging purposes to reduce the exposure to cash flow variability of assets and liabilities, equity market risk, interest rate risk, credit risk and foreign exchange risk. The types of derivatives used may include interest rate swaps, foreign currency swaps and forward contracts, total return swaps, credit default swaps, variance swaps, futures and equity options.
The Company regularly monitors counterparty credit ratings and exposures, derivative positions and valuations and the value of collateral posted to ensure counterparties are credit-worthy and the concentration of exposure is minimized. The Company monitors this exposure as part of its management of the Company’s overall credit exposures. The following summarizes the fair values and notional amounts of the Company’s derivative financial instruments:

	Contract or Notional Amount		Fair Value
	December 31,		December 31,
	2021	2020	2021	2020
	($ In Thousands)
Derivative assets:
Options	$39,830,676	$35,519,330	$3,093,308	$2,584,468
Interest rate swaps	3,500	301,602	68	15,665
Futures	28,737	18,967	54,428	38,442
Currency swaps	2,174,998	839,811	152,200	64,682
Forwards	4,251,986	32,187	137,866	852
Total return swaps	191,458	81,628	9,514	5,958

Derivative liabilities:
Options	990,172	214,028	110,436	17,829
Interest rate swaps	259,000	22,788	2,144	2,114
Futures	—	3	—	1,524
Currency swaps	4,483,760	1,842,637	166,684	79,175
Forwards	1,258,851	1,357,377	23,901	8,406
Credit default swaps	10,000	10,000	2,826	4,173

Investment Reserves
    The Company establishes and records appropriate write-downs or investment reserves in accordance with statutory practice. The Company determines the fair value of bonds in accordance with principles established by the SVO using criteria that include the net worth and capital structure of the borrower, the value of the collateral, the presence of additional credit support, and its evaluation of the borrower’s ability to compete in a relevant market. In the case of real estate and commercial mortgage loans, the Company makes borrower and property specific assessments as well.
AVR is a contingency reserve to offset potential losses of stocks, real estate investments, as well as credit-related declines in bonds, mortgage loans and derivatives. As of December 31, 2021, AVR totaled $1,314.0 million, which represents a 44% increase from December 31, 2020. The increase is primarily due to realized and unrealized gains on other invested assets and higher invested assets in separate accounts as a result of the issuance of PGAs.

The following represents the change in AVR for the years 2021 and 2020:

	Bonds, Preferred Stocks, Derivatives and Short-term Investments	Mortgage Loans	Common Stock	Real Estate and Other Invested Assets	Total
	($ In Thousands)
Balance at December 31, 2019	$384,077	$131,583	$7,576	$274,462	$797,698
Change in reserve contributions	80,234	20,786	(1,423)	11,346	110,943
Net realized capital gains (losses)	(68,599)	(160)	16,130	37,384	(15,245)
Net unrealized capital gains (losses)	93,533	(212)	(6,017)	(65,438)	21,866
Transfer among categories	22,498	(22,498)	(5,370)	5,370	—
Net change to AVR	127,666	(2,084)	3,320	(11,338)	117,564
Balance at December 31, 2020	$511,743	$129,499	$10,896	$263,124	$915,262

Balance at December 31, 2020	$511,743	$129,499	$10,896	$263,124	$915,262
Change in reserve contributions	87,647	56,889	(4,083)	9,524	149,977
Net realized capital gains (losses)	(5,567)	(637)	2,698	126,206	122,700
Net unrealized capital gains (losses)	(673)	474	19,021	107,193	126,015
Transfer among categories	—	—	(15,954)	15,954	—
Net change to AVR	81,407	56,726	1,682	258,877	398,692
Balance at December 31, 2021	$593,150	$186,225	$12,578	$522,001	$1,313,954

Qualitative Information about Market Risk
Market Risk & Management of Market Risk Exposures
    Market risk is the risk of incurring losses due to adverse changes in market rates and prices. Included in market risk are potential losses in value due to credit and counterparty risk, interest rate risk, currency risk, commodity price risk, equity risk and inflation risk. The Company is primarily exposed to credit risk, interest rate risk, equity price risk and currency risk.

Credit Risk and Counterparty Risk

    In order to operate its business model, which is based on earning spread income, the Company must bear credit risk. However, as the Company assumes credit risk through its investment, reinsurance and hedging activities, the Company endeavors to ensure that risk exposures remain diversified, that it is adequately compensated for the risks it assumes, and that the level of risk is consistent with its risk appetite and objectives.

    Credit risk is a key risk taken in the asset portfolio, as the credit spread on the Company’s investments is what drives its spread income. The Company manages credit risk by avoiding idiosyncratic risk concentrations, understanding and managing its systematic exposure to economic and market conditions through stress testing, monitoring investment activity daily and distinguishing between price and default risk from credit exposures. Concentration and portfolio limits ensure that exposure to default and impairment risk is sufficiently modest to not represent a solvency risk to the Company, even in severe economic conditions.

    The investment teams within Apollo, which manage substantially all of the Company’s fixed income assets, focus on in-depth, bottom-up portfolio construction and disciplined risk management. Their approach to taking credit risk is formulated based on:

•a fundamental view on existing and potential opportunities at the security level;
•an assessment of the current risk/reward proposition for each market segment;

•identification of downside risks and assigning a probability for those risks; and
•establishing a plan for best execution of the investment action.

    A dedicated set of Athene risk managers, who are on-site with Apollo, monitor the asset risks to ensure that such risks are consistent with the Company risk appetite, standards for committing capital, and overall strategic objectives. The risk management team is also a key contributor to the OTTI/credit impairment evaluation process.

    In addition to credit-risk exposures from its investment portfolio, the Company is also exposed to credit risk from its counterparty exposures from its derivative hedging and reinsurance activities. Derivative counterparty risk is managed by trading on a collateralized basis with counterparties under International Swaps and Derivatives Association documents with a credit support annex having low or zero-dollar collateral thresholds.

    The Company utilizes reinsurance to mitigate risks that are inconsistent with its strategy or objectives. For example, the Company has reinsured much of the mortality risk associated with the life insurance component of certain products allowing the Company to focus on its core annuity business. These reinsurance agreements expose the Company to the credit risk of its counterparties. The Company manages this risk through various mechanisms: utilization of using reinsurance structures such as funds withheld or modified coinsurance to retain ownership of the assets and limit counterparty risk to the cost of replacing the counterparty; diversification across counterparties; and when possible, novation of policies to eliminate counterparty risk altogether.

Interest Rate Risk

    Significant interest rate risk may arise from mismatches in the timing of cash flows from the Company’s assets and liabilities. Management of interest rate risk at the Athene level, and at the various operating company levels, is one of the main risk management activities in which senior management engages.

    Depending upon the materiality of the risk and the assessment of how the Company would perform across a spectrum of interest rate environments, the Company may seek to mitigate interest rate risk using on balance sheet strategies (portfolio management) and off balance sheet strategies (derivative hedges such as interest rate swaps and futures). The Company monitors asset liability management (“ALM”) metrics (such as key-rate durations and convexity) and employs quarterly cash flow testing requirements to ensure the asset and liability portfolios are managed to maintain net interest rate exposures at levels that are consistent with the Company's risk appetite. The Company has established a set of exposure and stress limits to communicate its risk tolerance and to ensure adherence to those risk tolerance levels. Risk management personnel and management-level committees that oversee ALM risk are notified in the event that risk tolerance levels are exceeded. Depending on the specific risk threshold that is exceeded, the appropriate management committee will make a decision as to what actions, if any, should be undertaken.

    Active portfolio management is performed by the Company’s investment managers at Apollo, with direction from Athene management-level committees that oversee ALM risk. The performance of the Company’s investment portfolio managed by Apollo, is reviewed periodically by the committees and the board of directors. The management committees strive to improve returns to its shareholder and protect its policyholders, while dynamically managing the risk within the Company’s expectations.

Equity Risk

    The Company’s FIAs require the Company to make payments to policyholders that are determined in reference to the performance of equity market indices. The Company seeks to minimize the equity risk from these liabilities by economically defeasing the underlying equity exposure with granular, policy-level-based hedging. In addition, the Company’s investment portfolio can be invested in strategies involving public and private equity positions. In general, the Company has limited appetite for passive, public equity investments.

    The equity index hedging framework implemented is one of static core hedges with dynamic overlays. Unique policy-level liability options are matched with static over-the-counter options. Residual risk arising from policyholder behavior and other trading constraints (for example minimum trade size) are managed dynamically by decomposing the risk of the portfolio (asset and liability positions) into market risk measures which are managed to pre-established risk limits. The portfolio risks are measured overnight and rebalanced daily to ensure that the risk profile remains within risk appetite. Valuation is done at the position level, and risks are aggregated and shown at the level of each underlying index. Risk measures that have term structure sensitivity, such as index volatility risk, and interest rate risk, are monitored and such risk is managed along the term structure.

    The Company is also exposed to equity risk in its alternative investment portfolio. The Company’s alternative investments are typically in the form of limited partnership interests in a fund. The Company typically targets fund investments that have characteristics resembling fixed income investments versus those resembling pure equity investments, but as a holder of partnership positions, its investments are generally held as equity positions. Alternative investments are comprised of several categories, including at the most liquid end of the spectrum “liquid strategies” (which is mostly exposure to publicly traded equities), followed by “differentiated investments,” “credit funds,” “private equity,” and “real assets.”

    The Company investment mandate in its alternative investment portfolio is inherently opportunistic. Each investment is examined and analyzed on its own merits to gain a full understanding of the risks present, and with a view toward determining likely return scenarios, including the ability to withstand stress in a downturn. The Company has a strong preference for alternative investments that have some or all of the following characteristics, among others: (1) investments that constitute a direct investment or an investment in a fund with a high degree of co-investment; (2) investments with credit- or debt-like characteristics (for example, a stipulated maturity and par value), or alternatively, investments with reduced volatility when compared to pure equity; or (3) investments that the Company believes have less downside risk.

    The alternative investment portfolio is monitored to ensure diversification across asset classes and strategy, and the portfolio's performance under stress scenarios is evaluated routinely as part of management and board reviews. Since alternative investments reflect the impacts of mark-to-market on the balance sheet, risk analyses focus on potential changes in market value across a variety of market stresses.

Currency Risk

    The Company manages its currency risk to maintain minimal exposure to currency fluctuations. The Company attempts to hedge completely the currency risk arising in its investment portfolio or FIA products. In general, the Company matches currency exposure of assets and liabilities. When the currency denominations of the assets and liabilities do not match, the Company generally undertakes hedging activities to eliminate or mitigate currency mismatch risk.

Sensitivities

    In accordance with SAP, the significant majority of the Company’s assets and liabilities are carried at amortized cost and not at fair value. As a result, the elements of market risk discussed above do not generally have a significant direct impact on the financial position or results of operations of the Company.

Financial Statements

    The Company’s financial statements are included in Appendix E to this prospectus. The table of contents for Appendix E is set forth below.

Appendix A - Segment Interim Value Examples
    The following table of inputs is used in Example 11. Additionally, an implied volatility of 24%, index dividend yield of 1.95%, and swap rate of 2.60% are assumed (these values are hypothetical for the purpose of illustrating the calculations and are not intended to reflect available values in the market on any given date). Each example assumes that the Segment Value on the Segment Start Date is $100,000.

	1-Year Buffer Segment Option (Point-to-Point)	2-Year Buffer Segment Option (Point-to-Point)	6-Year Buffer Segment Option (Point-to-Point)
Contract Date
Interest Adjustment index value	1.00%	1.00%	1.00%
Segment Start Date
Segment Term Period (in Months)	12	24	72
Segment Option Index Value	100	100	100
Participation Rate	100%	100%	100%
Cap Rate	18%	25%	100%
Buffer Rate	10%	10%	20%
Example 11
Time Elapsed Since Contract Date	6	6	6
Time Remaining in Segment Term Period	6	18	66
Segment Value (a)	$100,000.00	$100,000.00	$100,000.00
Example 11A: Interest Rates decreased 50bps. Index Value decreased 25%.
Equity Adjustment (b)	($16,507.12)	($15,981.26)	($15,787.90)
Interest Adjustment (c)	$2,767.13	$2,767.13	$2,767.13
Segment Interim Value (a) + (b) + (c) = (d)	$86,260.01	$86,785.86	$86,979.23
Withdrawal Charge (e)	($8,000.00)	($8,000.00)	($8,000.00)
Cash Surrender Value (d) + (e)	$78,260.01	$78,785.86	$78,979.23
Example 11B: Interest Rates decreased 50bps. Index Value decreased 10%.
Equity Adjustment (b)	($4,797.21)	($4,991.29)	($5,866.07)
Interest Adjustment (c)	$2,767.13	$2,767.13	$2,767.13
Segment Interim Value (a) + (b) + (c) = (d)	$97,969.92	$97,775.83	$96,901.05
Withdrawal Charge (e)	($8,000.00)	($8,000.00)	($8,000.00)
Cash Surrender Value (d) + (e)	$89,969.92	$89,775.83	$88,901.05
Example 11C: Interest Rates decreased 50bps. Index Value increased 25%.
Equity Adjustment (b)	$12,233.30	$12,472.00	$14,555.83
Interest Adjustment (c)	$2,767.13	$2,767.13	$2,767.13
Segment Interim Value (a) + (b) + (c) = (d)	$115,000.43	$115,239.12	$117,322.96
Withdrawal Charge (e)	($8,000.00)	($8,000.00)	($8,000.00)
Cash Surrender Value (d) + (e)	$107,000.43	$107,239.12	$109,322.96

Example 11D: Interest Rates decreased 50bps. Index Value increased 10%.
Equity Adjustment (b)	$6,742.96	$6,378.73	$6,284.86
Interest Adjustment (c)	$2,767.13	$2,767.13	$2,767.13
Segment Interim Value (a) + (b) + (c) = (d)	$109,510.08	$109,145.85	$109,051.99
Withdrawal Charge (e)	($8,000.00)	($8,000.00)	($8,000.00)
Cash Surrender Value (d) + (e)	$101,510.08	$101,145.85	$101,051.99
Example 11E: No change in Interest Rates or Index Value
Equity Adjustment (b)	$1,519.33	$1,170.94	$366.22
Interest Adjustment (c)	$0.00	$0.00	$0.00
Segment Interim Value (a) + (b) + (c) = (d)	$101,519.33	$101,170.94	$100,366.22
Withdrawal Charge (e)	($8,000.00)	($8,000.00)	($8,000.00)
Cash Surrender Value (d) + (e)	$93,519.33	$93,170.94	$92,366.22
Example 11F: Interest Rates increased 50bps. Index Value increased 10%.
Equity Adjustment (b)	$6,742.96	$6,378.73	$6,284.86
Interest Adjustment (c)	($2,679.50)	($2,679.50)	($2,679.50)
Segment Interim Value (a) + (b) + (c) = (d)	$104,063.45	$103,699.23	$103,605.36
Withdrawal Charge (e)	($8,000.00)	($8,000.00)	($8,000.00)
Cash Surrender Value (d) + (e)	$96,063.45	$95,699.23	$95,605.36
Example 11G: Interest Rates increased 50bps. Index Value increased 25%.
Equity Adjustment (b)	$12,233.30	$12,472.00	$14,555.83
Interest Adjustment (c)	($2,679.50)	($2,679.50)	($2,679.50)
Segment Interim Value (a) + (b) + (c) = (d)	$109,553.80	$109,792.49	$111,876.33
Withdrawal Charge (e)	($8,000.00)	($8,000.00)	($8,000.00)
Cash Surrender Value (d) + (e)	$101,553.80	$101,792.49	$103,876.33
Example 11H: Interest Rates increased 50bps. Index Value decreased 10%.
Equity Adjustment (b)	($4,797.21)	($4,991.29)	($5,866.07)
Interest Adjustment (c)	($2,679.50)	($2,679.50)	($2,679.50)
Segment Interim Value (a) + (b) + (c) = (d)	$92,523.29	$92,329.20	$91,454.43
Withdrawal Charge (e)	($8,000.00)	($8,000.00)	($8,000.00)
Cash Surrender Value (d) + (e)	$84,523.29	$84,329.20	$83,454.43
Example 11I: Interest Rates increased 50bps. Index Value decreased 25%.
Equity Adjustment (b)	($16,507.12)	($15,981.26)	($15,787.90)
Interest Adjustment (c)	($2,679.50)	($2,679.50)	($2,679.50)
Segment Interim Value (a) + (b) + (c) = (d)	$80,813.38	$81,339.23	$81,532.60
Withdrawal Charge (e)	($8,000.00)	($8,000.00)	($8,000.00)
Cash Surrender Value (d) + (e)	$72,813.38	$73,339.23	$73,532.60

The following table of inputs is used in Example 12. Additionally, an implied volatility of 24%, index dividend yield of 1.95%, and swap rate of 2.60% are assumed (these values are hypothetical for the purpose of illustrating the calculations and are not intended to reflect available values in the market on any given date). Each example assumes that the Segment Value on the Segment Start Date is $100,000. Each example also assumes one Milestone Credit Percentage equal to 30% which was determined on the Contract's third Observation Date.

Milestone Lock Segment Option
Contract Date
Interest Adjustment index value	1.00%
Segment Start Date
Segment Term Period (in Months)	72
Segment Option Index Value	100
Participation Rate	100%
Cap Rate	100%
Milestone Threshold	25%
Milestone Credit Percentage 1	30%
Buffer Rate	15%
Example 12
Time Elapsed Since Contract Date	42
Time Remaining in Segment Term Period	30
Segment Value (a)	$100,000.00
Example 12A: Interest Rates decreased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value decreased 25% in six months since most recent Milestone Date.
Equity Adjustment (b)	$11,957.29
Interest Adjustment (c)	$1,248.43
Segment Interim Value (a) + (b) + (c) = (d)	$113,205.72
Withdrawal Charge (e)	($6,000.00)
Cash Surrender Value (d) + (e)	$107,205.72
Example 12B: Interest Rates decreased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value decreased 10% in six months since most recent Milestone Date.
Equity Adjustment (b)	$27,071.66
Interest Adjustment (c)	$1,248.43
Segment Interim Value (a) + (b) + (c) = (d)	$128,320.09
Withdrawal Charge (e)	($6,000.00)
Cash Surrender Value (d) + (e)	$122,320.09

Example 12C: Interest Rates decreased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value increased 25% in six months since most recent Milestone Date.
Equity Adjustment (b)	$60,784.95
Interest Adjustment (c)	$1,248.43
Segment Interim Value (a) + (b) + (c) = (d)	$162,033.37
Withdrawal Charge (e)	($6,000.00)
Cash Surrender Value (d) + (e)	$156,033.37
Example 12D: Interest Rates decreased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value increased 10% in six months since most recent Milestone Date.
Equity Adjustment (b)	$46,644.32
Interest Adjustment (c)	$1,248.43
Segment Interim Value (a) + (b) + (c) = (d)	$147,892.75
Withdrawal Charge (e)	($6,000.00)
Cash Surrender Value (d) + (e)	$141,892.75
Example 12E: No change in Interest Rates. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. No change in Index Value in six months since most recent Milestone Date.
Equity Adjustment (b)	$36,933.27
Interest Adjustment (c)	$0.00
Segment Interim Value (a) + (b) + (c) = (d)	$136,933.27
Withdrawal Charge (e)	($6,000.00)
Cash Surrender Value (d) + (e)	$130,933.27
Example 12F: Interest Rates increased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value increased 10% in six months since most recent Milestone Date.
Equity Adjustment (b)	$46,644.32
Interest Adjustment (c)	($1,226.98)
Segment Interim Value (a) + (b) + (c) = (d)	$145,417.34
Withdrawal Charge (e)	($6,000.00)
Cash Surrender Value (d) + (e)	$139,417.34
Example 12G: Interest Rates increased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value increased 25% in six months since most recent Milestone Date.
Equity Adjustment (b)	$60,784.95
Interest Adjustment (c)	($1,226.98)
Segment Interim Value (a) + (b) + (c) = (d)	$159,557.97
Withdrawal Charge (e)	($6,000.00)
Cash Surrender Value (d) + (e)	$153,557.97

Example 12H: Interest Rates increased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value decreased 10% in six months since most recent Milestone Date.
Equity Adjustment (b)	$27,071.66
Interest Adjustment (c)	($1,226.98)
Segment Interim Value (a) + (b) + (c) = (d)	$125,844.68
Withdrawal Charge (e)	($6,000.00)
Cash Surrender Value (d) + (e)	$119,844.68
Example 12I: Interest Rates increased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value decreased 25% in six months since most recent Milestone Date.
Equity Adjustment (b)	$11,957.29
Interest Adjustment (c)	($1,226.98)
Segment Interim Value (a) + (b) + (c) = (d)	$110,730.31
Withdrawal Charge (e)	($6,000.00)
Cash Surrender Value (d) + (e)	$104,730.31

Example 13 below shows how the Equity Adjustment Factor would be determined for a hypothetical Performance Blend Segment Option six months into the Segment Term Period, after the value of the derivative instruments have been determined for each index.

Example 13	On Segment Start Date	On Day Segment Interim Value is Calculated
Value of Derivative Instruments on S&P 500® Index[1]	11.15%	11.55%
Value of Derivative Instruments on Russell 2000® Index[1]	11.30%	11.65%
Value of Derivative Instruments on MSCI EAFE Index[1]	11.45%	11.50%
Weighted Value of Derivative Instruments on S&P 500® Index	2.23%[2]	3.47%[3]
Weighted Value of Derivative Instruments on Russell 2000® Index	3.39%	5.83%
Weighted Value of Derivative Instruments on MSCI EAFE Index	5.73%	2.30%
Aggregate Value of Derivative Instruments	11.35%[4]	11.59%
Equity Adjustment Factor	0.00%	0.25%[5]

(1)    Value of the derivative instruments as a percent of the Segment Start Date Index Price for each index
(2)     Value of the derivative instruments on the S&P 500® multiplied by 20%, as the S&P 500® had the lowest value of derivative instruments for the three indices on the Segment Start Date
(3)     Value of the derivative instruments on the S&P 500® multiplied by 30%, as the S&P 500® had the second highest value of derivative instruments for the three indices on the day the Segment Interim Value is calculated
(4)     Sum of the weighted values of derivative instruments for all three indices (2.23% + 3.39% + 5.73%)
(5)    The Equity Adjustment Factor is calculated as A - B x (1 - Y), where A equals the aggregate value of derivative instruments on the day the Segment Interim Value is calculated; B equals the aggregate value of derivative instruments on the Segment Start Date; and Y equals the number of whole years elapsed since the Segment Start Date, divided by the Segment Term Period. In this example, A is
11.59%, B is 11.35%, and Y is 0 because a full year has not yet elapsed since the Segment Start Date. The Equity Adjustment Factor is therefore calculated as 11.59% - 11.35% x (1 - 0) = 0.25% to the nearest basis point.

Example 14 below shows how the Equity Adjustment Factor would be determined for a hypothetical Milestone Lock Segment Option three years and six months into the Segment Term Period, after the value of the derivative instruments have been determined for the Reference Index. For this hypothetical Milestone Lock Segment Option, the Milestone Credit Percentages were determined at the end of years one and three.

Example 14	Milestone Lock Segment Option
Value of Derivative Instruments on Segment Start Date[1]	11.15%
Value of Derivative Instruments on Day Segment Interim Value is Calculated[2]	11.55%
Milestone Credit Percentage at End of Year 1	27.50%
Milestone Credit Percentage at End of Year 2	Not Applicable
Milestone Credit Percentage at End of Year 3	29.25%
Equity Adjustment Factor[3]	78.25%[4]

(1)    Value of the derivative instruments as a percent of the Segment Start Date Index Price
(2)    Value of the derivative instruments as a percent of the most recent Milestone Date Index Price
(3)    Equity Adjustment Factor as of the day the Segment Interim Value is calculated
(4)     The Equity Adjustment Factor is calculated as [A x (1 + C) + C] - [B x (1 - Y)], where A equals the value of     derivative instruments on the day the Segment Interim Value is calculated; B equals the value of derivative instruments on the Segment Start Date; C equals the result of the following calculation: add one to each Milestone Credit Percentage, then multiply each of these sums together, then subtract one from the result; and Y equals the number of whole years elapsed since the Segment Start Date, divided by the Segment Term Period. In this example, A is 11.55%, B is 11.15%, C is 64.79% = (1 + 27.50%) x (1 + 29.25%) - 1, and Y is 0.50 because three full years have elapsed since the Segment Start Date and the Segment Term Period is six years. The Equity Adjustment Factor is therefore calculated as [11.55% x (1 + 64.79%) + 64.79%] - [11.15% x (1 - 0.50)] = 78.25% to the nearest basis point.

Example 15
    Assume the Segment Value is $100,000 on the Segment Start Date and is allocated to the Fixed Segment Option with a 2% annual Fixed Account Rate. If, six months into the Segment Term Period, the Interest Adjustment index value has decreased such that the Interest Adjustment Factor was -2.68%, the following values would result.

Example 15 - Segment Interim Value after Withdrawal prior to a Segment End Date
Annual Interest Rate	2.00%
Interest Adjustment Factor	-2.68%
Segment Value on the Segment Start Date	$100,000.00
Immediately Before Withdrawal
Accumulated Segment Credits	$995.05
Segment Value	$100,995.05
Total Interest Adjustment	$(2,706.67)	[1]
Segment Interim Value	$98,288.38
Withdrawal
Withdrawal Amount	$20,000.00
Interest Adjustment attributable to Withdrawal	$(535.90)	[2]
Withdrawal Charge	$(800.00)	[3]
Net Withdrawal Amount Paid to Owner	$18,664.10
Immediately After Withdrawal
Resulting Segment Value	$80,995.05

(1)    Total Interest Adjustment = 100,995.05 x -2.68% = (2,706.67)
(2)    Interest Adjustment attributable to Withdrawal = 20,000 * -2.68% = (535.90)
(3)    Assumes 8% Withdrawal Charge applied and no other Withdrawals have occurred since the last Contract Anniversary. 10% of the100,000 may be taken without a Withdrawal Charge under the Free Withdrawal provision, so only the remaining 20,000 - 10,000 = 10,000 is charged

Example 16
    Assume the Segment Value is $100,000 on the Segment Start Date is allocated to a 1-Year Buffer Segment Option with a Cap Rate of 18% and a Participation Rate of 100%. If, on the Segment End Date, Interest Rates have increased 50 bps and the Index Value has increased 25%, the following values would result.

Example 16 - Segment Interim Value on a Segment End Date
Segment Credit percentage	18.00% (= 100% x MIN(25%,18%))
Equity Adjustment Factor	0.00%
Interest Adjustment Factor	-2.44%
Segment Value on last Segment Start Date	$100,000.00
On Segment End Date
Segment Credit Amount Applied on Segment End Date	$18,000.00	[1]
Segment Value	$118,000.00
Total Equity Adjustment	$—	[2]
Total Interest Adjustment	$(2,879.20)	[3]
Segment Interim Value	$115,120.80

(1)    Segment Credit Applied = Segment Credit percentage x Segment Value Prior to Segment Credit
= Segment Credit percentage x (Segment Value on Segment Start Date - Withdrawals Since Segment Start Date)
= 18% x (100,000 - 0) = 18,000
(2)     Total Equity Adjustment = 118,000 x 0.00% = 0 (The Equity Adjustment is always zero on any
Segment End Date)
(3)     Total Interest Adjustment = 118,000 x -2.44% = (2,879.20)

Appendix B - Performance Lock Examples

Example 17

The example below illustrates the mechanics of the Performance Lock feature. The assumed index return and Equity Adjustment Factor at each point in time is hypothetical and not reflective of any specific economic scenario. Further, the values shown focus on the Segment Value and Performance Lock Value for the applicable Segment Options. They do not reflect any applicable Interest Adjustment and Withdrawal Charges that would apply in the event of a Withdrawal or surrender. The calculations assume the initial Segment Term Period starts on 01/08/2022, with:
• $15,000.00 allocated to the 1-year Fixed Segment Option
• $30,000.00 allocated to the 1-year 10% Buffer Russell 2000 ® Segment Option, with a Cap Rate of 22%
• $55,000.00 allocated to the 6-year 20% Buffer S&P 500 ® Segment Option, with a Cap Rate of 100%.

The Fixed Segment Option accumulates at an Annual Interest Rate of 2.00%. The Index-Linked Segment Option columns show the hypothetical Performance Lock Value for each Segment Option at each point in time, which is equal to the Segment Value plus the Equity Adjustment. An implied volatility of 24%, index dividend yield of 1.95%, and swap rate of 2.60% are assumed in the calculation of the Equity Adjustment (these values are hypothetical for the purpose of illustrating the calculations and are not intended to reflect available values in the market on any given date). The table below illustrates the transfer mechanics to the Fixed Segment Option from multiple Index-Linked Segment Options, with Performance Locks exercised at different times.

Date	Event	Time of Values	1-Year Fixed Segment Value	1-Year 10% Buffer Russell 2000® Performance Lock Value	6-Year 20% Buffer S&P 500® Performance Lock Value
04/23/2022	Request for Performance Lock on 1-Year 10% Buffer Russell 2000® Segment Option	Immediately Before Transfer	$ 15,085.69[1]	$ 32,871.00[2]	$ 52,162.00[3]
04/23/2022	Request for Performance Lock on 1-Year 10% Buffer Russell 2000® Segment Option	Immediately After Transfer	$ 47,956.69[4]	$ 0.00	$ 52,162.00
. . .	. . .	. . .	. . .	. . .	. . .
11/16/2022	Request for Performance Lock on 6-Year 20% Buffer S&P 500® Segment Option	Immediately Before Transfer	$ 48,498.30[5]	$ 0.00	$ 62,045.50[6]
11/16/2022	Request for Performance Lock on 6-Year 20% Buffer S&P 500® Segment Option	Immediately After Transfer	$ 110,543.80[7]	$ 0.00	$ 0.00

(1)     A Performance Lock on the 1-Year 10% Buffer Russell 2000® Segment Option is exercised on 04/23/2022. The Fixed Segment Value on that date has been accumulated for 105 days (from 01/08/2022 to 04/23/2022). The Fixed Segment Value before transfer = Fixed Segment Value on Segment Start Date * (1 + Annual Interest Rate)^(days elapsed/365) = $15,000.00 * (1 + 2.00%)^(105/365) = $15,085.69

(2)    Current Segment Value = Segment Value on Segment Start Date = $30,000.00

Index return since Segment Start Date = 17.11%
Equity Adjustment Factor = 9.57%

Performance Lock Value for 1-Year 10% Buffer Russell 2000 ® Segment Option on 04/23/2022 = Current Segment Value * (1 + Equity Adjustment Factor) = $30,000.00 * (1 + 9.57%) = $32,871.00

(3)    Current Segment Value = Segment Value on Segment Start Date = $55,000.00

Index return since Segment Start Date = -8.75%
Equity Adjustment Factor = -5.16%

Performance Lock Value for 6-Year 20% Buffer S&P 500 ® Segment Option on 04/23/2022 = Current Segment Value * (1 + Equity Adjustment Factor) = $55,000.00 * (1 - 5.16%) = $52,162.00

(4)     The locked funds from the 1-Year 10% Buffer Russell 2000® Segment Option are transferred into the Fixed Segment Option after all other transactions have been recorded on that day. Fixed Segment Value after Performance Lock = Fixed Segment Value before transfer + Performance Lock Value transferred in = $15,085.69 + $32,871.00 = $47,956.69

(5)     A second Performance Lock on the 6-Year 20% Buffer S&P 500® Segment Option is exercised on 11/16/2022. The Fixed Segment Value is accumulated for another 207 days since the previous Performance Lock transaction (from 04/24/2022 to 11/16/2022). The Fixed Segment Value before transfer = Fixed Segment Value after previous Performance Lock * (1 + Annual Interest Rate)^(days elapsed since previous Performance Lock / 365) = $47,956.69 * (1 + 2.00%)^(207/365) = $48,498.30

(6)    Current Segment Value = Segment Value on Segment Start Date = $55,000.00

Index return since Segment Start Date = 20.75%
Equity Adjustment Factor = 12.81%

Performance Lock Value for 6-Year 20% Buffer S&P 500 ® Segment Option on 11/16/2022 = Current Segment Value * (1 + Equity Adjustment Factor) = $55,000.00 * (1 + 12.81%) = $62,045.50

(7)     The locked funds from the 6-Year 20% Buffer S&P 500® Segment Option are transferred into the Fixed Segment Option after all other transactions have been recorded on that day. Fixed Segment Value after Performance Lock = Fixed Segment Value before transfer + Performance Lock Value transferred in = $48,489.30 + $62,045.50 = $110,543.80

Example 18

The example below uses the same values and assumptions as Example 17 up through 11/16/2022. However, it has an additional event on the Fixed Segment Option Segment End Date to illustrates the default re-allocation mechanics if you do not instruct otherwise. Funds are re-allocated to the Index-Linked Segment Options that exercised Performance Locks proportionately. These proportions are based on the Performance Lock Value(s) at the time of lock(s), and the Fixed Segment Value at the time of the first lock. This example assumes no Withdrawals were taken during the Segment Term Period.

Date	Event	Time of Values	1-Year Fixed Segment Value	1-Year 10% Buffer Russell 2000® Segment Value	6-Year 20% Buffer S&P 500® Segment Value	1-Year 20% Buffer S&P 500® Segment Value
11/16/2022	Segment Values as of Previous Performance Lock	Immediately After Transfer	$ 110,543.80	$ 0.00	$ 0.00	$ 0.00
. . .	. . .	. . .	. . .	. . .	. . .	. . .
01/08/2023	Fixed Segment End Date	Immediately Before Re-allocation	$ 110,862.12[1]	$ 0.00	$ 0.00	$ 0.00
01/08/2023[2]	Fixed Segment End Date	Immediately After Re-allocation	$ 15,199.20[3]	$ 33,125.60[4]	$ 0.00	$ 62,537.32[5]

(1)     The Fixed Segment Value is accumulated for another 53 days since the previous Performance Lock transaction (from 11/17/2022 to 01/08/2023). The Fixed Segment Value before re-allocation = Fixed Segment Value after previous Performance Lock * (1 + Annual Interest Rate)^(days elapsed since previous Performance Lock / 365) = $110,543.80 * (1 + 2.00%)^(53/365) = $110,862.12

(2)     01/08/2023 is the Fixed Segment End Date. If you do not instruct otherwise, funds are automatically re-allocated proportionately to the Index-Linked Segment Options that were locked. The proportions are calculated based on the amounts at the time of each Performance Lock.

	1-Year Fixed Segment Option	1-Year 10% Buffer Russell 2000® Segment Option	6-Year 20% Buffer S&P 500® Segment Option
Amount From Relevant Performance Lock Date	$ 15,085.69	$ 32,871.00	$ 62,045.50
% of Total Fixed Segment Value Attributable to Segment Option	13.71%	29.88%	56.41%
% Attributable to 1-Year Fixed Segment Option = 15,085.69 / (15,085.69 + 32,871.00 + 62,045.50) = 13.71%
% Attributable to 1-Year 10% Buffer Russell 2000® Segment Option = 32,871.00 / (15,085.69 + 32,871.00 + 62,045.50) = 29.88%
% Attributable to 6-Year 20% Buffer S&P 500® Segment Option = 62,045.50 / (15,085.69 + 32,871.00 + 62,045.50) = 56.41%

(3)     The amount that remains in the Fixed Segment Option is 13.71% of the Fixed Segment Value from immediately before the re-allocation = $110,862.12 * 13.71% = $15,199.20

(4)     The amount that is re-allocated to the 1-Year 10% Buffer Russell 2000® Segment Option is 29.88% of the Fixed Segment Value from immediately before the re-allocation = $110,862.12 * 29.88% = $33,125.60

(5)     The amount attributable to the 6-Year 20% Buffer S&P 500® Segment Option is 56.41% of the Fixed Segment Value from immediately before the re-allocation = $110,862.12 * 56.41% = $62,537.32. Because 6-Year Segment Options are only available in the first Contract Year, the funds are instead re-allocated into the 1-year counterpart, which has the same Reference Index (S&P 500) and Buffer Rate (20%).

Example 19

The example below uses the same initial values and assumptions as Examples 17 and 18. However, this example introduces a Withdrawal to illustrate how Withdrawals impact the default re-allocation mechanics if you do not instruct otherwise.

Date	Event	Time of Values	1-Year Fixed Segment Value	1-Year 10% Buffer Russell 2000® Segment Value	6-Year 20% Buffer S&P 500® Segment Value	1-Year 20% Buffer S&P 500® Segment Value	Withdrawal
11/16/2022	Segment Values as of Previous Performance Lock	Immediately After Transfer	$ 110,543.80	$ 0.00	$ 0.00	$ 0.00
. . .	. . .	. . .	. . .	. . .	. . .	. . .	. . .
12/01/2022	Withdrawal	Immediately Before Withdrawal	$ 110,633.80[1]	$ 0.00	$ 0.00	$ 0.00
12/01/2022	Withdrawal	Immediately After Withdrawal	$ 100,633.80[2]	$ 0.00	$ 0.00	$ 0.00	$ 10,000.00
. . .	. . .	. . .	. . .	. . .	. . .	. . .	. . .
01/08/2023	Fixed Segment End Date	Immediately Before Re-allocation	$ 100,841.49[3]	$ 0.00	$ 0.00	$ 0.00
01/08/2023[4]	Fixed Segment End Date	Immediately After Re-allocation	$ 13,825.37[5]	$ 30,131.44[6]	$ 0.00	$ 56,884.68[7]

(1)     The Fixed Segment Value is accumulated for 15 days since the previous Performance Lock transaction (from 11/17/2022 to 12/01/2022). The Fixed Segment Value before re-allocation = Fixed Segment Value after previous Performance Lock * (1 + Annual Interest Rate)^(days elapsed since previous Performance Lock/ 365) = $110,543.80 * (1 + 2.00%)^(15/365) = $110,633.80

(2)    Withdrawal is taken from Fixed Segment Value = $110,633.80 - $10,000.00 = $100,633.80. The $10,000 Withdrawal represents the gross amount deducted from the Contract Value, prior to any applicable Interest Adjustment.

(3)     The Fixed Segment Value is accumulated for another 38 days since the Withdrawal (from 12/02/2022 to 01/08/2023). The Fixed Segment Value before re-allocation = Fixed Segment Value after Withdrawal * (1 + Annual Interest Rate)^(days elapsed since Withdrawal / 365) = $100,633.80 * (1 + 2.00%)^(38/365) = $100,841.49

(4)     01/08/2023 is the Fixed Segment End Date. If you do not instruct otherwise, funds are automatically re-allocated proportionately to the Index-Linked Segment Options that were locked. The proportions are calculated based on the amounts at the time of each Performance Lock.

	1-Year Fixed Segment Option	1-Year 10% Buffer Russell 2000® Segment Option	6-Year 20% Buffer S&P 500® Segment Option
Amount From Relevant Performance Lock Date	$ 15,085.69	$ 32,871.00	$ 62,045.50
% of Total Fixed Segment Value Attributable to Segment Option	13.71%	29.88%	56.41%
% Attributable to 1-Year Fixed Segment Option = 15,085.69 / (15,085.69 + 32,871.00 + 62,045.50) = 13.71%
% Attributable to 1-Year 10% Buffer Russell 2000® Segment Option = 32,871.00 / (15,085.69 + 32,871.00 + 62,045.50) = 29.88%
% Attributable to 6-Year 20% Buffer S&P 500® Segment Option = 62,045.50 / (15,085.69 + 32,871.00 + 62,045.50) = 56.41%

(5)     The amount that remains in the Fixed Segment Option is 13.71% of the Fixed Segment Value from immediately before the re-allocation = $100,841.49 * 13.71% = $13,825.37

(6)     The amount that is re-allocated to the 1-Year 10% Buffer Russell 2000® Segment Option is 29.88% of the Fixed Segment Value from immediately before the re-allocation = $100,841.49 * 29.88% = $30,131.44

(7)     The amount attributable to the 6-Year 20% Buffer S&P 500® Segment Option is 56.41% of the Fixed Segment Value from immediately before the re-allocation = $100,841.49 * 56.41% = $56,884.68. Because 6-Year Segment Options are only available in the first Contract Year, the funds are instead re-allocated into the 1-year counterpart, which has the same Reference Index (S&P 500®) and Buffer Rate (20%).

Appendix C - State Variation Chart

State	Feature or Benefit	Availability or Variation
Alaska	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
	Confinement Waiver	If the second opinion or examination conflicts with the original recommendation of Confinement, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
	Terminal Illness Waiver	If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
California	Right to Cancel Period	If the Owner is age 60 or above, the Right to
Cancel Period is 30 days.

Upon exercising the Right to Cancel benefit, the Company will refund the Contract Value, including any Contract fees, if applicable.
	Confinement Waiver	The Confinement Waiver is not available in California.
	Terminal Illness Waiver	The Terminal Illness Waiver is not available in California.
Connecticut	Confinement Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies have been modified. Confinement must continue for at least 60 consecutive days, but there is no requirement that confinement begins at least one year after the Contract Date.

State	Feature or Benefit	Availability or Variation
Connecticut	Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies have been modified. A diagnosis of Terminal Illness must occur, but there is no requirement that the diagnosis occurs at least one year after the Contract Date.
Florida	Right to Cancel Period	Your Right to Cancel Period is 21 days.
Hawaii	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Illinois	Confinement Waiver	If the second opinion or examination conflicts with the original recommendation of Confinement, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
Terminal Illness Waiver	The definition of Terminal Illness has been modified to mean an illness that is expected to cause death within 24 months, rather than within 12 months.

If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
Kansas	Terminal Illness Waiver	The definition of Terminal Illness has been modified to mean an illness that is expected to cause death within 24 months, rather than within 12 months.

The waiver has been modified to not allow the Company the right to obtain a second opinion or examination of the ill Owner.
Louisiana	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Maryland	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

State	Feature or Benefit	Availability or Variation
Maryland	Confinement Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies have been modified. Confinement must continue for at least 60 consecutive days, but there is no requirement that confinement begins at least one year after the Contract Date.
Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies have been modified. A diagnosis of Terminal Illness must occur after the Contract Date, rather than at least one year after the Contract Date.
Massachusetts	Confinement Waiver	The Confinement Waiver is not available in Massachusetts.
Massachusetts	Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.
Michigan	Confinement Waiver	If the second opinion or examination conflicts with the original recommendation of Confinement, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
	Terminal Illness Waiver	If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
Minnesota	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Montana	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

State	Feature or Benefit	Availability or Variation
Nebraska	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
	Confinement Waiver	The reference to Convalescent Care Facility is replaced with a reference to Nursing Care Facility.
Nevada	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
New Hampshire	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

State	Feature or Benefit	Availability or Variation
New Hampshire	Confinement Waiver
Civil union partners are considered spouses under New Hampshire law.

If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.

The definitions of Convalescent Care Facility, has been modified as follows:

Convalescent Care Facility” means an institution which: (i) is operated pursuant to State as a convalescent nursing facility, a qualified nursing facility, a convalescent hospital, a convalescent unit of a Hospital, an intermediate care facility, or a custodial care facility; and (ii) is primarily engaged in providing, in addition to room and board accommodations, continuous nursing service by or under the supervision of a Physician or a licensed registered nurse (R.N.); and (iii) maintains a daily record of each patient which is available for Our review; and (iv) administers a planned program of observation and treatment by a Physician (which for purposes of this provision also cannot be the proprietor or an employee of such facility) which is in accordance with existing standards of medical practice for the confinement; and (v) be approved for payment of Medicare benefits or be qualified to receive approval for payment of Medicare benefits, if so requested.
Convalescent Care Facility does not mean a facility or any part of a facility used primarily for rest care, training or education, or the treatment of alcoholism or chemical dependency.

State	Feature or Benefit	Availability or Variation
New Hampshire	Terminal Illness Waiver	Civil union partners are considered spouses under New Hampshire law.

If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
New Jersey	Definition of Spouse for spousal continuation upon death, Confinement Waiver, Terminal Illness Waiver	A definition of the term "Spouse" is added to the Contract, and is defined as follows:

A Spouse of an individual is a person
(1) recognized as the spouse of that
individual in the state where they were
legally married or (2) in a civil union
with that individual under New Jersey
law. This does not have the effect of
altering or amending federal tax law
applicable to your Contract.
Terminal Illness Waiver	The conditions under which the waiver applies
have been modified. The waiver requires that
any Owner (or if the Owner is a non-natural
person, any Annuitant) has a Terminal Illness.
The requirement that the diagnosis occurs at
least one year after the Contract Date is
removed.
North Carolina	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Ohio	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Pennsylvania	Right to Cancel Period	If the Contract is a replacement for an existing contract which was issued to you by Athene Annuity and Life Company, the Right to Cancel Period is extended to 45 days.

State	Feature or Benefit	Availability or Variation
Pennsylvania	Confinement Waiver
An additional requirement is added to receive benefits under this waiver:

Confinement in a Qualified Care Facility must not be for the treatment of a condition resulting directly or indirectly from: (a) the voluntary taking or injection of drugs, unless prescribed or administered by a licensed Physician; (b) the voluntary taking of any drugs prescribed by a licensed Physician and intentionally not taken as prescribed; (c) sensitivity to drugs voluntarily taken, unless prescribed by a Physician; or (d) drug addiction, unless addiction results from the voluntary taking of drugs prescribed by a licensed Physician or the involuntary taking of drugs.

The definition of Physician has been modified to state:

"Physician" for purposes of this provision means a practitioner of the healing arts, who is licensed by the State in which he/she performs such function. The Physician cannot be You, and Annuitant, a Beneficiary, or a member of Your, an Annuitant's or a Beneficiary's immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, or any member of Your household.

State	Feature or Benefit	Availability or Variation
Pennsylvania	Terminal Illness Waiver
This waiver is referred to as a Terminal Condition Waiver. All references to "Terminal Illness" are replaced with "Terminal Condition".

The definition of Terminal Illness is modified to state:

"Terminal Condition" means a condition that is expected to cause death within 12 months and that is the result of an injury or illness.

The definition of Physician has been modified to state:

"Physician" for purposes of this provision means a practitioner of the healing arts, who is licensed by the State in which he/she performs such function. The Physician cannot be You, and Annuitant, a Beneficiary, or a member of Your, an Annuitant's or a Beneficiary's immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, or any member of Your household.

South Dakota	Confinement Waiver
The definition of Physician has been modified to state: “Physician” for purposes of this provision means a doctor of medicine or osteopathy licensed by the State to practice medicine and surgery in which he/she performs such function.

Terminal Illness Waiver
The definition of Physician has been modified to state: “Physician” for purposes of this provision means a doctor of medicine or osteopathy licensed by the State to practice medicine and surgery in which he/she performs such function.

Texas	Right to Cancel	Upon exercising the Right to Cancel benefit, the Company will refund the Cash Surrender Value, including any Contract fees or charges, if applicable.

State	Feature or Benefit	Availability or Variation
Texas	Separate Account	The description of the Separate Account is
modified for contracts issued in Texas.

For contracts issued in Texas, reserves for the
Index-Linked Segment Options are held in the
AAIA Texas Index-Linked Deferred Annuity
Contract Separate Account. This segregated
account is established by the Company under
Iowa Law.

The portion of the assets of the Separate
Account equal to the reserves and other Contract liabilities for Index-Linked Segment Options with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we may conduct. You do not participate in the performance of assets held in the Separate Account and do not have any direct claim on them. The Separate Account is not registered under the Investment Company Act of 1940.
Confinement Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies
have been modified. Confinement must continue for at least 60 consecutive days, and confinement must begin on or after the Contract Date.

The withdrawal request must be accompanied
by Written Proof of Confinement, which is
defined as follows:

Written proof of Confinement means a
signed statement from the Hospital or Qualified Care Facility verifying the dates the Owner was confined in a
Hospital or Qualified Care Facility.

The cost of any second opinion or exam will be borne by the Company.
Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies
have been modified. A diagnosis of Terminal
Illness must occur on or after the Contract Date.

The cost of any second opinion or exam will be borne by the Company.
Utah	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

State	Feature or Benefit	Availability or Variation
Vermont	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Washington	Terminal Illness Waiver	The definition of Terminal Illness has been modified to mean an illness that is expected to cause death within 24 months, rather than within 12 months.
Wyoming	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

Appendix D - Index Disclosures
S&P 500® Price Return Index

    S&P Dow Jones Indices LLC requires that the following disclaimer be included in this Prospectus:

    The "S&P 500®" is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Athene Annuity and Life Company. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Athene Annuity and Life Company. It is not possible to invest directly in an index. Athene Annuity and Life Company’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices do not make any representation or warranty, express or implied, to the owners of the Athene Annuity and Life Company’s products or any member of the public regarding the advisability of investing in securities generally or in Athene Annuity and Life Company’s products particularly or the ability of the S&P 500® to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Athene Annuity and Life Company with respect to the S&P 500® is the licensing of the index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® is determined, composed and calculated by S&P Dow Jones Indices without regard to Athene Annuity and Life Company or the Athene Annuity and Life Company’s products. S&P Dow Jones Indices have no obligation to take the needs of Athene Annuity and Life Company or the owners of Athene Annuity and Life Company’s products into consideration in determining, composing or calculating the S&P 500®. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Athene Annuity and Life Company’s products or the timing of the issuance or sale of Athene Annuity and Life Company’s products or in the determination or calculation of the equation by which Athene Annuity and Life Company’s products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Athene Annuity and Life Company’s products. There is no assurance that investment products based on the S&P 500® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ATHENE ANNUITY AND LIFE COMPANY, OWNERS OF THE ATHENE ANNUITY AND LIFE COMPANY’S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ATHENE ANNUITY AND LIFE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Russell 2000® Price Return Index

The LSE Group requires that the following disclosure be included in this Prospectus:

    Athene annuity products (the “Products”) have been developed solely by Athene Annuity and Life Company. The Products are not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

    All rights in the Russell 2000 Index (the “Index”) vest in the relevant LSE Group company which owns the Index. “Russell®” and “Russell 2000®” are trade-marks of the relevant LSE Group company and are used by any other LSE Group company under license.

    The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Products. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Products or the suitability of the Index for the purpose to which it is being put by Athene Annuity and Life Company.

MSCI EAFE Price Return Index

MSCI Inc. requires that the following disclosure be included in this Prospectus:

    THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY ATHENE ANNUITY AND LIFE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

    ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI

PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

    No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Nasdaq-100® Price Return Index

Nasdaq Inc. requires that the following disclosure be included in this Prospectus:

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100® Index to track general stock market performance. The Corporations' only relationship to Athene Annuity and Life Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100®, and Nasdaq-100® Index, and certain trade names of the Corporations and the use of the Nasdaq-100® Index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100® Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S) OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Shiller Barclays CAPE® US Mid-Month Sector TR Net Index

BB PLC requires that the following disclosure be included in this Prospectus:

The Shiller Barclays CAPE® US Mid-Month Sector TR Net Index (the “Index”) has been developed in part by RSBB-I, LLC, the research principal of which is Robert J. Shiller. RSBB-I, LLC is not an investment advisor, and does not guarantee the accuracy or completeness of the Index, or any data or methodology either included therein or upon which it is based. Neither RSBB-I, LLC nor Robert J. Shiller and its consultant, IndexVestLAB, LLC and consultants thereto, shall have any liability for any errors, omissions, or interruptions therein, and makes no warranties, express or implied, as to performance or results experienced by any party from the use of any information included therein or upon which it is based, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect thereto, and shall not be liable for any claims or losses of any nature in connection with the use of such information, including but not limited to, lost profits or punitive or consequential damages, even if RSBB-I, LLC is advised of the possibility of same.

Neither Barclays Bank PLC ("BB PLC") nor any of its affiliates (collectively "Barclays") is the issuer or producer of Athene Annuity and Life Company’s (“Athene”) annuity products (the “Products”) and Barclays has no responsibilities, obligations or duties to purchasers of the Products. The Index, together with any Barclays indices that are components of the Index, is a trademark owned by Barclays and, together with any component indices and index data, is licensed for use by Athene as the issuer or producer of the Products (the "Issuer").

Barclays’ only relationship with the Issuer in respect of the Index is the licensing of the Index, which is administered, compiled and published by BB PLC in its role as the index sponsor (the "Index Sponsor") without regard to the Issuer or the Products or purchasers of the Products. Additionally, Athene as issuer or producer of the Products may for itself execute transaction(s) with Barclays in or relating to the Index in connection with the Products. Consumers acquire the Products from Athene and neither acquire any interest in the Index nor enter into any relationship of any kind whatsoever with Barclays upon purchasing the Products. The Products are not sponsored, endorsed, sold or promoted by Barclays and Barclays makes no representation regarding the advisability of the Products or use of the Index or any data included therein. Barclays shall not be liable in any way to the Issuer, purchasers of the Products or to other third parties in respect of the use or accuracy of the Index or any data included therein.

Barclays Index Administration (“BINDA”), a distinct function within BB PLC, is responsible for day-to-day governance of BB PLC’s activities as Index Sponsor.

To protect the integrity of Barclays’ indices, BB PLC has in place a control framework designed to identify and remove and/or mitigate (as appropriate) conflicts of interest. Within the control framework, BINDA has the following specific responsibilities:

•oversight of any third party index calculation agent;
•acting as approvals body for index lifecycle events (index launch, change and retirement); and
•resolving unforeseen index calculation issues where discretion or interpretation may be required (for example: upon the occurrence of market disruption events).

To promote the independence of BINDA, the function is operationally separate from BB PLC’s sales, trading and structuring desks, investment managers, and other business units that have, or may be perceived to have, interests that may conflict with the independence or integrity of Barclays’ indices.

Notwithstanding the foregoing, potential conflicts of interest exist as a consequence of BB PLC providing indices alongside its other businesses. Please note the following in relation to Barclays’ indices:

•BB PLC may act in multiple capacities with respect to a particular index including, but not limited to, functioning as index sponsor, index administrator, index owner and licensor.

•Sales, trading or structuring desks in BB PLC may launch products linked to the performance of a index. These products are typically hedged by BB PLC’s trading desks. In hedging an index, a trading desk may purchase or sell constituents of that index. These purchases or sales may affect the prices of the index constituents which could in turn affect the level of that index.
•BB PLC may establish investment funds that track an index or otherwise use an index for portfolio or asset allocation decisions.

The Index Sponsor is under no obligation to continue the administration, compilation and publication of the Index or the level of the Index. While the Index Sponsor currently employs the methodology ascribed to the Index (and application of such methodology shall be conclusive and binding), no assurance can be given that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any constituent within the Index) will not arise that would, in the view of the Index Sponsor, necessitate an adjustment, modification or change of such methodology. In certain circumstances, the Index Sponsor may suspend or terminate the Index. The Index Sponsor has appointed a third-party agent (the "Index Calculation Agent") to calculate and maintain the Index. While the Index Sponsor is responsible for the operation of the Index, certain aspects have thus been outsourced to the Index Calculation Agent.

Barclays

•makes no representation or warranty, express or implied, to the Issuer or any member of the public regarding the advisability of investing in transactions generally or the ability of the Index to track the performance of any market or underlying assets or data; and
•has no obligation to take the needs of the Issuer into consideration in administering, compiling or publishing the Index.

Barclays has no obligation or liability in connection with administration, marketing or trading of the Products.

The licensing agreement between Athene and BB PLC is solely for the benefit of Athene and Barclays and not for the benefit of the owners of the Products or other third parties.

BARCLAYS DOES NOT GUARANTEE, AND SHALL HAVE NO LIABILITY TO THE PURCHASERS AND TRADERS, AS THE CASE MAY BE, OF THE TRANSACTION OR TO THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE INDEX. BARCLAYS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX INCLUDING, WITHOUT LIMITATION, THE INDICES, OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL BARCLAYS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES SAVE TO THE EXTENT THAT SUCH EXCLUSION OF LIABILITY IS PROHIBITED BY LAW.

None of the information supplied by Barclays and used in this publication may be reproduced in any manner without the prior written permission of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167. Registered office 1 Churchill Place London E14 5HP.

Athene Annuity and Life
Company

Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019

Appendix E - Financial Statements

Report of Independent Auditors

To the Board of Directors of Athene Annuity and Life Company

Opinions

We have audited the accompanying statutory-basis financial statements of Athene Annuity and Life Company (the "Company"), which comprise the balance sheets - statutory-basis as of December 31, 2021 and 2020, and the related statements of operations - statutory-basis, of changes in capital and surplus - statutory-basis, and of cash flows - statutory-basis for each of the three years in the period ended December 31, 2021, including the related notes (collectively referred to as the "financial statements").

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division described in Notes 1 and 2.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2021 and 2020, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2021.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Notes 1 and 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Iowa Insurance Division, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Notes 1 and 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors' Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa
April 1, 2022

Athene Annuity and Life Company
Balance Sheets – Statutory-Basis
December 31, 2021 and 2020
(Dollars in thousands, except per share amounts)

	2021	2020
Admitted assets
Cash and invested assets:
Bonds	$47,312,107	$39,805,410
Preferred stocks	284,442	218,270
Common stocks:
Affiliated entities	430,717	435,320
Unaffiliated	167,100	151,050
Mortgage loans	13,971,629	8,787,396
Real estate:
Properties held for the production of income	9,389	9,389
Policy loans	129,483	147,255
Cash, cash equivalents and short-term investments	4,990,272	3,807,048
Receivable for securities	171,703	70,905
Derivative assets	1,256,947	792,640
Derivative collateral assets	8,908	73,193
Other invested assets	4,495,295	2,589,476
Total cash and invested assets	73,227,992	56,887,352
Accrued investment income	462,305	462,340
Premiums due and deferred, net of loading	6,532	6,747
Reinsurance receivable	1,684,358	1,602,103
Reinsurance recoverable	205,427	230,177
Corporate owned life insurance	378,713	411,641
Amounts due from parent, subsidiaries, and affiliates	193,481	16,185
Net deferred income tax asset	76,712	19,854
Other admitted assets	23,034	44,430
Separate account assets	30,036,769	16,875,242
Total admitted assets	$106,295,323	$76,556,071

The accompanying notes are an integral part of the financial statements.

Athene Annuity and Life Company
Balance Sheets – Statutory-Basis
December 31, 2021 and 2020
(Dollars in thousands, except per share amounts)

	2021	2020
Liabilities and capital and surplus
Liabilities:
Policy and contract liabilities:
Life and annuity	$47,441,977	$46,015,816
Accident and health	2,398	2,752
Deposit-type contracts	12,744,715	2,107,174
Policy and contract claims	230,682	228,053
Total policy and contract liabilities	60,419,772	48,353,795
Accrued insurance expenses	41,313	31,263
Interest maintenance reserve	194,149	102,912
Asset valuation reserve	1,313,954	915,262
Amounts due to parent, subsidiaries, and affiliates	17,208	14,584
Federal income tax payable	101,981	549
Payable for securities	110,441	58,505
Derivative liabilities	268,646	151,443
Derivative and other collateral liability	3,226,404	2,568,160
Remittances and items not allocated	146,470	153,461
Liability for unclaimed property	71,625	57,320
Funds held under reinsurance with unauthorized reinsurers	1,294,044	1,323,388
Reinsurance payable	3,229,794	2,611,669
Other reinsurance liability	121,418	85,385
Repurchase agreement liability	2,608,679	598,359
Due to separate account	2,415,584	2,026,424
Other liabilities	254,850	85,181
Separate account liabilities	29,180,139	16,080,921
Total liabilities	105,016,471	75,218,581
Capital and surplus:
Common stock, $1 per share par value - 10,000,000
shares authorized, issued and outstanding	10,000	10,000
Paid-in surplus	1,691,305	1,173,382
Unassigned (deficit) surplus	(422,453)	154,108
Total capital and surplus	1,278,852	1,337,490
Total liabilities and capital and surplus	$106,295,323	$76,556,071

Athene Annuity and Life Company
Statements of Operations – Statutory-Basis
Years Ended December 31, 2021, 2020 and 2019
(Dollars in thousands)

	2021	2020	2019
Premiums and other revenues
Premiums and annuity considerations for life and accident
and health policies and contracts	$3,650,964	$1,856,533	$1,696,381
Considerations for supplementary contracts with
life contingencies	1,111	6,324	3,426
Net investment income	4,203,228	2,723,670	2,591,327
Amortization of interest maintenance reserve	10,331	2,465	12,515
Commissions and expense allowances on reinsurance ceded	940,180	777,063	837,341
Corporate owned life insurance income	27,082	28,656	30,340
Net gain (loss) from operations from separate accounts	17,685	(25,005)	32,768
Modified coinsurance adjustment ceded	(2,946,560)	(1,464,523)	(1,862,541)
Funds withheld adjustment ceded	(69,940)	(88,531)	(115,152)
Interest maintenance reserve ceded	228,319	(36,118)	40,728
Total premiums and other revenues	6,062,400	3,780,534	3,267,133
Benefits and expenses
Benefits paid or provided for:
Surrender benefits	783,560	686,525	765,660
Death benefits	2,227	713	987
Annuity and other benefits	514,926	372,608	297,160
Increase in policy reserves	1,425,806	871,353	190,160
Interest and reserve changes on policy or contract funds	(228,605)	(55,934)	16,093
Total benefits	2,497,914	1,875,265	1,270,060
Commissions	629,962	526,257	584,114
General insurance expenses	432,795	335,323	304,788
Insurance taxes, licenses, and fees	18,939	15,548	14,348
Net other expenses (income)	29,874	(5,856)	39,792
Transfer to separate account, net	2,611,821	961,347	890,960
Total benefits and expenses	6,221,305	3,707,884	3,104,062
Net (loss) gain from operations before federal income
taxes and net realized capital gains (losses)	(158,905)	72,650	163,071
Federal income tax expense (benefit)	62,449	52,150	(108,031)
Net (loss) gain from operations before net realized
capital gains (losses)	(221,354)	20,500	271,102
Net realized capital gains (losses), net of tax and transfers to
interest maintenance reserve	47,798	(36,457)	(30,120)
Net (loss) income	$(173,556)	$(15,957)	$240,982

Athene Annuity and Life Company
Statements of Changes in Capital and Surplus – Statutory-Basis
Years Ended December 31, 2021, 2020 and 2019
(Dollars in thousands)

			Unassigned	Total
	Common	Paid-in	(Deficit)	Capital
	Stock	Surplus	Surplus	and Surplus
Balances at December 31, 2018	$10,000	$952,052	$272,112	$1,234,164
Correction of prior period error	—	—	(3,161)	(3,161)
Net income	—	—	240,982	240,982
Capital contribution	—	9,898	—	9,898
Change in net deferred income tax	—	—	(70,732)	(70,732)
Change in net unrealized capital gains
and losses, net of tax	—	—	69,009	69,009
Change in nonadmitted assets	—	—	(3,101)	(3,101)
Change in asset valuation reserve	—	—	(153,164)	(153,164)
Surplus contributed to separate accounts during period	—	—	(20,000)	(20,000)
Other changes in surplus in separate accounts statement	—	—	21,092	21,092
Captive tax sharing agreement	—	—	1,193	1,193
Dividends to stockholders	—	—	(409)	(409)
Reinsurance adjustment	—	—	(117,124)	(117,124)
Balances at December 31, 2019	10,000	961,950	236,697	1,208,647
Correction of prior period error	—	—	(1,751)	(1,751)
Net loss	—	—	(15,957)	(15,957)
Capital contribution	—	211,432	—	211,432
Change in net deferred income tax	—	—	83,642	83,642
Change in net unrealized capital gains
and losses, net of tax	—	—	(23,658)	(23,658)
Change in nonadmitted assets	—	—	(15,403)	(15,403)
Change in asset valuation reserve	—	—	(117,564)	(117,564)
Surplus contributed to separate accounts during period	—	—	(465,000)	(465,000)
Other changes in surplus in separate accounts statement	—	—	445,970	445,970
Captive tax sharing agreement	—	—	976	976
Reinsurance adjustment	—	—	26,156	26,156
Balances at December 31, 2020	10,000	1,173,382	154,108	1,337,490
Correction of prior period error	—	—	(4,431)	(4,431)
Net loss	—	—	(173,556)	(173,556)
Capital contribution	—	517,923	—	517,923
Change in net deferred income tax	—	—	162,913	162,913
Change in net unrealized capital gains
and losses, net of tax	—	—	202,359	202,359
Change in nonadmitted assets	—	—	(116,566)	(116,566)
Change in asset valuation reserve	—	—	(398,692)	(398,692)
Surplus contributed to separate accounts during period	—	—	(131,024)	(131,024)
Other changes in surplus in separate accounts statement	—	—	44,625	44,625
Captive tax sharing agreement	—	—	(176)	(176)
Reinsurance adjustment	—	—	(162,013)	(162,013)
Balances at December 31, 2021	$10,000	$1,691,305	$(422,453)	$1,278,852

Athene Annuity and Life Company
Statements of Cash Flows – Statutory-Basis
Years Ended December 31, 2021, 2020 and 2019
(Dollars in thousands)

	2021	2020	2019
Cash from operations
Premiums and policy proceeds, net of reinsurance	$3,652,459	$1,863,431	$1,700,659
Net investment income received	4,096,080	2,603,842	2,558,386
Commissions and expense allowances on reinsurance ceded	932,044	762,328	795,665
Funds withheld adjustment ceded	(69,940)	(88,531)	(115,152)
Net benefits paid	(2,785,953)	(2,261,880)	(2,556,170)
Commissions and insurance expenses paid	(1,057,841)	(891,079)	(893,961)
Federal income tax (paid) received	(136,733)	(81,768)	25,243
Net transfers to separate accounts	(2,222,661)	(692,993)	(183,002)
Other revenues received less other expenses paid	(137,793)	36,025	36,368
Net cash from operations	2,269,662	1,249,375	1,368,036
Cash from investments
Proceeds from investments sold, matured or repaid:
Bonds	15,369,231	6,550,765	7,753,212
Stocks	210,312	52,361	45,305
Mortgage loans	1,691,136	3,233,346	1,147,107
Other invested assets	1,832,663	416,633	237,462
Miscellaneous proceeds	124,624	51,724	60,739
Total investment proceeds	19,227,966	10,304,829	9,243,825
Cost of investments acquired:
Bonds	(23,265,211)	(9,981,921)	(6,147,696)
Stocks	(256,089)	(150,310)	(229,270)
Mortgage loans	(6,886,906)	(1,982,627)	(3,716,570)
Other invested assets	(3,449,433)	(334,861)	(671,957)
Miscellaneous applications	(138,372)	(217,160)	(5,893)
Total costs of investments acquired	(33,996,011)	(12,666,879)	(10,771,386)
Net change in policy loans	19,408	18,110	21,777
Net cash from investments	(14,748,637)	(2,343,940)	(1,505,784)
Cash from financing and miscellaneous sources
Net deposits (withdrawals) on deposit-type contracts	10,637,541	1,730,419	(58,843)
Capital contribution	300,000	200,000	—
Borrowed funds and repurchase agreements	2,010,321	337,336	261,023
Net change in derivative and other collateral liability	658,244	206,549	1,485,774
Funds held under reinsurance with unauthorized reinsurers	(29,344)	(45,771)	(42,073)
Other cash provided (applied)	85,437	(351,160)	(128,146)
Net cash from financing and miscellaneous sources	13,662,199	2,077,373	1,517,735
Net change in cash, cash equivalents and short-term investments	1,183,224	982,808	1,379,987
Cash, cash equivalents and short-term investments
Beginning of year	3,807,048	2,824,240	1,444,253
End of year	$4,990,272	$3,807,048	$2,824,240

Athene Annuity and Life Company
Statements of Cash Flows – Statutory-Basis
Years Ended December 31, 2021, 2020 and 2019
(Dollars in thousands)

	2021	2020	2019
Supplemental disclosures of cash flow information for non-cash transactions
Capital contribution - non-cash (financing)	$27,216	$—	$—
Capital contribution - non-cash (operating)	(27,216)	—	—
Capital contribution of stock compensation expense (financing)	15,707	11,432	9,898
Capital contribution of stock compensation expense (investing)	(790)	(689)	(765)
Capital contribution of stock compensation expense (operating)	(14,917)	(10,743)	(9,133)
Security exchanges and asset in kind trades - bond proceeds (investing)	1,482,714	2,460,700	1,409,148
Security exchanges and asset in kind trades - bonds acquired (investing)	(1,470,714)	(2,460,700)	(1,552,616)
Reinsurance activity settled in bonds (operating)	577,685	79,294	345,190
Reinsurance activity settled in bonds (investing)	(577,685)	(79,294)	(345,190)
Security exchanges and asset in kind trades - other invested asset
proceeds (investing)	43,000	374,297	11,533
Security exchanges and asset in kind trades - other invested assets
acquired (investing)	(43,000)	(374,295)	(11,533)
Security exchanges and asset in kind trades - stocks acquired (investing)	(25,752)	(1,717)	(46,532)
Interest capitalization (operating)	16,401	8,050	4,503
Interest capitalization (investing)	(16,401)	(8,050)	(4,503)
Security exchanges and asset in kind trades - stock proceeds (investing)	13,752	1,714	190,000
Transfer from mortgage loans to other invested assets - proceeds (investing)	—	218,611	1,689
Transfer from mortgage loans to other invested assets - acquired (investing)	—	(218,611)	(1,689)
Dividends paid - other invested asset distribution (investing)	—	—	409
Dividends paid (financing)	—	—	(409)

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
1.    Nature of Operations and Significant Accounting Policies

Organization and Nature of Business
Athene Annuity and Life Company (the Company) is a stock life insurance company domiciled in the State of Iowa and was founded in 1896. The Company is licensed in the District of Columbia, Puerto Rico and all states except New York. The Company is a leading retirement services company offering savings products through independent agents and financial institutions that are focused on simple, tax efficient solutions such as fixed indexed and fixed rate annuities. The Company also issues group annuity contracts within a separate account structure to employers related to pension group annuity (PGA) transactions and funding agreements to financial institutions.
All outstanding shares of the Company were owned by Athene Annuity & Life Assurance Company (AADE), a stock life insurance company domiciled in the State of Delaware. At December 31, 2021, AADE was a wholly owned subsidiary of Athene USA Corporation (AUSA), a non-insurance company incorporated in the State of Iowa. AUSA is an indirect wholly owned subsidiary of Athene Holding Ltd. (AHL), a Bermuda exempted company. AHL's common shares comprise a single class of voting common stock (Class A Common Shares). Certain investment funds and management entities (Apollo Holders) affiliated with Apollo Global Management, Inc. (AGM), a Delaware corporation, beneficially own more than 10% of the Class A Common Shares. No person or entity, other than the Apollo Holders, beneficially owns more than 10% of the Class A Common Shares. Leon Black, Joshua Harris and Marc Rowan, who are the founders of AGM, are the ultimate controlling persons of the Apollo Holders, and as such, are the ultimate controlling persons of AHL and its regulated insurance company subsidiaries. AHL’s bye-laws include several specific restrictions and adjustments to the voting power of the holders of Class A Common Shares. Among these restrictions and adjustments, other than AGM and certain of its affiliates, no one holder of Class A Common Shares (together with its affiliates) may control in excess of 9.9% of the total voting power of AHL without the consent of AHL’s board of directors. If such holder, together with its affiliates, would control in excess of 9.9% of AHL’s total voting power, then such holder’s voting power would be reduced to 9.9% and the excess voting power would generally be reallocated to all other shareholders on a pro rata basis. At December 31, 2021, the Class A Common Shares were listed on the New York Stock Exchange and traded under the symbol “ATH”.
On March 8, 2021, AHL, an indirect parent of the Company, entered into an Agreement and Plan of Merger (Merger Agreement), by and among AHL, AGM, Tango Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of AGM (HoldCo), Blue Merger Sub, Ltd., a Bermuda exempted company and a direct wholly owned subsidiary of HoldCo (AHL Merger Sub), and Green Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of HoldCo (AGM Merger Sub). AHL and AGM have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all-stock merger transaction to combine the respective businesses by: (1) AGM merging with AGM Merger Sub, with AGM surviving such merger as a direct wholly owned subsidiary of HoldCo (AGM Merger), (2) AHL merging with AHL Merger Sub, with AHL surviving such merger as a direct wholly owned subsidiary of HoldCo (AHL Merger and, together with the AGM Merger, Mergers), and (3) as of the effective time of the Mergers, changing the name of HoldCo to be Apollo Global Management, Inc. The Mergers closed on January 1, 2022 and AHL became a direct wholly owned subsidiary of AGM. Additionally, following the completion of the Mergers, AUSA contributed to its direct wholly owned subsidiary, Athene Annuity Re Ltd. (AARe), AUSA’s ownership in AADE whereas AADE became a direct wholly owned subsidiary of AARe.

The Company owns all the outstanding capital stock of Athene Annuity & Life Assurance Company of New York (AANY), which in turn owns all the outstanding capital stock of Athene Life Insurance Company of New York (ALICNY). The Company also owns all the outstanding capital stock of Structured Annuity Reinsurance Company (STAR), Athene Re USA IV, Inc. (Athene Re IV), Centralife Annuities Services, Inc. and AAIA RML, LLC.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
Regulatory Closed Blocks
The Company established two regulatory closed blocks, on March 31, 2000 for Indianapolis Life Insurance Company and June 30, 1996 for AmerUs Life Insurance Company, in connection with the reorganization of two mutual insurance predecessor entities of the Company to a stock form. Insurance policies which had a dividend scale in effect at the time of the reorganizations were included in the closed blocks. The closed blocks were designed to give reasonable assurance to owners of affected policies that assets will be available to support such policies, including maintaining dividend scales in effect at the time of the reorganization, if the experience underlying such scales continues. The assets allocated to the closed blocks, including revenue therefrom, will accrue solely to benefit the owners of policies included in the block until the block is no longer in effect. Payment of dividends on closed block policies will be supported by closed block assets; however, in the unlikely event the closed block assets are insufficient to meet minimum policy obligations, dividend payments will be made from the general funds.

Basis of Presentation
The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

The accompanying financial statements have been prepared on the basis of accounting practices prescribed or permitted by the Insurance Division, Department of Commerce, of the State of Iowa (Iowa Department). The State of Iowa has adopted the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual. These practices differ from accounting principles generally accepted in the United States of America (GAAP) and are presumed to be material.
The more significant of the differences from those prescribed or permitted by the Iowa Department and GAAP are as follows:
Fixed Maturity Securities: Investments in bonds, redeemable preferred stocks, and surplus notes are reported at amortized cost or fair value based on their rating by the NAIC; for GAAP, such investments would be designated at purchase as held-to-maturity, trading or available-for-sale. For GAAP, held-to-maturity fixed maturity investments would be reported at amortized cost, and the remaining fixed maturity investments would be reported at fair value with unrealized holding gains and losses reported in operations for those designated as trading and as a separate component of other comprehensive income for those designated as available-for-sale.
A decline in a security’s estimated fair value that is other-than-temporary is treated as a realized loss in the statements of operations and the cost basis of the security is reduced to its estimated fair value. Under GAAP, effective January 1, 2020, available-for-sale securities with a fair value that has declined below amortized cost are evaluated to determine how the decline in fair value should be recognized. If it is determined, based on the facts and circumstances related to the specific security, that the holder intends to sell a security or it is more likely than not that the holder would be required to sell a security before the recovery of its amortized cost, any existing allowance for credit losses is reversed and the amortized cost of the security is written down to fair value. If neither of these conditions exist, the holder evaluates whether the decline in fair value has resulted from a credit loss or other factors. If the decline in fair value resulted from a credit loss, the cost basis is not reduced but rather a valuation allowance is established and is remeasured each period for the passage of time, any change in expected cash flows, and changes in the fair value of the security.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
Purchased Credit Impaired and Deteriorated Securities: Purchases of certain securities, primarily non-agency mortgage-backed securities, that have experienced deterioration in credit quality since their issuance are accounted for as purchased credit impaired (PCI). The Company determined, based on its expectations as to the timing and amount of cash flows expected to be received, that it was probable at acquisition that it would not collect all contractually required payments, including both principal and interest and considering the effects of prepayments, for these PCI securities. The difference between the undiscounted expected future cash flows of the PCI securities and the recorded investment in the securities represents the accretable yield, which is to be accreted into investment income, net of related expenses over their remaining lives on a level-yield basis. Additionally, the difference between the contractually required payments on the PCI securities and the undiscounted expected future cash flows represents the non-accretable difference. Over time, based on actual payments received and changes in estimates of undiscounted expected future cash flows, the accretable yield and the non-accretable difference can change. On a quarterly basis, the undiscounted expected future cash flows associated with PCI securities are reevaluated based on updates to key assumptions. Changes to undiscounted expected future cash flows due solely to the changes in the contractual benchmark interest rates on variable-rate PCI securities will change the accretable yield prospectively. Declines in undiscounted expected future cash flows due to further credit deterioration as well as changes in the expected timing of the cash flows can result in the recognition of an OTTI charge. Significant increases in undiscounted expected future cash flow changes are recognized prospectively as an adjustment to the accretable yield.

Under GAAP, effective January 1, 2020, securities having experienced a more-than-insignificant deterioration in credit quality since their origination are accounted for as purchased credit deteriorated (PCD) securities. Additionally, structured securities classified as beneficial interests follow the initial measurement guidance for PCD investments if there is a significant difference between contractual cash flows adjusted for expected prepayments and expected cash flows at the date of recognition. The initial allowance for credit losses for PCD investments is recorded through a gross-up adjustment to the initial amortized cost. For PCD securities and structured securities classified as beneficial interests, the initial allowance is calculated as the present value of the difference between contractual cash flows adjusted for expected prepayments and expected cash flows at the date of recognition. The non-credit purchase discount or premium is amortized into investment income using the effective interest method. The credit discount, represented by the allowance for expected credit losses, is remeasured each period consistent with that described above in Fixed Maturity Securities.

Mortgage Loans: Valuation allowances, if necessary, are established for mortgage loans based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, prior to January 1, 2020, such allowances were based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, if foreclosure is probable, on the estimated fair value of the collateral. The initial valuation allowance and subsequent changes in the allowance for mortgage loans were charged or credited directly to surplus, rather than being included as a component of earnings as would be required under GAAP. Under GAAP, effective January 1, 2020, such allowances are established for the expected credit losses at the time of purchase and represents the portion of the asset’s amortized cost basis the Company does not expect to collect due to credit losses over the asset’s contractual life. Expected credit losses considers past events, current conditions, and reasonable and supportable forecasts of future economic conditions or macroeconomic forecasts.
Real Estate: Investments in real estate are reported net of related obligations. Under GAAP, real estate is reported on a gross basis.

Short-term investments: Short-term investments include investments with maturities less than one year from the date of acquisition and are included in cash, cash equivalents and short-term investments in the balance sheets and statements of cash flows. Under GAAP, investments with maturities less than three months from the date of acquisition are included in cash and cash equivalents while investments with maturities less than one year but greater than three months are included in short-term investments and are not part of cash and cash equivalents in the statements of cash flows.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
Derivatives: Derivative instruments used in hedging transactions that meet the criteria of an effective hedge, and are designated in a hedge accounting relationship, are valued and reported in a manner that is consistent with the hedged asset or liability (e.g., amortized cost or fair value with the net unrealized capital gains (losses) reported in surplus along with any adjustment for federal income taxes). Embedded derivatives are not accounted for separately from the host contract. Under GAAP, all derivatives are reported on the balance sheets at fair value, and an embedded derivative within a contract that is not clearly and closely related to the economic characteristics and risks of the host contract is accounted for separately from the host contract and valued and reported at fair value. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge, or that meet the required criteria but the Company has chosen not to apply hedge accounting, are accounted for at fair value and the changes in the fair value are recorded as unrealized gains or unrealized losses directly to surplus rather than to income as required under GAAP. Refer to Note 2 for discussion surrounding the Company's prescribed practices applied to derivatives.
Other Invested Assets: Changes in value of certain other long-term investments accounted for under the equity method of accounting are recorded as unrealized gains and losses as a component of surplus. Under GAAP, such changes are recorded through earnings.
Interest Maintenance Reserve (IMR):  Under a formula prescribed by the NAIC, the Company defers the portion of realized capital gains and losses on sales of fixed income investments attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity of the individual security sold. The Company also defers the gains and losses related to the market value adjustment (MVA) on annuity policies.  The net deferral is reported as IMR in the accompanying balance sheets.  Realized capital gains and losses are reported in income net of federal income tax and transfers to the IMR.  Under GAAP, realized capital gains and losses and the MVA would be reported in the statements of operations on a pretax basis in the period that the assets giving rise to the gains or losses are sold or the MVA was realized.

Asset Valuation Reserve (AVR): The AVR provides a valuation allowance for invested assets and is determined by an NAIC prescribed formula with changes reflected directly in surplus; AVR is not recognized for GAAP.
Policy Acquisition Costs: The costs of acquiring and renewing business are expensed as incurred. Under GAAP, acquisition costs directly related to successful acquisition of new or renewal contracts are capitalized and amortized over the life of the contracts.
Nonadmitted Assets: Certain assets are designated as nonadmitted; principally, as applicable, certain receivables from agents and bills receivable, electronic data processing equipment, capitalized software, furniture and equipment, prepaid expenses, certain deferred income tax assets, non-insurance subsidiaries for which audited GAAP financial statements are not obtained, and other certain assets not specifically identified as an admitted asset within the NAIC Accounting Practices and Procedures Manual, are excluded from the accompanying balance sheets and are charged directly to surplus. Under GAAP, there is no concept of nonadmitted assets.
Universal Life and Annuity Policies: Revenues for universal life and annuity policies with mortality or morbidity risk (including annuities with purchase rate guarantees) consist of the entire premium received and benefits incurred represent the total of surrender and death benefits paid and the change in policy reserves. Interest on these policies is reflected in other benefits. Premiums received and benefits incurred for annuity policies without mortality or morbidity risk are recorded using deposit accounting, and recorded directly to an appropriate policy reserve account, without recognizing premium income or benefits paid. Under GAAP, premiums received on universal life are recorded directly to the reserve liability and benefits incurred represent interest credited to the policy account value and the excess of benefits paid over the policy account value. For deferred annuity policies and single premium immediate annuity (SPIA) policies without life contingencies, premiums received and benefits paid are recorded directly to the reserve liability.

Deposit-Type Contracts: The Company records the liability for funding agreements as deposit-type contracts in the amount equal to the notional value plus the accrued interest on the next coupon payment or in the amount equal to

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
the present value of future interest payments and maturity payments discounted at the appropriate statutory valuation rate. Under GAAP, these liabilities are recorded using the effective interest method based on the initial deposit (net of deferrable acquisition costs) and projected future coupon payments and maturity value. For funding agreements denominated in foreign currencies, the liabilities are calculated in the foreign currency and then converted to US dollars using the spot foreign exchange rate as of the balance sheet date.
For SPIA without life contingencies, the Company records the liability as the present value of cash flows discounted using prescribed valuation interest rates. Under GAAP these liabilities are recorded using the effective interest method whereby an effective interest rate is solved for such that the present value of benefits and maintenance expenses equals the gross premium received less deferrable acquisition costs.
Benefit Reserves: Certain policy reserves, including the group annuity contracts related to PGA, are calculated as the present value of cash flows discounted using prescribed valuation interest rates and prescribed mortality rather than on estimated expected experience or actual account balances as would be required under GAAP. For group annuity contracts related to PGA business issued in 2018 and after, the Company received approval from the Iowa Department to use an alternative methodology where mortality is based on prudent best estimate assumptions rather than prescribed mortality. For PGA group annuity contracts with deferred lives (participants not currently receiving pension benefits but eligible to commence at a future date), the present value of expected benefits are determined using best estimate assumptions (mortality, election type, election age, etc.) based on any plan experience, industry data and actuarial judgement with provisions for adverse deviation, where appropriate.

Reinsurance: Policy and contract liabilities ceded to reinsurers under coinsurance agreements have been reported as reductions of the related reserves rather than as assets as would be required by GAAP. Any reinsurance balances deemed to be uncollectible are written off through a charge to earnings. A liability for reinsurance balances is provided for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to those amounts are credited or charged directly to surplus. Under GAAP, an allowance for expected credit losses is established through a charge to earnings with subsequent changes to expected credit losses recognized as an adjustment to that allowance through a charge to earnings. Commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.
Deferred Income Taxes: Deferred tax assets are limited to: 1) the amount of capital gains taxes paid in prior years that can be recovered through capital loss carrybacks for existing temporary differences that reverse during a time frame corresponding with Internal Revenue Service (IRS) tax loss carryback provisions, not to exceed three years, plus 2) the lesser of the amount of the remaining gross deferred tax assets expected to be realized within three years of the balance sheet date or 15% of adjusted capital and surplus excluding any net deferred income tax assets, electronic data processing equipment and operating software and any net positive goodwill, plus 3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities after considering the character (i.e. ordinary versus capital) of the deferred tax assets and liabilities. The remaining deferred tax assets are nonadmitted. Deferred taxes do not include amounts for state taxes. Under GAAP, state taxes are included in the computation of deferred taxes, a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable.
Policyowner Dividends: Policyowner dividends are recognized when declared rather than over the term of the related policies as required by GAAP, and are reserved one year in advance through charges to operations.
Subsidiaries, Controlled and Affiliated Entities: The accounts and operations of the Company’s subsidiaries are not consolidated with the accounts and operations of the Company. Under GAAP, such consolidation would be required.
Comprehensive Income: Comprehensive income and its components are not presented in the financial statements, which is required under GAAP.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
Separate Accounts: Separate account premiums and benefits are recognized in the accompanying statements of operations and transferred to or from the separate account. Under GAAP, separate account premiums and benefits are not recognized. The accounts and operations of the Company’s Funding Agreements, Group Annuity, and Index-Linked Annuity Separate Accounts are not consolidated with the accounts and operations of the Company as would be required under GAAP.

Other significant accounting policies follow:

Investments
The Company's bonds, loan-backed and structured securities, preferred stocks, affiliated and unaffiliated common stocks, mortgage loans, real estate, policy loans, short-term investments, cash equivalents and other invested assets are stated using methods prescribed by the NAIC, as follows:

•Bonds not backed by other loans are principally stated at amortized cost using the modified scientific method unless they are designated by the Securities Valuation Office (SVO) of the NAIC as Class 6, in which case they are reported at the lower of amortized cost or fair value. Bonds containing issuer call provisions (except "make-whole" call provisions) are amortized to the call or maturity value and date which produces the lowest asset value (yield-to-worst).

•Loan-backed and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities, except for principal-only, interest-only, purchased credit impaired securities, and securities not highly rated at the time of purchase, which are valued using the prospective method.

•Effective January 1, 2021, the Company adopted the revised guidance in SSAP No. 32R, Preferred Stock, which requires perpetual preferred stock to be carried at fair value, not to exceed any currently effective call price. Prior to 2021 preferred stocks that have characteristics of debt securities and were designated by the SVO as Class 3 or better were reported at cost or amortized cost. Preferred stocks designated by the SVO as Class 4 or worse were reported at the lower of cost or fair value. The related net unrealized capital gains or losses are reported in surplus along with any adjustment for federal income taxes. The impact at adoption did not have a material effect on the Company's financial statements.

•Affiliated common stock of the Company’s insurance subsidiaries is reported in accordance with SSAP No. 97, Investments in Subsidiary, Controlled and Affiliated Entities, at the subsidiary's underlying capital and surplus plus unamortized goodwill. The Company’s investment in non-insurance subsidiaries is reported at the subsidiary's GAAP book value. The net change in the underlying book value of the subsidiaries is reflected within surplus as a change in unrealized capital gains and losses.

•Unaffiliated common stocks are reported at fair value based on quoted market prices or commercially available vendor prices and the related net unrealized capital gains or losses are reported in surplus along with any adjustment for federal income taxes. The Company is a member of the Federal Home Loan Bank (FHLB) of Des Moines which requires members to purchase FHLB capital stock in relation to the amount of FHLB advances drawn by such member. There is no active market for FHLB stock, and the stock is carried at cost, which is equivalent to fair value.

•There are no restrictions on assets, except for those disclosed in Note 4.

•Mortgage loans are reported at unpaid principal balances, net of unamortized premiums and discounts, less allowance for specific reserves. A mortgage loan is considered for a specific allowance when, based on current information and events, it is probable that the Company will be unable to collect all principal and interest amounts

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
due according to the contractual terms of the mortgage agreement. When management determines that it will not be able to collect all scheduled principal and interest, a specific allowance is established and the mortgage loan is written down to net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Subsequent recoveries in fair value reduce the specific reserve and are recorded as realized gains.

•Real estate classified as held for sale is reported at lower of cost net of related obligations or fair value. Real estate classified as held for the production of income, which is entirely land, is reported at cost net of related obligations.

•Policy loans are valued at unpaid principal balances.

•Short-term investments include investments with remaining maturities of one year or less at the time of acquisition (excluding those investments classified as cash equivalents as defined below) and are principally stated at amortized cost. Short-term investments include bonds and money market instruments.

•Cash equivalents are short-term highly liquid investments with an original or remaining maturity of three months or less at the date of purchase and are principally stated at amortized cost.

•Other invested assets are primarily comprised of partnership interests. Partnership interests are accounted for under the equity method of accounting under which the carrying value of the related partnership interest is based on the Company’s proportional share of the GAAP equity of the partnership. Any difference between the cost basis and carrying value of the partnership interest is reflected in surplus. Other than partnerships, other invested assets may include surplus notes. Surplus notes with an NAIC 1 or NAIC 2 designation are reported at amortized cost. Surplus notes with an NAIC 3 through NAIC 6 designation are reported at the lesser of amortized cost or fair value, with fluctuations in fair value reflected within surplus as a change in unrealized gains and losses.

•Repurchase agreements and reverse repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to purchase the same or substantially the same securities from the buyer at an agreed upon price and, usually, at a stated date as defined in SSAP No. 103, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The Company's repurchase agreements are accounted for as secured borrowings. The Company pledges investments, receives cash as collateral and establishes a liability to return the collateral. For reverse repurchase agreements, the Company lends cash and establishes a short-term investment for the principal amount loaned under the agreement.

Changes in unrealized gains or losses on bonds, redeemable preferred stocks, common stocks and nonredeemable preferred stocks carried at fair value are credited or charged directly to surplus, except those securities with other-than-temporary impairment (OTTI). A decline in a security’s estimated fair value that is other-than-temporary is treated as a realized loss in the statements of operations and the cost basis of the security is reduced to its estimated fair value. The Company identifies fixed income and equity securities that could potentially have impairments that are other-than-temporary by monitoring changes in fair value of its securities relative to the amortized cost of those securities. The Company reviews its bonds and stocks on a case-by-case basis to determine whether an OTTI exists and whether losses should be recognized through earnings. The Company considers relevant facts and circumstances in evaluating whether a credit or interest rate-related impairment of a security is other-than-temporary. Relevant facts and circumstances considered include: (1) the extent and length of time the fair value has been below cost; (2) the reasons for the decline in fair value; (3) the issuer’s financial position and access to capital; and (4) for fixed income securities, the Company’s intent to sell a security or whether it is more likely than not it will be required to sell the security before the recovery of its amortized cost (which, in some cases, may extend to maturity) and for equity securities, the Company’s ability and intent to hold the security for a period of time that allows for the recovery in value. To the extent the Company determines that a security is deemed to be other-than-temporarily impaired, an impairment loss is recognized.

The recognition of an OTTI for loan-backed and structured securities is dependent upon the Company’s ability and intent to hold the security until the ultimate recovery of amortized cost. SSAP No. 43R, Loan-backed and Structured Securities, requires that an OTTI loss be recognized in earnings for a loan-backed or structured security

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
in an unrealized loss position when it is anticipated that the cost basis will not be recovered. When an OTTI is recognized, the non-interest related portion of the OTTI loss is recorded through AVR and the interest related portion is recorded through IMR. In situations where the Company intends to sell the security, or it does not have the intent and ability to hold the security until recovery of the amortized cost basis, the entire difference between the security’s amortized cost and estimated fair value is recognized as an OTTI loss in the statements of operations. In situations where the Company does not intend to sell the security, and has both the intent and ability to hold the security until recovery of the amortized cost basis but does not expect to recover the entire amortized cost, the difference between the amortized cost basis of the security and the net present value of the future cash flows expected to be collected is recognized as an OTTI loss in the statements of operations.
Realized capital gains and losses are determined on a first-in, first-out basis and are recorded net of related federal income taxes. The AVR is established by the Company to provide for potential losses in the event of default by issuers of certain invested assets. These amounts are determined using a formula prescribed by the NAIC and are reported as a liability. The formula for the AVR provides for a corresponding adjustment for realized gains and losses. Under a formula prescribed by the NAIC, the Company defers, in the IMR, the portion of realized gains and losses on sales of fixed income investments (principally bonds and mortgage loans) attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity of the security.
Changes in nonadmitted asset carrying amounts are recorded directly to surplus.
Interest income is recognized on an accrual basis. The Company does not accrue income on bonds in default, mortgage loans on real estate in default or foreclosure or which are delinquent more than 90 days. Income is also not accrued when collection is uncertain. In addition, accrued interest is excluded from interest income when payment exceeds 90 days past due.
Derivatives
Derivatives are carried on the Company’s balance sheets as both derivative assets and derivative liabilities. The Company currently executes both bilateral trades and cleared trades. For bilateral trades, the Company has elected to present any derivatives subject to master netting provisions as a gross asset or liability, gross of collateral presented. Cleared trades are cleared and settled through the broker, the central clearing counterparty and Futures Commission Merchant (FCM). On the date a derivative contract is executed, the Company designates derivatives as either a cash flow hedge, fair value hedge, or a free-standing derivative held for other risk management purposes, which primarily involve managing asset or liability risks associated with the Company’s reinsurance treaties which do not qualify for hedge accounting. Free-standing derivatives also include derivatives that economically hedge interest rate risk and other cash flows risks but do not qualify for, or the Company has chosen not to apply, hedge accounting. The Company’s policy is to align the derivative income or expense to the statements of operations line item for which it relates.
For bilateral derivative positions, in order to reduce the amount of exposure on derivative instruments, the Company may be required to pledge or receive collateral for any derivative contracts that are entered into. The amount of collateral that is required is based on the fair value of the contract and credit threshold of the counterparty. For cleared derivative positions, the Company is required to satisfy daily collateral requirements associated with our FCM agreement and these amounts include initial margin requirements.

Derivative instruments that qualify for hedge accounting are valued and reported in a manner consistent with the hedged asset or liability. To qualify for hedge accounting, the Company must maintain specific documentation regarding the risk management objectives of the hedge and demonstrate on an ongoing basis that the hedging relationship remains highly effective. Derivatives that do not qualify for, or for which the Company has elected not

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
to apply hedge accounting, excluding replication transactions and those accounted for in accordance with Iowa Administrative Code Section 191-97, Accounting for Certain Derivative Instruments Used to Hedge the Growth in Interest Credited for Indexed Insurance Products and Accounting for the Indexed Insurance Products Reserve (IAC Section 191-97) (refer to discussion in Note 2), are measured at fair value each reporting period with changes in fair value recorded as unrealized gains or losses in surplus. Cash payments made or received on these derivative instruments are recorded through net investment income.

Futures are recorded at fair value of margin on deposit with the clearing broker and changes in this margin on deposit are recognized in the summary of operations through investment income.

Separate Accounts
Separate account assets and liabilities reported in the balance sheets represent funds that are separately administered. The Company maintains four separate account arrangements. The first arrangement includes one separate account containing funding agreements, known as Separate Account - Funding Agreements. The assets within this separate account represent a reinsurance receivable, as these funding agreements are ceded as discussed in Note 7 and Note 9.
The second arrangement includes one separate account, known as ALAC Separate Account I, consisting of previously sold variable annuity products. The Company ceased marketing these products in 2002. These separate account assets are legally segregated and are not subject to claims which may arise from any other business of the Company. The assets and liabilities of the variable lines of business are reported at fair value since the underlying investment risks are assumed by the policy owners. Investment income and gains or losses arising from the variable lines of business accrue directly to the policy owners and are, therefore, not included in investment earnings in the accompanying statements of operations.
The third arrangement, known as Group Annuity Separate Accounts, includes six separate accounts supporting annuity contracts issued to various employers, or trusts established by such employers, in respect of those employers' pension plans. The separate account assets are legally segregated and are not subject to claims which may arise from any other business of the Company. The group fixed annuity contracts obligate the Company's general account to make annuity payments if the separate account is not able to do so.
The fourth arrangement, known as Index-Linked Deferred Annuity Contract Separate Account, supports registered index-linked deferred annuity contracts issued by the Company.  The separate account assets are legally segregated and are not subject to claims which may arise from any other business of the Company.  The Company’s general account has guaranteed the amounts under the index-linked deferred annuity contracts, to the extent not covered by the assets in the separate account.

Premiums and Annuity Considerations
Revenues for policies with mortality or morbidity risk (including annuities with purchase rate guarantees) consist of the entire premium received. These revenues are recognized when due. Benefits incurred represent the total of surrender and death benefits paid and the change in policy reserves. Premiums received and benefits paid for annuity policies without mortality or morbidity risk are recorded using deposit accounting, and recorded directly to an appropriate policy reserve account, without recognizing premium income or benefits paid. Accident and health premiums are earned pro-rata over the terms of the policies.

Deferred and uncollected life insurance premiums represent annual or fractional premiums, either due and uncollected or not yet due, where policy reserves have been provided on the assumption that the full premium for the current year has been collected.

Policy Reserves and Funds on Deposit
Policy reserves for life and annuity contracts, including the group annuity contracts related to PGA issued prior to 2018, are developed using prescribed actuarial methods. Life reserves are calculated using the Net Level Premium

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
method, Commissioner’s Reserve Valuation Method, or a modified method. Annuity reserves are calculated using the Commissioner’s Annuity Reserve Valuation Method. The use of these reserve methods for life policies is to partially offset the effect of immediately expensing acquisition costs by providing a policy reserve increase in the first policy year, which is less than the reserve increase in renewal years. For group annuity contracts related to PGA business issued in 2018 and after, the Company received approval from the Iowa Department to use an alternative methodology where prudent best estimate assumptions are used. Reserves meet the minimum requirements of the insurance laws and regulations of the state of domicile.
Accident and health policy reserves are calculated using statistical analyses to develop and estimate the ultimate net cost of reported and unreported losses. The reserves also include an amount for unearned premiums determined by prorating the premiums received over the terms of the policies and active-life mid-terminal reserves for individual non-cancelable and guaranteed renewable policies using the net level premium method.
The reserves related to fixed-rate investment contracts and policyowner funds left on deposit with the Company are generally equal to fund balances less applicable surrender charges.
The Company offers riders on its fixed annuities which provide for future withdrawal and death benefits. In accordance with the NAIC’s Accounting Practices and Procedures Manual, the rider should be reserved for under Actuarial Guideline 33 (AG 33). The Company requested and received approval from the Iowa Department to use an alternative methodology under the Practical Considerations section of AG 33 for policies issued prior to January 1, 2014. The reserve held for policies issued prior to January 1, 2014 was based on Actuarial Guideline 43 (AG 43), the approved alternative method for these contracts. The reserve held for policies issued January 1, 2014 and after was based on AG 33.

The Company uses an AG 43 reserving approach for all individual variable annuity and index-linked annuity business not classified as a registered indexed linked annuity (RILA). All reinsurance applicable to this business, including treaties covering guaranteed minimum accumulation benefits and guaranteed minimum death benefit features, are covered by AG 43. AG 43 prescribes an approach to calculating reserves that uses a combination of a principles-based method and a rules-based method. Reserves are recorded in aggregate as the greater of (a) a principle-based approach using a range of stochastically generated economic scenarios applied to the in force policies in aggregate and (b) a rule-based, seriatim calculation using defined assumptions and a single economic scenario. Specific attributes of the business and its management, including guarantee features, fund allocation, hedging activity and revenue sources are reflected as well.

The Company uses Valuation Manual 21 (VM-21) for RILA contracts. VM-21 became effective January 1, 2020 for new and existing variable and RILA contracts, however Athene received approval from the Iowa Department to continue to use AG 43 for the closed variable annuity block. VM-21 is a principles-based reserve approach that utilizes company specific assumptions and stochastic scenarios, floored by a standard projection which uses prescribed assumptions and acts as a guardrail against potential outliers resulting from company specific assumptions.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the premium beyond the date of death. Reserves are provided for surrender values in excess of reserves as legally computed.

Additional premiums are charged for policies issued on substandard lives according to underwriting classification. Mean reserves are determined by computing the regular mean reserve for the policy and holding an additional one half of the extra premium charged for the year.

Tabular interest, tabular less actual reserves released and tabular cost have been determined by formula. Tabular interest on funds not involving life contingencies has also been determined by formula.
The following summarizes the mortality tables used to compute life and annuity policy reserves on a net basis:

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31, 2021		December 31, 2020
	Amount	Percent	Amount	Percent
Life insurance - (41 CSO, 58 CET, 58 CSO, 80 CET,
80 CSO, 01 CSO, AE, 17 CSO (2.0 - 7.5%))	$44,481	0.1%	$66,437	0.1%
Annuities - (71 IAM, 83 IAM, A2000, 12 IAR, 21 VM21
(1.5 - 11.0%))	47,141,597	99.4	45,680,374	99.3
Other - (1.0 - 11.25%)	255,899	0.5	269,005	0.6
Total	$47,441,977	100.0%	$46,015,816	100.0%

Contract Claim Reserves
Claim reserves represent the estimated accrued liability for claims reported to the Company and claims incurred but not yet reported through the date of the balance sheets. These reserves are estimated using either individual case-basis valuations or statistical analysis techniques. These estimates are subject to the effects of trends in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes available.

Participating Business
Participating policies entitle the policyowners to receive dividends based on actual interest, mortality, morbidity, and expense experience for the related policies. These dividends are distributed to the policyowners through an annual dividend using current dividend scales, which are approved by the Company's Board of Directors. As of December 31, 2021 and 2020, 64.5% and 62.3%, respectively, of the Company's life policies were paying dividends.

The method of accounting for policyowner dividends is based upon dividends credited annually to policyowners on their policy anniversary date plus the change from the prior period on one year’s projected dividend liability on policies inforce at the statement date. There was no additional income allocated to participating policyowners for the years ended December 31, 2021 and 2020.

Corporate Owned Life Insurance
The Company is the owner and beneficiary of life insurance policies included in admitted assets at their cash surrender values pursuant to SSAP No. 21, Other Admitted Assets. At December 31, 2021 and 2020, the cash surrender values in the investment vehicle were $378,713 and $411,641, respectively, and were allocated 100% to other invested assets based on primary underlying investment characteristics. Refer to Note 15 for additional discussion.

Goodwill
On October 2, 2013, AADE contributed AANY to the Company, which included remaining unamortized goodwill of $10,650. Pursuant to SSAP No. 68, Business Combinations and Goodwill, the goodwill is recognized as part of the carrying amount of the investment in subsidiary and is amortized on a straight-line basis over a ten year period. The Company maintained AADE’s original goodwill amortization schedule. The admitted carrying value of this goodwill is $1,065 and $2,130 at December 31, 2021 and 2020, respectively, and is 0.4% and 0.7% of AANY's book adjusted carrying value, gross of admitted goodwill at December 31, 2021 and 2020, respectively. There was $1,065 of amortization in 2021, 2020 and 2019. At December 31, 2021, the Company continues to believe the carrying value of AANY, and thus the carrying value of this goodwill, is recoverable.

Reinsurance

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
Reinsurance premiums and benefits, paid or provided, are accounted for on a basis consistent with those used in accounting for the policy as originally issued and with the terms of the reinsurance contracts. Gains associated with reinsurance of inforce blocks of business are included in surplus and are amortized into income as earnings emerge on the business reinsured. Premiums ceded and recoverable losses have been reported as a reduction of premium income and benefits, respectively. Policy liabilities and accruals are reported in the accompanying financial statements net of amounts ceded. For the Company’s modified coinsurance agreements, policyholder reserves ceded are a component of the total modified coinsurance reserve. Changes in the modified coinsurance reserve are reflected through the modified coinsurance reserve adjustment line in the accompanying statements of operations. Reinsurance recoverable are amounts due from reinsurers on benefits paid by the Company. Reinsurance receivables consist of commissions and expense allowances due and other refunds due from the reinsurer.

Federal Income Taxes
Deferred federal income taxes are calculated as defined by SSAP No. 101, Income Taxes. SSAP No. 101 establishes deferred tax assets and liabilities based on differences between statutory and tax reporting. The deferred tax assets are then subject to an admissibility test which can limit the amount of deferred tax assets that are recorded.

Reclassifications
Within the accompanying financial statements, there have been reclassifications of amounts previously presented to conform to the current year presentation. These reclassifications within the accompanying financial statements had no impact on capital and surplus or income amounts previously presented.

2.    Prescribed and Permitted Statutory Accounting Practices
The Iowa Department recognizes only statutory accounting practices prescribed and permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company and for determining its solvency under the Iowa Insurance Law. The NAIC’s Accounting Practices and Procedures Manual has been adopted as a component of prescribed or permitted practices by the State of Iowa. The Commissioner of the Iowa Department (the Commissioner) has the right to permit other specific practices that deviate from prescribed practices.
Among the products issued by the Company are indexed universal life insurance and indexed annuities. These products allow a portion of the premium to earn interest based on certain indices, primarily the Standard & Poor’s 500® Composite Stock Price Index (S&P). Call options, futures, variance swaps and total return swaps are purchased to hedge the growth in interest credited to the customer as a direct result of increases in the related indices. In 2006, the Commissioner issued Bulletin 06-01, Accounting for Derivative Instruments Used to Hedge the Growth in Interest Credited for Index Products, which prescribes that an insurer may elect to recognize changes in the fair value of derivative instruments purchased to hedge indexed products in the statements of operations. The Company has elected to apply Bulletin 06-01 to its futures, variance swaps and total return swaps. Application of Bulletin 06-01 does not impact the Company's surplus.
In 2009, the Commissioner of the Division promulgated Iowa Administrative Code (IAC) Section 191-97, Accounting for Certain Derivative Instruments Used to Hedge the Growth in Interest Credited for Indexed Insurance Products and Accounting for the Indexed Insurance Products Reserve, which prescribes that an insurer may elect (i) to use an amortized cost method to account for certain derivative instruments, such as call options, purchased to hedge the growth in interest credited to the customer on indexed insurance products and (ii) to utilize an indexed annuity reserve calculation methodology under which call options associated with the current index interest crediting term are valued at zero. IAC Section 191-97 does not apply to products that do not guarantee a minimum interest accumulation, such as our variable and index-linked deferred annuities. The Company has elected to apply IAC Section 191-97 to its eligible over the counter (OTC) call options and reserve liabilities.

The NAIC requires annuities issued by life insurance companies on or after January 1, 2015, to use the 2012 Individual Annuity Reserving (IAR) Mortality Table. During 2015, the Commissioner promulgated IAC Section 43.3(5), which sets an elective alternative effective date of January 1, 2016 for adoption of the 2012 IAR Mortality

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
Table. The Company has chosen to use the Annuity 2000 Mortality Table for annuities issued between January 1, 2015 and December 31, 2015.

A reconciliation of the Company’s net income and surplus between practices prescribed or permitted by the Iowa Department and NAIC Statutory Accounting Practices (NAIC SAP) is shown below:

	Years Ended December 31,
	2021	2020	2019

Net (loss) income, Iowa basis	$(173,556)	$(15,957)	$240,982
Iowa prescribed practice:
Derivative instruments Bulletin 06-01	(3,329)	(4,966)	(2,192)
Derivative instruments IAC 191-97	98,310	(19,585)	(113,621)
2012 IAR Mortality Table for Annuities Issued
in 2015 IAC 43.3(5)	(877)	(371)	(1,649)
Net (loss) income, NAIC statutory accounting practices	$(79,452)	$(40,879)	$123,520

Surplus, Iowa basis	$1,278,852	$1,337,490	$1,208,647
Iowa prescribed practice:
Derivative instruments IAC 191-97	91,108	83,808	79,827
2012 IAR Mortality Table for Annuities Issued
in 2015 IAC 43.3(5)	(6,176)	(5,299)	(4,928)
Surplus, NAIC statutory accounting practices	$1,363,784	$1,415,999	$1,283,546

The Company owns all of the outstanding capital stock of Athene Re IV, a special purpose financial captive life insurance company domiciled in the State of Vermont.
Athene Re IV, with the explicit permission of the Commissioner of the Vermont Department of Financial Regulation of the State of Vermont, has included as an admitted asset a letter of credit serving as collateral for reinsurance credit taken by the Company in connection with reinsurance agreements entered into between Athene Re IV and the Company. Under NAIC SAP, the letter of credit would not otherwise be treated as an admitted asset.

There is no difference in Athene Re IV's net income between NAIC statutory accounting practices and practices prescribed or permitted by the Vermont Department for the year ended December 31, 2021, 2020 or 2019.

A reconciliation of Athene Re IV’s surplus between practices prescribed and permitted by the State of Vermont and NAIC SAP is shown below:

	Years Ended December 31,
	2021	2020	2019

Surplus, Vermont basis	$44,726	$30,885	$32,527
Vermont permitted practice:
Letter of credit	(117,144)	(133,743)	(138,737)
Surplus, NAIC statutory accounting practices	$(72,418)	$(102,858)	$(106,210)
The amounts reported for 2019 in the table above have been updated to reflect the amounts reported in the audited financials of Athene Re IV.
If Athene Re IV had not been permitted to include the letter of credit in surplus, its risk-based capital would have been below Mandatory Control Level.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

The Company carries its investment in Athene Re IV at Athene Re IV’s capital and surplus of $44,726. If Athene Re IV had not been permitted to include the letter of credit in surplus, Athene Re IV’s capital and surplus would be negative and the Company would have carried its investment in Athene Re IV at $0.
3.    Correction of Prior Period Errors
During 2021, the Company was notified by Accordia Life and Annuity Company of certain life insurance policies novated by them in error. This resulted in an overstatement of the Company’s A-791 amortization in prior annual statements. The impact of the correction of amortization represented a reclassification of $4,431 between income and surplus in 2021. In accordance with SSAP No. 3, Accounting Changes and Corrections of Errors, the income correction was recorded directly to surplus. This reclassification had no net impact on surplus as of December 31, 2021 and 2020 and is not considered material to the current and prior year financial statements.

During 2020, the Company identified errors within prior period financial statements relating to net investment income and the tax provision. In accordance with SSAP No. 3, Accounting Changes and Corrections of Errors, the corrections were recorded directly to surplus. The net impact of the correction of net investment income increased surplus by $2,801 and the tax correction decreased surplus by $4,552 in 2020. The total of these amounts represented less than 1% of ending capital and surplus as of December 31, 2020 and 2019 and is not considered material to the prior year financial statements.

During 2019, the Company identified an error within prior period financial statements relating to reserves. In accordance with SSAP No. 3, Accounting Changes and Corrections of Errors, the correction was recorded directly to surplus. The impact of the reserves correction decreased surplus by $3,161 in 2019 and represented less than 1% of ending capital and surplus as of December 31, 2019 and 2018 and is not considered material to the prior year financial statements.

4.    Investments

The carrying value and estimated fair value of investments principally held at amortized cost are summarized as follows:

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

		Gross	Gross
	Carrying	Unrealized	Unrealized	Fair
	Value	Gains	Losses	Value
December 31, 2021
Bonds:
U.S. governments	$246,905	$6,612	$6,061	$247,456
All other governments	343,536	12,028	7,211	348,353
U.S. states, territories and possessions, etc. guaranteed	30,250	2,044	107	32,187
U.S. political subdivisions of states, territories, and possessions, guaranteed	39,661	8,269	—	47,930
U.S. special revenue and special assessment obligations, etc. non-guaranteed	382,784	108,974	327	491,431
Industrial and miscellaneous	38,895,185	2,643,040	218,359	41,319,866
Hybrid securities	303,840	12,803	1,909	314,734
Parent, subsidiaries and affiliates	6,746,622	31,322	41,524	6,736,420
Unaffiliated bank loans	323,324	7,651	1,264	329,711
Total bonds	$47,312,107	$2,832,743	$276,762	$49,868,088
Preferred stocks
Industrial and miscellaneous	$228,375	$5,940	$171	$234,144
Parent, subsidiaries and affiliates	56,067	6,788	—	62,855
Total preferred stock	$284,442	$12,728	$171	$296,999
Short-term investments	$2,461,656	$154	$—	$2,461,810

		Gross	Gross
	Carrying	Unrealized	Unrealized	Fair
	Value	Gains	Losses	Value
December 31, 2020
Bonds:
U.S. governments	$265,284	$17,072	$1,486	$280,870
All other governments	308,700	28,763	—	337,463
U.S. states, territories and possessions, etc. guaranteed	24,389	3,650	—	28,039
U.S. political subdivisions of states, territories, and possessions, guaranteed	44,701	12,459	—	57,160
U.S. special revenue and special assessment obligations, etc. non-guaranteed	398,357	142,835	2	541,190
Industrial and miscellaneous	34,911,750	3,945,710	220,822	38,636,638
Hybrid securities	251,446	18,605	2,952	267,099
Parent, subsidiaries and affiliates	3,281,068	63,433	23,974	3,320,527
Unaffiliated bank loans	319,715	3,340	2,787	320,268
Total bonds	$39,805,410	$4,235,867	$252,023	$43,789,254
Preferred stocks
Industrial and miscellaneous	$119,702	$10,917	$—	$130,619
Parent, subsidiaries and affiliates	98,568	11,221	—	109,789
Total preferred stock	$218,270	$22,138	$—	$240,408
Short-term investments	$2,543,196	$150	$2	$2,543,344
Cash equivalents	$27,110	$—	$8	$27,102

A summary of the carrying value and fair value of the Company’s investments in bonds at December 31, 2021, by contractual maturity, is as follows:

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	Carrying
	Value	Fair Value

Due in one year or less	$529,366	$536,480
Due after one year through five years	4,706,165	4,869,397
Due after five years through ten years	6,889,053	7,188,374
Due after ten years	13,390,703	15,120,264
Perpetual	19,412	20,767
Loan-backed and structured securities	21,777,408	22,132,806
Total	$47,312,107	$49,868,088

The actual maturities may differ from the contractual maturities in the foregoing table because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

The following tables show gross unrealized losses and fair value for investments which other-than-temporary declines in value have not been recognized in the current period, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position:

	Less than or Equal to		Greater than
	Twelve Months		Twelve Months		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
December 31, 2021
Bonds:
U.S. governments	$53,245	$2,976	$19,112	$3,085	$72,357	$6,061
All other governments	126,017	7,211	—	—	126,017	7,211
U.S. states, territories and possessions, etc. guaranteed	2,830	107	—	—	2,830	107
U.S. special revenue and special assessment obligations, etc. non-guaranteed	25,432	229	2,260	98	27,692	327
Industrial and miscellaneous	11,554,254	173,428	1,110,113	44,931	12,664,367	218,359
Hybrid securities	70,051	980	4,558	929	74,609	1,909
Parent, subsidiaries, and affiliates	4,507,569	41,524	—	—	4,507,569	41,524
Unaffiliated bank loans	60,897	233	32,731	1,031	93,628	1,264
Preferred stocks	15,933	171	—	—	15,933	171
Total	$16,416,228	$226,859	$1,168,774	$50,074	$17,585,002	$276,933

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	Less than or Equal to		Greater than
	Twelve Months		Twelve Months		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
December 31, 2020
Bonds:
U.S. governments	$29,688	$1,374	$713	$112	$30,401	$1,486
U.S. special revenue and special assessment obligations, etc. non-guaranteed	—	—	20	2	20	2
Industrial and miscellaneous	2,622,059	100,009	2,060,922	120,813	4,682,981	220,822
Hybrid securities	44,822	2,952	—	—	44,822	2,952
Parent, subsidiaries, and affiliates	886,488	23,974	—	—	886,488	23,974
Unaffiliated bank loans	105,926	1,703	25,365	1,084	131,291	2,787
Total	$3,688,983	$130,012	$2,087,020	$122,011	$5,776,003	$252,023

Included in the above tables are 1,586 securities from 996 issuers at December 31, 2021 and 869 securities from 504 issuers at December 31, 2020. The unrealized losses on corporate securities come primarily from the Utility, Industrial, Financial, and Transportation sectors. The unrealized losses are primarily attributable to changes in market interest rates since acquisition. Unrealized losses were not recognized in income as the Company intends to hold these securities and it is not more likely than not that the Company will be required to sell a security before the recovery of its amortized cost.

Loan-backed and Structured Securities
The evaluation of OTTI for the Company’s investments considered the factors discussed in Note 1.

Total OTTI recorded on loan-backed and structured securities was $13,811 and $24,048 in 2021 and 2020, respectively.
No OTTI was recognized in 2021 and 2020 on loan-backed and structured securities due to the intent to sell or inability or lack of intent to retain the investment for a period of time sufficient to recover the amortized cost basis.

OTTI was recognized on the following loan-backed and structured securities in 2021 due to the present value of the cash flows expected to be collected being less than the amortized cost basis:

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

			OTTI
		Amortized	Recognized	Fair Value	Amortized
	Date of	Cost Prior	in 2021	at Time	Cost (After
Security	Impairment	to OTTI	Earnings	OTTI	OTTI)
007037AB0	3/31/2021	2,198	36	2,141	2,162
61748HVH1	3/31/2021	2,232	33	2,140	2,199
885220DS9	3/31/2021	729	72	635	657
41161PWC3	3/31/2021	1,981	29	1,924	1,952
46628BCC2	6/30/2021	1,299	51	1,246	1,248
61763DAN0	6/30/2021	1,791	28	1,684	1,763
65539KAF5	6/30/2021	6,489	46	6,420	6,443
12641TCC8	6/30/2021	4,448	46	4,308	4,402
65539LAF3	6/30/2021	4,501	36	4,328	4,465
125430AA6	9/30/2021	3,070	40	2,990	3,030
136040AA0	9/30/2021	17,527	1,682	8,228	15,845
17314UAJ7	9/30/2021	3,210	86	3,084	3,124
26827EAE5	9/30/2021	16,304	2,236	11,826	14,068
45660LF87	9/30/2021	9,504	84	9,338	9,420
46634DCC0	9/30/2021	1,298	32	1,252	1,266
61763DAN0	9/30/2021	1,790	47	1,691	1,743
65539KAF5	9/30/2021	6,055	28	5,987	6,027
7256KAC80	9/30/2021	993	347	517	646
136040AA0	12/31/2021	15,980	7,752	8,228	8,228
05946XQ97	12/31/2021	995	22	972	973
32051GPW9	12/31/2021	620	28	549	592
362636AW2	12/31/2021	908	24	884	884
41161PWB5	12/31/2021	1,317	33	1,281	1,284
74931WAE8	12/31/2021	5,097	41	4,824	5,056
41161PWC3	12/31/2021	1,626	58	1,554	1,568
466247K28	12/31/2021	600	36	496	564
59024FAE4	12/31/2021	1,642	16	1,626	1,626
225470B77	12/31/2021	7,084	32	6,929	7,052
66704JAG3	12/31/2021	30,700	810	28,182	29,890
			$13,811
OTTI was recognized on the following loan-backed and structured securities in 2020 due to the present value of the cash flows expected to be collected being less than the amortized cost basis:

			OTTI
		Amortized	Recognized	Fair Value	Amortized
	Date of	Cost Prior	in 2020	at Time	Cost (After
Security	Impairment	to OTTI	Earnings	OTTI	OTTI)
07386HQW4	3/31/2020	$5,615	$84	$5,431	$5,531
12544DAL3	3/31/2020	1,575	68	1,290	1,507
12668BTG8	3/31/2020	785	35	601	750
45660N5H4	3/31/2020	1,120	38	941	1,082
86359LHX0	3/31/2020	4,872	447	4,074	4,425
007036PG5	6/30/2020	1,404	107	1,298	1,297
05963SAE2	6/30/2020	3,478	291	3,124	3,187
073871BN4	6/30/2020	918	96	822	822
05532KAB7	6/30/2020	2,101	36	2,065	2,065
05535VBB9	6/30/2020	4,298	43	4,140	4,255
05541YBJ8	6/30/2020	5,361	138	5,183	5,223

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

05539DBZ2	6/30/2020	1,203	52	1,151	1,151
05529DAA0	6/30/2020	8,432	527	7,905	7,905
16165LAF7	6/30/2020	26,499	85	26,414	26,414
16163CAH5	6/30/2020	1,104	29	1,069	1,075
17322JAD5	6/30/2020	11,626	98	11,300	11,528
225470EC3	6/30/2020	2,118	173	1,945	1,945
12641TCC8	6/30/2020	5,866	264	5,518	5,602
12667G3L5	6/30/2020	2,181	100	2,081	2,081
12668AFW0	6/30/2020	1,445	124	1,321	1,321
12668AUV5	6/30/2020	472	59	414	413
12668AZX6	6/30/2020	2,806	107	2,699	2,699
12668A5X9	6/30/2020	4,238	157	4,081	4,081
12667F5W1	6/30/2020	3,623	156	3,467	3,467
12667GH89	6/30/2020	695	27	668	668
12668BTG8	6/30/2020	688	110	578	578
12669FW82	6/30/2020	1,294	56	1,238	1,238
12669GSN2	6/30/2020	4,709	112	4,597	4,597
126670JY5	6/30/2020	1,725	26	1,665	1,699
12669GN64	6/30/2020	3,590	57	3,533	3,533
12544DAL3	6/30/2020	1,402	263	1,139	1,139
251510FB4	6/30/2020	1,281	55	1,226	1,226
23332UGM0	6/30/2020	11,584	469	11,115	11,115
32051G2V6	6/30/2020	2,361	170	2,191	2,191
32051HAD5	6/30/2020	1,187	125	1,062	1,062
39538RAA7	6/30/2020	9,861	555	9,306	9,306
36242DXG3	6/30/2020	18,431	1,339	17,092	17,092
36242DT52	6/30/2020	2,162	29	2,133	2,133
41161PVJ9	6/30/2020	5,045	158	4,887	4,887
41161PVK6	6/30/2020	3,828	144	3,684	3,684
41161PA52	6/30/2020	6,248	1,283	4,965	4,965
41161PLQ4	6/30/2020	2,539	231	2,308	2,308
41161PMF7	6/30/2020	17,661	1,049	16,612	16,612
41161MAC4	6/30/2020	5,038	256	4,782	4,782
41161UAC6	6/30/2020	925	34	891	891
41161XAC0	6/30/2020	11,282	68	11,214	11,214
45660N5H4	6/30/2020	1,078	97	981	981
45660NS22	6/30/2020	533	41	492	492
45660NT96	6/30/2020	3,291	121	3,170	3,170
45660LRU5	6/30/2020	9,386	470	8,916	8,916
45660LWD7	6/30/2020	12,707	463	12,244	12,244
46635AAH6	6/30/2020	2,868	55	2,663	2,813
46641TCA0	6/30/2020	5,254	439	4,815	4,815
61748HQW4	6/30/2020	6,729	69	6,660	6,660
61748HUF6	6/30/2020	14,550	811	13,739	13,739
61748HWP2	6/30/2020	5,511	196	5,315	5,315
61748HYQ8	6/30/2020	17,182	789	16,393	16,393
61761PAL9	6/30/2020	6,802	30	6,772	6,772
61762LBJ1	6/30/2020	10,198	1,309	8,889	8,889
61690PAK7	6/30/2020	12,579	143	12,436	12,436
61762UCQ4	6/30/2020	3,422	84	3,274	3,338
65540XAJ6	6/30/2020	13,637	165	13,473	13,472
45660LDR7	6/30/2020	2,373	228	2,077	2,145
86359LHX0	6/30/2020	4,579	396	4,183	4,183

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

86359DRS8	6/30/2020	8,085	523	7,561	7,562
81744LAN4	6/30/2020	3,444	50	3,351	3,394
87222PAB9	6/30/2020	1,508	114	1,394	1,394
136040AA0	6/30/2020	20,504	4,682	15,822	15,822
95000MAQ4	9/30/2020	877	463	387	414
61748HVH1	9/30/2020	2,405	49	2,275	2,356
058933AG7	9/30/2020	1,598	40	1,558	1,558
885220DS9	9/30/2020	676	36	628	640
17322JAD5	9/30/2020	11,027	75	10,826	10,952
12669GRQ6	9/30/2020	4,280	73	4,207	4,207
12669GSN2	9/30/2020	4,315	60	4,255	4,255
17324KAA6	12/31/2020	4,181	1,245	2,707	2,936
17324KAC2	12/31/2020	1,439	686	728	753
61762UCH4	12/31/2020	8,143	116	7,692	8,027
			$24,048

The following table shows gross unrealized losses and fair value on loan-backed and structured securities and length of time that individual securities have been in a continuous unrealized loss position:

	Less than or Equal to		Greater than
	Twelve Months		Twelve Months		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
December 31, 2021
Loan-backed and structured securities	$10,654,314	$91,160	$815,712	$29,140	$11,470,026	$120,300

December 31, 2020
Loan-backed and structured securities	$2,521,287	$95,045	$1,947,249	$110,018	$4,468,536	$205,063

5GI Securities
The following table displays the carrying value and associated fair values for 5GI securities, by investment type. 5GI securities are unrated by the NAIC, but are current on principal and interest payments. There were no 5GI securities held at December 31, 2021.

	December 31, 2020
		Book
	Number	Adjusted
	of 5GI	Carrying	Fair
	Securities	Value	Value

Corporate securities	1	$11,731	$11,309
Total	1	$11,731	$11,309
Sub-Prime and Alt-A Mortgage Related Risk Exposure
The Company has exposure to the sub-prime and Alternative A-paper (Alt-A) mortgage credit market through certain MBS. These securities consist of diversified investments with both fixed-rate and variable-rate collateral, are focused on senior positions within the structure, have borrowers which have demonstrated attachment and ability to pay despite financial stress, and the vast majority are rated 1 or 2 by the NAIC. At December 31, 2021 and 2020, the Company held MBS with sub-prime or Alt-A exposure with a carrying value of $1,617,243 and $2,138,007, respectively, a cost of $1,603,559 and $2,088,894, respectively, and a fair value of $1,759,935 and $2,290,312, respectively. There were $249 and $13,713 of other-than-temporary impairments recognized on these securities during 2021 and 2020, respectively.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
The Company generally defines sub-prime residential whole mortgage loans as borrowers with impaired credit history and lower FICO scores.  The price paid for the sub-prime residential whole mortgage loans factored in the consideration of the borrower’s ability to repay along with the overall credit profile of the loan.  The Company continues to monitor the performance of the sub-prime residential whole mortgage loans along with performance expectations. As of December 31, 2021 and 2020, the Company held $530,639 and $410,474 in sub-prime residential whole mortgage loans, respectively.
Mortgage Loans, Including Mezzanine Real Estate Loans
The Company’s investments in mortgage loans on real estate consist primarily of commercial mortgage loans (CMLs) made on a full recourse basis. Mezzanine CMLs comprise 9% and 14% of the total commercial mortgage loans for the years ending December 31, 2021 and 2020, respectively. During 2021, the Company acquired CMLs with interest rates ranging from 2% to 7%. The Company invests in both fixed-rate and variable-rate loans and manages its credit risk associated with these loans by diversifying its mortgage portfolio by property type and geographic location. Of the CMLs acquired in 2021, the maximum loan to value of any one loan, exclusive of insured or guaranteed or purchase money mortgages, was 77%.
During 2021, the Company acquired residential mortgage loans (RMLs) with interest rates ranging from 1% to 14%. Of the RMLs acquired during 2021, the maximum percentage of any one loan to the value of security at the time of the loan was 413%.
The portfolio credit risk for mortgage loans was concentrated in the following geographic regions:

	December 31, 2021		December 31, 2020
	Mortgage		Mortgage
	Loan	Percent	Loan	Percent
	Carrying	of	Carrying	of
	Value	Total	Value	Total

North Central	$1,303,091	9.3%	$993,569	11.5%
South Central	790,423	5.7	461,102	5.2
South Atlantic	1,655,247	11.8	1,101,325	12.5
Pacific	2,837,612	20.3	1,909,600	21.7
Mountain	259,445	1.9	252,814	2.9
Atlantic	2,101,965	15.0	1,565,391	17.8
New England	117,646	0.8	100,794	1.1
International	1,069,630	7.7	—	0.0
Total commercial loans	10,135,059	72.5	6,384,595	72.7
Total residential loans	3,836,570	27.5	2,402,801	27.3
Total mortgage loans	$13,971,629	100.0%	$8,787,396	100.0%
The Company's RML portfolio includes first lien RMLs, collateralized by properties located in the United States. At December 31, 2021, California, Florida, New Jersey, and New York represented 29.2%, 12.9%, 6.0%, and 5.7%, respectively, of the portfolio. The remaining 46.2% represented all other states, with each individual state comprising less than 5% of the RML portfolio. At December 31, 2020, California, Florida, New York, and Texas represented 31.6%, 13.4%, 7.5% and 5.3%, respectively, of the portfolio, and the remaining 42.2% represented all other states, with each individual state comprising less than 5% of the RML portfolio.

At December 31, 2021, all CMLs were in good standing with the exception of one restructured loan with a carrying value of $7,715 and there were no loans with a foreclosure in process. At December 31, 2020, all CMLs were in

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
good standing with the exception of two restructured loans with a carrying value of $8,610 and there were no loans with foreclosure in process. At December 31, 2021 and 2020, there were no CMLs with overdue interest over 90 days and therefore, no accrued interest has been reported for CMLs with overdue interest over 90 days.

At December 31, 2021, all RMLs were in good standing with the exception of 3,195 loans with overdue interest over 90 days with a carrying value of $550,445 (net of allowance for credit losses), which includes 150 loans with a foreclosure in process with a carrying value of $28,409. At December 31, 2020, all RMLs were in good standing with the exception of 245 loans with overdue interest over 90 days with a carrying value of $63,579 (net of allowance for credit losses), which includes 93 loans with foreclosures in process with a carrying value of $21,147. There is $7,888 accrued interest reported for RMLs with overdue interest over 90 days in 2021.
There were no impairments taken for CMLs at December 31, 2021, 2020 and 2019, respectively. The average recorded investment in impaired CMLs was not meaningful for the years ended December 31, 2021, 2020 and 2019. There was no interest income recognized during the period these loans were impaired in 2021, 2020 and 2019.
Impairments taken for RMLs at December 31, 2021, 2020 and 2019 were $0, $437 and $131, respectively. The average recorded investment in impaired RMLs was $2,630, $4,191 and $1,460 for the years ended December 31, 2021, 2020 and 2019, respectively. There was no interest income recognized during the period these loans were impaired in 2021, 2020 and 2019.

Allowance for credit losses for mortgage loans are as follows:

	Years Ended December 31,
	2021	2020	2019

Balance, beginning of year	$889	$622	$428
Additions charged to operations	—	315	194
Direct write-downs charged against the allowances	—	(48)	—
Recoveries of amounts previously charged off	(716)	—	—
Balance, end of year	$173	$889	$622
During 2021 and 2020, the Company did not reduce the interest rates of any outstanding mortgage loans.

At December 31, 2021 and 2020, there were no taxes, assessments or amounts which had been advanced but not repaid and not included in the mortgage loan. The Company accrues interest income on impaired loans to the extent deemed collectible (delinquent less than 90 days) and the loan continues to perform under its original or restructured contractual terms. Interest income on nonperforming loans is recognized on a cash basis.

Real Estate
The Company did not recognize impairments on real estate in 2021, 2020 and 2019. There were no acquisitions in 2021, 2020 and 2019.

During 2020, the Company sold its 3526 Massey Ford, LLC real estate classified as held for sale. There were no sales in 2021 and 2019. There were no gains or losses recognized as a result of sales during 2021, 2020 and 2019.

Investment Income
Major categories of investment income are summarized as follows:

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	Years Ended December 31,
	2021	2020	2019

Bonds	$1,861,683	$1,728,272	$1,811,690
Preferred stocks	23,135	11,949	7,033
Common stocks	6,218	6,812	5,536
Mortgage loans	499,391	465,161	457,642
Derivatives	1,745,019	541,276	325,427
Policy loans	8,430	10,228	9,602
Cash equivalents and short-term investments	7,845	16,874	34,512
Other invested assets	261,686	141,857	131,776
Other, net	1,163	3,189	3,087
Total gross investment income	4,414,570	2,925,618	2,786,305
Less: Investment expenses	211,342	201,948	194,978
Net investment income	$4,203,228	$2,723,670	$2,591,327
Due and accrued income on amounts over 90 days past due is excluded from investment income. Due to uncertainty regarding collection, there was $5,424, $15,192 and $358 of due and accrued income excluded from investment income as of December 31, 2021, 2020 and 2019, respectively.
The Company disposed of securities with callable features which generated prepayment fee income as follows:

	Years Ended December 31,
	2021	2020	2019
General Account - number of securities	47	65	47
General Account - amount of income	$30,784	$25,076	$25,900
Separate Account - number of securities	33	22	5
Separate Account - amount of income	$8,235	$481	$754
Proceeds from sales of bonds and related gross realized gains and losses were as follows:

	Years Ended December 31,
	2021	2020	2019
Proceeds	$10,384,964	$3,721,997	$5,266,854
Gross realized gains	$406,015	$143,925	$89,366
Gross realized losses	(70,955)	(166,219)	(52,085)
Net realized gains (losses) on bonds	$335,060	$(22,294)	$37,281

Gross realized losses on bonds for the years ended December 31, 2021, 2020 and 2019 include $13,811, $32,860 and $22,138, respectively, of losses recognized on other-than-temporary impairments in values of investments.
Realized capital gains and losses are reported net of amounts transferred to the IMR and federal income taxes as follows:

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	Years Ended December 31,
	2021	2020	2019
Bonds	$335,060	$(22,294)	$37,281
Stocks	6,277	20,602	5,181
Mortgage loans	7,708	(25,137)	(482)
Real estate	—	(52)	—
Derivatives	70,544	(68,806)	9,253
Other invested assets	171,260	45,020	20,527
Foreign exchange on cash	(9,768)	4,181	1,205
Other	19,361	2,288	920
Total net realized gains (losses) on investments	600,442	(44,198)	73,885
Less amount transferred to IMR (net of related taxes of
$93,443 in 2021, $(7,375) in 2020 and $15,328 in 2019)	351,520	(27,743)	57,661
Federal income tax expense	201,124	20,002	46,344
Net realized capital gains (losses), net of tax and
transfers to interest maintenance reserve	$47,798	$(36,457)	$(30,120)

The proceeds received and amortized cost were used as the basis for determining the realized gain or loss on sale.

The change in net unrealized capital gains and losses on investments recorded in surplus is as follows:

	Year Ended December 31,
	2021	2020	2019

Bonds	$1,576	$(5,077)	$(531)
Stocks	12,749	(4,164)	46,424
Derivatives	119,115	25,747	(780)
Mortgage loans	890	(268)	(194)
Other invested assets	114,785	(83,154)	48,526
Foreign exchange	(44,606)	43,242	(11,982)
Total change in net unrealized capital gains and losses	204,509	(23,674)	81,463
Deferred capital gains tax	2,150	(16)	12,454
Change in net unrealized capital gains and losses, net of tax	$202,359	$(23,658)	$69,009

The Company has no investments in joint venture, partnerships or limited liability companies that exceed 10% of its admitted assets. During 2021, 2020 and 2019, there were impairments of $9,500, $29,237 and $5,516, respectively, on partnerships and limited liability companies. The impairments were based on an assessment that future cash flows of affected limited partnerships would be less than the cost basis of the limited partnership. Fair value is determined utilizing statements received from the partnerships and limited liability companies.
Pledged and Restricted Assets
Assets pledged to others as collateral or otherwise restricted by the Company are as follows:

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31, 2021
		General Account
		Supporting	Percentage	Percentage
	Total General	Separate Account	of Total	of Admitted
	Account	Activity	Assets	Assets

Repurchase Agreements	$2,381,368	$—	2.2%	2.2%
On deposit with states	7,124	—	0.0	0.0
FHLB capital stock	105,248	—	0.1	0.1
Pledged collateral to FHLB (including
assets backing funding agreements)		3,537,075	3.3	3.3
Pledged as collateral for derivatives	8,908	—	0.0	0.0
Reinsurance trust	56,548	—	0.1	0.1
Commercial mortgages	1,216	—	0.0	0.0
Pledged asset - funding agreement	476,574	—	0.5	0.5
Derivative and other collateral	3,226,404	—	3.0	3.0
Total	$6,263,390	$3,537,075	9.2%	9.2%

	December 31, 2020
		General Account
		Supporting	Percentage	Percentage
	Total General	Separate Account	of Total	of Admitted
	Account	Activity	Assets	Assets

Repurchase Agreements	$555,749	$—	0.7%	0.7%
On deposit with states	5,765	—	0.0	0.0
FHLB capital stock	90,048	—	0.1	0.1
Pledged collateral to FHLB (including
assets backing funding agreements)	—	2,931,251	3.8	3.8
Pledged as collateral for derivatives	73,193	—	0.1	0.1
Reinsurance trust	70,547	—	0.1	0.1
Commercial mortgages	2,540	—	0.0	0.0
Pledged asset - funding agreement	448,360	—	0.6	0.6
Derivative and other collateral	2,568,160	—	3.4	3.4
Total	$3,814,362	$2,931,251	8.8%	8.8%

Repurchase Agreement Transactions Accounted for as Secured Borrowing
The Company participates in repurchase agreements with unaffiliated financial institutions. Under these agreements, the Company lends bonds and receives cash as collateral. The Company monitors the estimated fair value of the collateral and the securities loaned throughout the duration of the contract and contributes additional collateral as necessary. Securities loaned under these agreements may be sold or re-pledged by the transferee.

The Company had repurchase agreements that were bilateral trades with the following scheduled maturities:

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31,
	2021	2020
Over 1 week to 1 month	$2,010,625	$—
Greater than 1 year	598,054	598,359
Total	$2,608,679	$598,359

The ending book adjusted carrying value and fair value of the securities sold under the repurchase agreements by NAIC designation are as follows:

	December 31,
	2021		2020
	Book Adjusted Carrying Value	Fair Value	Book Adjusted Carrying Value	Fair Value
Bonds
NAIC 1	$1,141,003	$1,328,192	$191,073	$220,012
NAIC 2	1,240,365	1,356,702	364,676	423,615
Total	$2,381,368	$2,684,894	$555,749	$643,627
The maximum book adjusted carrying value and fair value of the securities sold under repurchase agreements was $2,381,368 and $2,684,894 and $1,150,637 and $1,396,005 for the years ended December 31, 2021 and 2020, respectively.

The Company held cash collateral of $2,608,679 and $598,359 as of December 31, 2021 and 2020, respectively, and established a liability to return the collateral of $2,608,679 and $598,359 as of December 31, 2021 and 2020, respectively. The remaining contractual maturities of collateral received is as follows:

	December 31,
	2021	2020
Up to 30 days	$2,010,625	$—
Greater than 90 days	598,054	598,359
Total ending balance	$2,608,679	$598,359

The book adjusted carrying value and fair value of the collateral reinvested by the remaining contractual maturity is as follows:

	December 31,
	2021		2020
	Book Adjusted Carrying Value	Fair Value	Book Adjusted Carrying Value	Fair Value
Up to 30 days	$2,608,679	$2,608,679	$598,359	$598,359
Total	$2,608,679	$2,608,679	$598,359	$598,359

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
5.    Derivatives

The Company utilizes derivative instruments which may include the following:

Options: The Company has issued fixed indexed products. These contracts credit interest based on certain indices, primarily the S&P. OTC option contracts, call options and call spreads are purchased to hedge the growth in interest credited to the customer as a direct result of increases in the related indices. Upon exercise, the Company will receive the fair value of the call option. The parties with whom the Company enters into OTC option contracts are highly rated financial institutions where contracts are supported by collateral, which minimizes the credit risk associated with such contracts.

Variance Swaps: The Company offers fixed indexed products. These contracts credit interest based on certain indices, primarily the S&P. The Company uses variance swaps to hedge the market risks from changes in volatility for these products. Under variance swaps, the Company and the counterparty agree to exchange amounts calculated based on a fixed rate (implied volatility at inception of transaction) and realized volatility over the life of the transaction (similar to an interest rate swap). Generally, no cash is exchanged at the outset of the contract and neither party makes principal payments. The parties with whom the Company enters into OTC variance swaps contracts are highly rated financial institutions which minimizes the credit risk associated with such contracts.

Interest Rate Swaps: The Company uses interest rate swaps to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. Generally, no cash is exchanged at the outset of the contract and neither party makes principal payments.

Futures: Under exchange-traded futures contracts, the Company agrees to purchase a specified number of contracts with other parties and to post variation margin on a daily basis in an amount equal to the difference in the daily fair values of those contracts. Futures contracts are purchased to hedge the growth in interest credited to the customer as a direct result of increases in the related indices. The clearing broker with whom the Company enters into exchange-traded futures are regulated futures commission merchants who are members of a trading exchange.
Currency Swaps: Foreign currency swaps are used by the Company to reduce the risk from fluctuations in foreign currency exchange rates associated with its assets denominated in foreign currencies. With a foreign currency swap transaction, the Company agrees with another party to exchange, at specified intervals, the difference between one currency and another at a forward exchange rate calculated by reference to an agreed upon notional amount. The notional amount of each currency is exchanged at the termination of the currency swap by each party.

The currency swaps for which the Company has not applied hedge accounting are recorded at fair value each reporting period with changes in fair value recorded as unrealized gains or losses and included in surplus in accordance with SSAP No. 86, Derivatives. Cash which is exchanged as the difference between fixed and floating interest rates is recognized in the statements of operations through investment income. If the contract is terminated prior to maturity, a realized gain or loss is reported in the statements of operations for the amount of cash exchanged in order to close the contract.

The Company has currency swaps in qualifying hedge relationships at December 31, 2021 and 2020. Currency swaps are accounted for as cash flow hedges. Interest rate swaps are accounted for as fair value hedges.

Forwards: The Company uses foreign exchange forward contracts to hedge certain invested assets against movement in foreign currency. The price is agreed upon at the time of the contract and payment for such a contract is made at a specified future date. Foreign exchange forward contracts are utilized in non-qualifying hedging relationships.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
Credit Default Swaps: Credit default swaps are used to synthetically create the characteristics of a bond, or hedge credit risk, referred to as a replication synthetic asset transaction (RSAT). An RSAT is created by coupling a bond with a credit default swap to create a synthetic instrument that is cheaper than its cost in the cash market or one which has better default characteristics. These transactions provide the Company with a periodic premium to compensate it for accepting credit risk and are used to enhance investment income and improve the default characteristics of the portfolio. The exposure amount of such agreement, which is usually the notional amount, is equal to the maximum proceeds that must be paid by a counterparty for a defaulted security. Should a credit event occur on a reference entity, a counterparty would be required to pay the notional amount in exchange for receipt of an obligation of the reference entity. Generally, there is no cash requirement at the initiation of the credit default swap contract.

Credit default swaps used in replication transactions are carried at amortized cost. The premiums received are accrued and recognized in the summary of operations through investment income over the life of the agreements. A capital loss would be recorded on the date of default, through the summary of operations, to reflect the difference between the notional amount paid and the fair value of the bonds received.

Total Return Swaps: The Company purchases total rate of return swaps to gain exposure and benefit from a reference asset without actually having to own it. Total rate of return swaps are contracts in which one party makes payments based on a set rate, either fixed or variable, while the other party makes payments based on the return of the underlying asset, which includes both the income it generates and any capital gains.

During 2021, 2020 and 2019, the Company did not recognize gains or losses resulting from any derivative instruments which previously qualified for hedge accounting that no longer qualify for hedge accounting (or which were ineffective for a portion of the year).

At December 31, 2021 and 2020, the Company’s outstanding derivative instruments, shown in notional or contract amounts and fair value, are summarized as follows:

	Contract or
	Notional Amount		Fair Value
	2021	2020	2021	2020
Derivative assets:
Options	$39,830,676	$35,519,330	$3,093,308	$2,584,468
Interest rate swaps	3,500	301,602	68	15,665
Futures	28,737	18,967	54,428	38,442
Currency swaps	2,174,998	839,811	152,200	64,682
Forwards	4,251,986	32,187	137,866	852
Total return swaps	191,458	81,628	9,514	5,958
Derivative liabilities:
Options	990,172	214,028	110,436	17,829
Interest rate swaps	259,000	22,788	2,144	2,114
Futures	—	3	—	1,524
Currency swaps	4,483,760	1,842,637	166,684	79,175
Forwards	1,258,851	1,357,377	23,901	8,406
Credit default swaps	10,000	10,000	2,826	4,173

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
6.    Fair Value

Included in the financial statements are certain financial instruments carried at fair value.  Other financial instruments are periodically measured at fair value, such as certain bonds and preferred stock carried at the lower of cost or fair value.
The fair value of an asset and a liability is the amount at which that asset could be bought or sold and the liability could be transferred in a current transaction between willing parties, that is, other than in a forced or liquidation sale.
Determination of Fair Value
The following methods and assumptions were used by the Company in estimating fair value for financial instruments in the accompanying financial statements and notes thereto:

Bonds, preferred stocks, cash equivalents, short-term investments (bonds), and unaffiliated common stocks: Fair values of these investments are based on quoted market prices or commercially available pricing vendors, when available. If neither a quoted market price nor vendor price is available, the Company obtains broker quotes or utilizes an internally-developed model to estimate fair value.

In the case of privately placed corporate bonds, fair values are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments.

The fair values for unaffiliated common stock are derived based on the process described above, except for FHLB common stock, which is valued at par due to the nature of this privately issued stock.

Mortgage loans: The estimated net cash flows to maturity were discounted to derive an estimated fair value using a discount rate based on the loan’s remaining weighted average life and credit quality. Loans which have been restructured are valued primarily at the discounted estimated net cash flows to maturity. Loans that are in foreclosure or are significantly delinquent were valued at the underlying collateral value.

Policy loans, cash, and short-term investments (money market): The carrying amounts reported in the accompanying balance sheets for these instruments approximates fair value.

Derivative instruments: Fair values for derivative instruments included in both derivative assets and derivative liabilities are principally valued using an income approach with valuations principally provided by third party brokers. Counterparty credit risk is considered and incorporated in the Company's valuation process through counterparty credit rating requirements and monitoring of overall exposure.

Derivative collateral asset and liability: The carrying amounts reported in the accompanying balance sheets approximate fair value, as the collateral is held in cash.

Other invested assets: Partnership interests are valued based on the most recent net asset value (NAV) obtained from fund managers, adjusted for contribution and distribution activity to roll forward the NAV to the balance sheet date. For fixed-rate and variable-rate investments, the carrying amounts reported in the accompanying balance sheets approximate fair value. Surplus notes are valued consistent with bonds, as discussed above. Certain assets included within other invested assets are valued based on cost.

Separate account assets - variable products: Assets held in separate accounts are reported at the quoted fair values of the underlying investments in the separate accounts. The underlying investments generally include mutual funds, short-term investments and cash, the valuations of which are based upon a quoted market price or commercially available pricing vendors.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
Separate account assets and liabilities - group annuity and index-linked annuity: Fair values of the underlying separate accounts assets and liabilities supporting PGA and index-linked annuity follow the same fair value assumptions and methods utilized in the general account.

Separate account liabilities – funding agreements: Fair values of the separate account funding agreement liabilities follow the same fair value assumptions and methods utilized in the general account.

Deposit-type contracts: Fair values of the Company’s liabilities under contracts not involving mortality or morbidity risks (principally, immediate annuities and supplementary contracts) are calculated by discounting best estimate cash flows based on mortality and market interest rate assumptions. Fair value of funding agreements are calculated by discounting future cash flows using market rates on the valuation date.

Repurchase agreements: Repurchase agreements are short-term in nature, therefore the carrying value approximates fair value.

Valuation Hierarchy
The Company's financial assets and liabilities carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100R, Fair Value. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with significant unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1 - Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

Level 2 - Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument.  Such inputs include market interest rates and volatilities, spreads and yield curves.

Level 3 - Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement.  Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
Fair Value Measurements
The following tables provide information about the Company’s financial assets and liabilities which are measured and reported at fair value in the balance sheets:

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets at fair value
Bonds	$—	$3,643	$13,050	$16,693
Preferred stocks	—	76,196	56,067	132,263
Common stocks - unaffiliated	34,908	105,248	26,944	167,100
Derivative assets:
Options	—	260,917	—	260,917
Total return swaps	—	9,514	—	9,514
Interest rate swaps	68	—	—	68
Futures	54,428	—	—	54,428
Currency swaps	—	11,556	—	11,556
Forwards	—	137,866	—	137,866
Separate account assets - variable products	—	31,718	—	31,718
Total assets at fair value	$89,404	$636,658	$96,061	$822,123
Liabilities at fair value
Derivative liabilities:
Options	$—	$45,887	$—	$45,887
Currency swaps	—	3,164	—	3,164
Interest rate swaps	78	1,443	—	1,521
Forwards	—	23,901	—	23,901
Separate account liabilities - variable products	—	31,717	—	31,717
Total liabilities at fair value	$78	$106,112	$—	$106,190

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets at fair value
Bonds	$—	$5,938	$1,277	$7,215
Preferred stocks	—	—	7,718	7,718
Common stocks - unaffiliated	50,502	90,048	10,500	151,050
Derivative assets:
Options	—	57,384	—	57,384
Total return swaps	—	5,958	—	5,958
Futures	38,442	—	—	38,442
Currency swaps	—	1,124	—	1,124
Forwards	—	852	—	852
Separate account assets - variable products	—	32,917	—	32,917
Total assets at fair value	$88,944	$194,221	$19,495	$302,660
Liabilities at fair value
Derivative liabilities:
Options	$—	$12,710	$—	$12,710
Interest rate swaps	169	1,945	—	2,114
Futures	1,524	—	—	1,524
Forwards	—	8,406	—	8,406
Separate account liabilities - variable products	—	32,916	—	32,916
Total liabilities at fair value	$1,693	$55,977	$—	$57,670

The methodologies and inputs utilized in estimating the fair values of assets and liabilities measured and reported at fair value are reliant on the assumptions used. Fair value estimates are based on quoted market prices and commercially available vendor prices, when available. When those prices are not available, fair value is generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates the fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve some level of management estimation and judgment which may become significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect risk inherent in a particular methodology, model or input employed. For further discussion regarding which financial instruments are included at each applicable level, please refer to the “Fair Value of All Financial Instruments” section below.

Level 3 Reconciliation

The following tables summarize the changes in assets and liabilities classified as Level 3:

	Year Ended December 31, 2021
				Total Gains	Total Gains			Total
	Beginning	Transfers	Transfers	(Losses)	(Losses)			Ending
	Balance at	into	out of	Included in	Included in			Balance at
	January 1, 2021	Level 3	Level 3	Net Income	Surplus	Purchases	Sales	December 31, 2021
Assets
Bonds	$1,277	$9,944	$1,277	$42	$3,064	$—	$—	$13,050
Preferred stocks	7,718	31,856	—		4,059	18,135	(5,701)	$56,067
Common stocks -
unaffiliated	10,500	—	—	52	16,392	—	—	$26,944
Total assets	$19,495	$41,800	$1,277	$94	$23,515	$18,135	$(5,701)	$96,061

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	Year Ended December 31, 2020
				Total Gains	Total Gains			Total
	Beginning	Transfers	Transfers	(Losses)	(Losses)			Ending
	Balance at	into	out of	Included in	Included in			Balance at
	January 1, 2020	Level 3	Level 3	Net Income	Surplus	Purchases	Sales	December 31, 2020
Assets
Bonds	$2,309	$515	$754	$(572)	$(221)	$—	$—	$1,277
Preferred Stocks	—	7,081	—	—	637	—	—	7,718
Common stocks -
unaffiliated	2,571	—	—	(2,234)	(262)	10,425	—	10,500
Total assets	$4,880	$7,596	$754	$(2,806)	$154	$10,425	$—	$19,495

Transfers

Transfers between fair value hierarchy levels are recognized at the end of the period in which the transfer occurs. Transfers into and out of Level 3 represent securities which are carried at lower of cost or fair value resulting in periodic transfers into and out of Level 3 financial instruments which are characterized as carried at fair value. Preferred stock transfers into Level 3 in 2021 are due to the adoption of revised guidance in SSAP No. 32R, which requires perpetual preferred stock to be carried at fair value.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
Fair Value of All Financial Instruments
The aggregate fair value of the Company’s financial instruments and the level within the fair value hierarchy are presented in the following tables and with the related admitted values. Pursuant to SSAP No.100R, insurance contracts (other than deposit-type contracts) and affiliated common stocks have been excluded.

	December 31, 2021
							Not
							Practicable
	Aggregate	Admitted					(Carrying
Type of Financial Instrument	Fair Value	Value	NAV[1]	Level 1	Level 2	Level 3	Value)
Assets
Bonds	$49,868,088	$47,312,107	$—	$5,027	$42,129,752	$7,733,309	$—
Preferred stocks	296,999	284,442	—	—	234,144	62,855	—
Common stocks - unaffiliated	167,100	167,100	—	34,908	105,248	26,944	—
Mortgage loans	14,244,780	13,971,629	—	—	—	14,244,780	—
Policy loans	129,483	129,483			129,483
Cash, cash equivalents, and
short-term investments	4,990,426	4,990,272	—	4,965,120	6,012	19,294	—
Derivative assets:
Options	3,093,308	976,845	—	—	3,093,308	—	—
Interest rate swaps	68	68	—	68	—	—	—
Futures	54,428	54,428	—	54,428	—	—	—
Currency swaps	152,200	78,226	—	—	152,200	—	—
Forwards	137,866	137,866	—	—	137,866	—	—
Total return swaps	9,514	9,514	—	—	9,514	—	—
Derivative collateral asset	8,908	8,908	—	8,908	—	—	—
Other invested assets	4,593,436	4,495,295	1,365,114	—	489,468	2,738,854	—
Separate account assets -
variable products	31,718	31,718	—	—	31,718	—	—
Separate account assets -
group annuity	28,467,866	27,821,373	102,850	575,696	22,690,381	5,098,939	—
Separate account assets -
index-linked annuity	804,830	806,182	—	91,160	681,600	32,070	—
Total assets	$107,051,018	$101,275,456	$1,467,964	$5,735,315	$69,890,694	$29,957,045	$—
Liabilities
Deposit-type contracts	$13,116,915	$12,744,715	$—	$—	$12,770,696	$346,219	$—
Derivative liabilities:
Options	110,436	81,509	—	—	110,436	—	—
Interest rate swaps	2,144	1,521	—	701	1,443	—	—
Currency swaps	166,684	161,715	—	—	166,684	—	—
Forwards	23,901	23,901	—	—	23,901	—	—
Credit default swaps	2,826	—	—	—	—	2,826	—
Derivatives and other collateral	3,226,463	3,226,404	—	3,226,463	—	—	—
Repurchase agreement liability	2,608,679	2,608,679	—	—	2,608,679	—	—
Separate account liabilities -
funding agreements	2,412,549	2,298,947	—	—	2,412,549	—	—
Separate account liabilities -
group annuity deposit-type contracts	10,612	10,773	—	—	—	10,612	—
Total liabilities	$21,681,209	$21,158,164	$—	$3,227,164	$18,094,388	$359,657	$—
[1] Investments measured at NAV as a practical expedient in determining fair value have not been classified in the fair value hierarchy.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31, 2020
							Not
							Practicable
	Aggregate	Admitted					(Carrying
Type of Financial Instrument	Fair Value	Values	NAV[1]	Level 1	Level 2	Level 3	Value)
Assets
Bonds	$43,789,254	$39,805,410	$—	$4,452	$40,690,220	$3,094,582	$—
Preferred stocks	240,408	218,270	—	—	130,619	109,789	—
Common stocks - unaffiliated	151,050	151,050	—	50,502	90,048	10,500	—
Mortgage loans	9,064,161	8,787,396	—	—	—	9,064,161	—
Policy loans	147,255	147,255	—		147,255
Cash, cash equivalents, and
short-term investments	3,807,187	3,807,048	—	3,719,137	85,633	2,417	—
Derivative assets:
Options	2,584,468	715,582	—	—	2,584,468	—	—
Interest rate swaps	15,665	—	—	15,665	—	—	—
Futures	38,442	38,442	—	38,442		—	—
Currency swaps	64,682	31,806	—	—	64,682	—	—
Forwards	852	852	—	—	852	—	—
Total return swaps	5,958	5,958	—	—	5,958	—	—
Derivative collateral asset	73,193	73,193	—	73,193	—	—	—
Other invested assets	2,675,787	2,589,476	1,378,107	—	547,772	749,908	—
Separate account assets -
variable products	32,917	32,917	—	—	32,917	—	—
Separate account assets -
group annuity	15,941,535	14,829,820	74,711	1,614,177	12,668,922	1,583,725	—
Separate account assets -
index-linked annuity	306,628	301,277	—	118,284	187,354	990	—
Total assets	$78,939,442	$71,535,752	$1,452,818	$5,633,852	$57,236,700	$14,616,072	$—
Liabilities
Deposit-type contracts	$2,066,150	$2,107,174	$—	$—	$1,674,653	$391,497	$—
Derivative liabilities:
Options	17,829	13,005	—	—	17,829	—	—
Interest rate swaps	2,114	2,114	—	169	1,945	—	—
Futures	1,524	1,524	—	1,524	—	—	—
Currency swaps	79,175	126,394	—	—	79,175	—	—
Forwards	8,406	8,406	—	—	8,406	—	—
Credit default swaps	4,173	—	—	—	—	4,173	—
Derivatives and other collateral	2,568,160	2,568,160	—	2,568,160	—	—	—
Repurchase agreement liability	598,359	598,359	—	—	598,359		—
Separate account liabilities -
funding agreements	2,084,139	1,914,668		—	2,084,139	—	—
Separate account liabilities -
group annuity deposit-type contracts	3,157	3,303	—	—	—	3,157	—
Total liabilities	$7,433,186	$7,343,107	$—	$2,569,853	$4,464,506	$398,827	$—
[1] Investments measured at NAV as a practical expedient in determining fair value have not been classified in the fair value hierarchy.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
Bonds, preferred stocks, unaffiliated common stocks, cash equivalents, short-term investments, and other invested assets (surplus notes): Bonds and unaffiliated common stock classified as Level 1 use quoted prices on an active exchange. Bonds, preferred stocks, cash equivalents, short-term investments, and surplus notes (included in other invested assets) classified as Level 2 are valued by commercially available vendors using observable inputs or inputs which can be corroborated by market data. Unaffiliated common stocks classified as Level 2 includes FHLB stock, which is carried at fair value and presumed to be at par value because it can only be redeemed by the bank. Bonds and unaffiliated common stock classified as Level 3 are valued using broker quotes or internal models containing significant unobservable inputs.

Mortgage loans: Mortgage loans classified as Level 3 are primarily valued based on estimated net cash flows to maturity, discounted at a rate based on the loan’s remaining weighted average life and credit quality, which contains significant unobservable inputs.

Policy loans: The fair value of policy loans classified as Level 2 is equal to the carrying value of the loans, which are collateralized by the cash surrender value of the associated insurance contract.

Cash, short-term investments, and derivative collateral asset and liability: The fair value of cash, short-term investments (excluding those short-term investments classified as Level 2 described above), and derivative collateral (which is held entirely in cash) classified as Level 1 are valued using quoted market prices and carrying value approximates fair value.

Derivative assets and derivative liabilities: Derivatives classified as Level 1 are valued using quoted market prices on active exchanges. Derivatives classified as Level 2 are valued based on broker quotes corroborated through internal modeling using market observable data. Derivatives classified as Level 3 are valued utilizing non-corroborated broker quotes or internal modeling containing significant unobservable inputs.

Other invested assets (excluding surplus notes): For fixed-rate and variable-rate investments included in other invested assets classified as Level 3, fair value approximates the carrying value in the accompanying balance sheets. Certain assets included within other invested assets classified as Level 3 are valued based on cost. Joint venture and partnership interests included within other invested assets are not classified in the fair value hierarchy and are measured at NAV, which is the practical expedient in determining fair value. NAV is adjusted for contribution and distribution activity to roll forward the NAV to the balance sheet date. At December 31, 2021, the Company's general and separate accounts have $1,957,530 unfunded commitments to invest in these joint venture and partnership interests.

Separate account assets - variable products: Separate account assets classified as Level 2 are valued based on the fair value of the underlying funds.

Separate account assets - group annuity and index-linked annuity: Separate account assets classified as Level 1, 2 and 3 or included in the NAV column are valued using the same fair value assumptions and methods utilized in the general account.
Deposit-type contracts (including separate account group annuity and funding agreements): Deposit-type contracts classified as Level 3 include SPIA and supplemental contracts. Fair value of SPIA and supplemental contracts are calculated by discounting best estimate cash flows based on mortality and market interest rate assumptions. Fair value of the funding agreements are calculated by discounting future cash flows using market rates on the valuation date, and are classified as Level 2.

Repurchase agreements - The carrying value of the repurchase agreements liability approximates fair value and is reported as Level 2.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
7.    Reinsurance
Reinsurance allows life insurance companies to share risk on a case-by-case or aggregated basis with other insurance and reinsurance companies.  The Company generally reinsures the majority of inforce and all future annuity business, after the impacts of all other reinsurance are applied, on a quota share modified coinsurance basis to Athene Annuity Re Ltd. (AARe), an affiliated reinsurer domiciled in Bermuda. Under modified coinsurance, all assets and liabilities are retained by the ceding company, and the reinsurer is required to indemnify the ceding company on the reinsurer’s share of the assets and liabilities.  In addition, any life insurance blocks previously written by the Company are generally sold or completely reinsured to another life insurance company.
The Company’s ceded reinsurance arrangements reduced certain items in the accompanying financial statements for the years ended December 31, 2021, 2020 and 2019, by the following amounts:

	2021	2020	2019
Premiums	$18,903,748	$11,355,550	$10,404,600
Policy and contract liabilities	18,466,904	14,995,022	11,863,594
Life insurance inforce ceded under risk sharing arrangements at December 31, 2021 and 2020, totaled $13,327,189 and $15,143,637, respectively. The Company enters into trust agreements with reinsurers as security in support of the reserves ceded to these reinsurers.

The Company recorded reinsurance recoveries in the amount of $2,441,441, $1,811,767, and $1,533,293 during 2021, 2020, and 2019, respectively.

Gains on cession of inforce blocks of business are to be accounted for in accordance with Appendix A-791 of the NAIC Accounting Practices and Procedures Manual which requires that any increase in surplus (net of federal income tax) resulting from reinsurance agreements entered into or amended which involve the reinsurance of business issued prior to the effective date of the agreements shall be deferred and identified separately as a surplus item by the ceding company.  Subsequent recognition of the surplus increase as income shall be reflected on a net of tax basis as earnings emerge from the business reinsured. Based on the emergence of earnings of previous reinsurance of inforce blocks of business in 2021, 2020 and 2019, $12,567, $14,736, and $41,677, respectively, was amortized into income.

The Company is liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event the assuming companies are unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is unlikely. The Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk. The Company is not aware of any issues surrounding the financial condition of its reinsurers, except as discussed below.

On March 6, 2019, Scottish Re (U.S.), Inc. (Scottish Re), a reinsurer of the Company, was ordered into receivership for purposes of rehabilitation by the Court of Chancery of the State of Delaware. On May 16, 2019, the Iowa Department suspended Scottish Re’s license to do business in Iowa. As of December 31, 2021, the Company has performed an impairment assessment on the reserve credit from Scottish Re. It was determined that the reserves are not impaired at this time primarily due to the trust account held by Scottish Re for the benefit of the Company. The reserve credit and amounts held in the trust are immaterial to the financial statements.

Annuity Reinsurance
Effective October 1, 2020, the Company recaptured a coinsurance agreement with ALICNY originally entered into on January 1, 1983. The agreement ceded a block of certain single premium annuity policies. Ceded reserves recaptured from ALICNY were $10,549.

Effective June 1, 2020, the Company recaptured a funds withheld coinsurance agreement originally entered into with AARe on October 1, 2018. The agreement ceded 100% of all inforce and future funding agreements. After

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
recapture, the Company subsequently entered into a modified coinsurance agreement with AARe effective June 1, 2020 to cede a quota share of all inforce and certain future funding agreements in both the general and separate accounts. Modified coinsurance reserves for this agreement were $9,667,107 and $3,681,766 as of December 31, 2021 and 2020, respectively.

Effective June 1, 2020, the Company entered into another modified coinsurance agreement with AARe to cede a quota share of certain future funding agreements. Modified coinsurance reserves for this agreement were $5,066,285 as of December 31, 2021. There was no business ceded through this reinsurance agreement as of December 31, 2020.

Effective July 1, 2019, the Company entered into a modified coinsurance agreement with AARe to cede 80% of certain index-linked deferred annuity business issued on or after the effective date of the treaty. The agreement is on a modified coinsurance basis, under which the Company retains the reserves and supporting assets relating to this business. These reserves and assets are held in a separate account and the reinsurance is recorded in the corresponding separate account. Modified coinsurance reserves for this agreement were $666,450 and $168,530 as of December 31, 2021 and 2020, respectively.

Effective April 1, 2019, the Company entered into a modified coinsurance agreement with AARe to cede 80% of certain PGA business issued on or after the effective date of the treaty.  The agreement is on a modified coinsurance basis, under which the Company retains the reserves and supporting assets relating to this business.  These reserves and assets are held in one or more separate accounts and the reinsurance is recorded in the corresponding separate account.  Modified coinsurance reserves for this agreement were $7,321,915 and $3,672,144 as of December 31, 2021 and 2020, respectively.

Effective January 1, 2018, the Company entered into a modified coinsurance agreement with AARe to cede 80% quota share of certain PGA business issued on or after April 1, 2017. The agreement is on a modified coinsurance basis, under which the Company retains the reserves and supporting assets relating to this business. These reserves and assets are held in one or more separate accounts and the reinsurance is recorded in the corresponding separate account. Modified coinsurance reserves at December 31, 2021 and 2020 were $14,536,178 and $7,890,721, respectively.

Effective January 1, 2018, the Company entered into a modified coinsurance agreement with AARe to cede 80% of all fixed spread annuity and fixed spread life insurance business inforce as of October 1, 2013.  Modified coinsurance reserves at December 31, 2021 and 2020 were $598,338 and $637,322, respectively.

Effective January 1, 2018, the Company entered into a modified coinsurance agreement with AARe to cede 80% quota share of all inforce and future annuity business, after the impacts of all other reinsurance agreements are applied. Modified coinsurance reserves at December 31, 2021 and 2020 were $37,541,087 and $36,380,205, respectively.

The Company entered into a coinsurance agreement on January 1, 2018 with AADE. The agreement cedes 50% of all retail annuity business issued on or after the effective date of the treaty through December 31, 2021. This treaty is applied prior to any further cession of this business under other treaties. The Company has recognized a reserve credit of $13,545,133 and $9,927,420 for this agreement as of December 31, 2021 and 2020, respectively.

The Company entered into a coinsurance agreement on October 1, 2016 with Hannover Life Reassurance Company of America.  The agreement cedes 80% of the guaranteed lifetime withdrawal benefit rider on 2016 through 2023 sales of certain fixed indexed annuity products, with an option to extend reinsurance to 2024 sales. The Company has recognized a reserve credit of $661,024 and $583,890 for this agreement as of December 31, 2021 and 2020, respectively. In addition, the Company maintains a liability equal to $146,957 and $100,857 as of December 31, 2021 and 2020, respectively, which is reported as Other reinsurance liability on the balance sheets.
The Company entered into a reinsurance agreement on August 30, 2013 with STAR, an affiliated reinsurer. The agreement ceded, through coinsurance, all annuity contracts issued by the Company (and its predecessor by merger,

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
Aviva Life Insurance Company) to Aviva London Assignment Corporation, a former affiliated entity. The Company has taken a reserve credit of $1,062,075 and $1,087,447 for this agreement as of December 31, 2021 and 2020, respectively.

Life Reinsurance
The Company entered into a reinsurance agreement on December 15, 2011 with Athene Re IV, an affiliated reinsurer. The agreement ceded, through funds withheld coinsurance, all policy liabilities of the regulatory closed block of the former AmerUs Life Insurance Company, a predecessor of the Company (the Closed Block). The Closed Block consists of participating whole life insurance, term life insurance, and dividend-paying universal life insurance. The Closed Block was formed on June 30, 1996 for the protection of dividend interests on dividend-paying policies. The formation of the Closed Block coincided with AmerUs Life’s reorganization into a mutual holding company whereby AmerUs Life became a stock life insurance company, initially owned by American Mutual Holding Company. The Company has taken a reserve credit of $1,376,583 and $1,408,853 for this agreement as of December 31, 2021 and 2020, respectively. Funds held under reinsurance with unauthorized reinsurers for this agreement was $1,294,044 and $1,323,388 as of December 31, 2021 and 2020, respectively.

The Company entered into an assumption reinsurance agreement on October 1, 2013 with Accordia Life and Annuity Company (Accordia). The agreement ceded, through coinsurance, all open block life insurance contracts issued by the Company, with the exception of Enhanced Guarantee universal life insurance products. The Company has taken a reserve credit of $1,134,733 and $1,275,527 for this agreement as of December 31, 2021 and 2020, respectively. The AmerUs Life Insurance Company regulatory closed block has been ceded to Accordia (net of existing reinsurance) under this reinsurance agreement. As of December 31, 2021 and 2020, the aforementioned reinsurance between the Company and Athene Re IV remains in place, resulting in no amounts ceded to Accordia.
The Company entered into a reinsurance agreement on October 1, 2013 with Accordia. The agreement ceded, through coinsurance, all policy liabilities of the former Indianapolis Life Insurance Company regulatory closed block. The Company has taken a reserve credit of $594,878 and $616,163 for this agreement as of December 31, 2021 and 2020, respectively.
During 2021 and 2020, the Company novated approximately 2,285 and 6,028 life policies, respectively, with statutory policy reserves of $145,711 and $243,918, respectively, to Accordia. These policies were previously 100% ceded to Accordia through the open block assumption reinsurance agreement discussed above, and therefore the novation and subsequent denovation had no impact on the Company’s balance sheet, income or capital and surplus position.

The Company cedes policies to Accordia and Athene Re IV, included in treaties noted above, that fall under the NAIC Term Life and Universal Life with Secondary Guarantees (XXX/AXXX) Credit for Reinsurance Model Regulation.  The primary securities backing the reinsurance contracts related to these policies are greater than or equal to required levels as set forth by Appendix A-785 of the NAIC Accounting Practices and Procedures Manual.

8.    Life, Annuity and Deposit-Type Actuarial Reserves
Withdrawal characteristics of annuity and deposit-type actuarial reserves are as follows:
Individual Annuities

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31, 2021
		Separate	Separate
	General	Accounts with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$39,872,643	$—	$—	$39,872,643	64.3%
At book value, less surrender
charge of 5% or more	3,274,665	—	833,062	4,107,727	6.6
At fair value	—	—	31,717	31,717	0.1
Total with market value
adjustment or at fair value	43,147,308	—	864,779	44,012,087	71.0
At book value without adjustment
(minimal or no charge or adjustment)	15,556,060	—	—	15,556,060	25.1
Not subject to discretionary withdrawal	2,434,062	—	—	2,434,062	3.9
Total (gross: direct + assumed)	61,137,430	—	864,779	62,002,209	100.0%
Less: Reinsurance ceded	(15,005,329)	—	—	(15,005,329)
Total (net)	$46,132,101	$—	$864,779	$46,996,880

The amount included above in the at book value, less surrender charge of 5% or more line that will move to the at book value without adjustment line in the year subsequent to the balance sheet date is $746,963.

	December 31, 2020
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$37,424,375	$—	$—	$37,424,375	66.7%
At book value, less surrender
charge of 5% or more	2,787,910	—	210,663	2,998,573	5.3
At fair value	—	—	32,916	32,916	0.1
Total with market value
adjustment or at fair value	40,212,285	—	243,579	40,455,864	72.1
At book value without adjustment
(minimal or no charge or adjustment)	13,172,567	—	—	13,172,567	23.4
Not subject to discretionary withdrawal	2,511,503	—	—	2,511,503	4.5
Total (gross: direct + assumed)	55,896,355	—	243,579	56,139,934	100.0%
Less: Reinsurance ceded	(11,341,929)	—	—	(11,341,929)
Total (net)	$44,554,426	$—	$243,579	$44,798,005

Group Annuities

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31, 2021
		Separate	Separate
	General	Accounts with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$118,731	$—	$—	$118,731	0.4%
At book value, less surrender
charge of 5% or more	130	—	—	130	0.0
Total with market value
adjustment or at fair value	118,861	—	—	118,861	0.4
At book value without adjustment
(minimal or no charge or adjustment)	1,128,828	—	—	1,128,828	4.0
Not subject to discretionary withdrawal	—	27,319,336	—	27,319,336	95.6
Total (gross: direct + assumed)	1,247,689	27,319,336	—	28,567,025	100.0%
Less: Reinsurance ceded	—	—	—	—
Total (net)	$1,247,689	$27,319,336	$—	$28,567,025

	December 31, 2020
		Separate	Separate
	General	Accounts with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$167,812			$167,812	1.1%
At book value, less surrender
charge of 5% or more	220			220	—
Total with market value
adjustment or at fair value	168,032	—	—	168,032	1.1
At book value without adjustment
(minimal or no charge or adjustment)	1,225,057			1,225,057	7.7
Not subject to discretionary withdrawal	—	14,450,279		14,450,279	91.2
Total (gross: direct + assumed)	1,393,089	14,450,279	—	15,843,368	100.0%
Less: Reinsurance ceded	—	—	—	—
Total (net)	$1,393,089	$14,450,279	$—	$15,843,368

Deposit-Type Contracts (no life contingencies)

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31, 2021
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Not subject to discretionary withdrawal	$13,009,041	$2,302,227	$—	$15,311,268	100.0%
Total (gross: direct + assumed)	13,009,041	2,302,227	—	15,311,268	100.0%
Less: Reinsurance ceded	(264,326)	—	—	(264,326)
Total (net)	$12,744,715	$2,302,227	$—	$15,046,942

	December 31, 2020
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Not subject to discretionary withdrawal	$2,365,411	$1,917,971		$4,283,382	100.0%
Total (gross: direct + assumed)	2,365,411	1,917,971	—	4,283,382	100.0%
Less: Reinsurance ceded	(258,237)	—	—	(258,237)
Total (net)	$2,107,174	$1,917,971	$—	$4,025,145

A reconciliation of total annuity and deposit-type actuarial reserves is as follows:

	December 31,
	2021	2020
General Account:
Annuity reserves	$47,141,597	$45,680,375
Supplementary contracts with life contingencies	238,193	267,140
Deposit-type contracts	12,744,715	2,107,174
Separate Accounts:
Annuity reserves	28,184,115	14,693,858
Deposit-type contracts	2,302,227	1,917,971
Total annuity and deposit-type actuarial reserves	$90,610,847	$64,666,518

Account value, cash value and reserves for life insurance by withdrawal characteristics is as follows:

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31, 2021
	General Account
	Account	Cash
	Value	Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$—	$1,704,044	$1,762,164
Universal life	340,788	337,978	335,435
Universal life with secondary guarantees	8,798	7,978	38,369
Indexed universal life	212,904	207,571	180,065
Indexed universal life with secondary guarantees	279,688	266,205	611,536
Other permanent cash value life insurance	20,530	20,530	20,721
Not subject to discretionary withdrawal or no cash values:
Term Policies without cash value	—	—	49,845
Accidental death benefits	—	—	161
Disability - active lives	—	—	6,095
Disability - disabled lives	—	—	10,057
Miscellaneous reserves	—	—	153,450
Total (gross: direct + assumed)	862,708	2,544,306	3,167,898
Less: Reinsurance ceded	(801,197)	(2,484,346)	(3,105,711)
Total (net)	$61,511	$59,960	$62,187

	December 31, 2020
	General Account
	Account	Cash
	Value	Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$—	$1,766,369	$1,901,795
Universal life	373,878	369,614	366,995
Universal life with secondary guarantees	12,033	10,599	46,504
Indexed universal life	212,984	205,144	178,383
Indexed universal life with secondary guarantees	320,973	300,524	700,556
Other permanent cash value life insurance	20,198	20,198	20,376
Not subject to discretionary withdrawal or no cash values:
Term Policies without cash value	—	—	67,633
Accidental death benefits	—	—	178
Disability - active lives	—	—	7,259
Disability - disabled lives	—	—	10,627
Miscellaneous reserves	—	—	67,844
Total (gross: direct + assumed)	940,066	2,672,448	3,368,150
Less: Reinsurance ceded	(871,976)	(2,605,973)	(3,299,849)
Total (net)	$68,090	$66,475	$68,301

A reconciliation of total life actuarial reserves, net of reinsurance, is as follows:

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31,
	2021	2020
Life insurance	$44,482	$66,437
Accidental death benefits	1	1
Miscellaneous reserves	17,704	1,863
Total life actuarial reserves	$62,187	$68,301

As of December 31, 2021 and 2020, the Company had insurance inforce of $1,545,608 and $1,096,684, respectively, for which the gross premiums were less than the net premiums according to the standard of valuation set by the State of Iowa. Reserves to cover this shortfall in premium were $108,978 and $22,158 at December 31, 2021 and 2020, respectively.

9.    Borrowed Money and Funding Agreements

Effective May 1, 2021, the Company entered into an unsecured revolving promissory note (the Promissory Note), with AUSA and certain of AUSA’s other subsidiaries, pursuant to which the Company and other borrower parties thereto may borrow up to $200,000 from AUSA. The Promissory Note has a 5 year term and was approved by the Iowa Department. Interest shall accrue on the principal balance from time to time outstanding at a rate per annum equal to 2.085%. The Company shall pay such interest in arrears quarterly on the last day of each March, June, September and December, on any day any portion of the principal balance is repaid or prepaid. No amount has been drawn under the Promissory Note by the Company as of December 31, 2021 or 2020. As such, no interest has been paid by the Company during the years ended December 31, 2021, 2020 and 2019.

The Company has entered into a purchase agreement, pursuant to which Athene Global Funding, a special-purpose, non-affiliated statutory-trust may offer senior secured medium-term notes under a funding agreement backed notes (FABN) program. The authorized program amount of $35,000,000 may be increased from time to time, subject to compliance with the relevant provisions of the amended and restated purchase agreement currently in effect. Athene Global Funding uses the net proceeds from the sale of each series of medium-term notes to purchase one or more funding agreements issued from the Company and AADE.

During 2020, the Company established a secured funding agreement backed repurchase agreement (FABR) program, in which a special-purpose, unaffiliated entity entered into repurchase agreements with a bank and the proceeds of the repurchase agreements were used by the special purpose entity to purchase funding agreements from the Company.

Through its membership in the FHLB, the Company is eligible to borrow under variable-rate short-term federal fund arrangements to provide additional liquidity. Total available borrowings are determined by the amount of collateral pledged, but cannot exceed 20% to 40% of the Company’s total assets dependent upon the internal credit rating. These borrowings are accounted for as borrowed money under SSAP No. 15, Debt and Holding Company Obligations. The Company borrowed $470,000 and $145,000 in the general account in April 2021 and October 2021, respectively. The borrowings were repaid in April 2021 and December 2021, respectively, and carried an interest rate of 0.3%, with interest due at maturity. During 2020, the Company borrowed no amounts in the general and separate accounts. During 2019, the Company borrowed $50,000 in the general account and $425,000 in the separate account. The borrowings matured in February 2020 and May 2020 and carried an interest rate of 1.8%, with interest due at maturity. The Company incurred interest expense of $151, $2,657, and $1,067 during 2021, 2020 and 2019, respectively.

The Company has issued funding agreements to the FHLB in exchange for cash advances in both the general account and the separate account. FHLB funding agreements held in the separate account have a principal balance of $2,381,200 and $2,001,200 at December 31, 2021 and 2020, respectively. There are no FHLB funding agreements held in the general account as of December 31, 2021 and 2020.
As part of these agreements, the Company holds $10,000 in FHLB Class B Membership Stock and $95,248 in FHLB Activity Stock in the general account. The Class B Membership Stock is not eligible for redemption.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
The FHLB funding agreements in the separate account are collateralized by general account assets with a book adjusted carrying value of $3,537,075 and $2,931,251 and fair value of $3,625,145 and $3,074,082 at December 31, 2021 and 2020, respectively.

The following table presents details of the outstanding funding agreement contracts issued by the Company as of December 31, 2021:

Type	Face Amount	Credited Interest Rate	Issue Date	Maturity Date
FHLB	$26,200	5.57%	August 8, 2006	June 15, 2026
FHLB	250,000	Floating	April 3, 2017	July 6, 2022
FHLB	300,000	3.00	March 12, 2018	March 13, 2023
FHLB	125,000	3.07	June 25, 2018	June 23, 2023
FHLB	125,000	3.23	October 1, 2018	September 29, 2023
FHLB	100,000	3.13	December 6, 2018	December 6, 2023
FHLB	300,000	2.17	July 19, 2019	July 19, 2024
FHLB	200,000	1.58	February 26, 2020	February 26, 2025
FHLB	75,000	1.65	April 2, 2020	April 2, 2030
FHLB	150,000	0.60	May 4, 2020	May 4, 2022
FHLB	100,000	0.94	May 4, 2020	May 5, 2025
FHLB	100,000	1.47	May 4, 2020	May 4, 2028
FHLB	150,000	1.65	May 11, 2020	May 13, 2030
FHLB	80,000	Floating	October 26, 2021	October 25, 2024
FHLB	50,000	Floating	October 26, 2021	October 25, 2023
FHLB	250,000	1.52	October 26, 2021	October 26, 2026
FABR	500,000	Floating	August 6, 2020	August 6, 2025
FABN	650,000	2.55	November 19, 2020	November 19, 2030
FABN	676,654	1.75	November 25, 2020	November 24, 2027
FABN	750,000	0.95	January 8, 2021	January 8, 2024
FABN	250,000	Floating	January 8, 2021	January 8, 2024
FABN	500,000	1.45	January 8, 2021	January 8, 2026
FABN	569,197	0.63	January 12, 2021	January 12, 2028
FABN	219,563	0.50	January 15, 2021	January 15, 2027
FABN	550,000	2.50	March 24, 2021	March 24, 2028
FABN	338,327	1.88	March 29, 2021	November 30, 2028
FABN	256,957	1.25	April 9, 2021	April 9, 2024
FABN	197,660	Floating	April 9, 2021	April 9, 2024
FABN	113,599	2.73	April 16, 2021	April 16, 2031
FABN	500,000	1.00	April 16, 2021	April 16, 2024
FABN	1,500,000	Floating	May 26, 2021	May 24, 2024
FABN	500,000	2.67	June 7, 2021	June 9, 2031
FABN	237,192	2.47	June 9, 2021	June 9, 2028
FABN	500,000	1.61	June 29, 2021	June 29, 2026
FABN	250,000	Floating	June 30, 2021	May 24, 2024

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

FABN	100,000	2.67	July 1, 2021	June 9, 2031
FABN	550,000	0.91	August 19, 2021	August 19, 2024
FABN	350,000	Floating	August 19, 2021	August 19, 2024
FABN	350,000	1.99	August 19, 2021	August 19, 2028
FABN	683,037	0.37	September 10, 2021	September 10, 2026
FABN	275,000	1.99	September 21, 2021	August 19, 2028
FABN	113,599	2.64	October 1, 2021	October 1, 2031
FABN	650,000	1.73	October 4, 2021	October 2, 2026
FABN	500,000	2.65	October 4, 2021	October 4, 2031
FABN	197,660	2.47	October 12, 2021	June 9, 2028
Total	$15,209,645

The reserve established by the Company for FHLB funding agreements held in the separate account was $2,298,947 and $1,914,668 at December 31, 2021 and 2020, respectively. These are included in separate account liabilities on the balance sheets. The reserve established by the Company for general account funding agreements was $12,434,445 and $1,767,098 at December 31, 2021 and 2020, respectively, which was reported as deposit-type contracts on the balance sheets. The Company uses the funding agreements funds in an investment spread strategy. As such, the Company applies SSAP No. 52, Deposit Type Contracts, accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of the Company's strategy to utilize these funds for operations, and any funds obtained for use in general operations would be accounted for consistent with SSAP No. 15 as borrowed money.

The Company incurred interest expense of $87,421, $2,353, and $0 on funding agreements in the general account and $40,374, $38,616, and $31,399 on the funding agreements in the separate account during the years ended December 31, 2021, 2020 and 2019, respectively.

The scheduled maturities of the funding agreements are as follows:

2022	400,000
2023	700,000
2024	4,984,617
2025	800,000
2026	2,609,237
Thereafter	5,715,791
Total	$15,209,645

As discussed in Note 7, the Company's funding agreements are ceded to AARe under modified coinsurance reinsurance agreements. See Note 14 for additional information regarding the Company’s separate account arrangements.

10.    Federal Income Taxes
The Company files as a member of a consolidated federal income tax return. The Company has a written tax sharing agreement (Tax Allocation Agreement) with certain of its affiliated companies that sets forth the manner in which the total combined federal income tax is allocated to each entity that is a party to the consolidation. Allocation of tax benefits is based on separate returns. Losses are paid at the time used in the consolidated return.

Current income taxes incurred consist of the following major components:

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	Years Ended December 31,
	2021	2020	2019

Federal income tax expense (benefit) on operations	$62,449	$52,150	$(108,031)
Federal income tax expense on net realized capital gains	201,124	20,002	46,344
Federal income tax expense on operations - prior period
adjustments	—	5,296	—
Total current federal income tax expense (benefit)	$263,573	$77,448	$(61,687)
The Company determines admitted DTAs under paragraph 11 of SSAP No. 101, which allows a DTA to be admitted where existing deductible temporary differences are expected to be realized within three years of the balance sheet date. DTAs are limited to:
1.The amount of capital gains taxes paid in prior years that can be recovered through capital loss carrybacks, not to exceed three years, including any amounts established in accordance with the provision of SSAP No. 5R, Liabilities, Contingencies and Impairments of Assets.
2.If risk based capital thresholds described in paragraph 11.b. of SSAP No. 101 are exceeded, paragraph 11.b.i. allows a reporting entity to admit DTAs that are expected to be realized within three years of the balance sheet date, subject to a 15% limitation of adjusted capital and surplus described in paragraph 11.b.ii. Since the Company’s Risk Based Capital Authorized Control Level without regard to admitted DTAs is greater than 300%, the applicable period is three years and the applicable percentage is 15% as of December 31, 2021, plus
3.Any remaining DTAs can be offset against existing DTLs after due consideration of character and reversal patterns of temporary differences.
Adjusted gross DTAs exceeding the above limitations are nonadmitted.
Pursuant to SSAP No. 101, paragraph 7.e., gross DTAs are reduced by a statutory valuation allowance adjustment if it is more likely than not that some portion or all of the gross DTAs will not be realized. The Company expects to realize all of its DTAs. As of December 31, 2021 and 2020, the Company has not established a valuation allowance against DTAs.
The admitted DTAs are summarized as follows:

	December 31,
	2021		2020
	Limitation	Admitted	Limitation	Admitted

Admitted pursuant to 11.a. - loss carrybacks		$—		$—
Realization per 11.b.i. - applicable period limitation	$76,712		$68,869
Realization per 11.b.ii. - applicable percentage limitation	180,321		197,646
Admitted pursuant to lesser of 11.b.i. or 11.b.ii -
realization test		76,712		68,869
Admitted pursuant to 11.c. - DTL offset		301,932		288,245
Total admitted adjusted gross DTA		$378,644		$357,114

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
The Authorized Control Level Risk-Based Capital (excluding DTAs) percentage used for determining the above applicable period limitation and applicable percentage limitation was 705% and 826% for the years ended December 31, 2021 and 2020, respectively.
No tax planning strategies have been used to recognize net admitted DTAs.
The tax effects of temporary differences that give rise to DTAs and DTLs are as follows:

	December 31, 2021			December 31, 2020			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
DTAs
Policyholder reserves	$412,083	$—	$412,083	$302,874	$—	$302,874	$109,209	$—	$109,209
Deferred acquisition costs	51,242	—	51,242	45,529	—	45,529	5,713	—	5,713
Fixed assets	4	—	4	4	—	4	—	—	—
Compensation and benefits
accrual	890	—	890	536	—	536	354	—	354
Receivable nonadmitted	674	—	674	991	—	991	(317)	—	(317)
Operating loss deduction
carryforward	—	—	—	2	—	2	(2)	—	(2)
Other assets admitted	17,656	—	17,656	7,178	—	7,178	10,478	—	10,478
Total gross DTAs	482,549	—	482,549	357,114	—	357,114	125,435	—	125,435
Nonadmitted DTAs	(103,905)	—	(103,905)	—	—	—	(103,905)	—	(103,905)
Admitted DTAs	378,644	—	378,644	357,114	—	357,114	21,530	—	21,530
DTLs
Investments	(147,378)	(10,118)	(157,496)	(140,963)	(12,506)	(153,469)	(6,415)	2,388	(4,027)
Deferred and uncollected
premiums	(1,372)	—	(1,372)	(1,417)	—	(1,417)	45	—	45
Policyholder reserves	(143,064)	—	(143,064)	(182,374)	—	(182,374)	39,310	—	39,310
Total DTLs	(291,814)	(10,118)	(301,932)	(324,754)	(12,506)	(337,260)	32,940	2,388	35,328
Net admitted DTA/(DTL)	$86,830	$(10,118)	$76,712	$32,360	$(12,506)	$19,854	$54,470	$2,388	$56,858
The change in net deferred income taxes is comprised of the following (this analysis is exclusive of the tax effect of unrealized capital gains and losses as the deferred taxes on unrealized gains and losses are reported separately from the change in net deferred income taxes in the statements of changes in capital and surplus):

	December 31,	December 31,
	2021	2020	Change

Adjusted gross deferred tax assets	$482,549	$357,114	$125,435
Total gross deferred tax liabilities	(301,932)	(337,260)	35,328
Adjusted deferred tax assets (liabilities) in
excess of deferred tax assets (liabilities)	$180,617	$19,854	160,763
Tax effect of unrealized gains and losses			2,150
Change in net deferred income tax			$162,913
Nonadmitted deferred tax assets increased $103,905 and $0 for the years ended December 31, 2021 and 2020.
During 2021, in connection with the settlement discussed in Note 15, the Company changed its intent with respect to life insurance policies owned by the Company insuring the lives of certain officers and employees. The Company previously intended to realize tax-exempt benefits upon the death of the insured lives. Prior to 2021, no DTLs were recognized with respect to life insurance policies owned by the Company. As of December 31, 2021, the Company

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
intends to surrender all the policies prior to the death of the insured lives. The company established a DTL of $46,857 for the expected tax liability to be incurred upon surrender of the life insurance policies.

No unrecognized DTL exists for temporary differences related to investments in foreign subsidiaries or foreign corporate joint ventures that are essentially permanent in duration.
The provision for federal income tax incurred is different from that which would be obtained by applying the enacted federal income tax rate to income before taxes. The significant items causing these differences are as follows:

	Year Ended December 31, 2021		Year Ended December 31, 2020		Year Ended December 31, 2019
		Effective		Effective		Effective
	Amount	Tax Rate	Amount	Tax Rate	Amount	Tax Rate

Net (loss) gain from operations before federal income taxes and net realized capital losses	$(158,905)		$72,650		$163,071
Realized capital gain (loss) on investments	155,479		(9,080)		896
Total statutory (loss) gain	$(3,426)		$63,570		$163,967
Statutory tax expense at enacted rate	$(719)	21.0%	$13,350	21.0%	$34,433	21.0%
Permanent differences
Nontaxable income	(676)	19.7	(6,223)	(9.8)	(6,785)	(4.1)
Nondeductible expenses	318	(9.3)	473	0.7	10,180	6.2
Affiliate expenses	4,534	(132.3)	(1,818)	(2.9)	825	0.5
Interest maintenance reserve amortization	38,450	(1,122.3)	(6,601)	(10.4)	2,953	1.8
Change in nonadmitted assets	(2,390)	69.8	(3,547)	(5.6)	(651)	(0.4)
Reinsurance adjustment A-791	(1,709)	49.9	(3,095)	(4.9)	(8,752)	(5.3)
Unrealized gain - options	22,199	(648.0)	5,841	9.2	—	—
Unrealized gain ceded	(19,756)	576.6	(2,926)	(4.6)	(12,387)	(7.6)
Specific reserves in surplus	193	(5.6)	(56)	(0.1)	(33)	—
Prior year true-up and adjustments	8,005	(233.7)	(1,592)	(2.5)	(9,512)	(5.8)
Tax rate change	—	—	—	—	(1,226)	(0.7)
Corporate Owned Life Insurance	52,211	(1,524.0)	—	—	—	—
Total effective income tax expense (benefit)	$100,660	(2,938.2)%	$(6,194)	(9.9)%	$9,045	5.6%

Current federal income tax expense (benefit)	$263,573	(7,693.4)%	$72,152	113.4%	$(61,687)	(37.5)%
Current federal income tax expense - prior period adjustments	—	0.0	5,296	8.3	—	0.0%
Change in net deferred income tax (benefit) expense	(162,913)	4,755.2	(83,642)	(131.6)	70,732	43.1%
Total effective income tax expense (benefit)	$100,660	(2,938.2)%	$(6,194)	(9.9)%	$9,045	5.6%
The Company has no tax attribute carryforwards at December 31, 2021:

The Company has $197,321, $0, and $10,141 of federal capital gains tax from 2021, 2020, and 2019, respectively, available for recovery in the event of future capital losses. The Company has incurred no Repatriation Transition tax. The Company has no Alternative Minimum Tax Credit Carryforwards.
The Company entered into a supplemental tax sharing agreement with Athene Re IV, whereby the Company is obligated to perform all of Athene Re IV's tax sharing obligations and is entitled to accept all of Athene Re IV's tax sharing benefits. Accordingly, any current taxes payable or receivable by Athene Re IV are reflected by the Company. During 2021, 2020 and 2019, under the provisions of this agreement, $176 of tax expense was transferred from and $976 and $1,193 of tax benefit was transferred to the Company, respectively.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
In accordance with SSAP No. 101, the Company follows SSAP No. 5R to utilize a “more likely than not (likelihood of more than fifty percent)” approach to compute its liability for tax contingencies. No liability for tax contingencies has been recorded as the Company does not have any material items requiring establishment of a loss contingency reserve or disclosure under SSAP No. 5R. Interest and penalties associated with recognized tax contingencies would be recognized within the income tax expense line in the statements of operations. Accrued interest and penalties would be included in the related tax liability line in the balance sheets.

Federal income tax of $101,981 and $549 is due to affiliates at December 31, 2021 and 2020, respectively, pursuant to the Tax Allocation Agreement.

There were no deposits reported as admitted assets under Section 6603 of the Internal Revenue Code as of December 31, 2021 or 2020.

The following entities are included in the consolidated federal income tax return as of December 31, 2021:

Athene USA Corporation
Athene Annuity and Life Company
Athene Annuity & Life Assurance Company
Athene Annuity & Life Assurance Company of New York
Athene Annuity Re Ltd.
Athene Assignment Corporation
Athene Life Insurance Company of New York
Athene London Assignment Corporation
Athene Re USA IV, Inc.
Centralife Annuities Services, Inc
P.L. Assigned Services
Structured Annuity Reinsurance Company
The Company files tax returns in U.S. federal and various state jurisdictions. The Company was under audit by the IRS as a member of the AUSA and AADE consolidated tax groups and is audited periodically by state taxing authorities.  The IRS is currently examining the AUSA consolidated group for the Company’s tax period ending October 2, 2013. Pursuant to the Company’s tax allocation agreement, AUSA would be liable for the payment of any liabilities incurred as a result of this audit. The Company is a member of the AADE consolidated group for all tax periods beginning October 2, 2013 through December 31, 2018. The Company is a member of the AUSA consolidated group for all tax periods beginning January 1, 2019. The IRS is currently examining the AADE consolidated group for the period ending December 31, 2017 and December 31, 2015. The Company is not currently under exam by any state taxing authority.

State Tax Credits
Carrying value of non-transferable state tax credits gross of any related tax liabilities and total unused state tax credits by state and in total are as follows:

	State	Carrying Value	Unused Amount
Guaranty Fund Assessment Credits	Various	659	659
Total		$659	$659

The Company estimated the utilization of the remaining non-transferable state tax credits by projecting future premium taking into account policy growth and rate changes, projecting future tax liability based on projected premium, tax rates and tax credits, and comparing projected future tax liability to the availability of remaining state tax credits. The Company has no impairment losses and expects to fully realize all available state tax credits.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

11.    Premiums Due and Deferred
Deferred and uncollected life insurance and accident and health premiums are summarized as follows:

	December 31, 2021			December 31, 2020
	Gross	Loading	Net	Gross	Loading	Net

Ordinary renewal	$4,962	$(1,570)	$6,532	$5,344	$(1,397)	$6,741
Accident and health	—	—	—	6	—	6
Total	$4,962	$(1,570)	$6,532	$5,350	$(1,397)	$6,747

12.    Employee Benefit Plans
Defined Contribution Plan
The Company is allocated a portion of the costs related to a qualified defined contribution savings and retirement plan sponsored by AUSA. The plan is a qualified 401(k) plan covering officers and employees.  The plan provides non-discretionary company matching contributions.  Expenses allocated to the Company for AUSA's contributions amounted to $6,918, $6,921, and $5,194 for 2021, 2020 and 2019, respectively.

13.    Related-Party Transactions

The Company cedes a quota share of its annuity business to AARe and AADE, a quota share of its funding agreement business to AARe and 100% of the Closed Block liabilities to Athene Re IV. The Company cedes to STAR a 100% quota share of its benefits payable for all structured annuity contracts issued by the Company to Aviva London Assignment Corporation (an affiliated company prior to October 2, 2013). Refer to Note 7 for details on these reinsurance agreements.

The Company is party to an investment management agreement with Apollo Insurance Solutions Group, LP (ISG), under which ISG agrees to provide asset management services in exchange for management fees. ISG is a subsidiary of AGM. Pursuant to the agreement, the Company pays ISG 30 basis points per annum on the Company’s managed assets. The Company incurred expenses on its general account and separate account assets of $250,221, $193,495, and $176,256 in 2021, 2020 and 2019, respectively, under the agreement with ISG.

The Company is party to Shared Services and Cost Sharing Agreements with Athene Employee Services LLC (AES), AHL, AUSA, AADE and certain other affiliated companies pursuant to which each party thereto agreed to provide certain financial, legal and other services to the other parties. Under these agreements, the Company incurred expense of $295,318, $245,364, and $255,521 during 2021, 2020 and 2019, respectively.

Some employees of AES and the Company participate in one or more Share Award Agreements (the Agreements) sponsored by AHL for which the Company has no legal obligation. Salary expense of AES and the Company is partially allocated to the Company through the Shared Services Agreement. Under SSAP No. 104R, Share-Based Payments, the stock compensation expense associated with the Agreements that would have been allocated to the Company is required to be recorded as a capital contribution to the reporting entity. The Company has allocated the stock compensation expense associated with the Agreements based on the same methodology as the Shared Services Agreement. In accordance with SSAP No. 104R, the Company incurred expense and recorded a capital contribution under the Agreements totaling $15,707, $11,432, and $9,898 in 2021, 2020 and 2019, respectively, which includes amounts contributed by the Company to downstream insurance subsidiaries.
All intercompany balances shown as payable to or receivable from parent, subsidiaries and affiliates are settled within 45 days of their incurrence under the terms of the intercompany expense sharing agreements. These payables and receivables are presented on a net basis within the accompanying balance sheets when right of offset exists with a particular counterparty.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

During 2021 and 2020, the Company contributed $1,753,695 and $615,340, respectively, to affiliated partnership investments and received distributions of $856,995 and $474,557, respectively, from affiliated partnership investments in the normal course of business.

During 2021 and 2020, the Company transferred $577,685 and $79,294, respectively, of bonds to AARe in association with reinsurance settlements. These investments were included within bonds on the accompanying balance sheets. All transactions were based on the fair value of the assets at the transaction date.

Pursuant to the terms of a tax indemnification agreement entered into for the 2013 tax year, the indirect parent, AUSA, was responsible for indemnifying the Company for additional tax expense incurred during 2021 related to the 2013 tax year. AUSA paid these taxes on behalf of the Company resulting in a $27,216 contribution to capital in 2021.

During 2021 and 2020, the Company received capital contributions of $300,000 and $200,000, respectively, from its direct parent, AADE.

During 2021, the Company contributed $15,000 to its wholly owned subsidiary, Athene Re IV.

During February 2022, the Company received a $175,000 capital contribution from its parent, AADE. This capital contribution was accrued at December 31, 2021 as a receivable from parent with a corresponding increase in paid-in surplus. In accordance with SSAP No. 72, Surplus and Quasi-Reorganizations, capital contributions receivable that are satisfied with the receipt of cash or marketable securities prior to the filing of the annual statement shall be treated as a Type I subsequent event and considered an admitted asset based on evidence of collection and approval of the domiciliary commissioner.

During 2019, the Company distributed 100% of its membership interests in Athene Securities, LLC to its direct parent, AADE, through a dividend of $409.
As of December 31, 2021 and 2020, the Company holds $2,399,012 and $1,359,580, respectively, of other invested assets representing holdings of affiliated partnership investments. The Company also had $6,746,622 and $3,281,068 of affiliated bond holdings, $739,383 and $482,370 of affiliated mortgage loans on real estate, and $56,067 and $98,568 of affiliated preferred stock holdings as of December 31, 2021 and 2020, respectively.

During 2020, the Company recaptured, amended, and entered into new reinsurance agreements with affiliates. See Note 7 for the details of those changes.

14.    Separate Accounts

The Company maintains four separate account arrangements:
Separate Account – Funding Agreements: This separate account contains funding agreements issued to the FHLB. These funding agreements are secured by assets in the Company's general account, which are not subject to claims that arise out of any other business of the Company. The funding agreements may not be accelerated by the holder unless there is a default under the agreement, but the Company may retire the funding agreement policies at any time. The liabilities of this separate account are carried at amortized cost.

ALAC Separate Account I: This separate account consists of individual variable annuities of a non-guaranteed return nature. Net investment experience is credited directly to the policyholder and can be positive or negative, as determined by the performance or fair value of the investments held. The separate account assets are legally insulated and are not subject to claims which may arise from any other business of the Company. These variable annuities generally provide an incidental death benefit of the greater of account value or premium paid. The assets and liabilities of these accounts are carried at fair value. No new variable annuity policies related to the ALAC Separate Account I are being issued.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
Group Annuity Separate Accounts: This contains six separate accounts which support annuities payable under group fixed annuity contracts issued to various employers, or trusts established by such employers, in respect of those employers' pension plans. The separate account assets are legally insulated and are not subject to claims which may arise from any other business of the Company. The assets and liabilities of these separate accounts are carried at amortized cost. During 2021 and 2020, the Company's general account contributed $155,414 and $375,000, respectively, to Group Annuity Separate Accounts. During 2021, the Texas Group Annuity Commingled Separate Account repaid $100,000 of seed money plus $7,611 of interest to the Company's general account.

The group fixed annuity contracts obligate the Company’s general account to make annuity payments if the separate account is not able to do so. The Company's general account has not paid toward separate account guarantees during the years ended December 31, 2021 and 2020. To compensate the general account for the risk taken, the Group Annuity Separate Accounts have paid risk charges of $12,214 and $7,096 as of December 31, 2021 and 2020, respectively.

In accordance with a 2019 consent order entered into with the New York Department of Financial Services (NYDFS) during 2020, the Company began the process of transferring to AANY, its subsidiary, primary responsibility for New York residents entitled to payments under certain existing PGA transactions. On October 22, 2020, the Company entered into an Assignment Agreement with AANY pursuant to which the Company assigned all rights and obligations related to certain individuals entitled to annuity payments from existing PGA business and transferred net invested assets with a carrying value of $157,136 and $32,021 in 2021 and 2020, respectively. In connection with the transfer of its primary obligations to AANY, the Company released $136,093 and $25,805 of statutory reserves in 2021 and 2020, respectively. After considering the affects of reinsurance, the Company's separate accounts recognized an aggregate net loss of $4,209 and $1,243 in 2021 and 2020, respectively. In the remote scenario and only to the extent AANY is unable to perform its obligations to New York residents entitled to payments under the existing assigned PGA transactions, the Company will be required to satisfy any of the remaining obligations.

Index-Linked Deferred Annuity Separate Accounts: These separate accounts support registered index-linked deferred annuity contracts issued by the Company.  The separate account assets are legally segregated and are not subject to claims which may arise from any other business of the Company.  The assets and liabilities are carried at amortized cost. During 2021, the Company's general account contributed $83,221 to the Index-Linked Deferred Annuity Separate Accounts. During 2020, The Company’s general account contributed $90,000 of seed money to the Index-Linked Deferred Annuity Separate Accounts. The Company’s general account has guaranteed the amounts under the index-linked deferred annuity contracts, to the extent not covered by the assets in the separate account.  The Company’s general account has not paid toward separate account guarantees during the years ended December 31, 2021 and 2020.  To compensate the general account for the risk taken, the Index-Linked Deferred Annuity Separate Accounts have paid risk charges of $610 and $243 as of December 31, 2021 and 2020, respectively.
The separate account assets legally insulated from the general account is as follows:

	December 31, 2021		December 31, 2020
		Not		Not
	Legally	Legally	Legally	Legally
	Insulated	Insulated	Insulated	Insulated
Separate Account - Funding Agreements	$—	$677	$—	$15,027
ALAC Separate Account I	31,718	—	32,917	—
Group Annuity Separate Accounts	28,741,723	—	16,421,925	—
Index-Linked Deferred Annuity Separate Account	1,262,651	—	405,373	—
Total separate account assets	$30,036,092	$677	$16,860,215	$15,027

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
Information regarding the separate accounts of the Company for the years ended December 31, 2021, 2020 and 2019 is as follows:

		Nonindexed	Nonindexed	Non-
		Guaranteed	Guaranteed	Guaranteed
		Less Than/	More	Separate
	Indexed	Equal to 4%	Than 4%	Accounts	Total
Premiums, considerations or deposits
for year ended December 31, 2021	$114,266	$3,094,667	$—	$49	$3,208,982

Balances at December 31, 2021
For accounts with assets at
Fair value	—	—	—	31,717	31,717
Amortized cost	833,062	27,251,068	2,370,495	—	30,454,625
Total reserves	833,062	27,251,068	2,370,495	31,717	30,486,342
By withdrawal characteristics
Subject to discretionary withdrawal
At book value without market value adjustment and
with current surrender charge of 5% or more	833,062	—	—	—	833,062
At fair value	—	—	—	31,717	31,717
Not subject to discretionary withdrawal	—	27,251,068	2,370,495	—	29,621,563
Total reserves	$833,062	$27,251,068	$2,370,495	$31,717	30,486,342
Interest maintenance reserve					22,708
Other transfers to general account due or accrued					(2,415,584)
Other amounts payable on reinsurance					909,184
Other					177,489
Total separate account liabilities					$29,180,139

Net transfers to or (from) separate accounts	194,220	$2,423,585	$—	$(5,980)	$2,611,825

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

		Nonindexed	Nonindexed	Non-
		Guaranteed	Guaranteed	Guaranteed
		Less Than/	More	Separate
	Indexed	Equal to 4%	Than 4%	Accounts	Total
Premiums, considerations or deposits
for year ended December 31, 2020	$37,424	$3,113,412	$—	$20	$3,150,856

Balances at December 31, 2020
For accounts with assets at
Fair value	—	—	—	32,916	32,916
Amortized cost	210,663	13,898,534	2,469,715	—	16,578,912
Total reserves	210,663	13,898,534	2,469,715	32,916	16,611,828
By withdrawal characteristics
Subject to discretionary withdrawal
At book value without market value adjustment and
with current surrender charge of 5% or more	210,663	—	—	—	210,663
At fair value	—	—	—	32,916	32,916
Not subject to discretionary withdrawal	—	13,898,534	2,469,715	—	16,368,249
Total reserves	$210,663	$13,898,534	$2,469,715	$32,916	16,611,828
Interest maintenance reserve					14,137
Other transfers to general account due or accrued					(2,026,425)
Other amounts payable on reinsurance					1,362,805
Other					118,576
Total separate account liabilities					$16,080,921

Net transfers to or (from) separate accounts	58,610	$907,476	$—	$(4,696)	$961,390

		Nonindexed	Nonindexed	Non-
		Guaranteed	Guaranteed	Guaranteed
		Less Than/	More	Separate
	Indexed	Equal to 4%	Than 4%	Accounts	Total
Premiums, considerations or deposits
for year ended December 31, 2019	$—	$1,017,022	$—	$65	$1,017,087

Net transfers to or (from) separate accounts	—	895,733	—	(4,773)	890,960

A reconciliation of combined net transfers to or (from) separate accounts is as follows:

	Years Ended December 31,
	2021	2020	2019

Transfers to separate accounts	$2,820,342	$1,092,484	$1,013,717
Transfers from separate accounts	(208,517)	(131,094)	(122,757)
Transfers to separate accounts, net	2,611,825	961,390	890,960
Other adjustments	(4)	(43)	—
Transfer to separate account, net, as reported in the
Statements of Operations	2,611,821	961,347	890,960
15.    Commitments and Contingencies

The Company has unfunded commitments in certain investments in the general and separate accounts totaling $7,351,243 at December 31, 2021.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

Effective July 31, 2019, the Company entered into a Capital Maintenance Agreement to provide capital support to its wholly owned subsidiary, AANY, such that the Company has agreed to maintain AANY’s total adjusted capital in an amount at least equal to 300% of AANY’s company action level risk based capital. Also, effective July 31, 2019, the Company entered into an agreement to guarantee payment of all amounts due from its subsidiary, AANY, to the contract and certificate holders under the terms of a group annuity contract issued by AANY during August 2019.  Given the current capital level of AANY, the likelihood of payment by the Company under the terms of these agreements is remote.

Corporate-owned Life Insurance (COLI) Matter - In 2000 and 2001, two insurance companies which were subsequently merged into the Company, purchased broad based variable COLI policies from American General Life Insurance Company (American General). In January 2012, the COLI policy administrator delivered to the Company a supplement to the existing COLI policies and advised that American General and ZC Resource Investment Trust (ZC Trust) had unilaterally implemented changes set forth in the supplement that if effective, would: (1) potentially negatively impact the crediting rate for the policies and (2) change the exit and surrender protocols set forth in the policies. In March 2013, the Company filed suit against American General, ZC Trust, and ZC Resource LLC in Chancery Court in Delaware, seeking, among other relief, a declaration that the changes set forth in the supplement were ineffectual and in breach of the parties’ agreement. The parties filed cross motions for judgment as a matter of law, and the court granted defendants’ motion and dismissed without prejudice on ripeness grounds. The issue that negatively impacts the crediting rate for one of the COLI policies has subsequently been triggered and on April 3, 2018, we filed suit against the same defendants in Chancery Court in Delaware seeking substantially similar relief. Defendants moved to dismiss and the court heard oral arguments on February 13, 2019. The court issued an opinion on July 31, 2019 that did not address the merits, but found that Chancery Court did not have jurisdiction over our claims and directed us to either amend our complaint or transfer the matter to Delaware Superior Court. The matter has been transferred to the Delaware Superior Court. Defendants renewed their motion to dismiss and the Superior Court heard oral arguments on December 18, 2019. The Superior Court issued an opinion on May 18, 2020 in which it granted in part and denied in part defendants’ motion. The Superior Court denied defendants’ motion with respect to the issue that negatively impacts the crediting rate for one of the COLI policies, which issue will proceed to discovery. The Superior Court granted defendants’ motion and dismissed without prejudice on ripeness grounds claims related to the exit and surrender protocols set forth in the policies, and dismissed defendant ZC Resource LLC. If the supplement is ultimately deemed to be effective, the purported changes to the policies could impair the Company's ability to access the value of guarantees associated with the policies. The parties engaged in discovery as well as discussions concerning whether the matter can be resolved without further litigation, and, at the request of the parties on August 11, 2021, the court entered an Amended Scheduling Order setting the trial date for June 2023. On December 27, 2021, the parties agreed in principle to a settlement, pursuant to which we will be able to surrender the polices at any time and receive proceeds within six months. During the year ended December 31, 2021, the Company recorded an impairment of the COLI asset of $52,576, and an increase to deferred tax liabilities of $46,857, to reflect the terms of the settlement.

Regulatory Matters - The Company and certain of its insurance subsidiaries have experienced increased complaints related to the conversion and administration of the block of life insurance business acquired in connection with AHL’s acquisition of Aviva USA and reinsured to affiliates of Global Atlantic Financial Group Ltd (Global Atlantic). The life insurance policies included in this block have been and are currently being administered by AllianceOne, a subsidiary of DXC Technology Company, which was retained by such Global Atlantic affiliates to provide third party administration services on such policies. AllianceOne also administers a small block of annuity policies that were on Aviva USA's legacy policy administration systems that were also converted in connection with the acquisition of Aviva USA and have experienced similar service and administration issues, but to a lesser degree.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
As a result of the difficulties experienced with respect to the administration of such policies, the Company and its subsidiary, ALICNY, have received notifications from several state regulators, including but not limited to the NYDFS, the California Department of Insurance (CDI) and the Texas Department of Insurance (TDI), indicating, in each case, that the respective regulator planned to undertake a market conduct examination or enforcement proceeding of the Company or one of its subsidiaries, as applicable, relating to the treatment of policyholders subject to the Company's reinsurance agreements with affiliates of Global Atlantic and the conversion of the life and annuity policies, including the administration of such blocks by AllianceOne. The Company and ALICNY have entered into consent orders with regulators of several states, including the NYDFS, the CDI, and the TDI, to resolve the underlying matters in those states. All fines and costs, including those associated with remediation plans, paid in connection with the consent orders were subject to indemnification by Global Atlantic or affiliates of Global Atlantic.

In addition to the examinations and proceedings initiated to date, it is possible that other regulators may pursue similar formal examinations, inquiries or enforcement proceedings and that any examinations, inquiries and/or enforcement proceedings may result in fines, administrative penalties and payments to policyholders. The Company is not currently able to estimate the amount of any such fines, penalties or payments arising from these matters with reasonable certainty, but it is possible that such amounts may be material.

Pursuant to the terms of the reinsurance agreements between the Company and the relevant affiliates of Global Atlantic, the applicable affiliates of Global Atlantic have financial responsibility for the ceded life block and are subject to significant administrative service requirements, including compliance with applicable law. The agreements also provide for indemnification to the Company, including for administration issues.

On January 23, 2019, the Company received a letter from the NYDFS, with respect to a recent PGA transaction, which expressed concerns with the Company’s interpretation and reliance upon certain exemptions from licensing in New York in connection with certain activities performed by employees in the PGA channel, including specific activities performed within New York. On April 13, 2020 the Company entered into a consent order with the NYDFS to resolve this matter. Pursuant to the consent order, the NYDFS imposed a fine of $45,000, which was accrued by the Company as of December 31, 2019 and paid on April 22, 2020.

Fiduciary or Best Interest Standards - The U.S. Securities and Exchange Commission (SEC), Department of Labor (DOL), NAIC, and several states have taken action or are exploring options around a fiduciary standard or best interest standard that may impact the Company and its subsidiaries. If these rules do not align, the distribution of products by the Company and its subsidiaries could be further complicated.

In 2019 the SEC adopted a rulemaking package designed to enhance the quality and transparency of retail investors’ relationships with investment advisers and broker-dealers. The rulemaking package included: Regulation Best Interest - the Broker-Dealer Standard of Conduct; the new Form CRS Relationship Summary; and two separate interpretations under the Investment Advisers Act of 1940. The Company believes the Regulation may impact the distribution of its subsidiaries' products through third party broker-dealers that distribute the products to retail customers, the impact of which is still being determined.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
The NAIC has adopted the Suitability in Annuity Transactions Model Regulation (SAT), which places responsibilities upon issuing insurance companies with respect to the suitability of annuity sales, including responsibilities for training agents. On February 13, 2020, the SAT was amended to incorporate a “best interest” or similar standard with respect to the suitability of annuity sales. The amendments include a requirement for producers to act in the “best interest” of a retail customer when making a recommendation of an annuity. A producer is considered to have acted in the best interest of the customer if they have satisfied certain prescribed obligations regarding care, disclosure, conflict of interest and documentation. State adoption of these revisions, and any future changes in such laws and regulations, could adversely affect the way our US insurance subsidiaries market and sell their annuity products. Several states, including Iowa, have adopted or are in the process of adopting a version of the revised SAT that includes a best interest concept. The NYDFS issued a circular letter emphasizing insurers’ obligations under laws and regulations based on SAT when replacing a deferred annuity contract with an immediate annuity contract. On July 22, 2018, the NYDFS issued amendments to its regulation based on SAT to incorporate a “best interest” standard with respect to the suitability of life insurance and annuity sales. Future changes in such laws and regulations, including those that impose a “best interest” standard could adversely impact the way we market and sell our annuity products.

In April 2016, the DOL issued regulations expanding the definition of “investment advice” and broadening the circumstances under which distributors and manufacturers of insurance and annuity products could be considered “fiduciaries” and subject to certain standards in providing advice. These regulations were vacated effective June 2018. Thereafter, the DOL issued proposed regulatory action to address the vacated definition and issued final regulatory action on December 15, 2020. The DOL’s final guidance confirms the reinstatement of the definition of “investment advice” that applied prior to 2016 but broadens the circumstances under which producers, including insurance producers, could be considered fiduciaries under ERISA in connection with recommendations to “rollover” assets from a qualified retirement plan to an IRA. This guidance reverses an earlier DOL interpretation suggesting that rollover advice did not constitute investment advice giving rise to a fiduciary relationship. In connection with the final regulatory action, the DOL issued a prohibited transaction class exemption that would allow fiduciaries to receive compensation in connection with providing investment advice, including advice about rollovers, that would otherwise be prohibited as a result of their fiduciary relationship to the ERISA Plan. The DOL has indicated they intend to issue further guidance or regulations with regards to these types of annuity sales. We continue to monitor the situation and will be reviewing whatever is issued to determine how it might apply to and impact our business.

In addition to the cases previously discussed, the Company is routinely involved in litigation and other proceedings, reinsurance claims and regulatory proceedings arising in the ordinary course of its business. At present, no contingencies related to pending litigation and regulatory matters are considered material in relation to the financial position of the Company.

Estimates of possible losses or ranges of losses for particular matters cannot, in the ordinary course, be made with a reasonable degree of certainty. It is possible that the Company’s results of operations or cash flow in a particular quarterly or annual period could be materially adversely affected by an ultimate unfavorable resolution of pending litigation and regulatory matters.

16.    Capital and Surplus

The Company is subject to limitations, imposed by the State of Iowa, on the payment of dividends to its stockholder. Generally, dividends during any year may not be paid, without prior regulatory approval, in excess of the greater of (1) ten percent of the Company’s paid-in and unassigned surplus as of the preceding December 31, or (2) the Company’s net gain from operations before net realized capital gains on investments for the preceding year. Based on December 31, 2021 results, the Company may not declare or pay dividends without approval in 2022. The Company did not declare or pay dividends during the years ended 2021 and 2020.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)
In connection with the acquisition of AUSA during 2013, AHL entered into a Net Worth Maintenance Agreement to provide capital support to the Company such that AHL is obligated to maintain the Company’s capital and surplus in an amount sufficient to maintain the Company’s Total Adjusted Capital to be at least 200% of Company Action Level Risk Based Capital (RBC).  The agreement also provides that the Company will not pay any dividends if such dividends would cause the Company Action Level RBC ratio to fall below 200%.

Effective January 30, 2020, AADE entered into a Capital Maintenance Agreement to provide capital support to the Company, in an amount sufficient to satisfy the insurance laws of the State of New Jersey, in order to obtain authority for the Company to issue registered index-linked annuities in New Jersey. The agreement will remain in effect for ten years.

Life insurance companies are subject to certain RBC requirements as specified by the NAIC. Under those requirements, the amount is to be determined based on the various risk factors related to the Company. At December 31, 2021 and 2020, the Company exceeds all control levels of the RBC requirements.

During 2021 and 2020, the Company received and made capital contributions. See Note 13 for additional details regarding capital contributions.

During 2017, $1,502,316 of the Company's surplus was reset under SSAP No. 72, Surplus and Quasi-Reorganizations, as a reclassification of unassigned surplus to paid-in surplus. In accordance with SSAP No. 72, the Company is required to disclose this surplus reset for ten years following its effective date.
17.    Subsequent Events

The Company has evaluated subsequent events through April 1, 2022, the date that these financial statements were available to be issued.

18.    Reconciliation to the Statutory Annual Statement

During the preparation of the financial statements for the year ended December 31, 2020, the Company adjusted the carrying value of certain invested assets due to a change in valuation. The adjustment to the carrying value of the invested assets also resulted in adjustments to the AVR liability, federal income taxes and the amounts ceded under the Company’s modco reinsurance agreement with AARe. These adjustments are reflected in the financial statements as of December 31, 2020. The following is a reconciliation of amounts previously reported to state regulatory authorities in the 2021 and 2020 Annual Statements to those reported in these financial statements. There were no reconciling items in 2019.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31,	December 31,
	2021	2020
Admitted assets as reported in the Company's Annual Statement	$106,295,323	$76,555,522
Overstatement of Other invested assets	—	(37,211)
Understatement of Reinsurance receivable	—	37,211
Overstatement of Federal income tax recoverable	—	(7,444)
Understatement of Net deferred income tax asset	—	7,993
Admitted assets as reported in the accompanying financial statements	$106,295,323	$76,556,071

Liabilities as reported in the Company's Annual Statement	$105,016,471	$75,243,288
Overstatement of Asset valuation reserve	—	(25,256)
Understatement of Federal income tax payable	—	549
Liabilities as reported in the accompanying financial statements	$105,016,471	$75,218,581

Capital and surplus as reported in the Company's Annual Statement	$1,278,852	$1,312,234
Understatement of Unassigned surplus	—	25,256
Capital and surplus as reported in the accompanying financial statements	$1,278,852	$1,337,490

Net loss as reported in the Company's Annual Statement	$(181,549)	$(7,964)
Overstatement (Understatement) of Federal income tax expense	7,993	(7,993)
Net loss as reported in the accompanying financial statements	$(173,556)	$(15,957)

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.        Other Expenses of Issuance and Distribution
    The expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):

Securities and Exchange Commission Registration Fees	$236,644.47
Printing and engraving	150,000.00
Accounting fees and expenses	375,000.00
Legal fees and expenses	200,000.00
Total Expenses (approximate)	$961,644.47
Item 14.        Indemnification
     Section 490.202 of the Iowa Business Corporation Act (the “IBCA” or the “Act”), provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Company or the shareholders, (3) a violation of Section 490.832 of the IBCA or (4) an intentional violation of criminal law.
    Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.
     In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director in connection with the proceeding who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA. Article XI.1 of the Bylaws of the Company provides for indemnification of Company directors, officers, employees, and agents against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition actually and reasonably incurred in connection with a proceeding.
     Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred in connection with the proceeding by a director who is a party to a proceeding because such person is a director if the director delivers a written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above. Article

XI.4 of the Bylaws of the Company provides for advancement of expenses actually incurred in advance of the final disposition of a proceeding within twenty calendar days after the receipt by the Company of a statement from the indemnified party requesting such advance that reasonably evidences the expenses incurred by the indemnified party, provided that the Company's obligation to pay such expenses is contingent upon the indemnified party providing any undertaking required by the IBCA.
    Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer. Article XI of the Bylaws of the Company apply equally to directors and officers of the Company as well as to employees and agents of the Company.
    As permitted by the Iowa state law:
    Article X of the Amended and Restated Articles of Incorporation of Athene Annuity and Life Company provides that:
    “A director of the Company shall not be personally liable to the Company or its shareholder for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the Company or the shareholders; (3) a violation of Section 833 of the Iowa Business Corporation Act; or (4) an intentional violation of criminal law. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the fullest extent permitted by law. Any repeal or modification of this Article by the shareholders of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the Company with respect to any state of facts existing at or prior to the time of such repeal or modification.”
    The Amended and Restated Bylaws of Athene Annuity and Life Company (effective August 12, 2019) provide:
     In Article XI.1 that “To the fullest extent permitted by applicable law as then in effect, the Corporation (a) shall indemnify any person (the "Indemnitee") who is or was involved in any manner (including without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a Proceeding)by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer employee, agent, trustee, plan administrator or plan fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including without limitation, any employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition actually and reasonably incurred by the Indemnitee in connection with such Proceeding, and (b) shall indemnify each Indemnitee against all expenses (including attorneys’ fees actually and reasonably incurred by the Indemnitee in seeking to enforce its rights under this Article XI (by means of legal action or otherwise). Absent a court order to indemnify, the Corporation’s obligation for indemnification stated above is contingent upon satisfaction by the Indemnitee of the applicable indemnification standards required by the Act"; and
     In Article XI.4 “In furtherance and not in limitation of the foregoing provisions, all expenses (including attorneys’ fees) actually incurred by or on behalf of an Indemnitee in advance of the final disposition of a Proceeding shall be advanced to the Indemnitee by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee. The Corporation’s obligation to pay expenses pursuant to this Section shall be contingent upon the Indemnitee providing any undertaking required by the Act."
    Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Item 15.        Recent Sales of Unregistered Securities
    Not applicable.
Item 16.        Exhibits and Financial Statement Schedules
    (a) Exhibits

1.1
Underwriting and Distribution Agreement, dated March 27, 2019, between Athene Annuity and Life Company and Athene Securities, LLC (incorporated by reference to Exhibit 1 to the Form POS AM filed on April 1, 2021 File No. 333-225544)

1.2
Amendment No. 1 to Underwriting and Distribution Agreement, dated December 1, 2021, between Athene Annuity and Life Company and Athene Securities, LLC (incorporated by reference to Exhibit 1.2 to the Form S-1 filed on December 3, 2021 File No. 333-252893)

2	Not applicable
3.1
Amended and Restated Articles of Incorporation of Athene Annuity and Life Company (incorporated by reference to Exhibit 3.1 to Registrant’s initial Registration Statement on Form S-1 filed on June 8, 2018 File No. 333-225544)

3.2	Amended and Restated By-laws of Athene Annuity and Life Company (effective August 12, 2019)
4.1	Form of Contract of Single Purchase Payment Index-Linked Deferred Annuity Contract (incorporated by reference to Exhibit 4.1 to the Form S-1 filed on June 2, 2021)
4.2	Form of Application of Single Purchase Payment Index-Linked Deferred Annuity Contract (incorporated by reference to Exhibit 4.2 to the Form S-1 filed on June 2, 2021)
5	Opinion of Legal Counsel
8	Not applicable
9	Not applicable
10.1.1
Shared Services and Cost Sharing Agreement, dated as of January 1, 2020, among Athene Employee Services, LLC, Athene USA Corporation, Athene Annuity & Life Assurance Company, Athene Annuity and Life Company, Athene London Assignment Corporation, Athene Assignment Corporation, Athene Re USA IV, Inc., Athene Securities, LLC, Athene Risk Aggregator, LLC, Athene Noctua, LLC and Athene Annuity Re Ltd. (incorporated by reference to Exhibit 10.1.2 to the form POS AM filed on April 3, 2020 File No. 333-225544)

10.1.2
Shared Services and Cost Sharing Agreement, dated as of January 1, 2020, among Athene Employee Services, LLC, Athene Annuity and Life Company, P.L. Assigned Services, Inc., Athene Annuity & Life Assurance Company of New York and Athene Life Insurance Company of New York (incorporated by reference to Exhibit 10.1.2 to the Form S-1 filed on December 3, 2021 File No. 333-252893)

10.2
Coinsurance and Assumption Agreement, dated as of October 1, 2013, between Aviva Life and Annuity Company (now known as Athene Annuity and Life Company) and Presidential Life Insurance Company – USA (now known as Accordia Life and Annuity Insurance Company) (incorporated by reference to Exhibit 10.2 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.3
Amended and Restated Coinsurance Agreement, dated as of December 28, 2015, between Athene Annuity and Life Company and Accordia Life and Annuity Company (formerly known as Presidential Life Insurance Company—USA) (regarding the ILICO closed block) (incorporated by reference to Exhibit 10.3 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.4.1
Second Amended and Restated Master Sub-Advisory Agreement, effective as of October 1, 2019, among Athene Asset Management L.P., Apollo Capital Management, L.P., Apollo Global Real Estate Management, L.P., ARM Manager LLC, Apollo Longevity, LLC and Apollo Emerging Markets, LLC. (incorporated by reference to Exhibit 10.4.1 to the POS AM filed on April 3, 2020 File No. 333-225544)

10.5
Unsecured Revolving Promissory Note, dated as of May 1, 2021, among Athene USA Corporation, Athene Annuity & Life Assurance Company, Athene Annuity and Life Company and Athene Employee Services, LLC (incorporated by reference to Exhibit 10.5 to the Form S-1 filed on December 3, 2021 File No. 333-252893)

10.6.1
Investment Management Agreement, dated as of October 2, 2013, by and between Aviva Life and Annuity Company (now known as Athene Annuity and Life Company) and Athene Asset Management LLC (incorporated by reference to Exhibit 10.7.1 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.6.2
Amendment One to Investment Management Agreement, effective November 1, 2015, between Athene Annuity and Life Company and Athene Asset Management, L.P. (incorporated by reference to Exhibit 10.7.2 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.7
Net Worth Maintenance Agreement, effective as of October 1, 2013, by Athene Holding, Ltd. for the benefit of Aviva Life and Annuity Company (now known as Athene Annuity and Life Company) (incorporated by reference to Exhibit 10.8 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.8
Capital Maintenance Agreement, effective as of January 30, 2020, by Athene Annuity & Life Assurance Company for the benefit of Athene Annuity and Life Company (incorporated by reference to Exhibit 10.8 to the POS AM filed on April 3, 2020 File No. 333-225544)

15	Not applicable
16	Not applicable
21	Subsidiaries of Registrant (incorporated by reference to Exhibit 21 to the Form POS AM filed on April 1, 2021 File No. 333-225544)
22	Not applicable
23.1	Consent of Eversheds Sutherland (US) LLP
23.2	Consent of PricewaterhouseCoopers LLP regarding Athene Annuity and Life Company financial statements
23.3	Consent of Legal Counsel (included in Opinion of Legal Counsel filed as Exhibit 5 hereto)
24	Powers of Attorney (incorporated by reference to Exhibit 24 to the Form S-1 filed on February 9, 2021)
25	Not applicable
96	Not applicable
99	Not applicable
101	Not applicable
107	Registration Fee Table
(b) Financial Statement Schedules are included in Part I of this Registration Statement.

Item 17.        Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(a)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(c)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(a) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(d)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on the 20th day of April, 2022.

Athene Annuity and Life Company
(Registrant)

By: /s/ Grant Kvalheim
Grant Kvalheim
Chief Executive Officer and President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grant Kvalheim	Chief Executive Officer, President and Director	April 20, 2022
Grant Kvalheim

/s/ Tyler Goode	Vice President, Controller and Treasurer	April 20, 2022
Tyler Goode	(Principal Financial Officer)

/s/ *	Director	April 20, 2022
Martin P. Klein*

/s/ Christopher R. Welp	Executive Vice President, Insurance Operations and Director	April 20, 2022
Christopher R. Welp

/s/ *	Director	April 20, 2022
Mitra Hormozi*

/s/ *	Director	April 20, 2022
Francis P. Sabatini*

/s/ *	Director	April 20, 2022
Hope S. Taitz*

/s/ *	Director	April 20, 2022
Lawrence J. Ruisi*

/s/ Blaine Doerrfeld	*Attorney-in-Fact pursuant to Power of Attorney	April 20, 2022
Blaine Doerrfeld